The information in this free writing prospectus is not complete and may be amended prior to the time of sale. This free writing prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

THIS FREE WRITING PROSPECTUS, DATED DECEMBER 19, 2005, MAY BE AMENDED OR COMPLETED PRIOR TO TIME OF SALE

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-126661) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 212-834-3813 (collect call) or by emailing Avinash Bappanad at bappanad_avinash@jpmorgan.com.

$3,871,750,000 (Approximate)

J.P. Morgan Chase Commercial Mortgage Securities Corp.

Depositor

Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5

JPMorgan Chase Bank, N.A.
Eurohypo AG, New York Branch
Nomura Credit & Capital, Inc.
PNC Bank, National Association
IXIS Real Estate Capital Inc.
AIG Mortgage Capital, LLC
Mortgage Loan Sellers

J.P. Morgan Chase Commercial Mortgage Securities Corp. is offering certain classes of the Series 2005-LDP5 Commercial Mortgage Pass-Through Certificates, which represent the beneficial ownership interests in a trust. The trust’s assets will primarily be 195 fixed rate mortgage loans secured by first liens on 313 commercial, multifamily and manufactured housing community properties and are generally the sole source of payments on the offered certificates. The Series 2005-LDP5 certificates are not obligations of J.P. Morgan Chase Commercial Mortgage Securities Corp., the mortgage loan sellers or any of their respective affiliates, and neither the Series 2005-LDP5 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity.

	Initial Class Certificate Balance or Notional Amount(1)		Initial Approx. Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(2)	Expected Ratings (S&P/Moody’s/Fitch)(3)	Rated Final Distribution Date(2)
Class A-1	$250,560,000		%	Fixed	June 15, 2010	AAA/Aaa/AAA	December 15, 2044
Class A-2FL	$200,000,000	(4)	LIBOR + %	Floating(5)	August 15, 2010	AAA/Aaa/AAA (6)	December 15, 2044
Class A-2B	$297,502,000		%	(7)	May 15, 2011	AAA/Aaa/AAA	December 15, 2044
Class A-3	$171,451,000		%	(7)	January 15, 2014	AAA/Aaa/AAA	December 15, 2044
Class A-4	$1,395,870,000		%	(7)	November 15, 2015	AAA/Aaa/AAA	December 15, 2044
Class A-SB	$169,455,000		%	(7)	December 15, 2014	AAA/Aaa/AAA	December 15, 2044
Class A-1A	$453,075,000		%	(7)	December 15, 2015	AAA/Aaa/AAA	December 15, 2044
Class X-2	$4,112,657,000	(8)	%	Variable(9)	December 15, 2012	AAA/Aaa/AAA	December 15, 2044
Class A-M	$419,702,000		%	(7)	December 15, 2015	AAA/Aaa/AAA	December 15, 2044
Class A-J	$299,038,000		%	(7)	December 15, 2015	AAA/Aaa/AAA	December 15, 2044
Class B	$26,231,000		%	(7)	December 15, 2015	AA+/Aa1/AA+	December 15, 2044
Class C	$73,448,000		%	(7)	January 15, 2016	AA/Aa2/AA	December 15, 2044
Class D	$41,970,000		%	(7)	January 15, 2016	AA–/Aa3/AA–	December 15, 2044
Class E	$20,985,000		%	(7)	January 15, 2016	A+/A1/A+	December 15, 2044
Class F	$52,463,000		%	(7)	January 15, 2016	A/A2/A	December 15, 2044

(Footnotes to table on page S-8)

You should carefully consider the risk factors beginning on page S-38 of this free writing prospectus and page 9 of the Prospectus.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The certificates will represent interests in the trust fund only. They will not represent interests in or obligations of the depositor, any of its affiliates or any other entity.

The Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this free writing prospectus or the accompanying Prospectus. Any representation to the contrary is a criminal offense. J.P. Morgan Chase Commercial Mortgage Securities Corp. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.
The underwriters, J.P. Morgan Securities Inc., Nomura Securities International, Inc., Deutsche Bank Securities Inc., IXIS Securities North America Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, PNC Capital Markets LLC and Wachovia Capital Markets, LLC will purchase the offered certificates from J.P. Morgan Chase Commercial Mortgage Securities Corp. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. J.P. Morgan Securities Inc. and Nomura Securities International, Inc. are acting as co-lead managers for this offering and Deutsche Bank Securities Inc., IXIS Securities North America Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, PNC Capital Markets LLC and Wachovia Capital Markets, LLC are acting as co-managers for this offering. J.P. Morgan Securities Inc. and Nomura Securities International, Inc. are acting as joint bookrunners for this offering in the following manner: Nomura Securities International, Inc. is acting as sole bookrunner with respect to % of the Class A-4 certificates. J.P. Morgan Securities Inc. is acting as sole bookrunner with respect to the remainder of the Class A-4 certificates and all other classes of offered certificates.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about December 28, 2005. We expect to receive from this offering approximately   % of the initial aggregate principal balance of the offered certificates, plus (except with respect to the Class A-2FL certificates) accrued interest from December 1, 2005, before deducting expenses payable by us.

JPMorgan	NOMURA

IXIS Securities North America Inc.	PNC Capital Markets LLC

Deutsche Bank Securities	Merrill Lynch & Co.	Wachovia Securities

J.P. Morgan Chase Commercial Mortgage Securities Corp.

Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5

Washington 9 properties $251,847,048 6.0% of total
Wyoming 1 property $7,560,000 0.2% of total
South Dakota 1 property $2,790,562 0.1% of total
Missouri 9 properties $90,726,981 2.2% of total
Iowa 3 properties $197,843,146 4.7% of total
Illinois 11 properties $247,684,504 5.9% of total
Wisconsin 3 properties $12,400,000 0.3% of total
Michigan 9 properties $113,138,416 2.7% of total
New York 29 properties $483,407,753 11.5% of total
Vermont 1 property $11,088,203 0.3% of total
Maine 2 properties $14,342,105 0.3% of total
Oregon 1 property $16,000,000 0.4% of total
Indiana 8 properties $65,575,218 1.6% of total
Pennsylvania 12 properties $64,508,571 1.5% of total
Massachusetts 4 properties $205,388,568 4.9% of total
Rhode Island 1 property $20,750,000 0.5% of total
Ohio 13 properties $111,668,188 2.7% of total
New Jersey 11 properties $127,053,000 3.0% of total
Nevada 4 properties $22,550,000 0.5% of total
Delaware 1 property $4,500,000 0.1% of total
District of Columbia 2 properties $28,200,000 0.7% of total
California 18 properties $152,542,345 3.6% of total
Maryland 13 properties $188,720,166 4.5% of total
Virginia 7 properties $60,657,668 1.4% of total
West Virginia 1 property $1,620,000 0.0% of total
Arizona 4 properties $25,163,998 0.6% of total
North Carolina 16 properties $131,951,544 3.1% of total
Colorado 7 properties $132,104,369 3.1% of total
Georgia 6 properties $78,487,702 1.9% of total
Kansas 5 properties $29,889,682 0.7% of total
Texas 39 properties $731,887,172 17.4% of total
Alabama 4 properties $19,802,312 0.5% of total
Kentucky 3 properties $18,208,045 0.4% of total
Florida 41 properties $405,776,490 9.7% of total
Oklahoma 2 properties $31,084,878 0.7% of total
Arkansas 1 property $14,400,000 0.3% of total
Tennessee 11 properties $75,108,145 1.8% of total
< 1.0% Cut-off Date Balance
1.0% - 9.99% Cut-off Date Balance
≥10.0% Cut-off Date Balance

Brookdale Office Portfolio

Various, Various

Grand Plaza

Chicago, IL

Houston Galleria

Houston, TX

Jordan Creek

Jordan Creek West Des Moines, IA

Selig Office Portfolio Seattle, WA

DRA-CRT Portfolio II Various, Various

NEC America Corporate Center Irving, TX

2 Grand Central Tower NY, NY

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The offered certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of offered certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of offered certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver any portion of the offered certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

You have requested that the underwriters provide to you information in connection with your consideration of the purchase of certain offered certificates described in this free writing prospectus. This free writing prospectus is being provided to you for informative purposes only in response to your specific request. The underwriters described in this free writing prospectus may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this free writing prospectus. The underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this free writing prospectus.

The information contained herein supersedes any previous information delivered to you and may be superseded by information delivered to you prior to the time of sale.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
FREE WRITING PROSPECTUS

Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus (the ‘‘Prospectus’’) on file with the SEC (SEC File No. 333-126661) and attached as Annex I hereto, which provides general information, some of which may not apply to the offered certificates; and (b) this free writing prospectus, which describes the specific terms of the offered certificates.

This free writing prospectus and the accompanying Prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this free writing prospectus and the Prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this free writing prospectus and the Prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this free writing prospectus are defined on the pages indicated under the caption ‘‘Index of Principal Definitions’’ commencing on page S-234 of this free writing prospectus. The capitalized terms used in the Prospectus are defined on the pages indicated under the caption ‘‘Index of Defined Terms’’ commencing on page 123 of the Prospectus.

In this free writing prospectus, the terms ‘‘Depositor,’’ ‘‘we,’’ ‘‘us’’ and ‘‘our’’ refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a ‘‘Relevant Member State’’), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the ‘‘Relevant Implementation Date’’) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)   to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b)   to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)   in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an ‘‘offer of certificates to the public’’ in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression ‘‘Prospectus Directive’’ means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

UNITED KINGDOM

Each underwriter has represented and agreed that:

(a)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b)   it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

NOTICE TO UNITED KINGDOM INVESTORS

The distribution of this free writing prospectus (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at, persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Articles 49(2)(a) through (d) (‘‘high net worth companies, unincorporated associations, etc.’’) or 19 (Investment Professionals) of the Financial Services and Market Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as the ‘‘Relevant Persons’’). This free writing prospectus must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this free writing prospectus relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the offered certificates and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

ANNEX A-1	[RESERVED]

ANNEX A-2	[RESERVED]

ANNEX A-3	[RESERVED]

ANNEX B	[RESERVED]

ANNEX C	[RESERVED]

ANNEX D	[RESERVED]

ANNEX E	CLASS X-2 COMPONENT NOTIONAL AMOUNTS

ANNEX F	CLASS X-2 REFERENCE RATES

ANNEX G	[RESERVED]

ANNEX H	[RESERVED]

ANNEX I	[RESERVED]

SUMMARY OF CERTIFICATES

Class	Initial Class Certificate Balance or Notional Amount(1)		Approximate Credit Support(10)	Pass-Through Rate Description	Assumed Final Distribution Date(2)	Initial Approx. Pass- Through Rate	Weighted Average Life (yrs.)(11)	Expected Ratings (S&P/ Moody’s/Fitch)(3)	Principal Window(11)
Offered Certificates
A-1	$250,560,000		30.000%	Fixed	June 15, 2010%		2.98	AAA/Aaa/AAA	01/06 – 06/10
A-2FL	$200,000,000	(4)	30.000%	Floating(5)	August 15, 2010	LIBOR + %	4.55	AAA/Aaa/AAA(6)	07/10 – 08/10
A-2B	$297,502,000		30.000%	(7)	May 15, 2011%		4.90	AAA/Aaa/AAA	08/10 – 05/11
A-3	$171,451,000		30.000%	(7)	January 15, 2014%		7.08	AAA/Aaa/AAA	01/12 – 01/14
A-4	$1,395,870,000		30.000%	(7)	November 15, 2015%		9.67	AAA/Aaa/AAA	12/14 – 11/15
A-SB	$169,455,000		30.000%	(7)	December 15, 2014%		6.90	AAA/Aaa/AAA	06/10 – 12/14
A-1A	$453,075,000		30.000%	(7)	December 15, 2015%		8.20	AAA/Aaa/AAA	01/06 – 12/15
X-2	$4,112,657,000	(8)	N/A	Variable(9)	December 15, 2012%		N/A	AAA/Aaa/AAA	N/A
A-M	$419,702,000		20.000%	(7)	December 15, 2015%		9.96	AAA/Aaa/AAA	12/15 – 12/15
A-J	$299,038,000		12.875%	(7)	December 15, 2015%		9.96	AAA/Aaa/AAA	12/15 – 12/15
B	$26,231,000		12.250%	(7)	December 15, 2015%		9.96	AA+/Aa1/AA+	12/15 – 12/15
C	$73,448,000		10.500%	(7)	January 15, 2016%		10.03	AA/Aa2/AA	12/15 – 01/16
D	$41,970,000		9.500%	(7)	January 15, 2016%		10.05	AA-/Aa3/AA-	01/16 – 01/16
E	$20,985,000		9.000%	(7)	January 15, 2016%		10.05	A+/A1/A+	01/16 – 01/16
F	$52,463,000		7.750%	(7)	January 15, 2016%		10.05	A/A2/A	01/16 – 01/16
Non-Offered Certificates
X-1	$4,197,019,779	(12)	N/A	Variable(13)	N/A	%	N/A	AAA/Aaa/AAA	N/A
G	$36,724,000		6.875%	(7)	N/A	%	N/A	A-/A3/A-	N/A
H	$52,463,000		5.625%	(7)	N/A	%	N/A	BBB+/Baa1/BBB+	N/A
J	$41,970,000		4.625%	(7)	N/A	%	N/A	BBB/Baa2/BBB	N/A
K	$62,955,000		3.125%	(7)	N/A	%	N/A	BBB-/Baa3/BBB-	N/A
L	$26,232,000		2.500%	(7)	N/A	%	N/A	BB+/NR/BB+	N/A
M	$15,739,000		2.125%	(7)	N/A	%	N/A	BB/NR/BB	N/A
N	$15,738,000		1.750%	(7)	N/A	%	N/A	BB-/NR/BB-	N/A
O	$5,247,000		1.625%	(7)	N/A	%	N/A	B+/NR/B+	N/A
P	$5,246,000		1.500%	(7)	N/A	%	N/A	B/NR/B	N/A
Q	$10,493,000		1.250%	(7)	N/A	%	N/A	B-/NR/B-	N/A
NR	$52,462,779		N/A	(7)	N/A	%	N/A	NR/NR/NR	N/A
HG-1(14)	$27,000,000		N/A	N/A	N/A	N/A	N/A	N/A	N/A
HG-2(14)	$24,000,000		N/A	N/A	N/A	N/A	N/A	N/A	N/A
HG-3(14)	$40,800,000		N/A	N/A	N/A	N/A	N/A	N/A	N/A
HG-4(14)	$32,400,000		N/A	N/A	N/A	N/A	N/A	N/A	N/A
HG-5(14)	$5,800,000		N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)	Approximate, subject to a permitted variance of plus or minus 10%.

(2)	The assumed final distribution dates set forth in this free writing prospectus have been determined on the basis of the assumptions described in ‘‘Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date’’ in this free writing prospectus. The rated final distribution date for each class of certificates is December 15, 2044. See ‘‘Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date’’ in this free writing prospectus.

(3)	Ratings shown are those of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc. and Fitch, Inc.

(4)	The certificate balance of the Class A-2FL certificates will be equal to the certificate balance of the Class A-2FL regular interest. See ‘‘Description of the Swap Contract’’ in this free writing prospectus.

(5)	The pass-through rate applicable to the Class A-2FL certificates on each distribution date will be a per annum rate equal to LIBOR plus %. In addition, under certain circumstances described in this free writing prospectus, the pass-through rate applicable to the Class A-2FL certificates may convert to a fixed rate equal to % per annum. The initial LIBOR rate will be determined 2 LIBOR business days before the closing date, and subsequent LIBOR rates will be determined 2 LIBOR business days before the start of the related interest accrual period. See ‘‘Description of the Swap Contract—The Swap Contract’’ and ‘‘Description of the Certificates—Distributions’’ in this free writing prospectus.

(6)	The ratings assigned to the Class A-2FL certificates only reflect the receipt of a fixed rate of interest at a rate equal to % per annum. See ‘‘Ratings’’ in this free writing prospectus.

(7)	The pass-through rates applicable to the Class A-1A, Class A-2B, Class A-3, Class A-4, Class A-SB, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class NR certificates and the Class A-2FL regular interest on each distribution date will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net interest rates on the mortgage loans (not including the Houston Galleria trust subordinate companion loan) (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

(8)	The Class X-2 notional amount will be equal to the aggregate of the class balances (or portions thereof) of certain of the other classes of certificates.

(9)	The pass-through rate on the Class X-2 certificates will be based on the weighted average of the interest strip rates of the components of the Class X-2 certificates. See "Description of the Certificates—Distributions" in this free writing prospectus.

(10)	The credit support percentages set forth for the Class A-1, Class A-2FL, Class A-2B, Class A-3, Class A-4, Class A-SB and Class A-1A certificates are represented in the aggregate. The credit support percentages do not include the certificate balances for the Class HG-1, Class HG-2, Class HG-3, Class HG-4 and Class HG-5 certificates.

(11)	The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates are based on the assumptions set forth under ‘‘Yield and Maturity Considerations—Weighted Average Life’’ in this free writing prospectus and on the assumptions that there are no prepayments (other than on each anticipated repayment date, if any) or losses on the mortgage loans and that there are no extensions of maturity dates of the mortgage loans.

(12)	The Class X-1 notional amount will be equal to the aggregate of the class balances (or portions thereof) of certain of the other classes of certificates.

(13)	The pass-through rate on the Class X-1 certificates will be based on the weighted average interest strip rates of the components of the Class X-1 certificates. See ‘‘Description of the Certificates—Distributions’’ in this free writing prospectus.

(14)	The Class HG-1, Class HG-2, Class HG-3, Class HG-4 and Class HG-5 certificates only represent interests in the Houston Galleria trust subordinate companion loan. Payments on these certificates will be subordinated to payments to the other classes of certificates represented in this table only to the extent that payments on the Houston Galleria trust subordinate companion loan are generally subordinate to payments on the Houston Galleria loan and to the extent that losses and certain expenses are incurred with respect to the Houston Galleria loan.

The Class S, Class R and Class LR certificates are not offered by this free writing prospectus or represented in this table.

 SUMMARY OF TERMS

This summary highlights selected information from this free writing prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying Prospectus attached as Annex I hereto carefully.

Relevant Parties and Dates

Depositor	J.P. Morgan Chase Commercial Mortgage Securities Corp., a wholly-owned subsidiary of JPMorgan Chase Bank, N.A., a banking association organized under the laws of the United States, which is a wholly-owned subsidiary of JPMorgan Chase & Co., a Delaware corporation. The depositor’s address is 270 Park Avenue, New York, New York 10017, and its telephone number is (212) 834-9271. See ‘‘The Depositor’’ in the Prospectus.

Mortgage Loan Sellers	JPMorgan Chase Bank, N.A., a national banking association organized under the laws of the United States, Eurohypo AG, New York Branch, the New York branch of a German banking corporation, Nomura Credit & Capital, Inc., a Delaware corporation, PNC Bank, National Association, a national banking association, IXIS Real Estate Capital Inc., a New York corporation, and AIG Mortgage Capital, LLC, a Delaware limited liability company. JPMorgan Chase Bank, N.A. is the initial swap counterparty and is an affiliate of each of the depositor and J.P. Morgan Securities Inc., one of the underwriters. Nomura Credit & Capital, Inc. is an affiliate of Nomura Securities International, Inc., one of the underwriters. PNC Bank, National Association is an affiliate of each of Midland Loan Services, Inc., the special servicer and one of the master servicers, and PNC Capital Markets LLC, one of the underwriters. IXIS Real Estate Capital Inc. is an affiliate of IXIS Securities North America Inc., one of the underwriters. See ‘‘Description of the Mortgage Pool—The Mortgage Loan Sellers’’ and "Risk Factors—Potential Conflicts of Interest" in this free writing prospectus.

Sellers of the Mortgage Loans

Seller	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
JPMorgan Chase Bank, N.A.	44	$1,304,801,164	31.1%	33.3%	12.9%
Eurohypo AG, New York Branch	26	1,182,035,933	28.2	30.5	9.0
Nomura Credit & Capital, Inc.	61	931,206,086	22.2	19.6	43.5
PNC Bank, National Association	36	402,255,121	9.6	7.1	30.4
IXIS Real Estate Capital Inc.	23	321,919,449	7.7	8.1	4.5
AIG Mortgage Capital, LLC	5	54,209,028	1.3	1.4	0.0
Total	195	$4,196,426,780	100.0%	100.0%	100.0%

Underwriters	J.P. Morgan Securities Inc., Nomura Securities International, Inc., IXIS Securities North America Inc., PNC Capital Markets LLC, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Capital Markets, LLC. J.P. Morgan Securities Inc. is an affiliate of the depositor and an affiliate of JPMorgan Chase Bank, N.A., one of the mortgage loan sellers and the swap counterparty. Nomura Securities International, Inc. is an affiliate of Nomura Credit & Capital, Inc., one of the mortgage loan sellers. IXIS Securities North America Inc. is an affiliate of IXIS Real Estate Capital Inc., one of the mortgage loan sellers. PNC Capital Markets LLC is an affiliate of PNC Bank, National Association, one of the mortgage loan sellers and an affiliate of Midland Loan Services, Inc., the special servicer and one of the master servicers. See "Risk Factors—Potential Conflicts of Interest" in this free writing prospectus.

Master Servicers	Midland Loan Services, Inc., a Delaware corporation, will act as master servicer with respect to 85 of the mortgage loans, representing approximately 42.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (67 mortgage loans in loan group 1, representing approximately 41.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date, and 18 mortgage loans in loan group 2, representing approximately 43.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date). Its servicing offices are located at 10851 Mastin, Suite 700, Overland Park, Kansas 66210 and its telephone number is (913) 253-9000. Midland Loan Services, Inc. is the special servicer and is an affiliate of PNC Bank, National Association, one of the mortgage loan sellers, and of PNC Capital Markets LLC, one of the underwriters.

GMAC Commercial Mortgage Corporation, a California corporation, will act as master servicer with respect to 110 of the mortgage loans, representing approximately 58.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (80 mortgage loans in loan group 1, representing approximately 58.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date, and 30 mortgage loans in loan group 2, representing approximately 56.7% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date). Its principal servicing offices are located at 200 Witmer Road, Horsham, Pennsylvania 19044.

The master servicers will be primarily responsible for collecting payments and gathering information with respect to the mortgage loans included in the trust fund and the companion loans that are not part of the trust fund. See ‘‘Servicing of the Mortgage Loans—The Master Servicers’’ in this free writing prospectus.

Special Servicer	Midland Loan Services, Inc., a Delaware corporation, will also act as special servicer with respect to the mortgage loans and will be primarily responsible for making decisions and performing certain servicing functions with respect to the mortgage loans that, in general, are in default or as to which default is imminent. The servicing offices of Midland Loan Services, Inc. are located at 10851 Mastin, Suite 700, Overland Park, Kansas 66210 and its telephone number is (913) 253-9000. Midland Loan Services, Inc. is one of the master servicers and is an affiliate of PNC Bank, National Association, one of the mortgage loan sellers, and of PNC Capital Markets LLC, one of the underwriters. The special servicer may be removed without cause under certain circumstances described in this free writing prospectus. See ‘‘Servicing of the Mortgage Loans—The Special Servicer’’ in this free writing prospectus.

Trustee	LaSalle Bank National Association, a national banking association with its principal offices located in Chicago, Illinois. A corporate trust office of the trustee is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Global Securities and Trust Services Group, JP Morgan 2005-LDP5 and its telephone number is (312) 904-1487. See ‘‘Description of the Certificates—The Trustee, Certificate Registrar and Authenticating Agent’’ in this free writing prospectus. Following the transfer of the mortgage loans into the trust, the trustee, on behalf of the trust, will become the mortgagee of record under each mortgage loan.

Cut-off Date	With respect to each mortgage loan, the related due date in December 2005 for that mortgage loan or, with respect to those mortgage loans that were originated in either November 2005 or December 2005 and have their first due date in January 2006 or February 2006, respectively, the later of December 1, 2005 and the date of origination of that mortgage loan.

Closing Date	On or about December 28, 2005.

Distribution Date	The 15th day of each month or, if the 15th day is not a business day, on the next succeeding business day, beginning in January 2006.

Interest Accrual Period	Interest will accrue on the offered certificates (other than with respect to the Class A-2FL certificates) and the Class A-2FL regular interest during the calendar month prior to the related distribution date. With respect to the Class A-2FL certificates, the interest accrual period will be the period from and including the distribution date in the month preceding the month in which the related distribution date occurs (or, in the case of the first distribution date, the closing date) to, but excluding the related distribution date. Except with respect to the Class A-2FL certificates, interest will be calculated on the offered certificates assuming that each month has 30 days and each year has 360 days. With respect to the Class A-2FL certificates, interest will be calculated based upon the actual number of days in the related interest accrual period and a year consisting of 360 days; provided that if the pass-through rate for the Class A-2FL certificates converts to a fixed rate, interest will be calculated assuming that each month has 30 days and each year has 360 days.

Due Period	For any mortgage loan and any distribution date, the period commencing on the day immediately following the due date for the mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for the mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a due period (or applicable grace period) is not a business day, any periodic payments received with respect to the mortgage loans relating to that due period on the business day immediately following that last day will be deemed to have been received during that due period and not during any other due period.

Determination Date	For any distribution date, the fourth business day prior to the distribution date.

Swap Contract	The trust will have the benefit of an interest rate swap contract relating to the Class A-2FL certificates issued by JPMorgan Chase Bank, N.A., which has a long-term certificates of deposit rating of ‘‘A–’’ by Fitch, Inc., ‘‘AA–‘‘ by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and ‘‘Aa2’’ by Moody’s Investors

Service, Inc., in an initial notional amount equal to the aggregate initial certificate balance of the Class A-2FL regular interest (and correspondingly, the Class A-2FL certificates). The notional amount of the swap contract will decrease to the extent of any decrease in the certificate balance of the Class A-2FL regular interest (and correspondingly, the Class A-2FL certificates). The swap contract will have a maturity date of December 15, 2044 (the same date as the rated final distribution date of the Class A-2FL certificates). Under the swap contract, the trust will generally be obligated to pay to the swap counterparty one business day prior to each distribution date an amount equal to the sum of (i) any yield maintenance charges distributable to the Class A-2FL regular interest and (ii) the product of (A) the notional amount of the swap contract and (B) the pass-through rate on the Class A-2FL regular interest, and the swap counterparty will generally be obligated to pay to the trust one business day prior to each distribution date an amount equal to the product of (i) the notional amount of the swap contract and (ii) LIBOR plus % per annum. If there is an interest shortfall with respect to the Class A-2FL regular interest, there will be a corresponding dollar-for-dollar reduction in the interest payment made by the swap counterparty to the trust and, ultimately, a corresponding decrease in the effective pass-through rate on the Class A-2FL certificates for such distribution date. See ‘‘Risk Factors—Risks Relating to the Swap Contract’’ and ‘‘Description of the Swap Contract’’ in this free writing prospectus.

Offered Securities

General	We are offering the following 15 classes of commercial mortgage pass-through certificates as part of Series 2005-LDP5:

•	Class A-1

•	Class A-2FL

•	Class A-2B

•	Class A-3

•	Class A-4

•	Class A-SB

•	Class A-1A

•	Class X-2

•	Class A-M

•	Class A-J

•	Class B

•	Class C

•	Class D

•	Class E

•	Class F

Series 2005-LDP5 will consist of the above classes and the following classes that are not being offered through this free writing prospectus and the accompanying Prospectus:

Class X-1, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class NR, Class HG-1, Class HG-2, Class HG-3, Class HG-4, Class HG-5, Class S, Class R and Class LR.

The Series 2005-LDP5 certificates will collectively represent beneficial ownership interests in a trust created by J.P. Morgan Chase Commercial Mortgage Securities Corp. The trust’s assets will primarily be 195 fixed rate mortgage loans secured by first liens on 313 commercial, multifamily and manufactured housing community properties. In addition, a subordinate companion loan will be an asset of the trust, but collections and amounts advanced in respect of this subordinate companion loan will only support the Class HG-1, Class HG-2, Class HG-3, Class HG-4 and Class HG-5 certificates, which are referred to in this free writing prospectus as the Class HG certificates.

Certificate Balances	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 10%:

Class A-1	$250,560,000
Class A-2FL	$200,000,000
Class A-2B	$297,502,000
Class A-3	$171,451,000
Class A-4	$1,395,870,000
Class A-SB	$169,455,000
Class A-1A	$453,075,000
Class X-2	$4,112,657,000
Class A-M	$419,702,000
Class A-J	$298,038,000
Class B	$26,231,000
Class C	$73,448,000
Class D	$41,970,000
Class E	$20,985,000
Class F	$52,463,000

The Class A-2FL certificates will, at all times, have a certificate balance equal to the certificate balance of the Class A-2FL regular interest.

Pass-Through Rates

A.	Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate, which is set forth below for each class:

Class A-1%
Class A-2FL	LIBOR + %	(1)
Class A-2B	%(2)
Class A-3	%(2)
Class A-4	%(2)
Class A-SB	%(2)
Class A-1A	%(2)
Class X-2	%(3)
Class A-M	%(2)
Class A-J	%	(2)
Class B	%	(2)
Class C	%	(2)
Class D	%	(2)
Class E	%	(2)
Class F	%	(2)

(1)	The pass-through rate applicable to the Class A-2FL certificates on each distribution date will be a per annum rate equal to LIBOR plus % per annum. In addition, under certain circumstances described in this free writing prospectus, the pass-through rate applicable to the Class A-2FL certificates may convert to a fixed rate equal to % per annum. The initial LIBOR rate will be determined 2 LIBOR business days before the closing date, and subsequent LIBOR rates will be determined 2 LIBOR business days before the start of the related interest accrual period. See ‘‘Description of the Swap Contract—The Swap Contract’’ in this free writing prospectus.

(2)	The pass-through rates applicable to the Class A-1A, Class A-2B, Class A-3, Class A-4, Class A-SB, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F certificates and the Class A-2FL Regular Interest on each distribution date will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net interest rates on the mortgage loans (not including the Houston Galleria trust subordinate companion loan) (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

(3)	The interest accrual amount on the Class X-2 certificates will be calculated by reference to a notional amount equal to the aggregate of the class balances of all or some of the other classes of certificates or portions thereof. The pass-through rate on the Class X-2 certificates will be based on the weighted average of the interest strip rates of the components of the Class X-2 certificates, which will be based on the net mortgage rates applicable to the mortgage loans (not including the Houston Galleria trust subordinate companion loan) as of the preceding distribution date minus the pass-through rates of such components. See "Description of the Certificates—Distributions" in this free writing prospectus.

B.	Interest Rate Calculation Convention	Interest on the certificates (other than the Class A-2FL certificates) and the Class A-2FL regular interest will be calculated based on a 360-day year consisting of twelve 30-day months, or a ‘‘30/360 basis’’. Interest on the Class A-2FL certificates will be calculated based on the actual number of days in each interest accrual period and a 360-day year, or an ‘‘actual/360 basis’’, provided that if the pass-through rate for the Class A-2FL certificates converts to a fixed rate, interest will be calculated on a 30/360 basis.

For purposes of calculating the pass-through rates on the Class A-1A, Class A-4, Class A-SB, Class A-M, Class A-J, Class X-2, Class B, Class C, Class D, Class E and Class F certificates and the Class A-2FL regular interest and each other class of certificates with a pass-through rate that is based on, limited by or equal to, the weighted average of the net mortgage rates on the mortgage loans (not including the Houston Galleria trust subordinate companion loan), the mortgage loan interest rates will not reflect any default interest rate, any rate increase occurring after an anticipated repayment date, any mortgage loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the certificates and the Class A-2FL regular interest (and correspondingly, the Class A-2FL certificates), the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an ‘‘actual/360 basis,’’ will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in ‘‘Description of the Certificates—Distributions—Pass-Through Rates’’, and ‘‘—Interest Distribution Amount’’ in this free writing prospectus.

Distributions

A.	Amount and Order of Distributions	On each distribution date, funds available for distribution from the mortgage loans (other than the Houston Galleria trust subordinate companion loan), net of specified trust fees, reimbursements and expenses, will be distributed in the following amounts and order of priority:

First/Class A-1, Class A-2B, Class A-3, Class A-4, Class A-SB, Class A-1A, Class X-1 and Class X-2 certificates and the Class A-2FL regular interest: To pay interest concurrently, (a) on the Class A-1, Class A-2B, Class A-3, Class A-4 and Class A-SB certificates and the Class A-2FL regular interest, pro rata, from the portion of the funds available for distribution attributable to the mortgage loans in loan group 1, (b) on the Class A-1A certificates from the portion of the funds available for distribution attributable to the mortgage loans in loan group 2 and (c) on the Class X-1 and Class X-2 certificates from the funds available for distribution attributable to all mortgage loans, without regard to loan groups; provided, however, if, on any distribution date, the funds available for distribution (or applicable portion) are insufficient to pay in full the total amount of interest to be paid to any of the classes described above, the funds available for distribution will be allocated among all those classes, pro rata, without regard to loan groups, in accordance with their interest entitlements for that distribution date.

Second/Class A-1, Class A-2B, Class A-3, Class A-4, Class A-SB and Class A-1A certificates and the Class A-2FL regular interest: To the extent of funds allocated to principal and available for distribution, (a)(1) first, to the Class A-SB certificates, available principal received from loan group 1 and, after the Class A-1A certificates have been reduced to zero, funds attributed to principal received from loan group 2 remaining after payments specified in clause (b) below have been made, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance set forth in Annex G to this free writing prospectus; (2) then to principal on the Class A-1 certificates, the Class A-2FL regular interest, Class A-2B certificates, Class A-3 certificates and Class A-4 certificates, in sequential order, and then to the Class A-SB certificates, in each case in an amount equal to the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clause (1)

above have been made and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 2, until the certificate balances of the Class A-1, Class A-2B, Class A-3, Class A-4 and Class A-SB certificates and the Class A-2FL regular interest have been reduced to zero and (b) to the Class A-1A certificates, in an amount equal to the funds attributable to mortgage loans in loan group 2 and, after the Class A-4 and Class A-SB certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clause (a) have been made, until the certificate balance of the Class A-1A certificates has been reduced to zero. If the certificate balance of each and every class of certificates other than the Class A-1, Class A-2B, Class A-3, Class A-4, Class A-SB and Class A-1A certificates and the Class A-2FL regular interest has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2B, Class A-3, Class A-4, Class A-SB and Class A-1A certificates and the Class A-2FL regular interest, pro rata, rather than sequentially, without regard to loan groups, the distribution priorities above or the planned principal balance of the Class A-SB certificates.

Third/Class A-1, Class A-2B, Class A-3, Class A-4, Class A-SB and Class A-1A certificates and the Class A-2FL regular interest: To reimburse the Class A-1, Class A-2B, Class A-3, Class A-4, Class A-SB and Class A-1A certificates and the Class A-2FL regular interest, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, without regard to loan group.

Fourth/Class A-M certificates: To the Class A-M certificates interest as follows: (a) first, to interest on the Class A-M certificates, in the amount of their respective interest entitlements; (b) second, to the extent of funds allocated to principal and available for distribution remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2B, Class A-3, Class A-4, Class A-SB and Class A-1A certificates and the Class A-2FL regular interest), to principal on the Class A-M certificates until the certificate balances of the Class A-M certificates and have been reduced to zero; and (c) third, to reimburse the Class A-M certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by such class.

Fifth/Class A-J certificates: To the Class A-J certificates as follows: (a) first, to interest on the Class A-J certificates in the amount of its interest entitlement; (b) second, to the extent of funds allocated to principal and available for distribution remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2FL regular interest, Class A-2B, Class A-3, Class A-4, Class A-SB, Class A-1A, and Class A-M certificates), to principal on the Class A-J certificates until the certificate balance of the Class A-J certificates has been reduced to zero; and (c) third, to reimburse the Class A-J certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class.

Sixth/Class B certificates: To the Class B certificates in a manner analogous to the Class A-J certificates’ allocations of priority Fifth above.

Seventh/Class C certificates: To the Class C certificates in a manner analogous to the Class A-J certificates’ allocations of priority Fifth above.

Eighth/Class D certificates: To the Class D certificates in a manner analogous to the Class A-J certificates’ allocations of priority Fifth above.

Ninth/Class E certificates: To the Class E certificates in a manner analogous to the Class A-J certificates' allocations of priority Fifth above.

Tenth/Class F certificates: To the Class F certificates in a manner analogous to the Class A-J certificates' allocations of priority Fifth above.

Eleventh/Non-offered certificates (other than the Class S and Class X-1 certificates): In the amounts and order of priority described in ‘‘Description of the Certificates— Distributions—Priority’’ in this free writing prospectus.

For purposes of making distributions to the Class A-1, Class A-2B, Class A-3, Class A-4, Class A-SB and Class A-1A certificates and the Class A-2FL regular interest, except in the event of insufficient funds, as described above, the pool of mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 147 mortgage loans, representing approximately 89.2% of the aggregate principal balance of all the mortgage loans as of the cut-off date and loan group 2 will consist of 48 mortgage loans, representing approximately 10.8% of the aggregate principal balance of all the mortgage loans as of the cut-off date. Loan group 2 will include 46.1% of all the mortgage loans secured by multifamily, senior housing and manufactured housing community properties as a percentage of the aggregate principal balance of all the mortgage loans as of the cut-off date. Annex A-1 to this free writing prospectus will set forth the loan group designation with respect to each mortgage loan.

On each distribution date, funds available for distribution on the Class A-2FL certificates will be distributed in the following amounts and order of priority: (a) first, to interest on the

Class A-2FL certificates, in the amount of its interest entitlement; (b) second, to the extent of funds allocated to principal in respect of the Class A-2FL regular interest, to principal on the Class A-2FL certificates until the certificate balance of the Class A-2FL certificates has been reduced to zero; and (c) third, to reimburse the Class A-2FL certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by the Class A-2FL certificates.

Funds collected or advanced in respect of the Houston Galleria trust subordinate companion loan will not be available for distributions on the certificates, other than the Class HG-1, Class HG-2, Class HG-3, Class HG-4 and Class HG-5 certificates. Amounts collected or advanced with respect to the Houston Galleria trust subordinate companion loan will be distributed solely in respect of the Class HG-1, Class HG-2, Class HG-3, Class HG-4 and Class HG-5 certificates.

B.	Interest and Principal Entitlements.	A description of the interest entitlement of each class of certificates and the Class A-2FL regular interest can be found in ‘‘Description of the Certificates—Distributions—Interest Distribution Amount’’ in this free writing prospectus.

A description of the amount of principal required to be distributed to each class of certificates and the Class A-2FL regular interest entitled to principal on a particular distribution date also can be found in ‘‘Description of the Certificates—Distributions—Principal Distribution Amount’’ in this free writing prospectus.

C.	Yield Maintenance Charges	Yield maintenance charges with respect to the mortgage loans will be allocated to the offered certificates (other than the Class X-2 and Class A-2FL certificates), the Class G, Class H, Class J and Class K certificates and the Class A-2FL regular interest as described in ‘‘Description of the Certificates— Allocation of Yield Maintenance Charges and Prepayment Premiums’’ in this free writing prospectus. For so long as the swap contract is in effect, any yield maintenance charges distributable in respect of the Class A-2FL regular interest will be payable to the swap counterparty pursuant to the terms of the swap contract. If the swap contract is no longer in effect, any yield maintenance charges allocable to the Class A-2FL regular interest will be paid to the holders of the Class A-2FL certificates.

For an explanation of the calculation of yield maintenance charges, see ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this free writing prospectus.

D.	General	The chart below describes the manner in which the payment rights of certain classes of certificates and the Class A-2FL regular interest will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates and the Class A-2FL regular interest. The chart shows the entitlement to receive principal and/or interest of certain classes of certificates and the Class A-2FL regular interest (other than excess interest that accrues on the mortgage loans that have anticipated repayment dates) on any distribution date in descending order (beginning with the Class A-1, Class A-2B, Class A-3, Class A-4, Class A-SB, Class A-1A, Class X-1 and Class X-2 certificates and the Class A-2FL regular interest). It also shows the manner in which mortgage loan losses are allocated to certain classes of certificates and the Class A-2FL regular interest in ascending order (beginning with the other classes of certificates (other than the Class S, Class R and Class LR certificates) that are not being offered by this free writing prospectus). Mortgage loan losses (other than mortgage loan losses on the Houston Galleria trust subordinate companion loan) will not be allocated to the Class HG certificates. Mortgage loan losses that are realized on the Houston Galleria trust subordinate companion loan will be allocated to the classes of Class HG certificates. No principal payments or mortgage loan losses will be allocated to the Class S, Class R, Class LR, Class X-1 or Class X-2 certificates, although principal payments and mortgage loan losses may reduce the notional amount of the Class X-1 or Class X-2 certificates and, therefore, the amount of interest they accrue. In addition, while mortgage loan losses and available funds shortfalls will not be directly allocated to the Class A-2FL certificates, mortgage loan losses and available funds shortfalls may be allocated to the Class A-2FL regular interest in reduction of the certificate balance of the Class A-2FL regular interest and the amount of its interest entitlement, respectively. Any decrease in the certificate balance of the Class A-2FL regular interest will result in a corresponding decrease in the certificate balance of the Class A-2FL certificates, and any interest shortfalls suffered by the Class A-2FL regular interest will reduce the amount of interest distributed on the Class A-2FL certificates to the extent described in this free writing prospectus.

*	The Class X-1 and Class X-2 certificates are interest-only certificates, and the Class X-1 certificates are not offered by this free writing prospectus.

**	The Class A-2FL certificates are entitled to receive floating rate payments from the swap counterparty under the swap contract in exchange for the fixed rate payments to which the Class A-2FL regular interest is entitled.

***	Excluding the Class X-1 certificates and the Class HG certificates. Mortgage loan losses, other than mortgage loan losses with respect to the Houston Galleria loan, will not be allocated to the Class HG certificates.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

Principal losses on mortgage loans that are allocated to a class of certificates or the Class A-2FL regular interest will reduce the certificate balance of that class of certificates or the Class A-2FL regular interest (and correspondingly the Class A-2FL certificates), respectively.

See ‘‘Description of the Certificates’’ in this free writing prospectus.

E.	Shortfalls in Available Funds	The following types of shortfalls in available funds will reduce distributions to the classes of certificates (or the Class A-2FL regular interest) with the lowest payment priorities: shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive; shortfalls resulting from interest on advances made by a master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower); shortfalls resulting from extraordinary expenses of the trust; and shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance or from other unanticipated or default-related expenses of the trust. Reductions in distributions to the Class A-2FL regular interest will cause a corresponding reduction in distributions to the Class A-2FL certificates to the extent described in this free writing prospectus. In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the applicable master servicer are required to be allocated to the certificates and the Class A-2FL regular interest (and thus to the Class A-2FL certificates to the extent described in this free writing prospectus), on a pro rata basis, to reduce the amount of interest payable on the certificates and the Class A-2FL regular interest (and correspondingly to the Class A-2FL certificates to the extent described in this free writing prospectus). See ‘‘Description of the Certificates— Distributions—Priority’’ in this free writing prospectus.

Advances

A.	P&I Advances	Each master servicer is required to advance a delinquent periodic mortgage loan payment with respect to those mortgage loans (including the Houston Galleria trust subordinate companion loan) for which it is acting as master servicer unless it (or the special servicer or the trustee) determines that the advance will be non-recoverable. The applicable master servicer will not be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate or any prepayment premiums or yield maintenance charges. The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred. See ‘‘Description of the Certificates—Advances’’ in this free writing prospectus. There may be other circumstances in which the applicable master servicer will not be required to advance one full month of principal and/or interest. If the applicable master servicer fails to make a required advance, the trustee will be required to make the advance. Neither the applicable master servicer nor the trustee is required to advance amounts determined to be non-recoverable. See ‘‘Description of the Certificates— Advances’’ in this free writing prospectus. If an interest advance is made by a master servicer, that master servicer will not advance its servicing fee, but will advance the trustee’s fee. None of the master servicers or the trustee will be required to advance any amounts due to be paid by the swap counterparty for distribution to the Class A-2FL certificates.

B.	Property Protection Advances	Each master servicer may be required (with respect to those mortgage loans for which it is acting as master servicer), and the special servicer may be permitted, to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

•	protect and maintain the related mortgaged property;

•	maintain the lien on the related mortgaged property; or

•	enforce the related mortgage loan documents.

If the applicable master servicer fails to make a required advance of this type, the trustee is required to make this advance. None of the master servicers, the special servicer or the trustee is required to advance amounts determined to be non-recoverable. See ‘‘Description of the Certificates— Advances’’ in this free writing prospectus.

C.	Interest on Advances	The applicable master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the ‘‘Prime Rate’’ as published in The Wall Street Journal, as described in this free writing prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the applicable master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See ‘‘Description of the Certificates—Advances’’ and ‘‘—Subordination; Allocation of Collateral Support Deficit’’ in this free writing prospectus and ‘‘Description of the Certificates—Advances in Respect of Delinquencies’’ and ‘‘Description of the Pooling Agreements—Certificate Account’’ in the Prospectus.

The Mortgage Loans

The Mortgage Pool	The trust’s primary assets will be 195 fixed rate mortgage loans (not including the Houston Galleria trust subordinate companion loan), each evidenced by one or more promissory notes secured by first mortgages, deeds of trust or similar security instruments on the fee and/or leasehold estate of the related borrower in 313 commercial, multifamily and manufactured housing community properties. The aggregate principal balance of the mortgage loans (not including the Houston Galleria trust subordinate companion loan) as of the cut-off date will be approximately $4,196,426,780.

In addition, the assets of the trust will include the Houston Galleria trust subordinate companion loan; provided that funds collected or advanced in respect of the Houston Galleria trust subordinate companion loan will only be available to support distributions on the Class HG certificates.

The Houston Galleria loan (identified as Loan No. 2 on Annex A-1 to this free writing prospectus), with a principal balance as of the cut-off date of $290,000,000 and representing approximately 6.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is included in the trust fund and is part of a split loan structure in which (i) two companion loans, collectively referred to in this free writing prospectus as the Houston Galleria pari passu companion loan, are pari passu with the Houston Galleria loan, (ii) one companion loan, referred to in this free writing prospectus as the Houston Galleria non-trust subordinate companion loan, is subordinate to both of the Houston Galleria loan and the Houston Galleria pari passu companion loan, and (iii) one companion loan, referred to in this free writing prospectus as the Houston Galleria trust subordinate companion loan, is subordinate to each of the Houston Galleria loan, the Houston Galleria pari passu companion loan and the Houston Galleria non-trust subordinate companion loan. The Houston Galleria pari passu companion loan, with a principal balance as of the cut-off date of $290,000,000, and the Houston Galleria non-trust subordinate companion loan, with a principal balance as of the cut-off date of $111,000,000, are not included in the trust fund.

The Houston Galleria trust subordinate companion loan, with a principal balance as of the cut-off date of $130,000,000, is included in the trust fund but only supports the Class HG certificates. Unless otherwise noted, references to ‘‘mortgage loan’’ in this free writing prospectus do not include the Houston Galleria trust subordinate companion loan. See "Description of the Mortgage Pool—Additional Debt" in this free writing prospectus.

In addition, five (5) mortgage loans (identified as Loan Nos. 1, 5, 37, 39 and 154 on Annex A-1 to this free writing prospectus), with an aggregate principal balance as of the cut-off date of $591,013,146 and representing approximately 14.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are referred to in this free writing prospectus as the AB mortgage loans and are each evidenced by the senior of two or more notes secured by one or more mortgages on the related mortgaged property and one or more assignment of leases, with the subordinate companion loans not being part of the trust fund. See ‘‘Description of the Mortgage Pool—Additional Debt" in this free writing prospectus.

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically noted, information presented in this free writing prospectus (including loan-to-value ratios and debt service coverage ratios) with respect to any mortgage loan with one or more subordinate companion loans is calculated without regard to the related subordinate companion loan(s), and in the case of the Houston Galleria loan, in certain circumstances, such information, particularly as it relates to debt service coverage ratios and loan to value ratios, includes the principal balance and debt service payments of the Houston Galleria pari passu companion loan. In addition, because the Colony Portfolio is secured by 8 groups of mortgaged properties, each with their own maturity date and prepayment lockout period, solely for purposes of the statistical and numerical information presented herein, it is treated as 8 cross-collateralized and cross-defaulted mortgage loans each secured by a separate mortgaged property. The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this ‘‘Summary of Terms'’ are calculated as described under ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ in this free writing prospectus and all percentages represent the indicated percentage of the aggregate principal balance of the pool of mortgage loans, the mortgage loans in loan group 1 or the mortgage loans in loan group 2, in each case, as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on any mortgage loan on or prior to the cut-off date.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

	All Mortgage Loans	Loan Group 1	Loan Group 2
Aggregate outstanding principal balance(1)	$4,196,426,780	$3,743,009,643	$453,417,137
Number of mortgage loans	195	147	48
Number of mortgaged properties	313	258	55
Number of crossed loan pools(10)	6	5	1
Crossed loan pools as a percentage(10)	15.4%	13.8%	28.7%
Range of mortgage loan principal balances	$866,213 to $335,000,000	$866,213 to $335,000,000	$998,948 to $130,000,000
Average mortgage loan principal balance	$21,520,137	$25,462,651	$9,446,190
Range of mortgage rates	4.5650% to 7.0000%	4.5650% to 7.0000%	4.9800% to 5.8500%
Weighted average mortgage rate	5.35388%	5.34741%	5.40723%
Range of original terms to maturity(2)	51 months to 240 months	51 months to 240 months	60 months to 120 months
Weighted average original term to maturity(2)	108 months	109 months	104 months
Range of remaining terms to maturity(2)	39 months to 240 months	39 months to 240 months	57 months to 120 months
Weighted average remaining term to maturity(2)	106 months	106 months	103 months
Range of original amortization terms(3)	120 months to 397 months	120 months to 397 months	240 months to 360 months
Weighted average original amortization term(3)	355 months	354 months	357 months
Range of remaining amortization terms(3)	118 months to 397 months	118 months to 397 months	234 months to 360 months
Weighted average remaining amortization term(3)	354 months	353 months	357 months
Range of loan-to-value ratios(5)	22.7% to 80.0%	22.7% to 80.0%	42.9% to 80.0%
Weighted average loan-to-value ratio(5)	69.0%	68.5%	73.4%
Range of loan-to-value ratios as of the maturity date(2)(4)(5)	19.1% to 79.8%	19.1% to 79.8%	35.4% to 78.3%
Weighted average loan-to-value ratio as of the maturity date(2)(4)(5)	63.5%	63.0%	67.2%
Range of debt service coverage ratios(6)	1.14x to 3.31x	1.14x to 3.31x	120x to 2.13x
Weighted average debt service coverage ratio(6)	1.50x	1.52x	1.40x
Percentage of aggregate outstanding principal balance consisting of:
Balloon mortgage loans
Partial Interest Only(7)	40.9%	41.7%	33.9%
Interest Only(8)	34.3%	34.1%	36.6%
Balloon(9)	24.1%	23.4%	29.5%
Fully Amortizing Loans	0.7%	0.8%	0.0%

(1)	Subject to a permitted variance of plus or minus 10%.

(2)	In the case of 4 mortgage loans with anticipated repayment dates, as of the related anticipated repayment date.

(3)	Excludes the mortgage loans that pay interest-only to maturity.

(4)	Excludes the fully amortizing mortgage loans.

(5)	In the case of 9 mortgage loans (identified as Loan Nos. 2, 3, 35, 41, 48, 74, 81, 109 and 130 on Annex A-1 to this free writing prospectus), the loan-to-value ratios were based on the stabilized values as defined in the related appraisal.

(6)	In the case of 9 mortgage loans (identified as Loan Nos. 4, 35, 36, 41, 48, 50, 51, 68 and 82 on Annex A-1 to this free writing prospectus), the debt service coverage ratio was calculated taking into account various assumptions regarding the financial performance of the related mortgaged property on a ‘‘stabilized’’ basis that are consistent with the respective performance-related criteria required to obtain the release of certain escrows or letters of credit pursuant to the related mortgage loan documents. See Annex A-1 for more information regarding the determination of debt service coverage ratios with respect to these mortgage loans. For all partial interest-only loans, the debt service coverage ratio was calculated based on the first principal and interest payments made into the trust during the term of the loan. Payments on the Hanover Mall loan (identified as Loan No. 26 on Annex A-1 to this free writing prospectus) will be interest-only for 48 months, followed by regular amortization based on a 26-year amortization schedule.

(7)	Includes 1 partial interest-only ARD loan representing 0.2% of the aggregate principal balance of the mortgage loans as of the cut-off date.

(8)	Includes 2 interest-only ARD loans representing 0.3% of the aggregate principal balance of the mortgage loans as of the cut-off date.

(9)	Includes 1 amortizing ARD loan representing 1.3% of the aggregate principal balance of the mortgage loans as of the cut-off date.

(10)	Includes 1 mortgage loan (identified as Loan No. 1 on Annex A-1 to this free writing prospectus), which consists of two cross-collateralized and cross-defaulted loans which have approximate original principal balances of $171,429,920 and $163,570,079.

The mortgage loans accrue interest based on the following conventions:

Interest Accrual Basis

Interest Accrual Basis	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Actual/360	189	$3,893,552,261	92.8%	91.9%	100.0%
30/360	6	302,874,519	7.2	8.1	0.0
Total	195	$4,196,426,780	100.0%	100.0%	100.0%

See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans’’ in this free writing prospectus.

Amortization Types

Type of Amortization	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Balloon Loans
Partial Interest-Only(1)(2)	71	$1,714,726,036	40.9%	41.7%	33.9%
Interest Only(3)	38	1,441,375,857	34.3	34.1	36.6
Balloon(4)	78	1,009,355,072	24.1	23.4	29.5
Subtotal	187	$4,165,456,965	99.3%	99.2%	100.0%
Fully Amortizing Loans	8	30,969,815	0.7	0.8	0.0
Total	195	$4,196,426,780	100.0%	100.0%	100.0%

(1)	The interest-only periods range from 1 to 84 months.

(2)	Includes 1 partial interest-only ARD loan in loan group 1 representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 0.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date).

(3)	Includes 2 interest-only ARD loans in loan group 1 representing approximately 0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 0.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut off date).

(4)	Includes 1 amortizing ARD loan in loan group 1 representing approximately 1.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 1.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date).

Four (4) mortgage loans, representing approximately 1.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), provide for an increase in the related interest rate after a certain date, referred to as the anticipated repayment date. The interest accrued in excess of the original rate, together with any interest on that accrued interest, will be deferred and will not be paid until the principal balance of the related mortgage loan has been paid, at which time the deferred interest will be paid to the Class S certificates. In addition, after the anticipated repayment date, cash flow in excess of that required for debt service and certain budgeted expenses with respect to the related mortgaged property will be applied towards the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. A substantial principal payment would be required to pay off these mortgage loans on their anticipated repayment dates. The amortization terms for these mortgage loans are significantly longer than the periods up to the related mortgage loans’ anticipated repayment dates. See ‘‘Description of the Mortgage Pool—ARD Loans’’ in this free writing prospectus.

See ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ and ‘‘—Certain Terms and Conditions of the Mortgage Loans’’ in this free writing prospectus.

The following table contains general information regarding the prepayment provisions of the mortgage loans:

Overview of Prepayment Protection

Prepayment Protection	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Defeasance(1)	171	$3,881,284,385	92.5%	93.1%	87.6%
Yield Maintenance	23	308,267,395	7.3	6.7	12.4
Defeasance or Yield Maintenance	1	6,875,000	0.2	0.2	0.0
Total	195	$4,196,426,780	100.0%	100.0%	100.0%

(1)	Includes one mortgage loan (representing approximately 8.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date and 9.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) that is prepayable with yield maintenance charges until the expiration of the lockout period and then is subject to defeasance.

Defeasance permits the related borrower to substitute direct non-callable U.S. Treasury obligations or, in certain cases, other government securities for the related mortgaged property as collateral for the related mortgage loan.

The mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited ‘‘open period’’ immediately prior to and including the stated maturity date or anticipated repayment date as follows:

Prepayment Open Period

Open Period (payments)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
1	14	$556,637,787	13.3%	14.2%	5.2%
2	6	180,249,095	4.3	4.8	0.0
3	60	499,424,280	11.9	11.5	15.3
4	92	2,126,612,470	50.7	51.2	46.4
5	3	155,095,000	3.7	4.1	0.0
6	4	104,402,475	2.5	2.6	1.9
7	14	273,505,674	6.5	3.5	31.2
10	1	290,000,000	6.9	7.7	0.0
25	1	10,500,000	0.3	0.3	0.0
Total	195	$4,196,426,780	100.0%	100.0%	100.0%

See ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ and ‘‘—Certain Terms and Conditions of the Mortgage Loans—Defeasance; Collateral Substitution; Property Releases’’ in this free writing prospectus.

Current Uses of the Mortgaged Properties(1)

Current Use	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Office	105	$1,875,434,779	44.7%	50.1%	0.0%
Retail	83	1,070,673,876	25.5	28.6	0.0
Multifamily	70	818,921,401	19.5	10.3	95.4
Industrial	28	173,100,247	4.1	4.6	0.0
Senior Housing	5	110,219,826	2.6	2.9	0.0
Hotel	12	90,088,500	2.1	2.4	0.0
Manufactured Housing	9	54,891,393	1.3	0.9	4.6
Self-Storage	1	3,096,757	0.1	0.1	0.0
Total	313	$4,196,426,780	100.0%	100.0%	100.0%

(1)	Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

The mortgaged properties are located in 36 states and the District of Columbia. The following table lists the states which have concentrations of mortgaged properties of 5.0% or more:

Geographic Distribution—All Loans(1)

State	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance
Texas	39	$731,887,172	17.4%
New York	29	$483,407,753	11.5%
Florida	41	$405,776,490	9.7%
Washington	9	$251,847,048	6.0%
Illinois	11	$247,684,504	5.9%

(1)	Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

Geographic Distribution—Loan Group 1(1)

State	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgage Loans	% of Initial Loan Group 1 Balance
Texas	27	$587,474,390	15.7%
New York	28	$465,907,753	12.4%
Florida	41	$405,776,490	10.8%
Washington	8	$249,300,000	6.7%
Illinois	7	$227,004,504	6.1%
Massachusetts	4	$205,388,568	5.5%
Iowa	3	$197,843,146	5.3%

(1)	Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

Geographic Distribution—Loan Group 2(1)

State	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgage Loans	% of Initial Loan Group 2 Balance
Texas	12	$144,412,783	31.8%
Maryland	8	$130,000,000	28.7%

(1)	Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

Additional Aspects of Certificates

Denominations	The offered certificates (other than the Class X-2 certificates) will be offered in minimum denominations of $10,000 initial certificate balance. Investments in excess of the minimum denominations may be made in multiples of $1. The Class X-2 certificates will be issued, maintained and transferred only in minimum denominations of authorized initial notional amount of not less than $1,000,000, and in integral multiples of $1 in excess thereof.

Registration, Clearance and Settlement	Each class of offered certificates will be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold your offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates’’ in this free writing prospectus and in the Prospectus.

Information Available to Certificateholders	On each distribution date, the trustee will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the trust. See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this free writing prospectus.

Deal Information/Analytics	Certain information concerning the mortgage loans and the offered certificates may be available to subscribers through the following services:

•	Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc.; and

•	the trustee’s website at www.etrustee.net.

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans (including the Houston Galleria trust subordinate companion loan) remaining in the trust fund is less than 1% of the aggregate principal balance of the mortgage loans as of the cut-off date (including the Houston Galleria trust subordinate companion loan), certain entities specified in this free writing prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this free writing prospectus. Exercise of this option will terminate the trust and retire the then outstanding certificates. The trust may also be terminated in connection with a voluntary exchange of all the then outstanding certificates (other than the Class HG, Class S, Class R and Class LR certificates), including the Class X-1 certificates (provided, however, that the offered certificates are no longer outstanding and there is only one holder of the outstanding certificates) for the mortgage loans remaining in the trust.

See ‘‘Description of the Certificates—Termination; Retirement of Certificates’’ in this free writing prospectus and ‘‘Description of the Certificates—Termination’’ in the Prospectus.

Tax Status	Elections will be made to treat a portion of the trust (exclusive of the Class A-2FL regular interest, the swap contract, the floating rate account and the interest that is deferred after the anticipated repayment date on the mortgage loans that have anticipated repayment dates and the related distribution account for this deferred interest) as two separate REMICs — a lower-tier REMIC and an upper-tier REMIC — for federal income tax purposes. The portion of the trust representing the deferred interest described above will be treated as a grantor trust for federal income tax purposes. The grantor trust will also hold the Class A-2FL regular interest, the swap contract and the floating rate account, and the Class A-2FL certificates will represent an undivided beneficial interest in those assets. In the opinion of counsel, the portions of the trust referred to above will qualify for this treatment.

Pertinent federal income tax consequences of an investment in the offered certificates include:

•	Each class of offered certificates (other than the Class A-2FL certificates) and the Class A-2FL regular interest will represent ‘‘regular interests’’ in the upper-tier REMIC.

•	The Class A-2FL certificates will represent an undivided interest in a portion of the trust fund which is treated as a grantor trust for federal income tax purposes, which portion includes the Class A-2FL regular interest, the floating rate account and the beneficial interest of such class in the swap contract.

•	The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

•	You will be required to report income on the regular interests represented by your certificates using the accrual method of accounting.

•	It is anticipated that the offered certificates (other than the Class A-2FL and the Class X-2 certificates) and the Class A-2FL regular interest will be issued at a [premium] and that the Class X-2 certificates will be issued with original issue discount for federal income tax purposes.

See ‘‘Certain Federal Income Tax Consequences’’ in this free writing prospectus and in the Prospectus.

Certain ERISA Considerations	Subject to important considerations described under ‘‘Certain ERISA Considerations’’ in this free writing prospectus and in the Prospectus, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. In particular, fiduciaries of plans contemplating the purchase of the Class A-2FL certificates should review the additional requirements for purchases of Class A-2FL certificates by plans, as discussed under ‘‘Certain ERISA Considerations’’ in this free writing prospectus.

Legal Investment	The offered certificates will not constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates.

See ‘‘Legal Investment’’ in this free writing prospectus and in the Prospectus.

Ratings	The offered certificates will not be issued unless each of the offered classes receives the following ratings from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc. and Fitch, Inc.

	S&P	Moody’s	Fitch
Class A-1	AAA	Aaa	AAA
Class A-2FL	AAA	Aaa	AAA
Class A-2B	AAA	Aaa	AAA
Class A-3	AAA	Aaa	AAA
Class A-4	AAA	Aaa	AAA
Class A-SB	AAA	Aaa	AAA
Class A-1A	AAA	Aaa	AAA
Class X-2	AAA	Aaa	AAA
Class A-M	AAA	Aaa	AAA
Class A-J	AAA	Aaa	AAA
Class B	AA+	Aa1	AA+
Class C	AA	Aa2	AA
Class D	AA–	Aa3	AA–
Class E	A+	A1	A+
Class F	A	A2	A

A rating agency may downgrade, qualify or withdraw a security rating at any time. A rating agency not requested to rate the offered certificates may nonetheless issue a rating and, if one does, it may be lower than those stated above. The security ratings do not address the frequency of prepayments (whether voluntary or involuntary) of mortgage loans, the degree to which prepayments might differ from those originally anticipated, the likelihood of collection of excess interest, default interest or yield maintenance charges, or the tax treatment of the certificates. Also, the security ratings do not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class X-2 certificateholders might not fully recover their investments in the event of rapid prepayments of the mortgage loans (including both voluntary and involuntary prepayments). In addition, a security rating of the Class A-2FL certificates does not represent any assessment as to whether the floating interest rate on such certificates will convert to a fixed rate. With respect to the Class A-2FL certificates, Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc. and Fitch, Inc. are only rating the receipt of interest up to the fixed per annum rate applicable to the Class A-2FL regular interest. See ‘‘Yield and Maturity Considerations,’’ ‘‘Risk Factors’’ and ‘‘Description of the Certificates—Advances’’ in this free writing prospectus and ‘‘Yield and Maturity Considerations’’ in the Prospectus.

See ‘‘Ratings’’ in this free writing prospectus and ‘‘Rating’’ in the Prospectus for a discussion of the basis upon which ratings are given and the conclusions that may not be drawn from a rating.

 RISK FACTORS

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.

This free writing prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this free writing prospectus.

Geographic Concentration Entails Risks

Mortgaged properties located in Texas, New York, Florida, Washington and Illinois secure mortgage loans representing approximately 17.4%, 11.5%, 9.7%, 6.0% and 5.9%, respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

Mortgaged properties located in Texas, New York, Florida, Washington, Illinois, Massachusetts, and Iowa secure mortgage loans representing approximately 15.7%, 12.4%, 10.8%, 6.7% 6.1%, 5.5%, and 5.3% respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans in loan group 1 as of the cut-off date.

Mortgaged properties located in Texas and Maryland secure mortgage loans representing approximately 31.8%, and 28.7%, respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans in loan group 2 as of the cut-off date.

With respect to the mortgaged properties located in California, 15 of the mortgaged properties securing mortgage loans representing approximately 2.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount are in southern California (10 mortgage loans in loan group 1, representing approximately 2.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 5 mortgage loans in loan group 2, representing approximately 3.1% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), and 3 of the mortgaged properties securing mortgage loans representing approximately 0.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount are in northern California (2 mortgage loans in loan group 1, representing approximately 0.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgage loan in loan group 2, representing approximately 1.5% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date). For purposes of determining whether a mortgaged property is in northern California or southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County are included in northern California and mortgaged properties located in or south of those counties are included in southern California.

Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors—e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies—also may adversely affect the mortgaged properties. For example, mortgaged properties located in California, Texas or Florida may be more susceptible to certain hazards (such as earthquakes, floods or hurricanes) than mortgaged properties in other parts of the country and mortgaged properties located in coastal states, including, but not limited to, Louisiana, Alabama and Mississippi, also may be more generally susceptible to hurricanes than properties in other parts of the country. Recent hurricanes in the Gulf Coast region have resulted in severe property damage as a result of the winds and the associated flooding. Some of the mortgaged properties do not require flood insurance. We cannot assure you that any hurricane damage would be covered by insurance. See ‘‘—Other Risks—Recent Hurricanes’’ below, ‘‘Servicing of the Mortgage Loans—Maintenance of Insurance’’ in this free writing prospectus and ‘‘Description of the Pooling Agreements—Hazard Insurance Policies’’ in the accompanying Prospectus.

Certain State-Specific Considerations

Texas Law. Thirty-nine (39) of the mortgaged properties, representing approximately 17.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount (27 mortgaged properties securing mortgage loans in loan group 1, representing approximately 15.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date by allocated loan amount, and 12 mortgaged properties securing mortgage loans in loan group 2, representing approximately 31.8% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date by allocated loan amount), are located in the State of Texas. Texas law does not require that a lender must bring a foreclosure action before being entitled to sue on a note. Texas does not restrict a lender from seeking a deficiency judgment. The delay inherent in obtaining a judgment generally causes the secured lender to file a suit seeking a judgment on the debt and to proceed simultaneously with non-judicial foreclosure of the real property collateral. The desirability of non-judicial foreclosure of real property is further supported by the non-judicial foreclosure procedures. In order to obtain a deficiency judgment, a series of procedural and substantive requirements must be satisfied, and the deficiency determination is subject to the borrower's defense (and, if successful, right of offset) that the fair market value of the property at the time of foreclosure was greater than the foreclosure bid. In addition, the availability of a deficiency judgment is limited in the case of the Mortgage Loans because of the limited nature of its recourse liabilities.

Maryland Law. Thirteen (13) of the mortgaged properties, representing approximately 4.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount (5 mortgaged properties securing mortgage loans in loan group 1, representing approximately 1.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date by allocated loan amount, and 8 mortgaged properties securing mortgage loans in loan group 2, representing approximately 28.7% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date by allocated loan amount), are located in the State of Maryland. Commercial mortgage loans in Maryland are generally secured by deeds of trust on the related real estate. Under Maryland law, foreclosure of a deed of trust in Maryland is accomplished judicially under a specific "power of sale" provision in the deed of trust. After appropriate notices to the borrower and owner of the property are provided as specified in the loan documents, suit is initiated with the filing of an order to docket with the Circuit Court in the County where the property is located, along with the original or a certified copy of the lien instrument, a statement of debt and an affidavit under the Soldiers' and Sailors' Civil Relief Act of 1940, as amended. It is not necessary that process issue or that a hearing be held prior to sale in an action to foreclose under a power of sale. Advertising of the foreclosure is published once a week for three weeks prior to the sale in a newspaper of general circulation in the county in which the action is pending. Notice of the sale, with a copy of the advertisement of sale which is to be published, is sent by certified and regular mail to the owners and all lienholders no sooner than 30 days prior to the sale and not less than 10 days prior to the sale. An affidavit of service is to be filed in the foreclosure action. Before completing the sale of the property, the trustee under the deed of trust must file a bond with the State of Maryland with the Court. The sale must be conducted in the county in which the property is located, either immediately outside the courthouse entrance, on the property or elsewhere as ordered by the court or as specified in the advertisement. After the sale, a report of sale is filed by the trustee conducting the sale, an affidavit of the purchaser is filed along with a draft notice describing the property and stating the date at least thirty days hence by which objections to the ratification of the sale must be filed. This notice is published at least once a week for three successive weeks in one or more newspapers of general circulation. Any exception to ratification of the sale is ruled upon by the Court. Thereafter, the Court acts upon ratification of the sale and the matter is referred to an auditor to state an account. After being provided with the title report relied upon, invoices and proofs of advertising, the auditor states an account, which is sent to all interested parties. After any exceptions to the auditor's report are resolved, the Court enters an order ratifying the auditor's report.

Risks to the Mortgaged Properties Relating to Terrorist Attacks and Foreign Conflicts

The terrorist attacks on the World Trade Center and the Pentagon on September 11, 2001 suggest the possibility that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The occurrence or the possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur, (ii) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties, or (iii) impact leasing patterns or shopping patterns, which could adversely impact leasing revenue, mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

With respect to shopping patterns, attacks in the United States, incidents of terrorism occurring outside the United States and the military conflicts in Iraq and elsewhere may continue to significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism, which could reduce the ability of the affected mortgaged properties to generate cash flow.

The United States continues to maintain a military presence in Iraq and Afghanistan. It is uncertain what effect the activities of the United States in Iraq, Afghanistan or any future conflict with any other country or group will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgaged properties.

Risks Relating to Mortgage Loan Concentrations

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. In this regard:

•	The largest mortgage loan (treating as a single mortgage loan all mortgage loans that are cross-collateralized with each other) represents approximately 8.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the largest mortgage loan in loan group 1 represents approximately 9.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the largest mortgage loan in loan group 2 represents approximately 28.7% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

•	The 3 largest mortgage loans (treating as a single mortgage loan all mortgage loans that are cross-collateralized with each other) represent, in the aggregate, approximately

20.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the 3 largest mortgage loans in loan group 1 represent approximately 23.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the 3 largest mortgage loans in loan group 2 represent approximately 39.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

•	The 10 largest mortgage loans (treating as a single mortgage loan all mortgage loans that are cross-collateralized with each other) represent, in the aggregate, approximately 45.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the 10 largest mortgage loans in loan group 1 represent approximately 49.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the 10 largest mortgage loans in loan group 2 represent approximately 65.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

See ‘‘Description of the Mortgage Pool—Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans’’ in this free writing prospectus.

Each of the other mortgage loans represents no more than 2.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Each of the other mortgage loans in loan group 1 represents no more than 2.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date. Each of the other mortgage loans in loan group 2 represents no more than 3.1% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date.

A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same types of mortgaged property can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In that regard, the following table lists the property type concentrations in excess of 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

Property Type Concentrations Greater Than 5%(1)

Property Type	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Office	105	$1,875,434,779	44.7%	50.1%	0.0%
Retail	83	$1,070,673,876	25.5%	28.6%	0.0%
Multifamily	70	$818,921,401	19.5%	10.3%	95.4%

(1)	Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

A concentration of mortgage loans with the same borrower or related borrowers can also impose increased risks.

•	Twelve (12) groups of mortgage loans (identified on Annex A-1 hereto under the "related borrower" heading) have borrowers related to each other, but no group of mortgage loans having borrowers that are related to each other represents more than approximately 5.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Mortgage Loans with related borrowers are identified under "Related Borrower" on Annex A-1 to this free writing prospectus.

•	Sixteen (16) mortgage loans, representing approximately 27.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 29.8% of the aggregate principal balance of the loans in loan group 1 as of the cut-off date and approximately 10.9% of the aggregate principal balance of loan group 2 as of the cut-off date), are secured by more than one mortgaged property.

See ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ in this free writing prospectus. Mortgaged properties owned by related borrowers are likely to:

•	have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

•	have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

Risks Relating to Enforceability of Cross-Collateralization

As described above and in Annex A-1 to this free writing prospectus, the mortgage loans in 6 groups of mortgage loans, comprised of 26 mortgage loans representing approximately 15.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (18 mortgage loans in loan group 1, representing approximately 13.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 8 mortgage loans in loan group 2, representing approximately 28.7% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are cross-collateralized and cross-defaulted with each other. These mortgage loans include, among others, those indicated on Annex A-1 to this free writing prospectus as Loan Nos. 1 (Brookdale Office Portfolio), 8 through 15 (Bluebird Portfolio) and 16 through 23 (Colony Portfolio). Cross-collateralization arrangements may be terminated with respect to such mortgage loan groups in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower’s representative.

A lien granted by a borrower could be avoided if a court were to determine that:

•	the borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness, or was not able to pay its debts as they matured when it granted the lien; and

•	the borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

•	subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

•	recover payments made under that mortgage loan; or

•	take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing the cross-collateralization.

The Borrower’s Form of Entity May Cause Special Risks

Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals.

For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities, generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of the mortgage loans, generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as ‘‘single-purpose entities.’’ In general, but not in all cases, borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. The borrowers with respect to 2 of the mortgage loans in loan group 1, representing approximately 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are not required to be single-purpose entities. See ‘‘Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the Prospectus. Also, although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally single purpose entities, but at origination their organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a ‘‘single purpose entity’’. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

•	operating entities with business distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

•	individuals that have personal liabilities unrelated to the mortgaged property.

However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against the borrower or corporate or individual general partner or managing member.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of the borrowers with those of the parent. Consolidation of the assets of those borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See ‘‘Certain Legal Aspects of Mortgage Loans— Bankruptcy Laws’’ in the Prospectus.

With respect to 18 mortgage loans, representing approximately 4.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (16 mortgage loans in loan group 1, representing approximately 4.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 2 mortgage loans in loan group 2, representing approximately 7.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), the related borrowers own the related mortgaged property as tenants-in-common. As a result, if a borrower that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for the mortgage loans are special purpose entities.

Ability to Incur Other Borrowings Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated or mezzanine loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of its mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

Additionally, if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust’s ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. No investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties have been made at any time since origination of the related mortgage loan. We cannot assure you that any of the borrowers have complied with the restrictions on indebtedness in the related mortgage loan documents.

The Houston Galleria loan, representing approximately 6.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 7.7% of the aggregate principal balance of the mortgage loans in loan group 1), is a senior loan in a split loan structure with the Houston Galleria pari passu companion loan (which is pari passu with the Houston Galleria loan), the Houston Galleria non-trust subordinate companion loan (which is junior to the Houston Galleria loan and the Houston Galleria pari passu companion loan) and the Houston Galleria trust subordinate companion loan (which is junior to the Houston Galleria loan, the Houston Galleria pari passu companion loan and the Houston Galleria non-trust subordinate companion loan). Each of these loans is secured by a single mortgage instrument on the related mortgaged property. The Houston Galleria pari passu companion loan and the Houston Galleria non-trust subordinate companion loan will not be included as assets of the trust fund. The Houston Galleria trust subordinate companion loan will be an asset of the trust, but will only support the Class HG certificates. See ‘‘Description of the Mortgage Pool—Houston Galleria Whole Loan’’ in this free writing prospectus.

In addition, the borrower with respect to the Selig Office Portfolio mortgage loan (identified as Loan No. 3 on Annex A-1 to this free writing prospectus), representing approximately 5.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 6.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), has the right, subject to the satisfaction of certain criteria set forth in the related loan documents, to incur additional secured indebtedness that is pari passu with the related mortgage loan. See "Description of the Mortgage Pool—Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans" relating to the Selig Office Portfolio loan and "—Additional Debt" in this free writing prospectus.

In addition to the Houston Galleria loan, as of the cut-off date, the applicable mortgage loan sellers have informed us that they are aware that 5 mortgage loans (identified as Loan Nos. 1, 5,

37, 39 and 154 on Annex A-1 to this free writing prospectus), representing in the aggregate approximately 14.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 15.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 0.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) (referred to in this free writing prospectus as the AB mortgage loans) are each evidenced by the senior of two or more notes secured by one or more mortgages on the related mortgaged property and one or more assignments of leases, with the subordinate companion loan not being part of the trust fund. In each case, the senior loan in the related mortgage loan pair is an AB mortgage loan, which is included in the trust fund. The subordinate companion loans will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement.

Subject to the restrictions described under "—Special Servicer May Be Directed to Take Actions", the holder of the subordinate companion loan(s) related to the Houston Galleria loan and each AB mortgage loan will have the right, under certain conditions, (i) to direct, consent or provide advice with respect to certain actions proposed to be taken by the related master servicer or the special servicer, as applicable, with respect to the related mortgage loan or mortgaged property and (ii) with respect to some mortgage loans, to make cure payments on the related mortgage loan. The holder of each subordinate companion loan will have the right to purchase the related AB mortgage loan or Houston Galleria loan, as applicable, under certain limited circumstances. In addition, the holders of the subordinate companion loans will have the right to approve certain modifications to the related AB mortgage loan or Houston Galleria loan, as applicable, under certain circumstances. In exercising such rights, the holder of the subordinate companion loan does not have any obligation to consider the interests of, or the impact of such exercise on, the trust or the certificates. See "Description of the Mortgage Pool—Additional Debt" in this free writing prospectus. The subordinate companion loans are generally subordinate in right of payment to the related mortgage loans, subject to the terms of the related intercreditor agreement. See "Description of the Mortgage Pool—Additional Debt" in this free writing prospectus.

Although the Houston Galleria pari passu companion loan and the Houston Galleria non-trust subordinate companion loan are not assets of the trust fund, each related borrower is still obligated to make interest and principal payments on these loans. As a result, the trust fund is subject to additional risks, including:

•	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

•	the risk that it may be more difficult for the related borrower to refinance the related AB mortgage loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of both the senior obligations and the subordinate obligations upon the maturity of the related AB mortgage loan.

See ‘‘Description of the Mortgage Pool—General,’’ ‘‘—Additional Debt’’ and ‘‘—AB Mortgage Loan Pairs’’ in this free writing prospectus and ‘‘Certain Legal Aspects of Mortgage Loans — Subordinate Financing’’ in the Prospectus.

As of the cut-off date, the applicable mortgage loan sellers have informed us that they are aware of certain permitted secured subordinated debt and provisions in the mortgage loan documents with respect to certain of the mortgage loans that allow the related borrower to incur additional subordinated debt that is secured by the related mortgaged property in the future. The borrowers under 6 mortgage loans (identified as Loan Nos. 1, 2, 5, 37, 39 and 154 on Annex A-1 to this free writing prospectus), representing approximately 21.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date have incurred or may incur in the future secured, subordinate debt. The mortgaged property relating to 1 mortgage loan (identified as Loan No. 3 on Annex A-1 to this free writing prospectus), representing approximately 6.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 7.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), may be encumbered with (a) secured debt of equal priority (pari passu) with the debt of the mortgage loan and/or (b) mezzanine debt, in the future. Investors should note that any such pari passu debt would not be included as an asset of the trust fund and the holder of such debt will have equal priority with the trust fund on all proceeds relating to the related mortgage loan and with respect to the related mortgaged property. See "Description of the Mortgage Pool—Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans" to this free writing prospectus relating to the Selig Office Portfolio Loan. By definition, the mortgage loan in the trust fund would necessarily be cross-defaulted and cross-collateralized with such pari passu debt. The incurrence of any pari passu or mezzanine debt with respect to this mortgage loan is subject to certain conditions, some of which are described under "Description of the Mortgage Pool—Additional Debt" in this free writing prospectus. In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. In addition, the borrowers under certain of the mortgage loans have incurred, and/or may incur in the future, unsecured debt other than in the ordinary course of business. See ‘‘Description of the Mortgage Pool—Additional Debt— Unsecured Subordinate Indebtedness’’ in this free writing prospectus. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt or debt secured by other property of the borrower. See ‘‘Description of the Mortgage Pool—Additional Debt’’ in this free writing prospectus.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

The mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the limited partnership or non-managing member equity or other interests in a borrower. Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage or control limitation or requiring the consent of the mortgagee to any such transfer (which consent in certain instances would consist of the mortgagee ascertaining that certain specific transfer conditions have been satisfied). Moreover, in general, mortgage loans with borrowers that do not meet single-purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt. See ‘‘—The Borrower’s Form of Entity May Cause Special Risks’’ above. Certain of the mortgage loans permit mezzanine debt, secured by pledges of ownership interests in the borrower, to be incurred in the future subject to criteria set forth in the mortgage loan documents.

•	With respect to 7 mortgage loans (identified as Loan Nos. 24, 28, 38, 39, 70, 85 and 113 on Annex A-1 to this free writing prospectus), representing approximately 6.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (5 mortgage loans in loan group 1, representing approximately 7.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 2 mortgage loans in loan group 2, representing approximately 5.8% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), the ownership interests of the direct or indirect owners of the related borrower have been pledged as security for mezzanine debt, subject to the terms of an intercreditor agreement or a subordination and standstill agreement.

•	In the case of 30 mortgage loans (identified as Loan Nos. 2, 3, 5, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 28, 30, 39, 52, 55, 59, 66, 71, 86, 106 and 160 on Annex

A-1 to this free writing prospectus), representing approximately 30.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (22 mortgage loans in loan group 1, representing approximately 30.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 8 mortgage loans in loan group 2, representing approximately 28.7% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), the owners of the related borrowers are expressly permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt under certain circumstances.

•	In the case of 3 mortgage loans (identified as Loan Nos. 81, 115 and 120 on Annex A-1 to this free writing prospectus), representing approximately 0.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (2 mortgage loans in loan group 1, representing approximately 0.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgage loan in loan group 2, representing approximately 1.5% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), in the event of a sale of the related mortgaged property, the related borrower is permitted to take back purchase money financing secured by equity interests in the buyer subject to various conditions, including but not limited to, combined debt service coverage and loan-to-value tests and subject to an intercreditor, subordination and standstill agreement.

Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor’s equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower’s mortgaged property after the payment of debt service or result in liquidity pressures if the mezzanine debt matures or becomes payable prior to the maturity of the mortgage loan, and may thus increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak. In addition, the current and any future mezzanine lender may have cure rights with respect to the related mortgage loan and/or the option to purchase the mortgage loan after a default pursuant to an intercreditor agreement.

Generally, upon a default under mezzanine debt, the holder of such mezzanine debt may be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt, if permitted pursuant to the terms of the related intercreditor agreement. Although such transfer of equity may not trigger the due-on-sale clause under the related mortgage loan, it could cause a change of control in the borrower and/or cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower’s ability to make payments on the related mortgage loan in a timely manner.

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date

Mortgage loans with substantial remaining principal balances at their stated maturity, also known as balloon loans, or with substantial remaining principal balances at the anticipated repayment date of the related mortgage loan involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans that may pay interest on an ‘‘actual/360’’ basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

•	the availability of, and competition for, credit for commercial real estate projects;

•	the prevailing interest rates;

•	the fair market value of the related mortgaged property;

•	the borrower’s equity in the related mortgaged property;

•	the borrower’s financial condition;

•	the operating history and occupancy level of the mortgaged property;

•	reductions in applicable government assistance/rent subsidy programs;

•	the tax laws; and

•	the prevailing general and regional economic conditions.

The mortgage loan sellers have informed us that 187 of the mortgage loans, representing approximately 99.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (139 mortgage loans in loan group 1, representing approximately 99.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 48 mortgage loans in loan group 2, representing 100.0% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are expected to have substantial remaining principal balances as of their respective anticipated repayment dates or stated maturity dates, including any mortgage loans that pay interest only for their entire term. This includes 71 mortgage loans, representing approximately 40.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (59 mortgage loans in loan group 1, representing approximately 41.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 12 mortgage loans in loan group 2, representing approximately 33.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), which pay interest-only for the first 1 to 84 months of their respective terms and 38 mortgage loans, representing approximately 34.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (25 mortgage loans in loan group 1, representing approximately 34.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 13 mortgage loans in loan group 2, representing approximately 36.6% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), which pay interest-only until their respective maturity dates.

We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date.

See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans’’ in this free writing prospectus and ‘‘Risk Factors—Borrowers May Be Unable to Make Balloon Payments’’ in the Prospectus.

Commercial and Multifamily Lending Is Dependent Upon Net Operating Income

The mortgage loans are secured by various income-producing commercial and multifamily properties. Commercial and multifamily lending are generally thought to expose a lender to greater risk than residential one-to-four family lending because they typically involve larger mortgage loans to a single borrower or groups of related borrowers.

The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the mortgage loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

•	the age, design and construction quality of the properties;

•	perceptions regarding the safety, convenience and attractiveness of the properties;

•	the characteristics of the neighborhood where the property is located;

•	the proximity and attractiveness of competing properties;

•	the adequacy of the property’s management and maintenance;

•	increases in interest rates, real estate taxes and other operating expenses at the mortgaged property and in relation to competing properties;

•	an increase in the capital expenditures needed to maintain the properties or make improvements;

•	dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

•	a decline in the financial condition of a major tenant;

•	an increase in vacancy rates; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

•	national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

•	local real estate conditions, such as an oversupply of competing properties, retail space, office space or multifamily housing or hotel capacity;

•	demographic factors;

•	consumer confidence;

•	consumer tastes and preferences;

•	retroactive changes in building codes;

•	changes or continued weakness in specific industry segments; and

•	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases;

•	the creditworthiness of tenants;

•	tenant defaults;

•	in the case of rental properties, the rate at which new rentals occur; and

•	the property’s ‘‘operating leverage’’ which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Tenant Concentration Entails Risk

A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is wholly or significantly owner-occupied or leased to a single-tenant or if any tenant makes up a significant portion of the rental income. Mortgaged properties that are wholly or significantly owner-occupied or that are leased to a single tenant or tenants that make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if the owner-occupier’s business operations are negatively impacted or if such a tenant or tenants fail to renew their leases. This is so because the financial effect of the absence of operating income or rental income may be severe; more time may be required to re-lease the space and substantial capital costs may be incurred to make the space appropriate for replacement tenants. In this respect, 66 mortgage loans, representing approximately 11.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 13.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are secured solely by properties that are wholly or significantly owner-occupied or by properties that are leased to a single tenant or affiliated tenants. With respect to certain of these mortgage loans which are leased to a single tenant, leases at the mortgaged properties will expire prior to, at or soon after the maturity dates of the mortgage loans. In addition, with respect to the DRA-CRT Portfolio II loan (identified as Loan No. 7 on Annex A-1 to this free writing prospectus), representing approximately 3.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 3.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), six of the mortgaged properties are leased to a single tenant, of which 4 of the 6 leases expire prior to the maturity date of the related mortgage loan. With respect to the Colony Portfolio loan (identified as Loan Nos. 16 through 23 on Annex A-1 to this free writing prospectus), representing approximately 3.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 3.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), 2 of the mortgaged properties are leased to a single tenant, which leases expire prior to the maturity date of the related mortgage loan. See "Description of the Mortgage Pool—Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans" in this free writing prospectus relating to the DRA-CRT Portfolio II loan and the Colony Portfolio loan. For example, in the case of one mortgage loan (identified as Loan No. 24 on Annex A-1 to this free writing prospectus), representing approximately 2.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the lease of the single-tenant at the mortgaged property expires in March 2016 and the mortgage loan matures in October 2015. In the case of another mortgage loan (identified as Loan No. 25 on Annex A-1 to this free writing prospectus), representing approximately 2.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the mortgage loan is secured by eight mortgaged properties, five of which are leased to a single tenant. In addition, one mortgage loan (identified as Loan No. 47 on Annex A-1 to this free writing prospectus), representing approximately 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is secured solely by a property that is leased to a single tenant, and the lease at the mortgaged property is scheduled to expire less than 8 months prior to the maturity date of the mortgage loan. Additionally, certain of the mortgaged properties may be leased in whole or in part to an affiliate of the related borrower. For example, with respect to the Four Seasons Miami-Commercial loan (identified as Loan No. 32 on Annex A-1 to this free writing prospectus), representing approximately 1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the Sports Club/LA tenant is affiliated with the borrower and occupies one of the four condominium units comprising the mortgaged property under a master lease. The underwriting of the single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease of the related mortgaged property. Where the primary lease term expires before the scheduled maturity date of the related mortgage loan, the mortgage loan sellers considered the incentives for the primary tenant to re-lease the premises and the anticipated rental value of the premises at the end of the primary lease term or took additional reserves or required letters of credit in connection with the lease expiration. There are a significant number of mortgage loans secured by mortgaged properties with single tenant leases or material leases that expire within a short period of time prior to the maturity dates or anticipated repayment dates of such mortgage loans. See Annex A-1 to this free writing prospectus for the lease expiration date of each single-tenant loan or the lease expiration dates for the three largest tenants for each other mortgage loan. We cannot assure you that any material or sole tenant will re-lease the premises or that the premises will be relet to another tenant or that the space will be relet at the same rent per square foot during the term of, or at the expiration of, the primary lease term, or that the related mortgaged property will not suffer adverse economic consequences in this regard. Additionally, the underwriting of certain of these mortgage loans leased to single-tenants may have taken into account the creditworthiness of the tenants under the related leases and consequently may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.

Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. In this regard, see ‘‘—Office Properties Have Special Risks’’ and ‘‘—Retail Properties Have Special Risks’’ below.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Certain Additional Risks Relating to Tenants

The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

•	space in the mortgaged properties could not be leased or re-leased;

•	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

•	substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

•	tenants were unwilling or unable to meet their lease obligations;

•	a significant tenant were to become a debtor in a bankruptcy case;

•	rental payments could not be collected for any other reason; or

•	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis. Additionally, mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages including single-tenant mortgaged properties, during the term of the related mortgage loans.

Certain of the mortgaged properties are and/or may be leased in whole or in part by government-sponsored tenants who have the right to rent reductions or to cancel their leases at any time or for lack of appropriations or for damage to the leased premises caused by casualty or condemnation. For example, with respect to the DRA-CRT Portfolio II mortgage loan (identified as Loan No. 7 on Annex A-1 to this free writing prospectus), representing approximately 3.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 3.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), a majority of the mortgaged properties have space leased to government tenants. See "Description of the Mortgage Pool—Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans" in this free writing prospectus relating to the DRA-CRT Portfolio II loan. In addition, with respect to the Penn Branch Shopping Center loan (identified as Loan No. 58 on Annex A-1 to this free writing prospectus), representing approximately 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), 52.3% of the mortgaged property is leased to a government tenant whose authority to spend money is granted annually by Congressional appropriations. The related lease states that funds have been appropriated only through September 30, 2006 for payments under the lease. In the event that appropriations are not made for future payments under the lease, the lease will be terminated upon the expiration of any then-existing appropriation.

Certain of the mortgaged properties may have tenants that sublet a portion of their space or may intend to sublet out a portion of their space in the future. For example, with respect to 1 mortgage loan in the Colony Portfolio, the Park Center Office loan (identified as Loan No. 20 on Annex A-1 to this free writing prospectus), representing approximately 0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the sole tenant at the Park Center Office NEC Loan, has subleased a portion of its space to Calusa Investments LLC and SteelCloud, Inc. Also, with respect to the NEC America Corporate Center loan (identified as Loan No. 24 on Annex A-1 to this free writing prospectus), representing approximately 2.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the sole tenant at the related mortgaged property has subleased a portion of its space to Interinsurance Exchange of the Automobile Club. See "Description of the Mortgage Pool—Top Fifteen Mortgage Loans or Groups of Cross-
Collateralized Mortgage Loans" in this free writing prospectus relating to the Colony Portfolio.

The mortgaged properties related to many of the mortgage loans will experience substantial (50% of gross leaseable area or more) lease rollover on or prior to the maturity date, and in many cases relatively near, or soon after, the maturity dates of the mortgage loans, including certain of the mortgage loans described under ‘‘Description of the Mortgage Pool—Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans’’ in this free writing prospectus. For example, the Brookdale Office Portfolio mortgage loan (identified as Loan No. 1 on Annex A-1 to this free writing prospectus), representing approximately 8.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 9.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is scheduled to have approximately 92.2% of net rentable area roll over prior to the maturity date. Similarly, the Selig Office Portfolio mortgage loan (identified as Loan No. 3 on Annex A-1 to this free writing prospectus), representing approximately 5.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 6.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is scheduled to have leases covering approximately 91.5% of net rentable area rollover prior to the maturity date. Another mortgage loan (identified as Loan No. 47 on Annex A-1 to this free writing prospectus), representing approximately 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is scheduled to have approximately 100% of net rentable area roll over less than 8 months prior to the maturity date. With respect to the mortgage loans described above and certain other mortgage loans in the trust fund, many of the related loan documents require tenant improvement and leasing commission reserves (including trapping excess cash flow after notice of lease termination), and in many cases, the leases contain lessee extension options extending the term of such leases for a specified term. However, there can be no assurance that any such extension options will be exercised or that the amount of any such reserves will be adequate to mitigate the lack of rental income associated with these rollovers. Also, certain of the mortgaged properties may be subject to tenant termination rights prior to the maturity date of the related mortgage loan.

In addition, certain properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased, and in certain cases, the occupancy percentage could be less than 80%. In the case of 5 mortgage loans (identified as Loan Nos. 1, 4, 5, 30 and 36 on Annex A-1 to this free writing prospectus), representing approximately 8.0%, 4.5%, 4.2%, 1.5% and 1.1%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 9.0%, 5.1%, 4.7% and 1.7% and 1.2%, respectively, of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the related mortgaged properties have been recently completed or renovated, are in the process of being leased-up and certain buildings at the related mortgaged property may have significant vacant space as of the closing date. Any ‘‘dark’’ space may cause the property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet. Additionally, certain tenants may have a right to a rent abatement or the right to cancel their lease if certain major tenants at the mortgaged property vacate or go dark.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated.

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right may not be subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited. For example, Rite Aid, which leases approximately 100% of the gross leasable area of the mortgaged property related to the Rite Aid (Middletown) mortgage loan (identified as Loan No. 176 on Annex A-1 to this free writing prospectus), representing approximately 0.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), has a right of first offer to purchase the mortgaged property before the borrower may offer it to a third party. Similarly, in the case of 1 mortgage loan (identified as Loan No. 25 on Annex A-1 to this free writing prospectus), representing approximately 2.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the single tenant at the mortgaged property known as 35 Technology Drive has the right to purchase the property for $10,489,000 at any time prior to March 14, 2009. With respect to 1 mortgage loan (identified as Loan No. 47 on Annex A-1 to this free writing prospectus), representing approximately 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), although the related borrower is prohibited from prepaying the related mortgage loan until April 2011, the sole tenant at the mortgaged property, TRS Inc. – Experian, has the option to (x) acquire the mortgaged property at fair market value commencing in October 2010 and (y) upon the occurrence of a condemnation of (i) the entire mortgaged property or (ii) more than 25% of the improvements or 50% of the land comprising the mortgaged property, such tenant is required to deliver to the mortgagee a purchase offer at a price set forth in the related leasing documents. The mortgagee may elect to reject the tenant's purchase offer and upon such a rejection, the tenant's lease would terminate as of the termination date set forth in the tenant's purchase offer. In either case, there can be no assurance that the proceeds of any such purchase will be sufficient to pay any amounts remaining due on the related mortgage loan. In such case, the trust fund's recourse would be limited to a guaranty by the sponsor of any shortfall. See ‘‘—Risks Relating to Prepayments and Repurchases’’ below and ‘‘Description of the Mortgage Pool—Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans’’ in this free writing prospectus.

Substitution of Mortgaged Properties May Lead to Increased Risks

With respect to the Colony Portfolio (identified as Loan Nos. 16 through 23 on Annex A-1 to this free writing prospectus) and 3 other mortgage loans (identified as Loan Nos. 25, 34, and 38 on Annex A-1 to this free writing prospectus), representing approximately 7.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 8.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the related borrowers are permitted to substitute properties of like kind and quality for the mortgaged properties currently securing the related mortgage loans. As a result, it is possible that the mortgaged properties that secure the mortgage loans may not secure such mortgage loans for their entire term. Any substitution will require the borrower to meet certain conditions, including debt service coverage tests, and the related borrower will be required to obtain written confirmation from the rating agencies that any ratings of the certificates will not, as a result of the proposed substitution, be downgraded, qualified or withdrawn and provide an opinion of counsel that the REMIC status of the trust fund will not be adversely impacted by the proposed substitution. Nevertheless, the replacement property may differ from the substituted property with respect to certain characteristics. For example, with respect to each individual mortgaged property relating to the Colony Portfolio (identified as Loan Nos. 16 through 23 on Annex A-1 to this free writing prospectus), representing approximately 3.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 3.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the related borrower may obtain the release of each individual property by substituting its interest in other properties as collateral during the term of such mortgage loan, subject to certain conditions. Also, with respect to the Atlantic Development Portfolio loan (identified as Loan No. 25 on Annex A-1 to this free writing prospectus), representing approximately 2.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the related borrower is permitted to substitute a vacant tract of land for a similar tract. See "Description of the Mortgage Pool—Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans" in this free writing prospectus relating to the Colony Portfolio and the Atlantic Development Portfolio loan.

Risks Related to Redevelopment and Renovation at the Mortgaged Properties

Certain of the mortgaged properties are properties which are currently undergoing or are expected to undergo in the future redevelopment or renovation. For example, in the case of one mortgage loan (identified as Loan No. 25 on Annex A-1 to this free writing prospectus), representing approximately 2.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the single tenant at the mortgaged property known as 35 Technology Drive is in the process of, and is solely responsible for, gut renovating approximately 75% of the related mortgaged property. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income.

If the special servicer forecloses on behalf of the trust on a mortgaged property that is being redeveloped or renovated, pursuant to the REMIC provisions, the special servicer will only be permitted to arrange for completion of the redevelopment or renovation if at least 10% of the costs of construction were incurred at the time the default on the related mortgage loan became imminent.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower or its affiliate’s financial condition worsens, which risk may be mitigated when mortgaged properties are leased to unrelated third parties.

Tenant Bankruptcy Entails Risks

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. For example, certain of the mortgaged properties securing 2 mortgage loans (identified as Loan Nos. 7 and 66 on Annex A-1 to this free writing prospectus), representing approximately 3.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 4.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are leased in part to Winn Dixie, which filed for bankruptcy under Chapter 11 of the United States Bankruptcy Code in 2005. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) that are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining reserved rent (but not more than three years’ rent).

Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

Office Properties Have Special Risks

Office properties secure 43 mortgage loans representing approximately 45.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 50.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount.

A large number of factors may adversely affect the value of office properties, including:

•	the quality of an office building’s tenants;

•	an economic decline in the business operated by the tenants;

•	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

•	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

•	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

•	the desirability of the area as a business location;

•	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

•	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (all of which affect the demand for office space); and

•	in the case of medical office properties, the performance of a medical office property may depend on (i) the proximity of such property to a hospital or other health care establishment and (ii) reimbursements for patient fees from private or government sponsored insurers. Issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants. See ‘‘—Risks Relating to Mortgage Loan Concentrations’’ above.

Retail Properties Have Special Risks

Retail properties secure 60 mortgage loans representing approximately 25.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 28.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount.

The quality and success of a retail property’s tenants significantly affect the property’s market value and the related borrower’s ability to refinance such property. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.

The presence or absence of an ‘‘anchor tenant’’ or a ‘‘shadow anchor’’ in or near a shopping center also can be important because anchors play a key role in generating customer traffic and making a shopping center desirable for other tenants. An ‘‘anchor tenant’’ is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on or adjacent to the related mortgaged property. A ‘‘shadow anchor’’ is usually larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

•	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease;

•	termination of an anchor tenant’s or shadow anchor tenant’s lease; or if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

•	the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

•	the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

Sixty-one (61) of the mortgaged properties, securing mortgage loans representing approximately 22.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 26.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to have an ‘‘anchor tenant’’. Five (5) of the mortgaged properties, securing mortgage loans representing approximately 0.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be ‘‘shadow anchored’’. Seventeen (17) of the mortgaged properties, securing mortgage loans representing approximately 2.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be ‘‘unanchored’’.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants or anchor stores of the retail properties may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating under certain conditions, including, without limitation, certain other stores not being open for business at the mortgaged property or a subject store not meeting the minimum sales requirement under its lease, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant or dark space. In addition, in the event that an ‘‘anchor’’ or a ‘‘shadow anchor’’ fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. For example, with respect to the Houston Galleria loan (identified as Loan No. 2 on Annex A-1 to this free writing prospectus), representing approximately 6.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 7.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), an anchor tenant, Lord & Taylor, has vacated approximately 232,600 square feet of rentable area. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences. In this regard, see ‘‘—Tenant Bankruptcy Entails Risks’’ and ‘‘—Certain Additional Risks Relating to Tenants’’ above.

Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and clubs; catalogue retailers; home shopping networks; internet websites and telemarketing. Continued growth of these alternative retail markets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property.

Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Certain of the retail properties, including the mortgaged properties securing 3 mortgage loans (identified as Loan Nos. 5, 26 and 40 on Annex A-1 to this free writing prospectus), representing approximately 7.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 8.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), have movie theaters as part of the mortgaged property. These retail properties are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties. See ‘‘—Tenant Bankruptcy Entails Risks’’ above. In addition, because of unique construction requirements of movie theaters, any vacant movie theater space would not easily be converted to other uses.

Multifamily Properties Have Special Risks

Multifamily properties secure 63 mortgage loans representing approximately 19.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (21 mortgaged properties securing mortgage loans in loan group 1, representing approximately 10.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 42 mortgaged properties securing mortgage loans in loan group 2, representing approximately 95.4% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) by allocated loan amount. A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

•	the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

•	the location of the property, for example, a change in the neighborhood over time;

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services or amenities that the property provides;

•	the property’s reputation;

•	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

•	the presence of competing properties;

•	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

•	in the case of student housing facilities (mortgaged properties securing the mortgage loans identified as Loan Nos. 154 and 190 on Annex A-1 to this free writing prospectus), which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

•	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

•	adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

•	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

•	government assistance/rent subsidy programs.

Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state ‘‘Unfair and Deceptive Practices Acts’’ and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Multifamily properties located in certain areas of the United States have experienced increased occupancy levels as a result of relocations related to hurricanes Katrina, Rita and Wilma (including 2 mortgaged properties securing mortgage loans that are part of the Colony Portfolio (identified as Loan Nos. 19 and 21 on Annex A-1 to this free writing prospectus), representing approximately 0.6% of the aggregate principal balance of the pool of mortage loans as of the cut-off date (approximately 0.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date)). However, there can be no assurance that such increased occupancy levels will continue as the areas affected by the hurricanes in the Southeastern United States become habitable. See "—Other Risks—Recent Hurricanes" in this free writing prospectus.

Certain of the mortgaged properties securing mortgage loans are eligible (or may become eligible in the future) for and have received low-income or affordable housing tax credits or other similar governmental benefits pursuant to certain government programs in respect of various units within the mortgaged property or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. Certain of the mortgage loans are secured by, or may be secured in the future by, mortgaged properties that are subject to certain affordable housing covenants, in respect of various units within such mortgaged properties. With respect to certain of the mortgage loans, the borrower may receive tax abatements, subsidies or other assistance from government programs. Generally, the mortgaged property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements or the borrower or mortgaged property must have certain other characteristics consistent with the government policy. We can give you no assurance that any government or other assistance programs will be continued in their present form during the terms of the related mortgage loans, that the borrower will continue to comply with the requirements of the programs to enable the borrower or investors in such programs to receive the subsidies or assistance in the future or for the borrower to continue to receive their tax benefits, or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans. See ‘‘Description of the Mortgage Pool—Assistance Programs’’ in this free writing prospectus.

Certain of the mortgage loans are secured or may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants, in respect of various units within the mortgaged properties.

Industrial Properties Have Special Risks

Industrial properties secure 13 mortgage loans representing approximately 6.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 7.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount. Significant factors determining the value of industrial properties are:

•	the quality of tenants;

•	reduced demand for industrial space because of a decline in a particular industry segment;

•	the property becoming functionally obsolete;

•	building design and adaptability;

•	unavailability of labor sources;

•	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

•	changes in proximity of supply sources;

•	the expenses of converting a previously adapted space to general use; and

•	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties may be more frequently dependent on a single or a few tenants.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceilings, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Senior Living and Residential Healthcare Facilities Have Special Risks

Senior living properties secure 3 mortgage loans representing approximately 2.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount.

Residential healthcare facilities pose risks not associated with other types of income- producing real estate. Providers of long term nursing care, assisted living and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to and maintenance of facilities and services. Providers also are affected by the reimbursement policies of private insurers to the extent that providers are dependent on patients whose fees are reimbursed by such insurers.

The failure of a borrower to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a mortgaged property (in which case no revenues would be received from such property or portion thereof requiring licensing) or, if applicable, bar it from participation in government reimbursement programs.

In the event of foreclosure, we cannot ensure that the trustee or any other purchaser at a foreclosure sale would be entitled to the rights under such licenses and such party may have to apply in its own right for such a license.

We also cannot provide assurance that a new license could be obtained or that the related mortgaged property would be adaptable to other uses following a foreclosure.

To the extent any residential healthcare facility receives a significant portion of its revenues from government reimbursement programs, primarily Medicaid and Medicare, such revenue may be subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions.

Governmental payors have employed cost containment measures that limit payments to healthcare providers, and there are currently under consideration various proposals in the United States Congress that could materially change or curtail those payments. Accordingly, we can give no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If not, net operating income of the mortgaged properties that receive substantial revenues from those sources, and consequently the ability of the related borrowers to meet their mortgage loan obligations, could be adversely affected.

Under applicable federal and state laws and regulations, including those that govern Medicare and Medicaid programs, only the provider who actually furnished the related medical goods and services may sue for or enforce its right to reimbursement. Accordingly, in the event of foreclosure, none of the trustee, the applicable master servicer or a subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.

Other factors that may adversely affect the value and successful operation of a residential healthcare property include:

•	increasing governmental regulation and supervision;

•	a decline in the financial health, skill or reputation of the operator;

•	increased operating expenses; and

•	competing facilities owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues, or other sources.

Hotel Properties Have Special Risks

Hotel properties secure 5 mortgage loans representing approximately 2.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount.

Various factors may adversely affect the economic performance of a hotel, including:

•	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

•	the construction of competing hotels or resorts;

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

•	changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways, concerns about travel safety or other factors.

Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, terrorist attacks in September 2001 and the potential for future terrorist attacks may have adversely affected the occupancy rates, and accordingly, the financial performance of hotel properties. See ‘‘—Risks to the Mortgaged Properties Relating to Terrorist Attacks and Foreign Conflicts’’ above.

Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.

Limited-service hotels may subject a lender to more risk than full-service hotels as they generally require less capital for construction than full-service hotels. In addition, as limited-service hotels generally offer fewer amenities than full-service hotels, they are less distinguishable from each other. As a result, it is easier for limited-service hotels to experience increased or unforeseen competition.

The liquor licenses for most of the hotel mortgaged properties are held by affiliates of the borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full-service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel’s occupancy rate.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

Eleven (11) of the hotel properties that secure the mortgage loans representing approximately 2.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) are affiliated with a franchise or hotel management company through a franchise or management agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

•	the continued existence and financial strength of the franchisor or hotel management company;

•	the public perception of the franchise or hotel chain service mark; and

•	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise agreement or management agreement. There can be no assurance that a replacement franchise could be obtained in the event of termination. In addition, replacement franchises may require significantly higher fees as well as the investment of capital to bring the hotel into compliance with the requirements of the replacement franchisor. Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

Lack of Skillful Property Management Entails Risks

The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

We make no representation or warranty as to the skills of any present or future property managers. In many cases, the property manager is the borrower or an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the trust fund may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable. Additionally, other mortgaged properties may be part of a condominium regime. The use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime, may similarly not be readily convertible to alternative uses. Additionally, any vacant movie theater space would not easily be converted to other uses due to the unique construction requirements of movie theaters. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such mortgaged properties. Furthermore, certain mortgaged properties are subject to certain use restrictions and/or low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of such mortgaged property to alternative uses. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses.

Zoning or other restrictions may also prevent alternative uses. See ‘‘—Zoning Compliance and Use Restrictions May Adversely Affect Property Value’’ below. See also ‘‘—Industrial Properties Have Special Risks’’ above.

Condominium Ownership May Limit Use and Improvements

With respect to certain of the mortgage loans, the related mortgaged property consists of the related borrower’s interest in commercial condominium interests in buildings and/or other improvements, and related interests in the common areas and the related voting rights in the condominium association. Such interests may in some cases constitute less than a majority of such voting rights. The board of managers of the condominium generally has discretion to make decisions affecting the condominium and there may be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under the related mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject mortgaged property, due to the possible existence of multiple loss payees on any insurance policy covering such mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium. For example, with respect to one mortgage loan, representing approximately 6.9% of the initial pool balance and approximately 7.7% of the initial loan group 1 balance, a portion of the related mortgaged property consists of the related borrower's interest in condominium interests.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not

Various factors may adversely affect the value of a mortgaged property without affecting the property’s current net operating income. These factors include, among others:

•	the existence of, or changes in, governmental regulations, fiscal policy, zoning or tax laws;

•	potential environmental legislation or liabilities or other legal liabilities;

•	the availability of refinancing; and

•	changes in interest rate levels.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss

A leasehold interest under a ground lease secures all or a portion of 6 mortgage loans representing approximately 12.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (5 mortgage loans, representing approximately 13.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgage loan in loan group 2, representing approximately 3.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a ‘‘mortgageable’’ ground lease.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals). If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the bankrupt lessee/borrower’s right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated may not be enforceable. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. § 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. § 363(e)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a ‘‘free and clear’’ sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)(4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recoup the full value of the leasehold interest in bankruptcy court.

See ‘‘Certain Legal Aspects of Mortgage Loans—Foreclosure—Leasehold Risks’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the Prospectus.

Shari’ah Compliant Loans

One group of two cross-collateralized mortgage loans (identified as Loan No. 1 on Annex A-1 to this free writing prospectus), representing approximately 8.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 9.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) is structured to comply with Islamic law (Shari’ah). Title to each mortgaged property is held by the related borrower, each of which is owned by a corporate service company. Each borrower has master leased the related mortgaged property to a master lessee, each of which is owned by certain Muslim investors. The rent payable pursuant to the master lease is intended to cover the debt service payments required under the related mortgage loan. Each master lease is expressly subordinate to the related mortgage loan pursuant to the terms of a subordination agreement. There is a risk that in a bankruptcy case of the master lessee, the master lease could be recharacterized as a financing lease. If such recharacterization occurred, the master lessee could own the fee interest in the related mortgaged property and the master lease would be viewed as a loan. To mitigate the effect of such recharacterization, each master tenant has been formed as a special purpose entity. In addition, the mortgage has been dated prior to the execution of each master lease. No master tenant can enter into its master lease until after the related mortgage has been executed. Thus, each mortgage will be prior in time to the related master lease even if such master lease is recharacterized as a financing lease.

Limitations of Appraisals

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination or acquisition of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers, but appraisals are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. The values of the mortgaged properties may have fluctuated significantly since the appraisals were performed. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. In certain cases, appraisals may reflect ‘‘as stabilized’’ values reflecting certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. For example, with respect to 9 mortgage loans (identified as Loan Nos. 2, 3, 35, 41, 48, 74, 81, 109 and 130 on Annex A-1 to this free writing prospectus), representing approximately 16.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (9 mortgage loans in loan group 1, representing approximately 17.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgage loan in loan group 2, representing approximately 3.1% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) the appraised value represented is the "as-stabilized" value. In some cases, the appraisal may value the property on a portfolio basis, which may result in a higher value than the aggregate value that would result from a separate individual appraisal on each mortgaged property.

We cannot assure you that the information set forth in this free writing prospectus regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

Your Lack of Control Over the Trust Fund Can Create Risks

You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See ‘‘Servicing of the

Mortgage Loans—General’’ in this free writing prospectus. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the applicable master servicer, the trustee, or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

Potential Conflicts of Interest

The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standards without regard to ownership of any certificate by a servicer or any of its affiliates. See ‘‘Servicing of the Mortgage Loans—General’’ in this free writing prospectus.

Notwithstanding the foregoing, the applicable master servicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the applicable master servicer, the special servicer or any of their respective affiliates holds Series 2005-LDP5 non-offered certificates, or has financial interests in or other financial dealings with a borrower under any of the mortgage loans. Each of these relationships may create a conflict of interest. For instance, a special servicer or its affiliate that holds Series 2005-LDP5 non-offered certificates might seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In general, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the non-offered certificates. See
’’—Special Servicer May Be Directed to Take Actions’’ below.

Each servicer services and will, in the future, service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the trust. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the trust. Consequently, personnel of any of the servicers may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the applicable master servicer or the special servicer.

Conflicts may arise because a mortgage loan seller and its affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real-estate related assets in the ordinary course of their businesses. During the course of their business activities, the respective mortgage loan sellers and their affiliates may acquire, sell or lease properties, or finance loans secured by properties which may include the mortgaged properties securing the pooled mortgage loans or properties that are in the same markets as those mortgaged properties. In addition, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans. For example, with respect to certain of the mortgage loans, the related mortgage loan seller holds subordinate secured debt (including certain, subordinate companion loans) and/or mezzanine debt relating to the applicable mortgaged property. In the circumstances described above, the interests of those mortgage loan sellers and their affiliates may differ from, and compete with, the interests of the trust fund. Additional financial interests in, or other financial dealings with, a borrower or its affiliates under any of the mortgage loans may create conflicts of interest.

Each mortgage loan seller is obligated to repurchase or substitute for a mortgage loan sold by it under the circumstances described under ‘‘Description of the Mortgage Pool— Representations and Warranties; Repurchases and Substitutions’’ in this free writing prospectus.

JPMorgan Chase Bank, N.A. is one of the mortgage loan sellers and the swap counterparty and is an affiliate of J.P. Morgan Chase Commercial Mortgage Securities Corp., the depositor, and J.P. Morgan Securities Inc., one of the underwriters. Nomura Credit & Capital, Inc. is one of the mortgage loan sellers and is an affiliate of Nomura Securities International, Inc., one of the underwriters. PNC Bank, National Association is one of the mortgage loan sellers and is an affiliate of Midland Loan Services, Inc., the special servicer and one of the master servicers, and of PNC Capital Markets LLC, one of the underwriters. IXIS Real Estate Capital Inc. is one of the mortgage loan sellers and is an affiliate of IXIS Securities North America Inc., one of the underwriters.

Each of the foregoing relationships should be considered carefully by prospective investors.

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

•	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

Special Servicer May Be Directed to Take Actions

In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the directing certificateholder (or with respect to an AB mortgage loan, in certain circumstances, the holder of the related subordinate companion loan or with respect to the Houston Galleria loan, the operating advisor for the Houston Galleria loan), take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. See ‘‘Servicing of the Mortgage Loans—The Directing Certificateholder and the Houston Galleria Operating Advisor’’ in this free writing prospectus. The directing certificateholder will be controlled by the controlling class certificateholders. The operating advisor for the Houston Galleria loan will be designated by certain holders of the Class HG certificates or the holder of the Houston Galleria non-trust subordinate companion loan pursuant to the pooling and servicing agreement. Each of the directing certificateholder, the operating advisor for the Houston Galleria loan and the holder of a subordinate companion loan may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that the directing certificateholder, the operating advisor for the Houston Galleria loan or the holder of a subordinate companion loan may direct the special servicer to take actions that conflict with the interests of certain classes of the offered certificates. However, the special servicer is not permitted to take actions which are prohibited by law or violate the servicing standards or the terms of the mortgage loan documents. In addition, the special servicer may be removed without cause by the directing certificateholder as described in this free writing prospectus. See ‘‘Description of the Mortgage Pool—AB Mortgage Loan Pairs’’ and ‘‘Servicing of the Mortgage Loans—General’’, ‘‘—The Special Servicer’’ and ‘‘—The Directing Certificateholder and the Houston Galleria Operating Advisor’’ in this free writing prospectus.

Bankruptcy Proceedings Entail Certain Risks

Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower’s trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under federal bankruptcy law, the lender will be stayed from enforcing a borrower’s assignment of rents and leases. Federal bankruptcy law also may interfere with the applicable master servicer’s or the special servicer’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.

In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

As a result of the foregoing, the trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Certain of the mortgage loans have sponsors that have previously filed for bankruptcy protection, which in some cases may have involved the same property which currently secures the mortgage loan. In each case, the related entity or person has emerged from bankruptcy. In addition, certain of the mortgage loans have sponsors that have previously defaulted on loans. We cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

Risks Relating to Prepayments and Repurchases

The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties.

In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2FL, Class A-2B, Class A-3, Class A-4, Class A-SB and Class A-1A certificates will generally be based upon the particular loan group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1, Class A-2FL, Class A-2B, Class A-3, Class A-4 and Class A-SB certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

The yield on each of the Class A-1A, Class A-2B, Class A-3, Class A-4, Class A-SB, Class A-M, Class A-J, Class X-2, Class B, Class C, Class D, Class E and Class F certificates and, in certain cases, the Class A-2FL certificates would be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate equal to, based upon, or limited by the weighted average net mortgage rate of the mortgage loans (not including the Houston Galleria trust subordinate companion loan). The pass-through rates on those classes of certificates may be adversely affected as a result of a decrease in the weighted average of the net mortgage rates on the mortgage loans (not including the Houston Galleria trust subordinate companion loan) even if principal prepayments do not occur. See ‘‘Yield and Maturity Considerations’’ in this free writing prospectus.

The Class X-2 certificates will not be entitled to distributions of principal but instead will accrue interest on their notional amount. Because the notional amount of the Class X-2 certificates is based upon all or a portion of the outstanding certificate balances of the Class A-1, Class A-2B, Class A-3, Class A-4, Class A-SB, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q certificates and the Class A-2FL regular interest as described under "Description of the Certificates—General" in this free writing prospectus, the yield to maturity on the Class X-2 certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans. Also, a rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-2 certificates. Investors in the Class X-2 certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

Although all of the mortgage loans have prepayment protection in the form of lockout periods with defeasance provisions or with yield maintenance or prepayment premium provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the mortgage loan is prepaid within a 3-month period prior to the stated maturity date or anticipated repayment date, or after the anticipated repayment date, as the case may be. However, 23 mortgage loans, representing approximately 19.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date

(12 mortgage loans in loan group 1, representing approximately 18.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 11 mortgage loans in loan group 2, representing approximately 33.1% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), permit voluntary prepayment without payment of a yield maintenance charge at any time on or after a date generally ranging from 1 month to 10 months (or in the case of 1 mortgage loan identified as Loan No. 90 on Annex A-1 to this free writing prospectus, 25 months) prior to the stated maturity date. Additionally, none of the mortgage loans with anticipated repayment dates require a yield maintenance charge after the related anticipated repayment date. In addition, with respect to 1 mortgage loan (identified as Loan No. 47 on Annex A-1 to this free writing prospectus), representing approximately 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), although the related borrower is prohibited from prepaying the related mortgage loan until April 2011, the sole tenant at the mortgaged property, TRS Inc. – Experian, has the option to acquire the mortgaged property at fair market value commencing in October 2010. The mortgagee has received a payment guaranty from Lexington Corp. Property Trust to make up for any shortfall between the value paid by the tenant and the amount necessary to defease the related mortgage loan. In addition, upon the occurrence of a condemnation of (i) the entire mortgaged property or (ii) more than 25% of the improvements or 50% of the land comprising the mortgaged property, such tenant is required to deliver to the mortgagee a purchase offer at a price set forth in the related leasing documents. The mortgagee may elect to reject the tenant's purchase offer and upon such a rejection, the tenant's lease would terminate as of the termination date set forth in the tenant's purchase offer. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this free writing prospectus. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•	the terms of the mortgage loans;

•	the length of any prepayment lockout period;

•	the level of prevailing interest rates;

•	the availability of mortgage credit;

•	the applicable yield maintenance charges and prepayment premiums;

•	the applicable master servicer’s or the special servicer’s ability to enforce those charges or premiums;

•	the failure to meet certain requirements for the release of escrows;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

Generally, no yield maintenance charge or prepayment premium will be required for prepayments in connection with a casualty or condemnation unless, in the case of some of the mortgage loans, an event of default has occurred and is continuing. We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. See ‘‘—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions’’ below. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related insurance proceeds or condemnation award to the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration; provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award.

Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or prepayment premium will be payable. Mezzanine lenders and holders of subordinate companion loans may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges. In addition, certain of the mortgage loans are secured by mortgaged properties that have tenants or a master lessee that have an option to purchase the mortgaged property. Generally, such options are subject and subordinate to the related mortgage loan. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.

Certain of the mortgage loans are secured in part by letters of credit and/or cash reserves that in each such case:

(i) will be released to the related borrower upon satisfaction of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

(ii) if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

In addition, with respect to certain of the mortgage loans, if the borrower does not satisfy the performance conditions and does not qualify for the release of the related cash reserve, the reserve, less, in some cases, a yield maintenance charge or prepayment premium, may be applied to reduce the principal balance of the mortgage loan and the remaining unpaid balance of the mortgage loan may be re-amortized over the remaining amortization term.

Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss

The certificates will be subject to optional early termination by means of the purchase of the mortgage loans in the trust fund. We cannot assure you that the proceeds from a sale of the mortgage loans and/or REO properties will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of offered certificates affected by such a termination may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See ‘‘Description of the Certificates— Termination; Retirement of Certificates’’ in this free writing prospectus.

Sensitivity to LIBOR and Yield Considerations

The yield to investors in the Class A-2FL certificates will be highly sensitive to changes in the level of LIBOR. Investors in the Class A-2FL certificates should consider the risk that lower than anticipated levels of LIBOR could result in actual yields that are lower than anticipated yields on the Class A-2FL certificates.

In addition, because interest payments on the Class A-2FL certificates may be reduced or the pass-through rate may convert to a fixed rate, subject to a maximum pass-through rate equal to the weighted average of the net interest rates on the mortgage loans, in connection with certain events discussed in this free writing prospectus, the yield to investors in the Class A-2FL certificates under such circumstances may not be as high as that offered by other LIBOR-based investments which are not subject to such interest-rate restrictions.

In general, the earlier a change in the level of LIBOR, the greater the effect on such investor’s yield to maturity. As a result, the effect on such investor’s yield to maturity of a level of LIBOR that is higher (or lower) than the rate anticipated by such investor during the period immediately following the issuance of the Class A-2FL certificates is not likely to be offset by a subsequent like reduction (or increase) in the level of LIBOR. The failure by the swap counterparty in its obligation to make payments under the swap contract and/or the conversion to a fixed rate which is below the rate which would otherwise be payable at the floating rate would have such a negative impact. There can be no assurance that a default by the swap counterparty and/or the conversion of the pass-through rate from a rate based on LIBOR to a fixed rate would not adversely affect the amount and timing of distributions to the holders of the Class A-2FL certificates. See ‘‘Yield and Maturity Considerations’’ in this free writing prospectus.

Risks Relating to the Swap Contract

The trust will have the benefit of a swap contract relating to the Class A-2FL certificates issued by JPMorgan Chase Bank, N.A. Because the Class A-2FL regular interest accrues interest at a fixed rate of interest, the ability of the holders of the Class A-2FL certificates to obtain the payment of interest at the designated pass-through rate (which payment of interest may be reduced in certain circumstances as described in this free writing prospectus) will depend on payment by the swap counterparty pursuant to the swap contract. See ‘‘Description of the Swap Contract—The Swap Counterparty’’ in this free writing prospectus.

If the swap counterparty’s long term rating is not at least ‘‘A–’’ by Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc., ‘‘A3’’ by Moody’s Investors Service, Inc. and ‘‘A–’’ by Fitch, Inc., the swap counterparty will be required to post collateral or find a replacement swap counterparty that would not cause another rating agency trigger event. In the event that the swap counterparty fails to either post acceptable collateral or find an acceptable replacement swap counterparty after such a trigger event, the trustee will be required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 25% of the Class A-2FL certificates, to enforce the rights of the trust under the swap contract as may be permitted by the terms thereof and use any termination fees received from the swap counterparty to enter into a replacement swap contract on substantially similar terms. If the costs attributable to entering into a replacement swap contract would exceed the net proceeds of the liquidation of the swap contract, a replacement swap contract will not be entered into and any such proceeds will instead be distributed to the holders of the Class A-2FL certificates. There can be no assurance that the swap counterparty will maintain its current ratings or have sufficient assets or otherwise be able to fulfill its obligations under the swap contract.

During the occurrence of such a trigger event and in the event that a replacement swap counterparty is not found, the Class A-2FL certificate pass-through rate will convert to a fixed interest rate. Any such conversion to a fixed rate might result in a temporary delay of payment of the distributions to the holders of the Class A-2FL certificates if DTC does not receive notice of the resulting change in payment terms of the Class A-2FL certificates within the time frame and in advance of the Distribution Date that DTC requires to modify the payment.

In addition, if the funds allocated to payment of interest distributions on the Class A-2FL regular interest are insufficient to make all required interest payments on the Class A-2FL regular interest, the amount paid to the swap counterparty will be reduced and interest paid by the swap counterparty under the swap contract will be reduced, on a dollar-for-dollar basis, by an amount equal to the difference between the amount actually paid to the swap counterparty and the amount that would have been paid if the funds allocated to payment of interest distributions on the Class A-2FL regular interest had been sufficient to make all required interest payments on the Class A-2FL regular interest. As a result, the holders of the Class A-2FL certificates may experience an interest shortfall. See ‘‘Description of the Swap Contract’’ in this free writing prospectus.

Mortgage Loan Sellers May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan

Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for JPMorgan Chase Bank, N.A. solely in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of any mortgage loan seller’s representations and warranties or any material document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a ‘‘qualified mortgage’’ for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See ‘‘Description of the Mortgage Pool—The Mortgage Loan Sellers’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions’’ in this free writing prospectus and ‘‘Description of the Pooling Agreements—Representations and Warranties; Repurchases’’ in the Prospectus.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring yield maintenance charges or prepayment premiums also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premiums. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

Risks Relating to Borrower Default

The rate and timing of delinquencies or defaults on the mortgage loans will affect:

•	the aggregate amount of distributions on the offered certificates;

•	their yield to maturity;

•	their rate of principal payments; and

•	their weighted average life.

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class).

If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced, and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

Delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See ‘‘Certain Legal Aspects of the Mortgage Loans—Foreclosure’’ in the Prospectus.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this free writing prospectus, the applicable master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances at the ‘‘Prime Rate’’ as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is generally senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Risks of Limited Liquidity and Market Value

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, through one or more of their affiliates, currently intend to make a market in the offered certificates, none of the underwriters has any obligation to do so, any market making may be discontinued at any time, and there can be no assurance that an active secondary market for the offered certificates will develop. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. See ‘‘Risk Factors— Your Ability to Resell Certificates May Be Limited Because of Their Characteristics’’ in the Prospectus.

Different Timing of Mortgage Loan Amortization Poses Certain Risks

As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described in this free writing prospectus. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is so because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the certificate balance of the preceding class or classes entitled to receive principal has been reduced to zero.

Subordination of Subordinate Offered Certificates

As described in this free writing prospectus, unless your certificates are Class A-1, Class A-2B, Class A-2FL, Class A-3, Class A-4, Class A-SB, Class A-1A or Class X-2 certificates, your right to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier sequential designation and to the Class X-1 certificates.

See ‘‘Description of the Certificates—Distributions—Priority’’ and ‘‘Description of the Certificates—Subordination; Allocation of Collateral Support Deficit’’ in this free writing prospectus.

Limited Information Causes Uncertainty

Some of the mortgage loans that we intend to include in the trust are mortgage loans that were made to enable the related borrower to acquire the related mortgaged property. Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

Environmental Risks Relating to the Mortgaged Properties

The trust could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or in certain limited cases, after origination), including Phase I site assessments or updates of previously performed Phase I site assessments, or (ii) subject to a lender’s environmental insurance policy. In some cases, Phase II site assessments also have been performed. Although assessments were made on the majority of the mortgaged properties and these involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

Except as described below, none of the environmental assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those:

•	that will be remediated or abated in all material respects by the closing date;

•	for which an escrow or letter of credit for the remediation was established;

•	for which an environmental insurance policy was obtained from a third party insurer;

•	for which the consultant recommended an operations and maintenance plan with respect to the applicable mortgaged property or periodic monitoring of nearby properties, which recommendations are consistent with industry practice;

•	for which the principal of the borrower or another financially responsible party has provided an indemnity or is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments;

•	for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation;

•	as to which the borrower or other responsible party obtained a ‘‘no further action’’ letter or other evidence that governmental authorities are not requiring further action or remediation (or as to which the borrower or other responsible party will be obtaining such ‘‘no further action’’ or remediation letter and a holdback or other assurance was made to secure the receipt of such letter); or

•	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws.

In certain cases, the identified condition was related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related mortgage loan documents, with certain exceptions, generally required, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials and lead-based paint, a containment, abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on-site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed. Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.

See ‘‘Description of the Mortgage Pool—Underwriting Guidelines and Processes— Environmental Site Assessment’’ and ‘‘Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans’’ in this free writing prospectus and ‘‘Risk Factors—Failure to Comply with Environmental Law May Result in Additional Losses’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Environmental Risks’’ in the Prospectus.

Tax Considerations Relating to Foreclosure

If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must retain an independent contractor to operate the property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when the mortgage loan defaulted or the default of the mortgage loan becomes imminent. Any net income from the operation of the property (other than qualifying ‘‘rents from real property’’), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the lower-tier REMIC to federal tax on that income at the highest marginal corporate tax rate (currently 35%) and possibly state or local tax. In that event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the lower-tier REMIC to earn ‘‘net income from foreclosure property’’ that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or net leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

Risks Associated with One Action Rules

The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. For example, several states (including California) have laws that prohibit more than one ‘‘judicial action’’ to enforce a mortgage obligation, and some courts have construed the term ‘‘judicial action’’ broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where a ‘‘one action’’ rule could be applicable. In the case of a multi-property mortgage loan that is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where ‘‘one action’’ rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on defaulted mortgage loans. See ‘‘Certain Legal Aspects of Mortgage Loans— Foreclosure’’ in the Prospectus.

Risks Relating to Enforceability

All of the mortgages permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. Courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property’s cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In addition, as previously discussed, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender’s ability to collect the rents may be adversely affected.

Potential Absence of Attornment Provisions Entails Risks

In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions (i.e., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

Property Insurance May Not Be Sufficient

All of the mortgage loans (other than one mortgage loan, representing 0.2% of the initial pool balance and 0.2% of the loan group 1 balance) require the related borrower to maintain, or cause to be maintained, property insurance (which, in some cases, is provided by allowing a tenant to self-insure). However, the mortgaged properties may suffer casualty losses due to risks that were not covered by insurance or for which insurance coverage is inadequate. Specifically, certain of the mortgage loans may have insurance coverage that specifically excludes coverage for losses due to mold, certain acts of nature, terrorism activities or other comparable conditions or events. In addition, mortgaged properties representing approximately 17.4%, 9.7% and 3.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount (approximately 15.7%, 10.8% and 3.5%, respectively, of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 31.8%, 0.0% and 4.7%, respectively, of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are located in Texas, Florida and California, respectively, states that have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. We cannot assure you that borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs. Certain mortgage loans are secured by improvements for which coverage for acts of terrorism have been waived, are not required or are required only if certain conditions (such as availability at reasonable rates or maximum cost limits) are satisfied.

Following the September 11, 2001 terrorist attacks in the New York City area and in the Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program. The Terrorism Insurance Program is administered by the Secretary of the Treasury and will provide financial assistance from the United States government to insurers in the event of another terrorist attack that results in an insurance claim. The Treasury Department established procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 90% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion. An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States-wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

The Terrorism Insurance Program requires that each insurer for policies in place prior to November 26, 2002, provide its insureds with a statement of the proposed premiums for terrorism coverage, identifying the portion of the risk that the federal government will cover, within 90 days after November 26, 2002. Insureds will have 30 days to accept the continued coverage and pay the premium. If an insured does not pay the premium, insurance for acts of terrorism may be excluded from the policy. All policies for insurance issued after November 26, 2002 must make similar disclosure. The Terrorism Risk Insurance Act of 2002 does not require insureds to purchase the coverage nor does it stipulate the pricing of the coverage. In addition, there can be no assurance that all of the borrowers under the mortgage loans have accepted the continued coverage or, if any have, that they will continue to maintain the coverage.

Through December 2005, insurance carriers are required under the program to provide terrorism coverage in their basic ‘‘all-risk’’ policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses, subject to the immediately preceding paragraph. Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

However, the Terrorism Insurance Program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States government. It remains unclear what acts will fall under the purview of the Terrorism Insurance Program.

Furthermore, there can be no assurance that the Terrorism Insurance Program or state legislation will substantially lower the cost of obtaining terrorism insurance. There can be no assurance that such temporary program will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that such program will be renewed or extended, or that subsequent terrorism insurance legislation will be passed upon its expiration. New legislation was introduced in June 2004 and reintroduced in February 2005 to extend the Terrorism Insurance Program for an additional 2 years beyond December 31, 2005 and to establish a partnership or commission to recommend a long-term solution to the terrorism risk problem. Different versions of such legislation have been passed by both the Senate and the House of Representatives, but there can be no assurance that such bills can be reconciled or that any final bill will become law.

Finally, the Terrorism Insurance Program terminates on December 31, 2005 and the Secretary of the Treasury announced on June 30, 2005 the Treasury Department’s opposition to an extension of the Terrorism Risk Insurance Act of 2002 in its current form. If the Terrorism Risk Insurance Act of 2002 is not extended or renewed, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to enlarge stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any policies contain ‘‘sunset clauses’’ (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Risk Insurance Act of 2002.

The various forms of insurance maintained with respect to any of the mortgaged properties, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure mortgage loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the mortgage loans in the trust fund.

Some of the mortgage loans specifically require terrorism insurance, but this insurance may be required only to the extent it can be obtained for premiums less than or equal to a ‘‘cap’’ amount specified in the related mortgage loan documents, only if it can be purchased at commercially reasonable rates, only with a deductible at a certain threshold and/or other similar conditions. For example, with respect to the Brookdale Office Portfolio mortgage loan (identified as Loan No. 1 on Annex A-1 to this free writing prospectus) representing approximately 8.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 9.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), terrorism insurance is only required to the extent of such insurance that can be purchased for an annual premium equal to two times the related borrower’s then current premium for ‘‘all-risk’’ insurance, unless owners and/or operators of similar properties are generally obtaining terrorism insurance or lenders financing similar properties are generally requiring terrorism insurance as a condition of financing. With respect to the DRA-CRT Portfolio II mortgage loan (identified as Loan No. 7 on Annex A-1 to this free writing prospectus), representing approximately 3.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 3.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), if terrorism insurance is provided pursuant to a stand-alone insurance policy, the borrower is not required to spend in excess of $575,750 to obtain such coverage. If such terrorism insurance coverage is provided pursuant to a blanket policy, the borrower shall not be obligated to spend in excess of $301,000 for such coverage, provided that such blanket policy at all times must have a blanket coverage amount at least equal to the property in the portfolio that has the then highest sum of replacement cost plus 18-months business interruption insurance. With respect to the Chartwell Portfolio mortgage loan (identified as Loan No. 27 on Annex A-1 to this free writing prospectus), representing approximately 2.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), terrorism insurance is only required to the extent of such insurance that can be purchased for $200,000 annually.

With respect to certain of the mortgage loans, the ‘‘all-risk’’ policy specifically excludes terrorism insurance from its coverage. In some such cases, the related borrower obtained supplemental insurance to cover terrorism risk. In other cases, the lender waived the requirement that such insurance be maintained.

With respect to certain of the mortgage loans, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive all-risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies. With respect to certain mortgage loans in the trust, the related borrower is not required to maintain any terrorism insurance coverage either as part of its ‘‘all-risk’’ policy or under a stand-alone policy.

Even if the mortgage loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the applicable master servicer or the special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, based on inquiry consistent with the servicing standards and subject to the consent of the directing certificateholder, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located. Additionally, if the related borrower fails to maintain such insurance, the applicable master servicer or the special servicer, as applicable, will not be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real estate properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Zoning Compliance and Use Restrictions May Adversely Affect Property Value

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws are otherwise permitted, are considered to be a ‘‘legal non-conforming use’’ and/or the improvements are considered to be ‘‘legal non-conforming structures’’. This means that the borrower is not required to alter its use or structure to comply with the existing or new law; however, the borrower may not be able to continue the non-conforming use or rebuild the non-conforming premises ‘‘as is’’ in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be ‘‘legal non-conforming uses’’ or ‘‘legal non-conforming structures’’. The failure of a mortgaged property to comply with zoning laws or to be a ‘‘legal non-conforming use’’ or ‘‘legal non-conforming structure’’ may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

In addition, certain of the mortgaged properties may be subject to certain restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the use or character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See ‘‘Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act’’ in the Prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

No Reunderwriting of the Mortgage Loans

We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller’s obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See ‘‘Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions’’ in this free writing prospectus.

Litigation or Other Legal Proceedings Could Adversely Affect the Mortgage Loans

There may be pending or threatened legal proceedings against, or other past or present adverse regulatory circumstances experienced by the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. In certain cases, principals and/or affiliates of the borrowers are involved or may have been involved in prior litigation or property foreclosures or deed-in-lieu of foreclosures. In addition, in the case of 2 mortgage loans (identified as Loan Nos. 82 and 139 on Annex A-1 to this free writing prospectus), representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the sponsor has had properties that have been either in default or foreclosed upon in the past three years.

In the case of the Jordan Creek mortgage loan (identified as Loan No. 5 on Annex A-1 to this free writing prospectus), representing approximately 4.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 4.7% of the aggregate principal balance of the pool of mortgage loans in loan group 1 as of the cut-off date), the borrower, the related mortgage loan seller and others have been sued in connection with a suit to foreclose a mechanic's lien in the amount of $1,620,211.61 against the mortgaged property filed by a contractor in connection with the build-out of a tenant space at the mortgaged property. The title company has undertaken the defense of the lender. At origination, the lender received a title insurance policy for the mortgaged property that insures that the related mortgage is a first priority lien on the mortgaged property. The litigation has been settled and lien releases are in the process of being obtained.

In the case of 5 mortgage loans (identified as Loan Nos. 42, 43, 44, 45 and 46 respectively on Annex A-1 to this free writing prospectus), representing approximately 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.9% of the aggregate principal balance of the mortgage loans in group 1 as of the cut-off date), the sponsor of the related borrower is being sued following the foreclosure of a mortgage loan made to an entity controlled by that sponsor, which mortgage loan was an asset in a prior commercial mortgage loan securitization transaction. The action is being brought for the actual economic damages of the mortgagee in connection with incomplete renovations to the property and termination of the leases in the mortgaged property.

In the case of 1 mortgage loan (identified as Loan No. 36 on Annex A-1 to this free writing prospectus), representing approximately 1.1% of the aggregate principal balance of the pool of mortgage loans as of the cut off date (approximately 1.2% of the aggregate principal balance of the mortgage loans in group 1 as of the cut-off date), a $20,000,000 lawsuit was filed by the condominium owners of the building adjacent to the mortgaged property, claiming their building sank and shifted due to the construction on the mortgaged property. The lawsuit names as defendants the sole member of the related borrower, the fee owner of the mortgaged property and others. The litigation is being defended by the related sponsor's insurance company. In addition, the mortgaged property is subject to three mechanic's liens in the aggregate amount of $829,297.72, which do not appear as exceptions to the related title insurance policy and for which funds have been escrowed.

We cannot assure you that any litigation, other legal proceedings or other adverse situations will not have a material adverse effect on your investment.

Risks Relating to Book-Entry Registration

Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See ‘‘Risk Factors—Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment’’ in the Prospectus for a discussion of important considerations relating to not being a certificateholder of record.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.

Other Risks

Recent Hurricanes. In late August, September and October 2005, hurricanes Katrina, Rita and Wilma and related windstorms, floods and tornadoes caused extensive and catastrophic physical damage to coastal and inland areas located in the Gulf Coast region of the United States (parts of Texas, Louisiana, Mississippi, Alabama and Florida) and certain other parts of the southeastern United States (including offshore facilities in the Gulf of Mexico) consisting of severe flooding, wind and water damage, forced evacuations, contamination, gas leaks and fire and environmental damage. That damage, and the national, regional and local economic and other effects of that damage, are not yet fully assessed or known. Initial economic effects appear to include nationwide decreases in oil supplies and refining capacity, nationwide increases in gas prices and regional interruptions in travel and transportation, tourism and economic activity generally in some of the affected areas. It is not possible to determine the extent to which these effects may be temporary or how long they may last. These effects could lead to a general economic downturn, including increased oil prices, loss of jobs, regional disruptions in travel, transportation and tourism and a decline in real-estate related investments, in particular, in the areas most directly damaged by the storm. Other temporary and/or long-term effects on national, regional and local economies, securities, financial and real estate markets, government finances, and spending or travel habits may subsequently arise or become apparent in connection with the hurricanes and their aftermath. Furthermore, there can be no assurance that displaced residents of the affected areas will return, that the economies in the affected areas will recover sufficiently to support income producing real estate at pre-storm levels or that the costs of clean-up will not have a material adverse effect on the national economy. Because standard hazard insurance policies generally do not provide coverage for damage arising from floods and windstorms, property owners in the affected areas may not be insured for the damage to their properties and, in the aggregate, this may affect the timing and extent of local and regional economic recovery.

See ‘‘Risk Factors’’ in the Prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

 DESCRIPTION OF THE MORTGAGE POOL

General

The trust will consist primarily of 195 fixed rate mortgage loans (not including the Houston Galleria Trust Subordinate Companion Loan) secured by 313 commercial, multifamily and manufactured housing community Mortgaged Properties with an aggregate principal balance of approximately $4,196,426,780 as of the Cut-off Date (the ‘‘Initial Pool Balance’’ ). In addition, the assets of the trust fund will include the Houston Galleria Trust Subordinate Companion Loan; provided amounts collected or advanced in respect of the Houston Galleria Trust Subordinate Companion Loan will only be available to support the Class HG Certificates and will not be available for distribution on the Pooled Certificates. The Houston Galleria Trust Subordinate Companion Loan will have a principal balance of approximately $130,000,000 as of the Cut-off Date.

Even though the Houston Galleria Trust Subordinate Companion Loan will be an asset of the trust fund, all references to ‘‘mortgage loans’’, unless otherwise noted, exclude the Houston Galleria Trust Subordinate Companion Loan. Unless otherwise noted, all numerical and statistical information presented in this free writing prospectus, including Cut-off Date, Balances, LTV Ratios and DSCRs with respect to the mortgage loans with one or more Subordinate Companion Loans is calculated without regard to the related Subordinate Companion Loans, and with respect to the Houston Galleria Loan, such information, especially as it relates to DSCRs and LTV Ratios, includes the principal balance and debt service payments of the Houston Galleria Pari Passu Companion Loan. In addition, because the Colony Portfolio is secured by 8 groups of Mortgaged Properties, each with their own maturity date and prepayment lockout period, solely for purposes of the numerical and statistical information presented in this free writing prospectus, it is treated as 8 cross-collateralized and cross-defaulted mortgage loans (identified as Loan Nos. 16 through 23 on Annex A-1 to this free writing prospectus), each secured by a separate Mortgaged Property. See "—Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans" in this free writing prospectus.

All percentages of the mortgage loans and Mortgaged Properties, or of any specified group of mortgage loans and Mortgaged Properties, referred to in this free writing prospectus without further description are approximate percentages by Initial Pool Balance.

The pool of mortgage loans will be deemed to consist of two loan groups (‘‘Loan Group 1’’ and ‘‘Loan Group 2’’ and, collectively, the ‘‘Loan Groups’’) for the purpose of principal and interest distributions on the Class A Certificates (as described herein). Loan Group 1 will consist of 147 mortgage loans, representing approximately $3,743,009,643 of the Initial Pool Balance (the ‘‘Initial Loan Group 1 Balance’’). Loan Group 2 will consist of 48 mortgage loans, representing approximately $453,417,137 of the Initial Pool Balance (the ‘‘Initial Loan Group 2 Balance’’). Annex A-1 to this free writing prospectus sets forth the loan group designation with respect to each mortgage loan.

The ‘‘Cut-off Date Balance’’ of any mortgage loan will be the unpaid principal balance of that mortgage loan as of the Cut-off Date for such mortgage loan, after application of all payments due on or before that date, whether or not received.

Each mortgage loan is evidenced by a promissory note (a ‘‘Mortgage Note’’) and secured by one or more mortgages, deed of trust or other similar security instrument (a ‘‘Mortgage’’) that creates a first mortgage lien:

(1) on a fee simple estate in one or more commercial, multifamily and manufactured housing community mortgaged properties;

(2) with respect to 3 mortgage loans (identified as Loan Nos. 30, 36 and 134 on Annex A-1 to this free writing prospectus), representing approximately 2.8% of the Initial Pool Balance (approximately 3.1% of the Initial Loan Group 1 Balance), on a leasehold estate in a commercial property;

(3) with respect to 2 mortgage loans (identified as Loan Nos. 35 and 61 on Annex A-1 to this free writing prospectus), representing approximately 1.5% of the Initial Pool Balance (approximately 1.3% of the Initial Loan Group 1 Balance and 3.9% of the Initial Loan Group 2 Balance), on the overlapping fee estate and leasehold estate of the commercial property; or

(4) with respect to 1 mortgage loan (identified as Loan No. 1 on Annex A-1 to this free writing prospectus), representing approximately 8.0% of the Initial Pool Balance (approximately 9.0% of the Initial Loan Group I Balance), on a fee simple estate in 18 of the related mortgaged properties and a leasehold estate on 3 of the related mortgaged properties (each of clauses (1) through (4), a "Mortgaged Property").

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with mortgage loans secured by fee simple estates. See ‘‘Certain Legal Aspects of Mortgage Loans—Foreclosure—Leasehold Risks’’ and ’’Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the Prospectus.

On or about December 28, 2005 (the ‘‘Closing Date’’ ), J.P. Morgan Chase Commercial Mortgage Securities Corp. (the ‘‘Depositor’’ ) will acquire the mortgage loans from JPMorgan Chase Bank, N.A., Nomura Credit & Capital, Inc., Eurohypo AG, New York Branch, PNC Bank, National Association, IXIS Real Estate Capital Inc. and AIG Mortgage Capital, LLC (collectively, the ‘‘Mortgage Loan Sellers’’) pursuant to six mortgage loan purchase agreements (the ‘‘Purchase Agreements’’), each between the Depositor and the applicable Mortgage Loan Seller (or, with respect to one such Purchase Agreement, among the Depositor, AIG Mortgage Capital, LLC and Some 1, LLC). The Depositor will then assign its interests in the mortgage loans and the Houston Galleria Trust Subordinate Companion Loan, without recourse, to LaSalle Bank National Association, as trustee (the ‘‘Trustee’’), for the benefit of the holders of the Certificates (the ‘‘Certificateholders’’). For each mortgage loan that does not have a first full payment of interest due until February 2006, the related Mortgage Loan Seller will also be required to convey to the trust all amounts in respect of interest that would otherwise have been due if the related borrower had been required to make a full payment of interest in January 2006. See ‘‘—The Mortgage Loan Sellers’’ below and ‘‘Description of the Pooling Agreements—Assignment of Mortgage Loans; Repurchases’’ in the Prospectus.

The mortgage loans were originated in the period between November 2004 and December 2005. Eighty (80) of the mortgage loans, representing approximately 40.2% of the Initial Pool Balance (68 mortgage loans in Loan Group 1, representing approximately 41.5% of the Initial Loan Group 1 Balance and 12 mortgage loans in Loan Group 2, representing approximately 29.7% of the Initial Loan Group 2 Balance), will not have made any scheduled debt service payments as of the related Cut-off Date.

The mortgage loans are not insured or guaranteed by the Mortgage Loan Sellers or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure a mortgage loan.

Assistance Programs

With respect to certain of the mortgage loans, the borrowers or investors in such borrowers may receive tax abatements, subsidies or other assistance from government programs. Generally, the related Mortgaged Property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements or the borrower or Mortgaged Property must have certain other characteristics consistent with the government policy related to the applicable program.

We can give you no assurance that any government or other assistance programs will be continued in their present form during the terms of the related mortgage loans, that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies or assistance in the future, or for the investors in such borrower to continue to receive their tax credit, or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans. The related Mortgage Loan Seller may have underwritten the related mortgage loan on the assumption that such assistance will continue. Loss of any applicable assistance could have an adverse effect on the ability of the related borrowers to make timely payments of debt service. In addition, the restrictions described above relating to the use of the related Mortgaged Property could reduce the market value of the related Mortgaged Property.

Additional Debt

General.

While it is expected that the final form of the agreements will be substantially in the form described below, some or all of the Intercreditor Agreements described below remain under negotiation and as a result the terms and provisions described in this free writing prospectus may not necessarily reflect what will ultimately be agreed to by the parties. To the extent the provisions change in a manner that would be materially adverse to holders of the offered certificates, the Depositor will deliver an updated description of the related provisions to prospective investors.

Substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single purpose entity criteria may not be restricted from incurring unsecured debt.

The terms of certain mortgage loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the mortgage loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

AB Mortgage Loans. Five (5) mortgage loans (each, an ‘‘AB Mortgage Loan’’) (identified as Loan Nos. 1, 5, 37, 39 and 154 on Annex A-1 to this free writing prospectus), representing approximately 14.1% of the Initial Pool Balance (4 mortgage loans representing approximately 15.7% of the Initial Loan Group 1 Balance and 1 mortgage loan representing approximately 0.9% of the Initial Loan Group 2 Balance), are each a senior loan in a split loan structure with a subordinate companion loan (with respect to each AB Mortgage Loan, the ‘‘AB Subordinate Companion Loan’’ and, together with the related AB Mortgage Loan, an ‘‘AB Mortgage Loan Pair’’). No AB Subordinate Companion Loan is an asset of the trust fund. Generally, each such AB Mortgage Loan Pair is evidenced by a separate senior note and a subordinate note, both of which are secured by a single mortgage instrument on the related Mortgaged Property.

The first such AB Mortgage Loan (the ‘‘Brookdale Office Portfolio AB Mortgage Loan’’) (identified as Loan No. 1 on Annex A-1 to this free writing prospectus) has a principal balance as of the Cut-off Date of $335,000,000. The related Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $81,000,000.

The second such AB Mortgage Loan (the "Jordan Creek AB Mortgage Loan") (identified as Loan No. 5 on Annex A-1 to this free writing prospectus) has a principal balance as of the Cut-off Date of $174,783,146. The related Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $22,500,000.

The third such AB Mortgage Loan (the "Intech One & Two AB Mortgage Loan") (identified as Loan No. 37 on Annex A-1 to this free writing prospectus) has a principal balance as of the Cut-off Date of $44,500,000. The related Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $5,500,000.

The fourth such AB Mortgage Loan (the "30 West Monroe AB Mortgage Loan") (identified as Loan No. 39 on Annex A-1 to this free writing prospectus) has a principal balance as of the Cut-off

Date of $32,650,000. The related Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $3,600,000.

The fifth such AB Mortgage Loan (the "Lincoln Park Town Homes AB Mortgage Loan") (identified as Loan No. 154 on Annex A-1 to this free writing prospectus) has a principal balance as of the Cut-off Date of $4,080,000. The related Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $255,000.

In addition to the AB Mortgage Loans, the Houston Galleria Loan is a senior loan in a split loan structure with the Houston Galleria Pari Passu Companion Loan (which is pari passu with the Houston Galleria Loan) and the Houston Galleria Subordinate Companion Loans (together with the AB Subordinate Companion Loans, the "Subordinate Companion Loans"), which are junior to the Houston Galleria Loan and the Houston Galleria Pari Passu Companion Loan. The Houston Galleria Trust Subordinate Companion Loan is also subordiante to the Houston Galleria Non-Trust Subordinate Companion Loan. See ‘‘—The Houston Galleria Whole Loan’’ below.

Each of the Subordinate Companion Loans and the Houston Galleria Pari Passu Companion Loan are referred to as a "Companion Loan" in this free writing prospectus. The holders of the Companion Loans will have certain rights with respect to the related AB Mortgage Loan or Houston Galleria Loan, as applicable, as described under ‘‘—AB Mortgage Loan Pairs’’ and "Houston Galleria Whole Loan" below.

The following table sets forth for the Houston Galleria Loan (including the Houston Galleria Pari Passu Companion Loan) and each of the AB Mortgage Loans both the debt service coverage ratios (‘‘DSCR’’) and loan-to-value (‘‘LTV’’) ratios without taking into account the related Subordinate Companion Loan(s) and the combined DSCR and LTV Ratios taking into account the related Subordinate Companion Loan(s), as applicable.

Mortgage Loan	Loan Group	Mortgage Loan DSCR	Combined DSCR	Mortgage Loan Cut-off Date LTV Ratio	Cut-off Date Combined LTV Ratio
Brookdale Office Portfolio AB Loan	1	1.67x	1.32x	60.4%	75.0%
Houston Galleria Loan	1	2.00x	1.39x	47.5%	67.3%
Jordan Creek AB Loan	1	1.71x	1.52x	55.1%	62.1%
Lincoln Park Town Homes AB Loan	2	1.42x	1.27x	78.5%	83.4%
Intech One & Two AB Loan	1	1.28x	1.07x	77.7%	87.3%
30 West Monroe AB Loan	1	1.46x	1.32x	71.8%	79.7%

Other Secured Indebtedness. As of the Cut-off Date, the applicable Mortgage Loan Sellers have informed us that, in addition to the outstanding secured indebtedness discussed above, they are aware of the following existing or specifically permitted secured indebtedness with respect to the mortgage loans:

•	The mortgage loan documents with respect to 1 mortgage loan (identified as Loan No. 3 on Annex A-1 to this free writing prospectus), representing approximately 5.8% of the Initial Pool Balance (approximately 6.5% of the Initial Loan Group 1 Balance), permit secured indebtedness of equal priority (pari passu) with the debt of the mortgage loan in the future, subject to satisfaction of certain conditions, including (i) that the additional debt has a debt service coverage ratio equal to or greater than (A) during the first 5 years of the loan term, 1.45x and (B) thereafter, 1.40x, (ii) that the additional debt has a loan-to-value ratio equal to or less than (A) during the first 5 years of the loan term, 65% and (B) thereafter, 60%, (iii) confirmation from the rating agencies that the incurrence of the additional debt will not result in the qualification, reduction or withdrawal of the then current ratings assigned to the certificates, (iv) that the lender of such additional indebtedness and the mortgage lender have entered into a co-lender agreement acceptable to the mortgage lender in its sole and absolute discretion and to the rating agencies and (v) that the servicer has determined that the incurrence of the additional debt will not constitute a "significant modification" (within the meaning of Treasury regulations section 1.1001-3) of the mortgage loan. See "—Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans" relating to the Selig Office Portfolio Loan in this free writing prospectus.

Mezzanine Debt. Although the mortgage loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower. However, certain of the mortgage loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

The holders of mezzanine loans typically have the right to cure certain defaults occurring on the related mortgage loan and the right to purchase the related mortgage loan if certain defaults on the related mortgage loan occur. The purchase price generally required to be paid in connection with such a purchase would equal the outstanding principal balance of the related mortgage loan, together with accrued and unpaid interest on, and unpaid servicing expenses, advances and interest on advances related to, such mortgage loan. The lenders for this mezzanine debt generally are not affiliates of the related mortgage loan borrower. Upon a default under the mezzanine debt, the holder of the mezzanine debt may foreclose upon the ownership interests in the related borrower subject to the terms of the related intercreditor agreement, which typically require either confirmation from each Rating Agency that the transfer would not result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any Class of Certificates or that the holder of the ownership interests is an entity which meets certain financial and other tests under the intercreditor agreement. As of the Cut-off Date, the applicable Mortgage Loan Sellers have informed us that they are aware of the following existing or specifically permitted mezzanine indebtedness with respect to the mortgage loans:

•	In the case of 1 mortgage loan (identified as Loan No. 24 on Annex A-1 to this free writing prospectus), representing approximately 2.4% of the Initial Pool Balance (representing approximately 2.7% of the Initial Loan Group 1 Balance), a mezzanine loan in the original principal amount of $6,000,000 has been made to the owners of the related borrower, secured by such owner’s ownership interest in the borrower.

•	In the case of 1 mortgage loan (identified as Loan No. 28 on Annex A-1 to this free writing prospectus), representing approximately 1.8% of the Initial Pool Balance (representing approximately 2.1% of the Initial Loan Group 1 Balance), a mezzanine loan in the original principal amount of $4,000,000 has been made to the owners of the related borrower, secured by such owner’s ownership interest in the borrower.

•	In the case of 1 mortgage loan (identified as Loan No. 38 on Annex A-1 to this free writing prospectus), representing approximately 1.0% of the Initial Pool Balance (representing approximately 1.1% of the Initial Loan Group 1 Balance), a mezzanine loan in the original principal amount of $2,000,000 has been made to the owners of the related borrower, secured by such owner’s ownership interest in the borrower.

•	In the case of 1 mortgage loan (identified as Loan No. 39 on Annex A-1 to this free writing prospectus), representing approximately 0.8% of the Initial Pool Balance (representing approximately 0.9% of the Initial Loan Group 1 Balance), a mezzanine loan in the original principal amount of $3,750,000 has been made to the owners of the related borrower, secured by such owner’s ownership interest in the borrower. The related borrower may obtain additional advances under the existing mezzanine loan in an amount up to $2,250,000 for tenant improvements and leasing expenses.

•	In the case of 1 mortgage loan (identified as Loan No. 85 on Annex A-1 to this free writing prospectus), representing approximately 0.3% of the Initial Pool Balance (representing approximately 2.5% of the Initial Loan Group 2 Balance), a mezzanine loan in the original principal amount of $1,300,000 has been made to the owners of the related borrower, secured by such owner’s ownership interest in the borrower.

•	In the case of 30 mortgage loans (identified as Loan Nos. 2, 3, 5, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 28, 30, 39, 52, 55, 59, 66, 71, 86, 106 and 160 on Annex A-1 to this free writing prospectus), representing approximately 30.0% of the Initial Pool Balance (22 mortgage loans in Loan Group 1, representing approximately 30.2% of the Initial Loan Group 1 Balance and 8 mortgage loans in Loan Group 2, representing approximately 28.7% of the Initial Loan Group 2 Balance), the owners of the related borrowers are permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt. The incurrence of this mezzanine indebtedness is generally subject to the satisfaction of certain conditions, which may include the consent of the mortgage lender, rating agency confirmation of ‘‘no downgrade’’ with respect to the certificates, and loan-to-value ratio and debt service coverage ratio tests.

•	In the case of 3 mortgage loans (identified as Loan Nos. 81, 115 and 120 on Annex A-1 to this free writing prospectus), representing approximately 0.6% of the Initial Pool Balance (2 mortgage loans in Loan Group 1, representing approximately 0.5% of the Initial Loan Group 1 Balance and 1 mortgage loan in Loan Group 2, representing approximately 1.5% of the Initial Loan Group 2 Balance), in the event of a sale of the related Mortgaged Property, the related borrower is permitted to take back purchase money financing secured by equity interests in the buyer subject to various conditions, including but not limited to, combined debt service coverage and loan-to-value tests and subject to an intercreditor, subordination and standstill agreement.

Unsecured Indebtedness. The applicable mortgage loan seller is aware of the following unsecured debt with respect to each mortgage loan:

•	In the case of 2 mortgage loans (identified as Loan Nos. 53 and 74 on Annex A-1 to this free writing prospectus), representing approximately 0.9% of the Initial Pool Balance (1 mortgage loan representing approximately 0.6% of the Initial Loan Group 1 Balance and 1 mortgage loan representing approximately 3.1% of the Initial Loan Group 2 Balance), the related borrowers are permitted to incur future unsecured financing.

In addition to the provisions noted above, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt. Certain risks relating to additional debt are described in ‘‘Risk Factors—Ability to Incur Other Borrowings Entails Risk’’ in this free writing prospectus and ‘‘Certain Legal Aspects of Mortgage Loans— Subordinate Financing’’ in the Prospectus.

Houston Galleria Whole Loan

The Loans.    One mortgage loan (identified as Loan No. 2 on Annex A-1 to this free writing prospectus) (the "Houston Galleria Loan"), representing approximately 6.9% of the Initial Pool Balance (approximately 7.7% of the Initial Loan Group 1 Balance), is one of five mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the Houston Galleria Mortgaged Property. The Houston Galleria Loan is evidenced by promissory note A1.

The mortgage loans evidenced by promissory notes A2a and A2b are collectively referred to in this free writing prospectus as the "Houston Galleria Pari Passu Companion Loan" (and together with the Houston Galleria Loan, the "Houston Galleria Pari Passu Loans"). The Houston Galleria Pari Passu Companion Loan, which has an aggregate principal balance of $290,000,000 as of the Cut-off Date, is pari passu with the Houston Galleria Loan and is not included in the trust.

The mortgage loan evidenced by promissory note B is referred to in this free writing prospectus as the "Houston Galleria Non-Trust Subordinate Companion Loan". The Houston

Galleria Non-Trust Subordinate Companion Loan, which has a principal balance of $111,000,000 as of the Cut-off Date, is subordinate to the Houston Galleria Pari Passu Loans and is not included in the trust.

The mortgage loan evidenced by promissory note C is referred to in this free writing prospectus as the "Houston Galleria Trust Subordinate Companion Loan" (and together with the Houston Galleria Non-Trust Subordinate Companion Loan, the "Houston Galleria Subordinate Companion Loans"). The Houston Galleria Trust Subordinate Companion Loan, which has a principal balance of $130,000,000 as of the Cut-off Date, is subordinate to the Houston Galleria Non-Trust Subordinate Companion Loan and the Houston Galleria Pari Passu Loans and is included in the trust (provided, the Houston Galleria Trust Subordinate Companion Loan only supports the Class HG Certificates).

The Houston Galleria Pari Passu Companion Loan and the Houston Galleria Subordinate Companion Loans are collectively referred to as the "Houston Galleria Companion Loans" in this free writing prospectus. The Houston Galleria Loan, the Houston Galleria Pari Passu Companion Loan and the Houston Galleria Subordinate Companion Loans are collectively referred to in this free writing prospectus as the "Houston Galleria Whole Loan".

With respect to each such loan, the related holders are expected to enter into an intercreditor agreement that will set forth the respective rights of the holders thereof (the "Houston Galleria Intercreditor Agreement"). Pursuant to the terms of the Houston Galleria Intercreditor Agreement, the Houston Galleria Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Master Servicer and Special Servicer, as applicable, according to the Servicing Standards. The Houston Galleria Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Houston Galleria Whole Loan will be allocated first, to the Houston Galleria Trust Subordinate Companion Loan, then to the Houston Galleria Non-Trust Subordinate Companion Loan, and thereafter, to the Houston Galleria Pari Passu Loans, pro rata and pari passu.

With respect to each such loan, the related holders are expected to enter into an intercreditor agreement that will set forth the respective rights of the holders thereof (the "Houston Galleria Intercreditor Agreement"). Pursuant to the terms of the Houston Galleria Intercreditor Agreement, the Houston Galleria Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Master Servicer and Special Servicer, as applicable, according to the Servicing Standards. The Houston Galleria Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Houston Galleria Whole Loan will be allocated first, to the Houston Galleria Trust Subordinate Companion Loan, then to the Houston Galleria Non-Trust Subordinate Companion Loan, and thereafter, to the Houston Galleria Pari Passu Loans, pro rata and pari passu.

Distributions.    If no Sequential Pay Event shall have occurred and be continuing (or, if a monetary event of default has occurred and is continuing, but the Houston Galleria Controlling Holder or any other person has cured such event of default), all amounts tendered by the mortgage loan borrower or otherwise available for payment on the mortgage loan (excluding prepayment premiums, the entitlement to which shall be determined separately), whether received in the form of monthly payments, a balloon payment, Liquidation Proceeds, proceeds under title, hazard or other insurance policies or awards or settlements in respect of condemnation proceedings or similar exercise of the power of eminent domain (other than proceeds, awards or settlements to be applied to the restoration or repair of the Mortgaged Property or released to the mortgage loan borrower in accordance with the mortgage loan documents) but excluding (x) all amounts for required reserves or escrows required by the loan documents and (y) any amounts collected on the mortgage loan or related REO Property that are then due and payable, in each case, in accordance with the Servicing Agreement as a cost or expense to a master servicer, the Special Servicer, a trustee, or a paying agent, including without limitation, fees payable to a master servicer, Special Servicing Fees, Workout Fees, Liquidation Fees, Trustee Fees, reimbursement of costs and expenses, including interest thereon at the

Reimbursement Rate, each without duplication), shall be distributed by the Master Servicer and applied in the following order of priority (and payments shall be made at such times as are set forth herein), in each case to the extent of available funds:

(a) first, pro rata (based on the Houston Galleria Loan principal balance and the Houston Galleria Pari Passu Companion Loan principal balance, respectively), to (i) the Houston Galleria Loan holder in an amount equal to the accrued and unpaid interest on the Houston Galleria Loan principal balance at (x) the Houston Galleria Loan mortgage rate minus (y) the sum of the Servicing Fee Rate and Trustee Fee Rate and (ii) the Houston Galleria Pari Passu Companion Loan holder in an amount equal to the accrued and unpaid interest on the Houston Galleria Pari Passu Companion Loan principal balance at (x) the Houston Galleria Pari Passu Companion Loan mortgage rate minus (y) the sum of the Servicing Fee Rate and any Trustee Fee Rate;

(b) second, pro rata (based on the Houston Galleria Loan principal balance and the Houston Galleria Pari Passu Companion Loan principal balance, respectively), to the Houston Galleria Loan holder and the holder of the Houston Galleria Pari Passu Companion Loan in an amount equal to (i) the scheduled principal due on Houston Galleria Loan and Houston Galleria Pari Passu Companion Loan and (ii) such holder's pro rata portion (based on the related principal balance) of any prepayment;

(c) third, pro rata (based on the Houston Galleria Loan principal balance and the Houston Galleria Pari Passu Companion Loan principal balance, respectively), to the Houston Galleria Loan holder and the holder of the Houston Galleria Pari Passu Companion Loan in an amount equal to any unreimbursed realized losses previously allocated to the Houston Galleria Pari Passu Loans;

(d) fourth, to the holder of the Houston Galleria Non-Trust Subordinate Companion Loan, in an amount equal to any unreimbursed cure payments relating to the Houston Galleria Pari Passu Loans paid by the holder of the Houston Galleria Non-Trust Subordinate Companion Loan;

(e) fifth, to the holder of the Houston Galleria Non-Trust Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the Houston Galleria Non-Trust Subordinate Companion Loan principal balance at (x) the Houston Galleria Non-Trust Subordinate Companion Loan mortgage rate minus (y) the Servicing Fee Rate;

(f) sixth, to the holder of the Houston Galleria Non-Trust Subordinate Companion Loan in an amount equal to (i) the scheduled principal due on Houston Galleria Non-Trust Subordinate Companion Loan and (ii) the holder of the Houston Galleria Non-Trust Subordinate Companion Loan's pro rata portion (based on the mortgage loan principal balance) of any prepayment;

(g) seventh, to the holder of the Houston Galleria Non-Trust Subordinate Companion Loan in an amount equal to any unreimbursed realized losses previously allocated to Houston Galleria Non-Trust Subordinate Companion Loan;

(h) eighth, to the holder of the Houston Galleria Trust Subordinate Companion Loan, in an amount equal to any unreimbursed cure payments relating to the Houston Galleria Pari Passu Loans paid by the holder of the Houston Galleria Trust Subordinate Companion Loan;

(i) ninth, to the holder of the Houston Galleria Trust Subordinate Companion Loan, in an amount equal to any unreimbursed cure payments relating to Houston Galleria Non-Trust Subordinate Companion Loan paid by the holder of the Houston Galleria Trust Subordinate Companion Loan;

(j) tenth, to the holder of the Houston Galleria Trust Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the Houston Galleria Trust Subordinate Companion Loan principal balance at (x) the Houston Galleria Trust Subordinate Companion Loan mortgage rate minus (y) the sum of the Servicing Fee Rate and the Trustee Fee Rate;

(k) eleventh, to the holder of the Houston Galleria Trust Subordinate Companion Loan in an amount equal to (i) the scheduled principal due on Houston Galleria Trust Subordinate Companion Loan and (ii) the holder of the Houston Galleria Trust Subordinate Companion Loan's pro rata portion (based on the mortgage loan principal balance) of any prepayment;

(l) twelfth, to the holder of the Houston Galleria Trust Subordinate Companion Loan in an amount equal to any unreimbursed realized losses previously allocated to Houston Galleria Trust Subordinate Companion Loan;

(m) thirteenth, any default interest actually collected from the borrower and due on Houston Galleria Loan and Houston Galleria Pari Passu Companion Loan, respectively, (in excess of the interest paid in accordance with clauses (a) and (e) and (j) of this Section 3) shall be paid to the Houston Galleria Loan holder and the holder of the Houston Galleria Pari Passu Companion Loan, pro rata (based on the Houston Galleria Loan principal balance and the Houston Galleria Pari Passu Companion Loan principal balance); provided, however, that any default interest which accrued during any period for which the holder of the Houston Galleria Trust Subordinate Companion Loan made cure payments shall instead be paid to the holder of the Houston Galleria Trust Subordinate Companion Loan and any default interest which accrued during any period for which the holder of the Houston Galleria Non-Trust Subordinate Companion Loan made cure payments shall instead be paid to the holder of the Houston Galleria Non-Trust Subordinate Companion Loan;

(n) fourteenth, any default interest actually collected from the borrower and due on Houston Galleria Non-Trust Subordinate Companion Loan (in excess of the interest paid in accordance with clauses (a) and (e) and (j) above) shall be paid to the holder of the Houston Galleria Non-Trust Subordinate Companion Loan (based on the Houston Galleria Non-Trust Subordinate Companion Loan principal balance); provided, however, that any default interest which accrued during any period for which the holder of the Houston Galleria Trust Subordinate Companion Loan made cure payments on Houston Galleria Non-Trust Subordinate Companion Loan shall instead be paid to the holder of the Houston Galleria Trust Subordinate Companion Loan;

(o) fifteenth, any default interest actually collected from the borrower and due on Houston Galleria Trust Subordinate Companion Loan (in excess of the interest paid in accordance with clauses (a) and (e) and (j) above) shall be paid to the holder of the Houston Galleria Trust Subordinate Companion Loan (based on the Houston Galleria Trust Subordinate Companion Loan principal balance);

(p) sixteenth, pro rata (based on the ratio of prepayment premiums due to each of the Notes), among the Houston Galleria Loan holder, the holder of the Houston Galleria Pari Passu Companion Loan, the holder of the Houston Galleria Non-Trust Subordinate Companion Loan and the holder of the Houston Galleria Trust Subordinate Companion Loan, in any amount equal to any prepayment premiums actually received;

(q) seventeenth, to the holder of the Houston Galleria Non-Trust Subordinate Companion Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by the holder of the Houston Galleria Non-Trust Subordinate Companion Loan with respect to the mortgage loan pursuant to this Agreement or the Pooling Agreement;

(r) eighteenth, to the holder of the Houston Galleria Trust Subordinate Companion Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by the holder of the Houston Galleria Trust Subordinate Companion Loan with respect to the mortgage loan pursuant to this Agreement or the Pooling Agreement; and

(s) nineteenth, if any excess amount is paid by the mortgage loan borrower and is not required to be returned to the mortgage loan borrower or to a party other than a holder under the mortgage loan documents, and not otherwise applied in accordance with the foregoing clauses (a) through (r), such amount shall be paid to the Houston Galleria Loan holder, the holder of the Houston Galleria Pari Passu Companion Loan, the holder of the

Houston Galleria Non-Trust Subordinate Companion Loan and the holder of the Houston Galleria Trust Subordinate Companion Loan, pro rata (based on their respective initial principal balances).

If a Sequential Pay Event shall have occurred and be continuing (unless a monetary event of default has occurred and is continuing, but the Houston Galleria Controlling Holder or any other person has cured such monetary event of default), all amounts otherwise described above, shall be applied in the following order of priority (and payments shall be made at such times as are set forth herein), in each case to the extent of available funds:

(a) first, pro rata (based on the Houston Galleria Loan principal balance and the Houston Galleria Pari Passu Companion Loan principal balance, respectively), to (i) the Houston Galleria Loan holder in an amount equal to the accrued and unpaid interest on the Houston Galleria Loan principal balance at (x) the Houston Galleria Loan mortgage rate minus (y) the sum of Servicing Fee Rate and Trustee Fee Rate and (ii) the Houston Galleria Pari Passu Companion Loan holder in an amount equal to the accrued and unpaid interest on the Houston Galleria Pari Passu Companion Loan principal balance at (x) the Houston Galleria Pari Passu Companion Loan mortgage rate minus (y) the sum of Servicing Fee Rate and any Trustee Fee Rate;

(b) second, pro rata (based on the Houston Galleria Loan principal balance and the Houston Galleria Pari Passu Companion Loan principal balance, respectively), to the Houston Galleria Loan holder and the holder of the Houston Galleria Pari Passu Companion Loan in an amount equal to the scheduled principal due on Houston Galleria Loan and Houston Galleria Pari Passu Companion Loan, respectively;

(c) third, to the holder of the Houston Galleria Non-Trust Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the Houston Galleria Non-Trust Subordinate Companion Loan principal balance at (x) the Houston Galleria Non-Trust Subordinate Companion Loan mortgage rate minus (y) the Servicing Fee Rate;

(d) fourth, to the holder of the Houston Galleria Trust Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the Houston Galleria Trust Subordinate Companion Loan principal balance at (x) the Houston Galleria Trust Subordinate Companion Loan mortgage rate minus (y) the sum of the Servicing Fee Rate and the Trustee Fee Rate;

(e) fifth, pro rata (based on the Houston Galleria Loan principal balance and the Houston Galleria Pari Passu Companion Loan principal balance), to the Houston Galleria Loan holder and the holder of the Houston Galleria Pari Passu Companion Loan, in an amount equal to the remaining Houston Galleria Loan principal balance and Houston Galleria Pari Passu Companion Loan principal balance, respectively, until such amounts have been reduced to zero;

(f) sixth, pro rata (based on the Houston Galleria Loan principal balance and the Houston Galleria Pari Passu Companion Loan principal balance, respectively), to the Houston Galleria Loan holder and the holder of the Houston Galleria Pari Passu Companion Loan in an amount equal to any unreimbursed realized losses previously allocated to the Houston Galleria Pari Passu Loans;

(g) seventh, to the holder of the Houston Galleria Non-Trust Subordinate Companion Loan, in an amount equal to any unreimbursed cure payments paid by the holder of the Houston Galleria Non-Trust Subordinate Companion Loan;

(h) eighth, to the holder of the Houston Galleria Non-Trust Subordinate Companion Loan, in an amount equal to the remaining Houston Galleria Non-Trust Subordinate Companion Loan principal balance, until such amount has been reduced to zero;

(i) ninth, to the holder of the Houston Galleria Non-Trust Subordinate Companion Loan in an amount equal to any unreimbursed realized losses previously allocated to Houston Galleria Non-Trust Subordinate Companion Loan;

(j) tenth, to the holder of the Houston Galleria Trust Subordinate Companion Loan, in an amount equal to any unreimbursed cure payments relating to the Houston Galleria Pari Passu Loans or Houston Galleria Non-Trust Subordinate Companion Loan paid by the holder of the Houston Galleria Trust Subordinate Companion Loan;

(k) eleventh, to the holder of the Houston Galleria Trust Subordinate Companion Loan, in an amount equal to the remaining Houston Galleria Trust Subordinate Companion Loan principal balance, until such amount has been reduced to zero;

(l) twelfth, to the holder of the Houston Galleria Trust Subordinate Companion Loan in an amount equal to any unreimbursed realized losses previously allocated to Houston Galleria Trust Subordinate Companion Loan;

(m) thirteenth, any default interest actually collected from the borrower and due on Houston Galleria Loan and Houston Galleria Pari Passu Companion Loan, respectively, (in excess of the interest paid in accordance with clauses (a) and (c) and (d) above) shall be paid to the Houston Galleria Loan holder and the holder of the Houston Galleria Pari Passu Companion Loan, pro rata (based on the Houston Galleria Loan principal balance and the Houston Galleria Pari Passu Companion Loan principal balance); provided, however, that any default interest which accrued during any period for which the holder of the Houston Galleria Trust Subordinate Companion Loan made cure payments shall instead be paid to the holder of the Houston Galleria Trust Subordinate Companion Loan and any default interest which accrued during any period for which the holder of the Houston Galleria Non-Trust Subordinate Companion Loan made cure payments shall instead be paid to the holder of the Houston Galleria Non-Trust Subordinate Companion Loan;

(n) fourteenth, any default interest actually collected from the borrower and due on Houston Galleria Non-Trust Subordinate Companion Loan (in excess of the interest paid in accordance with clauses (a) and (c) and (d) above) shall be paid to the holder of the Houston Galleria Non-Trust Subordinate Companion Loan (based on the Houston Galleria Non-Trust Subordinate Companion Loan principal balance); provided, however, that any default interest which accrued during any period for which the holder of the Houston Galleria Trust Subordinate Companion Loan made cure payments on Houston Galleria Non-Trust Subordinate Companion Loan shall instead be paid to the holder of the Houston Galleria Trust Subordinate Companion Loan;

(o) fifteenth, any default interest actually collected from the borrower and due on Houston Galleria Trust Subordinate Companion Loan (in excess of the interest paid in accordance with clauses (a) and (c) and (d) of this Section 4) shall be paid to the holder of the Houston Galleria Trust Subordinate Companion Loan (based on the Houston Galleria Trust Subordinate Companion Loan principal balance);

(p) sixteenth, pro rata (based on the initial Houston Galleria Loan principal balance and the initial Houston Galleria Pari Passu Companion Loan principal balance, respectively), to the Houston Galleria Loan holder and the holder of the Houston Galleria Pari Passu Companion Loan, in an amount equal to any prepayment premium payable with respect to Houston Galleria Loan and Houston Galleria Pari Passu Companion Loan;

(q) seventeenth, to the holder of the Houston Galleria Non-Trust Subordinate Companion Loan, in an amount equal to any prepayment premium payable with respect to Houston Galleria Non-Trust Subordinate Companion Loan;

(r) eighteenth, to the holder of the Houston Galleria Trust Subordinate Companion Loan, in an amount equal to any prepayment premium payable with respect to Houston Galleria Trust Subordinate Companion Loan;

(s) nineteenth, to the holder of the Houston Galleria Non-Trust Subordinate Companion Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by the holder of the Houston Galleria Non-Trust Subordinate Companion Loan with respect to the mortgage loan pursuant to this Agreement or the Pooling Agreement;

(t) twentieth, to the holder of the Houston Galleria Trust Subordinate Companion Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by the holder of the Houston Galleria Trust Subordinate Companion Loan with respect to the mortgage loan pursuant to this Agreement or the Pooling Agreement; and

(u) twenty-first, if any excess amount is paid by the mortgage loan borrower and is not required to be returned to the mortgage loan borrower or to a party other than a holder under the mortgage loan documents, and not otherwise applied in accordance with the foregoing clauses (a) through (t), such amount shall be paid to the Houston Galleria Loan holder, the holder of the Houston Galleria Pari Passu Companion Loan, the holder of the Houston Galleria Non-Trust Subordinate Companion Loan and the holder of the Houston Galleria Trust Subordinate Companion Loan, pro rata (based on their respective initial principal balances).

Notwithstanding anything to the contrary contained herein, but subject to the terms and conditions of the Pooling and Servicing Agreement and the obligation to act in accordance with the Servicing Standards, if the Houston Galleria Loan holder, or any Servicer, in connection with a workout or proposed workout of the mortgage loan, modifies the terms thereof such that (i) the mortgage loan principal balance is decreased, (ii) the mortgage rate is reduced, (iii) payments of interest or principal on Houston Galleria Loan, Houston Galleria Pari Passu Companion Loan, Houston Galleria Non-Trust Subordinate Companion Loan or Houston Galleria Trust Subordinate Companion Loan are waived, reduced or deferred or (iv) any other adjustment is made to any of the payment terms of the mortgage loan, all payments to the Houston Galleria Loan holder and the holder of the Houston Galleria Pari Passu Companion Loan shall be made as though such workout did not occur, with the payment terms of Houston Galleria Loan and Houston Galleria Pari Passu Companion Loan remaining the same as they are on the date hereof, and the holder of the Houston Galleria Trust Subordinate Companion Loan, until the Houston Galleria Trust Subordinate Companion Loan principal balance has been reduced to zero, and after the Houston Galleria Trust Subordinate Companion Loan principal balance has been reduced to zero, the holder of the Houston Galleria Non-Trust Subordinate Companion Loan, shall bear the full economic effect of all waivers, reductions or deferrals of amounts due on the mortgage loan up to the Houston Galleria Trust Subordinate Companion Loan Principal Amount and the Houston Galleria Non-Trust Subordinate Companion Loan Principal Amount, as applicable, together with accrued interest thereon at the Houston Galleria Trust Subordinate Companion Loan mortgage rate or the Houston Galleria Non-Trust Subordinate Companion Loan mortgage rate, as applicable, and any other amounts due the holder of the Houston Galleria Trust Subordinate Companion Loan or the holder of the Houston Galleria Non-Trust Subordinate Companion Loan, as applicable. To the extent that any of the modifications described in the preceding sentence would exceed the amounts payable to the holder of the Houston Galleria Trust Subordinate Companion Loan, such modifications shall require the prior written consent of the holder of the Houston Galleria Non-Trust Subordinate Companion Loan, and if approved, any additional losses or shortfalls shall be borne by the holder of the Houston Galleria Non-Trust Subordinate Companion Loan, and to the extent any of the modifications described in the preceeding sentence would exceed the amounts payable to the holder of the Houston Galleria Non-Trust Subordinate Companion Loan, such modifications will require the prior written consent of the holder of the Houston Galleria Loan holder, and if approved, any additional shortfalls or losses shall be borne by the Houston Galleria Loan holder and holder of the Houston Galleria Pari Passu Companion Loan, pro rata.

A "Sequential Pay Event" means any event of default, with respect to an obligation to pay money due under the Houston Galleria Whole Loan, any other event of default for which the Houston Galleria Whole Loan is actually accelerated or any other event of default which causes the Houston Galleria Whole Loan to become specially serviced (which, for clarification, shall in no event include any imminent event of default), and any bankruptcy or insolvency event that constitutes an event of default; provided, however, that unless the Master Servicer under the Pooling and Servicing Agreement has notice or knowledge notice of such event at least 10

Business Days prior to the applicable distribution date, distributions will be made sequentially beginning on the subsequent distribution date; provided, further, that the aforementioned requirement of notice or knowledge will not apply in the case of distribution of the final proceeds of a liquidation or final disposition of the Loan. A Sequential Pay Event shall no longer exist to the extent it has been cured (including any cure payment made by the applicable holder in accordance with the terms of the Houston Galleria Intercreditor Agreement).

Consent Rights of the Houston Galleria Controlling Holder. The Houston Galleria Controlling Holder, or the Houston Galleria Operating Advisor as representative of the Houston Galleria Controlling Holder, will have the right to direct, provide, or withhold consent with respect to Houston Galleria Major Decisions.

"Houston Galleria Major Decisions" means any of the following actions with respect to the Houston Galleria Whole Loan: (i)any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of the Mortgaged Property securing the Houston Galleria Whole Loan as come into and continue in default, or other enforcement action under the mortgage loan documents; (ii)any modification, waiver or amendment or consent to a modification, waiver or amendment of any monetary term or other material term of the Houston Galleria Whole Loan or any extension of the maturity date of the Houston Galleria Whole Loan; (iii)any proposed or actual sale of a defaulted mortgage loan or REO Property (other than in connection with the termination of the trust) for less than the applicable Purchase Price; (iv)any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property; (v)any release of material real property collateral or any acceptance of substitute or additional collateral or any consent to any of the foregoing, other than pursuant to the specific terms of the Houston Galleria Whole Loan and there is no material mortgagee discretion; (vi)any waiver of, or any determination not to enforce, due-on-sale" or due-on-encumbrance" clauses, including any transfer of direct or indirect interests in the mortgagor that require the consent of the mortgagee or consent to such waiver; (vii)any management company or franchise changes for which the mortgagee is required to consent or approve; (viii)releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than as required pursuant to the specific terms of the Houston Galleria Whole Loan and there is no material mortgagee discretion; (ix)any acceptance of an assumption agreement releasing a mortgagor from liability under the Houston Galleria Whole Loan other than pursuant to the specific terms of such mortgage loan; (x) any proposed modification or waiver of any provision of any mortgage loan documents governing the types, nature or amounts of insurance coverage required to be maintained by the mortgagor including any determination by the Special Servicer of an Acceptable Insurance Default; (xi)any consent to replacement of the property manager; (xii) the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the mortgagor; (xiii) any renewal or replacement of the then existing insurance policies (to the extent the mortgagee's approval is required in the related loan documents) or any settlement of any insurance claim for the cash payment that will be applied to repayment of the loan but not in full; (xiv) the approval of any annual budget for, or material alteration at, the related Mortgaged Property (to the extent the mortgagee's approval is required under the related mortgage loan documents); (xv) the approval of any material capital expenditure (to the extent mortgagee's approval is required under the related mortgage loan documents); (xvi) any change, amendment or modification to mortgagor's organizational documents or structure; (xvii) any acceptance of a discounted payoff of the Houston Galleria Whole Loan; (xviii) any acceptance of substitute or additional collateral for the Houston Galleria Whole Loan (other than in accordance with the terms of the Houston Galleria Whole Loan with no material discretion by the mortgagee) or any subordination of the liens granted under the terms of the related mortgage loan documents in respect of such collateral; (xix) any extension of the maturity date of the Houston Galleria Whole Loan, which results in the remaining term of any related ground lease (together with extensions at the sole option of the mortgagee) being less than 10 years beyond the amortization term of the Houston Galleria Whole Loan; (xx) any extension of the maturity date of the Houston Galleria Whole Loan; (xxi) any incurrence of additional debt by the mortgagor of the Houston Galleria Whole Loan or any mezzanine financing by any beneficial owner of the mortgagor of the Houston Galleria Whole Loan, including the terms of any applicable intercreditor agreement (except as expressly permitted by the terms of the related mortgage loan documents with no material discretion by the mortgagee); (xxii) any modification, waiver, amendment, restructuring or workout of the Houston Galleria Whole Loan or any related Mortgage Loan document entered into with the mortgagor of the Houston Galleria Whole Loan; (xxiii) any sale of the Houston Galleria Whole Loan other than in connection with the exercise of a fair value purchase option or clean-up call set forth in the Pooling and Servicing Agreement or in connection with the repurchase of the Houston Galleria Whole Loan in connection with the breach of a representation or warranty or a document defect (provided that the foregoing will not limit the rights of the holder of any Houston Galleria Pari Passu Loan or the holder of the Houston Galleria Non-Trust Subordinate Companion Loan to transfer the related loan or any interest in either of them, as applicable, in accordance with the Pooling and Servicing Agreement); (xxiv) any transfer (as defined in the related mortgage loan documents) of all or any portion of the Mortgaged Property or any transfer (as defined in the related mortgage loan documents) of any direct or indirect ownership interest in the mortgagor of the Houston Galleria Whole Loan (except as expressly permitted by the related mortgage loan documents or any consent to an assignment and assumption of the Houston Galleria Whole Loan pursuant to the related mortgage loan documents); (xxv) any material reduction or material waiver of the Houston Galleria Whole Loan mortgagor's obligations to pay any reserve amounts under the related mortgage loan documents; (xxvi) any acceleration of the Houston Galleria Whole Loan; (xxvii) any subordination of any recorded document recorded in connection with the Houston Galleria Whole Loan; (xxviii) any approval of the making, material modification or termination of any lease (to the extent the mortgagee's consent is required pursuant to the related mortgage loan documents); (xxix) any approval of annual budgets and business plans for the Mortgaged Property, to the extent of any such approval rights in the related mortgage loan documents; (xxx) any forgiveness of any interest payments or principal payments of the Houston Galleria Whole Loan; (xxxi) any determination regarding the use or application of condemnation awards or casualty insurance proceeds to the extent the mortgagee has discretion thereover; and (xxxii) any waiver of any guarantor's obligations under any guaranty or indemnity.

The applicable Master Servicer and the Special Servicer are required to ignore and act without regard to any such advice, direction or objection that the applicable Master Servicer or the Special Servicer, as applicable, has determined, in its reasonable, good faith judgment, will require or cause the applicable Master Servicer or the Special Servicer to violate any provision of the Houston Galleria Intercreditor Agreement, the related mortgage loan documents or the Pooling and Servicing Agreement (including any REMIC provisions), including the applicable Master Servicer's or Special Servicer's obligation to act in accordance with the Servicing Standards.

The "Houston Galleria Controlling Holder" means, as of any date of determination, (i) the holder of the Houston Galleria Trust Subordinate Companion Loan, unless a Houston Galleria Trust Control Appraisal Event has occurred and is continuing or the holder of the Houston Galleria Trust Subordinate Companion Loan is the related mortgage loan borrower or certain related parties, or (ii) if a Houston Galleria Trust Control Appraisal Event has occurred and is continuing, the holder of the Houston Galleria Trust Subordinate Companion Loan is the mortgage loan borrower or certain related parties, the holder of the Houston Galleria Non-Trust Subordinate Companion Loan, unless a Houston Galleria Non-Trust Control Appraisal Event has occurred and is continuing or the holder of the Houston Galleria Non-Trust Subordinate Companion Loan is the related mortgage loan borrower or certain related parties, or (iii) if a Houston Galleria Non-Trust Control Appraisal Event has occurred and is continuing, or the holder of the Houston Galleria Non-Trust Subordinate Companion Loan is the related mortgage loan borrower or certain related parties, the holder of the Houston Galleria Loan.

The "Houston Galleria Operating Advisor" will be a representative appointed by the Houston Galleria Controlling Holder.

A "Houston Galleria Trust Control Appraisal Event" will exist if, and for so long as, the initial principal balance of the Houston Galleria Trust Subordinate Companion Loan, minus the sum of (i) any principal payments (whether as scheduled amortization, principal prepayments or otherwise) allocated to, and received on, the Houston Galleria Trust Subordinate Companion Loan, (ii) any Appraisal Reduction allocated to the Houston Galleria Trust Subordinate Companion Loan and (iii) any realized losses and unreimbursed expenses allocated to the Houston Galleria Trust Subordinate Companion Loan, is less than 25% of its initial principal balance less any payments of principal allocated to, and received on, the Houston Galleria Trust Subordinate Companion Loan. A "Houston Galleria Non-Trust Control Appraisal Event" will exist if, and for so long as, the initial principal balance of the Houston Galleria Non-Trust Subordinate Companion Loan, minus the sum of (i) any principal payments (whether as scheduled amortization, principal prepayments or otherwise) allocated to, and received on, the Houston Galleria Non-Trust Subordinate Companion Loan, (ii) any Appraisal Reduction allocated to the Houston Galleria Non-Trust Subordinate Companion Loan and (iii) any realized losses and unreimbursed expenses allocated to the Houston Galleria Non-Trust Subordinate Companion Loan, is less than 25% of its initial principal balance less any payments of principal allocated to, and received on, the Houston Galleria Non-Trust Subordinate Companion Loan. Each of the holder of the Houston Galleria Trust Subordinate Companion Loan and the holder of the Houston Galleria Non-Trust Subordinate Companion Loan, so long as such holder is the Houston Galleria Controlling Holder, will have the right to avoid the occurrence of a Houston Galleria Trust Control Appraisal Event or Houston Galleria Non-Trust Control Appraisal Event, respectively, caused by application of an Appraisal Reduction Amount upon satisfaction of certain conditions, including delivery of cash collateral or an unconditional and irrevocable standby letter of credit issued by an approved financial institution, in an amount which, when added to the appraised value of the Mortgaged Property as determined pursuant to the Pooling and Servicing Agreement, would cause the Houston Galleria Trust Control Appraisal Event or Houston Galleria Non-Trust Control Appraisal Event, as applicable, not to occur.

With respect to any such rights exercisable by the Houston Galleria Controlling Holder, so long as no Houston Galleria Trust Control Appraisal Period exists, such rights will be exercisable by the majority holder(s) of the Class of Class HG Certificates bearing the latest sequential designation and for which no HG Certificate Control Transfer Period has occurred. A "HG Certificate Control Transfer Period" will exist with respect to a Class of Class HG Certificates if, and for so long as, the Certificate Balance (as adjusted to reflect the allocation of any (i) principal payments, (ii) Appraisal Reductions and (iii) realized losses allocated to such Class of Class HG Certificates) of such Class of Class HG Certificates is less than 25% of its initial Certificate Balance; provided, however, a HG Certificate Control Transfer Period will be deemed to occur with respect to each Class of Class HG Certificates if, and for so long as, the principal balance of the Houston Galleria Trust Subordinate Companion Loan is less than 25% of its original principal balance without regard to whether a HG Certificate Transfer Period exists (which will occur with respect to the Class HG-1 and Class HG-2 Certificates).

If the holder of the Houston Galleria Trust Subordinate Companion Loan is the Houston Galleria Controlling Holder, the holder of the Houston Galleria Non-Trust Subordinate Companion Loan will have the right (i) to consult with the Houston Galleria Operating Advisor with respect to all Major Decisions and (ii) provided that TIAA-CREF or any affiliate thereof is not the holder of the Houston Galleria Trust Subordinate Companion Loan (or the Class HG Certificates), to exercise any consent right with respect to a Major Decision for which the Houston Galleria Controlling Holder has not affirmatively approved or disapproved. Any deemed consent will instead be a deemed consent to permit the holder of the Houston Galleria Non-Trust Subordinate Companion Loan to exercise such right and the holder of the Houston Galleria Non-Trust Subordinate Companion Loan must affirmatively approve or reject any such proposed action within 2 Business Days of the Houston Galleria Controlling Holder's deemed consent of the holder of the Houston Galleria Non-Trust Subordinate Companion Loan's right to do so.

Appraisal Reductions will be allocated to reduce first, the Houston Galleria Trust Subordinate Companion Loan principal balance, second, the Houston Galleria Non-Trust Subordinate Companion Loan principal balance and third pro rata to the Houston Galleria Loan principal balance and the Houston Galleria Pari Passu Companion Loan principal balance, in that order, up to the outstanding amount thereof, for purposes of determining the identity of the Houston Galleria Controlling Holder. The Special Servicer will give written notice to the Houston Galleria Controlling Holder of any Appraisal Reductions calculated with respect to the mortgage loan and any allocation thereof to reduce the principal balance of such holder.

Rights with Respect to the Special Servicer. For so long as the Houston Galleria Whole Loan is included in the trust, the Controlling Holder (or the Houston Galleria Operating Advisor), or, if the holder of the Houston Galleria Trust Subordinate Companion Loan is the Controlling Holder, the holder of the Houston Galleria Non-Trust Subordinate Companion Loan (or its operating advisor) with the written consent of the holder of the Houston Galleria Trust Subordinate Companion Loan, at its expense (including, without limitation, the reasonable costs and expenses of counsel to any third parties and costs and expenses of the terminated Special Servicer), is permitted to remove the Special Servicer and appoint a successor Special Servicer with respect to the Houston Galleria Whole Loan at any time for any reason whatsoever or no reason, upon at least 15 days prior notice to the Special Servicer and subject to customary terms and conditions with respect to the appointment of a successor Special Servicer.

Cure Rights. The Houston Galleria Controlling Holder will have the right (but not the obligation) to cure a monetary event of default with respect to each note senior in priority to such Houston Galleria Controlling Holder's related note, subject to certain conditions and limitations, including that there be no more than three consecutive such cures and no more than six such cures in the aggregate. So long as the Houston Galleria Controlling Holder is exercising such rights, neither the Master Servicer nor the Special Servicer will be permitted to (i) accelerate the mortgage note, (ii) treat such event of default as such for purposes of transferring the mortgage loan to special servicing, or (iii) commence foreclosure proceedings. In addition, the Houston Galleria Controlling Holder will have the right (but not the obligation) to cure any non-monetary event of default under the mortgage loan within 30 days after the expiration of any applicable grace period under the mortgage loan documents. In the event that the holder of the Houston Galleria Trust Subordinate Companion Loan is the Houston Galleria Controlling Holder and chooses not to exercise its right to make a cure pursuant to the Agreement, it is required to immediately notify the holders of the Houston Galleria Pari Passu Loans and the Houston Galleria Non-Trust Subordinate Companion Loan (and the applicable servicers) (and in any event must notify the holder of the Houston Galleria Non-Trust Subordinate Companion Loan at least one Business Day prior to the expiration of the right to make such cure) and the holder of the Houston Galleria Non-Trust Subordinate Companion Loan will then have the right to make such cure in accordance with the Houston Galleria Intercreditor Agreement.

Purchase Option. In the event that the Houston Galleria Loan is in default and subject to certain conditions, the Houston Galleria Controlling Holder will have an option (the "Houston Galleria Purchase Option") to purchase the Houston Galleria Pari Passu Loans (and the Houston Galleria Non-Trust Subordinate Companion Loan if the Houston Galleria Controlling Holder is the holder of the Houston Galleria Trust Subordinate Companion Loan) at a price generally equal to the sum, without duplication, of (a) the sum of the principal balances of each note being purchased, net of the principal portion of any cure payments made by the purchasing party, (b) accrued and unpaid interest on each note being purchased at the applicable interest rate, and accrued and unpaid interest thereon at the applicable interest rate, in each case up to (but excluding) the date of purchase and if such date of purchase is not a payment date, up to (but excluding) the payment date next succeeding the date of purchase, provided payment is made in good funds by 2:00 p.m. New York local time, in each case, net of the interest portion of any cure payments made by the purchasing party, (c) any unreimbursed Advances on the Houston Galleria

Pari Passu Loans, in each case including interest thereon at the applicable Reimbursement Rate and any master servicing, special servicing (whether paid or unpaid), trustee, or paying agent compensation payable pursuant to the Pooling and Servicing Agreement and any servicing agreement , (d) amounts and expenses allocable to such note being purchased, in each case, including interest thereon at the Reimbursement Rate, (e) any expenses paid but not reimbursed by the related mortgagor or other party and (f) any liquidation fees payable under the Pooling and Servicing Agreement in connection with any purchase of any note (which will apply if the applicable holder effects such purchase after more than 90 days from the transfer of servicing of the Houston GalleriaWhole Loan to the Special Servicer).

In the event the holder of the Houston Galleria Trust Subordinate Companion Loan is the Houston Galleria Controlling Holder and chooses not to exercise its right to purchase the Houston Galleria Loan, the Houston Galleria Pari Passu Companion Loan and the Houston Galleria Non-Trust Subordinate Companion Loan (and in any event the holder of the Houston Galleria Trust Subordinate Companion Loan will be deemed to have elected not to purchase the Houston Galleria Loan, the Houston Galleria Pari Passu Companion Loan and the Houston Galleria Non-Trust Subordinate Companion Loan 30 days after receipt of notice of an Event of Default), the holder of the Houston Galleria Non-Trust Subordinate Companion Loan will have 60 days to exercise the right to purchase Houston Galleria Loan and Houston Galleria Pari Passu Companion Loan as if such holder of the Houston Galleria Non-Trust Subordinate Companion Loan was the Houston Galleria Controlling Holder in accordance with the Houston Galleria Intercreditor Agreement.

AB Mortgage Loan Pairs

General.

Each AB Mortgage Loan is evidenced by the senior of two or more notes each secured by one or more mortgages and one or more assignments of leases and rents. The Subordinate Companion Loan relating to each AB Mortgage Loan, which is in each case evidenced by the subordinate of the two notes, will not be part of the trust fund.

Each AB Mortgage Loan and the related Subordinate Companion Loan are cross-defaulted. For purposes of the information presented in this free writing prospectus with respect to each AB Mortgage Loan, unless otherwise specified, the LTV Ratio and DSCR reflect only the AB Mortgage Loan and do not take into account the related Subordinate Companion Loan.

The trust, as the holder of each AB Mortgage Loan, and the holder of the related Subordinate Companion Loan will be parties to a separate intercreditor agreement (each, an ‘‘Intercreditor Agreement’’). Under the terms of each Intercreditor Agreement, the holder of the related Subordinate Companion Loan has agreed to subordinate its interest in certain respects to the related AB Mortgage Loan. The applicable Master Servicer and the Special Servicer will undertake to perform the obligations of the holder of each AB Mortgage Loan under the related Intercreditor Agreement.

Brookdale Office Portfolio AB Mortgage Loan Pair

The "Brookdale Office Portfolio Mortgage Loan" (identified as Loan No. 1 on Annex A-1 to this free writing prospectus), representing 8.0% of the Initial Pool Balance (approximately 9.0% of the Initial Loan Group 1 Balance), consists of two cross-collateralized and cross-defaulted mortgage loans that are part of a split loan structure comprised of four cross-collateralized and cross-defaulted mortgage loans (the 2 subordinate cross-collateralized and cross-defaulted companion loans, the "Brookdale Portfolio Subordinate Companion Loan" and together with the Brookdale Portfolio Mortgage Loan, the "Brookdale Office Portfolio AB Mortgage Loan Pair"), each of which are secured by the same mortgage instruments on the Brookdale Office Portfolio Mortgaged Properties. Only the Brookdale Office Portfolio Mortgage Loan, which is evidenced by two cross-collateralized and cross-defaulted promisssory notes A, is included in the trust fund. The

Brookdale Office Portfolio Mortgage Loan's principal balance as of the Cut-off Date is $335,000,000. The Brookdale Office Portfolio Subordinate Companion Loan’s principal balance as of the Cut-off Date is $81,000,000. The Brookdale Office Portfolio Subordinate Companion Loan is subordinated in right of payment to the Brookdale Office Portfolio Mortgage Loan.

The Brookdale Office Portfolio Mortgage Loan and the Brookdale Office Portfolio Subordinate Companion Loan have the same maturity date. The amortization schedule for each of these mortgage loans is included in Annex H to this free writing prospectus. The Brookdale Office Portfolio Subordinate Companion Loan is currently held by Eurohypo AG, New York Branch or an affiliate thereof but may be transferred at any time (subject to compliance with the terms of the intercreditor agreement referred to below).

An intercreditor agreement (the ‘‘Brookdale Office Portfolio Intercreditor Agreement’’) between the holders of the Brookdale Office Portfolio Mortgage Loan and the Brookdale Office Portfolio Subordinate Companion Loan (the ‘‘Brookdale Office Portfolio Note A Holder’’ and the ‘‘Brookdale Office Portfolio Subordinate Companion Loan Holder’’, respectively) sets forth the rights of such noteholders. The Brookdale Office Portfolio Intercreditor Agreement generally provides that the mortgage loans that comprise the Brookdale Office Portfolio AB Mortgage Loan Pair will be serviced and administered pursuant to the Pooling and Servicing Agreement by the applicable Master Servicer and Special Servicer, as applicable, according to the Servicing Standards.

Distributions. Under the terms of the Brookdale Office Portfolio Intercreditor Agreement, prior to the occurrence and continuance of a Brookdale Special Event of Default with respect to the Brookdale Office Portfolio AB Mortgage Loan Pair (or, if such a default has occurred, but the Brookdale Office Portfolio Subordinate Companion Loan Holder has cured such a default), after payment of amounts payable or reimbursable under the Pooling and Servicing Agreement, payments and proceeds received with respect to the Brookdale Office Portfolio AB Mortgage Loan Pair will generally be applied in the following manner, in each case to the extent of available funds:

First, the Brookdale Office Portfolio Note A Holder will receive accrued and unpaid interest on the outstanding principal of the Brookdale Office Portfolio Mortgage Loan at its interest rate;

Second, the Brookdale Office Portfolio Note A Holder will receive (i) all scheduled principal payments due on the Brookdale Office Portfolio Mortgage Loan and (ii) its pro rata portion of all unscheduled principal payments, if any, on the Brookdale Office Portfolio AB Mortgage Loan Pair (based on its respective principal balance);

Third, the Brookdale Office Portfolio Subordinate Companion Loan Holder will receive an amount up to the aggregate amount of all payments made by the Brookdale Office Portfolio Subordinate Companion Loan Holder in connection with the exercise of its cure rights under the Brookdale Office Portfolio Intercreditor Agreement;

Fourth, the Brookdale Office Portfolio Subordinate Companion Loan Holder will receive an amount equal to the accrued and unpaid interest on the outstanding principal of the Brookdale Office Portfolio Subordinate Companion Loan at its interest rate;

Fifth, the Brookdale Office Portfolio Subordinate Companion Loan Holder will receive (i) all scheduled principal payments due on the Brookdale Office Portfolio Subordinate Companion Loan and (ii) its pro rata portion of all unscheduled principal payments, if any, on the Brookdale Office Portfolio AB Mortgage Loan Pair (based on its respective principal balance);

Sixth, the Brookdale Office Portfolio Note A Holder will receive an amount equal to a pro rata share of any prepayment premium due in respect of the Brookdale Office Portfolio AB Mortgage Loan Pair (taking into account the interest rate of the Brookdale Office Portfolio Mortgage Loan and its respective principal balance);

Seventh, the Brookdale Office Portfolio Subordinate Companion Loan Holder will receive an amount equal to a pro rata share of any prepayment premium due in respect of the Brookdale

Office Portfolio AB Mortgage Loan Pair (taking into account the interest rate of the Brookdale Office Portfolio Subordinate Companion Loan and its respective principal balance);

Eighth, the Brookdale Office Portfolio Note A Holder and the Brookdale Office Portfolio Subordinate Companion Loan Holder will receive any default interest in excess of the interest paid in accordance with First and Fourth above, to the extent actually paid by the related borrower, on a pro rata basis (based on their respective principal balances) to the extent not payable pursuant to the Pooling and Servicing Agreement (x) to cover interest on Advances, (y) to offset additional trust fund expenses or (z) to any servicer, trustee or fiscal agent;

Ninth, the Brookdale Office Portfolio Note A Holder and the Brookdale Office Portfolio Subordinate Companion Loan Holder will receive late payment charges, on a pro rata basis (based on their respective principal balances) to the extent actually paid by the related borrower and not payable pursuant to the Pooling and Servicing Agreement, (x) to cover interest on Advances, (y) to offset additional trust fund expenses or (z) to any servicer, trustee or fiscal agent; and

Tenth, if any excess amount is paid by the related borrower and is not required to be returned to such borrower or another party, and not otherwise applied in accordance with the foregoing First through Ninth, such amount will be paid to the Brookdale Office Portfolio Note A Holder and the Brookdale Office Portfolio Subordinate Companion Loan Holder, pro rata (based on their respective initial principal balances).

A ‘‘Brookdale Special Event of Default’’ means (a) a monetary event of default or (b) a non-monetary event of default with respect to which the Brookdale Office Portfolio AB Mortgage Loan Pair becomes a Specially Serviced Mortgage Loan (unless the reason the Brookdale Office Portfolio AB Mortgage Loan Pair has become a Specially Serviced Mortgage Loan is because a material default under the related mortgage loan documents is imminent but has not yet occurred).

Following the occurrence and during the continuance of a Brookdale Special Event of Default with respect to the Brookdale Office Portfolio AB Mortgage Loan Pair (unless the Brookdale Office Portfolio Subordinate Companion Loan Holder has cured such a default), after payment of all amounts then payable or reimbursable under the Pooling and Servicing Agreement, payments and proceeds with respect to the Brookdale Office Portfolio AB Mortgage Loan Pair will generally be applied in the following manner, in each case to the extent of available funds:

First, the Brookdale Office Portfolio Note A Holder will receive accrued and unpaid interest on its outstanding principal balance at its interest rate;

Second, the Brookdale Office Portfolio Note A Holder will receive an amount up to its principal balance until such principal balance has been paid in full;

Third, the Brookdale Office Portfolio Subordinate Companion Loan Holder will receive an amount up to the aggregate amount of all payments made by the Brookdale Office Portfolio Subordinate Companion Loan Holder in connection with the exercise of its cure rights under the Brookdale Office Portfolio Intercreditor Agreement;

Fourth, the Brookdale Office Portfolio Subordinate Companion Loan Holder will receive accrued and unpaid interest on its outstanding principal balance at its interest rate;

Fifth, the Brookdale Office Portfolio Subordinate Companion Loan Holder will receive an amount up to its principal balance, until such principal balance has been paid in full;

Sixth, the Brookdale Office Portfolio Note A Holder will receive an amount equal to a pro rata share of any prepayment premium due in respect of the Brookdale Office Portfolio AB Mortgage Loan Pair (taking into account the interest rate of the Brookdale Office Portfolio Mortgage Loan and its respective principal balance);

Seventh, the Brookdale Office Portfolio Subordinate Companion Loan Holder will receive an amount equal to a pro rata share of any prepayment premium due in respect of the Brookdale

Office Portfolio AB Mortgage Loan Pair (taking into account the interest rate of the Brookdale Office Portfolio Subordinate Companion Loan and its respective principal balance);

Eighth, the Brookdale Office Portfolio Note A Holder and the Brookdale Office Portfolio Subordinate Companion Loan Holder will receive any default interest in excess of the interest paid in accordance with First and Fourth above, to the extent actually paid by the related borrower, on a pro rata basis (based on their respective principal balances) to the extent not payable pursuant to the Pooling and Servicing Agreement (x) to cover interest on Advances, (y) to offset additional trust fund expenses or (z) to any servicer, trustee or fiscal agent;

Ninth, the Brookdale Office Portfolio Note A Holder and the Brookdale Office Portfolio Subordinate Companion Loan Holder will receive late payment charges, on a pro rata basis (based on their respective principal balances) to the extent not payable pursuant to the Pooling and Servicing Agreement, to the extent actually paid by the related borrower and not payable pursuant to the Pooling and Servicing Agreement (x) to cover interest on Advances, (y) to offset additional trust fund expenses or (z) to any servicer, trustee or fiscal agent;

Tenth, if the proceeds of any foreclosure sale or any liquidation of the Brookdale Office Portfolio AB Mortgage Loan Pair or the related mortgaged property exceed the amounts required to be applied in accordance with the foregoing clauses First through Ninth, and as a result of a workout, (i) the principal balance of the Brookdale Office Portfolio Subordinate Companion Loan has been reduced or (ii) any realized principal loss or additional trust fund expense was allocated to the Brookdale Office Portfolio Subordinate Companion Loan, such excess amount will be paid to the Brookdale Office Portfolio Subordinate Companion Loan Holder in an amount up to the amount of the reduction to the Brookdale Office Portfolio Subordinate Companion Loan as a result of such workout or realized principal loss or additional trust fund expense; and

Eleventh, if any excess amount is paid by the related borrower and is not required to be returned to such borrower or another party, and is not otherwise applied in accordance with the foregoing clauses First through Tenth, such remaining amount will be paid to the Brookdale Office Portfolio Note A Holder and the Brookdale Office Portfolio Subordinate Companion Loan Holder, pro rata (based on their respective initial principal balances).

The Brookdale Office Portfolio Subordinate Companion Loan Holder has certain rights under the Brookdale Office Portfolio Intercreditor Agreement, including, among others, the following:

Consent Rights of the Brookdale Office Portfolio Subordinate Companion Loan Holder.     Unless either a Brookdale Office Portfolio Control Appraisal Period exists or the holder of more than 50% of the principal balance of the Brookdale Office Portfolio Subordinate Companion Loan is the borrower or an affiliate of the borrower, the Brookdale Office Portfolio Subordinate Companion Loan Holder will have the right to direct, provide or withhold consent or provide advice to the applicable Master Servicer or the Special Servicer, as applicable, with respect to the Brookdale Office Portfolio AB Mortgage Loan Pair. These rights will generally include the right to exercise the rights of the Directing Certificateholder set forth in ‘‘Servicing of the Mortgage Loans—General’’, ‘‘—The Directing Certificateholder and the Houston Galleria Operating Advisor’’ and ‘‘—Modifications, Waiver and Amendments’’ in this free writing prospectus as well as certain additional rights relating to, among other things, any release of collateral securing the Brookdale Office Portfolio AB Mortgage Loan Pair or any release of the related borrower or guarantor; any extension of the maturity date of the Mortgage Loan; any incurrence of additional debt by the borrower or any mezzanine financing by any beneficial owner of the borrower (except as expressly permitted by the terms of the related mortgage loan documents with no material discretion by the mortgagee); any workout; the voting on any plan of reorganization, restructuring or similar event in the bankruptcy or similar proceeding of the borrower; any proposed modification or waiver of any provision of the related mortgage loan documents governing the types, nature or amount of insurance coverage required to be obtained and maintained by the borrower, and any renewal or replacement of the then-existing insurance polices (to the extent the mortgagee’s approval is required under the related mortgage loan documents); any sale of the Brookdale Office Portfolio Mortgage Loan other than in connection with the exercise of a fair value purchase option set forth in the ‘‘Servicing of the Mortgage Loans—Realization upon Defaulted Mortgage Loans’’ in this free writing prospectus; any transfer of all or any portion of the Mortgaged Property or any transfer of any direct or indirect ownership interest in the borrower (except as expressly permitted by the related mortgage loan documents) or any consent to an assignment and assumption of the Mortgage Loan pursuant to the related mortgage loan documents; any acceleration of the Brookdale Office Portfolio AB Mortgage Loan Pair; any amendment to any single purpose entity provisions of the related mortgage loan documents; any material alteration to the Mortgaged Property (to the extent the mortgagee’s consent is required pursuant to the related mortgage loan documents); any approval of the making, material modification or termination of any lease (to the extent the mortgagee’s consent is required pursuant to the related mortgage loan documents); any determination regarding the use or application of condemnation awards or casualty insurance proceeds, to the extent the mortgagee has discretion thereover; any waiver of any guarantor’s obligations under any guaranty or indemnity; and approval of annual budgets and business plans to the extent of any such approval rights in the related mortgage loan documents.

If a Brookdale Office Portfolio Control Appraisal Period exists or if the holder of more than 50% of the principal balance of the Brookdale Office Portfolio Subordinate Companion Loan is the borrower or an affiliate of the borrower, the Directing Certificateholder will be entitled to exercise all of the rights under the Pooling and Servicing Agreement with respect to the Brookdale Office Portfolio AB Mortgage Loan Pair, and the Brookdale Office Portfolio Subordinate Companion Loan Holder will not be entitled to exercise such rights. A ‘‘Brookdale Office Portfolio Control Appraisal Period’’ will exist if, and for so long as, the initial principal balance of the Brookdale Office Portfolio Subordinate Companion Loan, minus the sum of (i) any principal payments (whether as scheduled amortization, principal prepayments or otherwise) allocated to, and received on, the Brookdale Office Portfolio Subordinate Companion Loan, (ii) any appraisal reduction amount allocated to the Brookdale Office Portfolio Subordinate Companion Loan and (iii) any realized principal losses allocated to the Brookdale Office Portfolio Subordinate Companion Loan, plus the amount of Brookdale Office Portfolio Threshold Event Collateral posted by the Brookdale Office Portfolio Subordinate Companion Loan Holder, is less than 25% of (A) its initial principal balance minus (B) any payments of principal (whether as scheduled amortization, principal prepayments or otherwise) allocated to, and received on, the Brookdale Office Portfolio Subordinate Companion Loan.

In addition, the Brookdale Office Portfolio Subordinate Companion Loan Holder is entitled to avoid a Brookdale Office Portfolio Control Appraisal Period caused by application of an appraisal reduction amount upon satisfaction of certain conditions within 30 business days of its receipt of a third-party appraisal that indicates a Brookdale Office Portfolio Control Appraisal Period exists: (i) the Brookdale Office Portfolio Subordinate Companion Loan Holder must deliver as a supplement to the appraised value of the related Mortgaged Properties, in the amount specified in clause (ii) below, to the applicable Master Servicer (in each case together with documentation reasonably acceptable to the applicable Master Servicer) cash, government securities, a letter of credit (issued by a bank or other financial institution the long term unsecured debt obligations of which are "A" by S&P and "A2" by Moody's or the short term obligations of which are rated "A-1" by S&P and "P-1" by Moody's) or other instruments meeting Rating Agency criteria as ‘‘eligible investments’’ (the ‘‘Brookdale Office Portfolio Threshold Event Collateral’’), and (ii) the Brookdale Office Portfolio Threshold Event Collateral must be in an amount which, when added to the appraised values of the related Mortgaged Properties, would cause the Brookdale Office Portfolio Control Appraisal Period with respect to the Brookdale Office Portfolio Subordinate Companion Loan Holder to cease to exist.

The applicable Master Servicer and the Special Servicer are required to ignore and act without regard to any such advice, direction or objection that the applicable Master Servicer or the Special Servicer, as applicable, has determined, in its reasonable, good faith judgment, will require or cause the applicable Master Servicer or the Special Servicer to violate any provision of the Brookdale Office Portfolio Intercreditor Agreement, the related mortgage loan documents or the Pooling and Servicing Agreement (including any REMIC provisions), including the applicable Master Servicer’s or Special Servicer’s obligation to act in accordance with the Servicing Standards.

Termination of Special Servicer. Prior to a Brookdale Office Portfolio Control Appraisal Period, provided the holder of more than 50% of the principal balance of the Brookdale Office Portfolio Subordinate Companion Loan is not the borrower or an affiliate of the borrower, the Brookdale Office Portfolio Subordinate Companion Loan Holder will be entitled to terminate the Special Servicer with respect to the special servicing of the Brookdale Office Portfolio AB Mortgage Loan Pair at any time, with or without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the Pooling and Servicing Agreement and the Brookdale Office Portfolio Intercreditor Agreement. The appointment of a successor special servicer will generally be subject to receipt of written confirmation from the Rating Agencies that such appointment would not cause the downgrade, withdrawal or qualification of the then current ratings of the Certificates.

Cure Rights. In the event that the related borrower fails to make any payment of principal or interest on the Brookdale Office Portfolio AB Mortgage Loan Pair, resulting in a monetary event of default, or the borrower otherwise defaults with respect to Brookdale Office Portfolio AB Mortgage Loan Pair, the Brookdale Office Portfolio Subordinate Companion Loan Holder will have the right to cure such event of default subject to certain limitations set forth in the Brookdale Office Portfolio Intercreditor Agreement. The Brookdale Office Portfolio Subordinate Companion Loan Holder will be limited to six cure payments over the life of the Brookdale Office Portfolio AB Mortgage Loan Pair and no single cure event may exceed three consecutive months. So long as the Brookdale Office Portfolio Subordinate Companion Loan Holder is exercising a cure right, neither the applicable Master Servicer nor the Special Servicer will be permitted to treat such event of default as such for purposes of transferring the Brookdale Office Portfolio AB Mortgage Loan Pair to special servicing or otherwise.

Purchase Option. In the event that (a) any payment of principal or interest on the Brookdale Office Portfolio AB Mortgage Loan Pair becomes 90 or more days delinquent, (b) the Brookdale Office Portfolio AB Mortgage Loan Pair has been accelerated, (c) the principal balance of the Brookdale Office Portfolio AB Mortgage Loan Pair is not paid at maturity, (d) the related borrower files a petition for bankruptcy or (e) the Brookdale Office Portfolio AB Mortgage Loan Pair becomes a Specially Serviced Mortgage Loan (and the Brookdale Office Portfolio AB Mortgage Loan Pair is either in default or a default with respect thereto is reasonably foreseeable), the Brookdale Office Portfolio Subordinate Companion Loan Holder will have an option to purchase the Brookdale Office Portfolio Mortgage Loan from the Trust Fund at a price generally equal to the unpaid principal balance of the Brookdale Office Portfolio Mortgage Loan, plus accrued and unpaid interest on such balance, all unreimbursed Advances, together with accrued and unpaid interest on all Advances, and all master servicing fees and special servicing fees and any other amounts payable to the applicable Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement that are allocable to the Brookdale Office Portfolio Mortgage Loan, together with interest, provided, that no Liquidation Fee is required to be paid by the Brookdale Office Portfolio Subordinate Companion Loan Holder if such purchase is within the first 90 days of the Brookdale Office Portfolio AB Mortgage Loan Pair becoming a Specially Serviced Mortgage Loan or such purchase is prior to the existence of a Brookdale Office Portfolio Control Appraisal Period.

The Jordan Creek AB Mortgage Loan Pair

The "Jordan Creek Mortgage Loan" (identified as Loan No. 5 on Annex A-1 to this free writing prospectus), representing 4.2% of the Initial Pool Balance (approximately 4.7% of the Initial Loan Group 1 Balance), is one of two mortgage loans (the Jordan Creek Mortgage Loan and the "Jordan Creek Subordinate Companion Loan", collectively referred to herein as the "Jordan Creek AB Mortgage Loan Pair") that are part of a split loan structure that are secured by the same mortgage instrument on the Jordan Creek Mortgaged Property. Only the Jordan Creek Mortgage Loan, which is evidenced by promissory note A, is included in the trust fund. The Jordan Creek Mortgage Loan's principal balance as of the Cut-off Date is $174,783,146. The Jordan Creek Subordinate Companion Loan’s principal balance as of the Cut-off Date is $22,155,610. The Jordan Creek Subordinate Companion Loan is subordinated in right of payment to the Jordan Creek Mortgage Loan.

The Jordan Creek Mortgage Loan and the Jordan Creek Subordinate Companion Loan have the same coupon, maturity date and amortization schedule. The Jordan Creek Subordinate Companion Loan is currently held by AIB Debt Management Limited, an affiliate of Allied Irish Banks PLC.

An intercreditor agreement (the ‘‘Jordan Creek Intercreditor Agreement’’) between the holders of the Jordan Creek Mortgage Loan and the Jordan Creek Subordinate Companion Loan (the ‘‘Jordan Creek Note A Holder’’ and the ‘‘Jordan Creek Subordinate Companion Loan Holder’’, respectively) sets forth the rights of such noteholders. The Jordan Creek Intercreditor Agreement generally provides that the mortgage loans that comprise the Jordan Creek AB Mortgage Loan Pair will be serviced and administered pursuant to the Pooling and Servicing Agreement by the applicable Master Servicer and the Special Servicer, as applicable, in accordance with the applicable Servicing Standards.

Distributions. Under the terms of the Jordan Creek Intercreditor Agreement, prior to the occurrence and continuance of a Jordan Creek Special Event of Default with respect to Jordan Creek AB Mortgage Loan Pair (or, if such a default has occurred, but the Jordan Creek Subordinate Companion Loan Holder has cured such a default), after payment of amounts payable or reimbursable under the Pooling and Servicing Agreement, payments and proceeds received with respect to Jordan Creek AB Mortgage Loan Pair will generally be applied in the following manner, in each case to the extent of available funds:

First, the Jordan Creek Note A Holder will receive accrued and unpaid interest on the outstanding principal of the Jordan Creek AB Mortgage Loan at its interest rate;

Second, the Jordan Creek Note A Holder will receive an amount equal to its pro rata portion of all principal payments on the Jordan Creek AB Mortgage Loan Pair;

Third, the Jordan Creek Subordinate Companion Loan Holder will receive an amount up to the aggregate amount of all payments made by the Jordan Creek Subordinate Companion Loan Holder in connection with the exercise of its cure rights under the Jordan Creek Intercreditor Agreement;

Fourth, the Jordan Creek Subordinate Companion Loan Holder will receive an amount equal to the accrued and unpaid interest on the outstanding principal of the Jordan Creek Subordinate Companion Loan at its interest rate;

Fifth, the Jordan Creek Subordinate Companion Loan Holder will receive an amount equal to its pro rata portion of all principal payments on the Jordan Creek AB Mortgage Loan Pair;

Sixth, the Jordan Creek Note A Holder will receive an amount equal to a pro rata share of any prepayment premium due in respect of the Jordan Creek AB Mortgage Loan Pair;

Seventh, the Jordan Creek Subordinate Companion Loan Holder will receive an amount equal to a pro rata share of any prepayment premium due in respect of the Jordan Creek AB Mortgage Loan Pair;

Eighth, the Jordan Creek Note A Holder and the Jordan Creek Subordinate Companion Loan Holder will receive any default interest in excess of the interest paid in accordance with First and Fourth above, to the extent actually paid by the related borrower, on a pro rata basis (based on their respective principal balances) to the extent not payable pursuant to the Pooling and Servicing Agreement (x) to cover interest on Advances, (y) to offset additional trust fund expenses or (z) to any servicer, trustee or fiscal agent;

Ninth, the Jordan Creek Note A Holder and the Jordan Creek Subordinate Companion Loan Holder will receive late payment charges, on a pro rata basis (based on their respective principal balances) to the extent not payable pursuant to the Pooling and Servicing Agreement, to the extent actually paid by the related borrower and not payable pursuant to the Pooling and Servicing Agreement (x) to cover interest on Advances, (y) to offset additional trust fund expenses or (z) to any servicer, trustee or fiscal agent; and

Tenth, if any excess amount is paid by the related borrower and is not required to be returned to the borrower or another party, and not otherwise applied in accordance with the foregoing First through Ninth, such amount will be paid to the Jordan Creek Note A Holder and the Jordan Creek Subordinate Companion Loan Holder, pro rata (based on their respective principal balances).

A ‘‘Jordan Creek Special Event of Default’’ means (a) a monetary event of default, with respect to an obligation of the borrower to pay money due under the Jordan Creek AB Mortgage Loan Pair or (b) a non-monetary event of default with respect to which the Jordan Creek AB Mortgage Loan Pair becomes a Specially Serviced Mortgage Loan (unless the reason the Jordan Creek AB Mortgage Loan Pair has become a Specially Serviced Mortgage Loan is because a material default under the related mortgage loan documents is imminent but has not yet occurred); provided that the default relating to JVC Builders Litigation will be deemed to be ‘‘not material’’ and will not cause the Jordan Creek AB Mortgage Loan Pair to become a Specially Serviced Mortgage Loan. The ‘‘JVC Builders Litigation’’ involves the filing of a certain mechanic’s lien in the amount of $1,620,211.61 filed against the Mortgaged Property by John Vratsinas Commercial Builders, Inc., d/b/a JVC Builders in connection with the build-out of a tenant space at the Mortgaged Property. The lender, together with the borrower and other parties, was named as a defendant in a suit to foreclose the lien, and the title insurer has undertaken the defense of the lender. At origination, the lender received a title insurance policy for the Mortgaged Property that insures that the related mortgage is a first priority lien on the Mortgaged Property. The litigation has been settled and lien releases are in the process of being obtained.

Following the occurrence and during the continuance of a Jordan Creek Special Event of Default with respect to the Jordan Creek AB Mortgage Loan Pair (unless the Jordan Creek Subordinate Companion Loan Holder has cured such a default), after payment of all amounts then payable or reimbursable under the Pooling and Servicing Agreement, payments and proceeds with respect to the Jordan Creek AB Mortgage Loan Pair will generally be applied in the following manner, in each case to the extent of available funds:

First, the Jordan Creek Note A Holder will receive accrued and unpaid interest on its outstanding principal balance at its interest rate;

Second, the Jordan Creek Note A Holder will receive an amount up to its principal balance until such principal balance has been paid in full;

Third, the Jordan Creek Subordinate Companion Loan Holder will receive an amount up to the aggregate amount of all payments made by the Jordan Creek Subordinate Companion Loan Holder in connection with the exercise of its cure rights under the Jordan Creek Intercreditor Agreement;

Fourth, the Jordan Creek Subordinate Companion Loan Holder will receive accrued and unpaid interest on its outstanding principal balance at its interest rate;

Fifth, the Jordan Creek Subordinate Companion Loan Holder will receive an amount up to its principal balance, until such principal balance has been paid in full;

Sixth, the Jordan Creek Note A Holder will receive an amount equal to a pro rata share of any prepayment premium due in respect of the Jordan Creek AB Mortgage Loan Pair;

Seventh, the Jordan Creek Subordinate Companion Loan Holder will receive an amount equal to a pro rata share of any prepayment premium due in respect of the Jordan Creek AB Mortgage Loan Pair;

Eighth, the Jordan Creek Note A Holder and the Jordan Creek Subordinate Companion Loan Holder will receive any default interest in excess of the interest paid in accordance with First and Fourth above, to the extent actually paid by the related borrower, on a pro rata basis (based on their respective principal balances) to the extent not payable pursuant to the Pooling and Servicing Agreement (x) to cover interest on Advances, (y) to offset additional trust fund expenses or (z) to any servicer, trustee or fiscal agent;

Ninth, the Jordan Creek Note A Holder and the Jordan Creek Subordinate Companion Loan Holder will receive late payment charges, on a pro rata basis (based on their respective principal balances) to the extent not payable pursuant to the Pooling and Servicing Agreement, to the extent actually paid by the related borrower and not payable pursuant to the Pooling and Servicing Agreement (x) to cover interest on Advances, (y) to offset additional trust fund expenses or (z) to any servicer, trustee or fiscal agent; and

Tenth, if any excess amount is paid by the borrower, and not otherwise applied in accordance with the foregoing clauses First through Ninth, such remaining amount will be paid to the Jordan Creek Note A Holder and the Jordan Creek Subordinate Companion Loan Holder, pro rata (based on their respective principal balances).

The Jordan Creek Subordinate Companion Loan Holder has certain rights under the Jordan Creek Intercreditor Agreement, including, among others, the following:

Consent Rights of the Jordan Creek Subordinate Companion Loan Holder.    Unless either a Jordan Creek Control Appraisal Period exists or the holder of more than 50% of the principal balance of the Jordan Creek Subordinate Companion Loan is the borrower or an affiliate of the borrower, the Jordan Creek Subordinate Companion Loan Holder will have the right to direct, provide or withhold consent or provide advice to the applicable Master Servicer or the Special Servicer, as applicable, with respect to the Jordan Creek AB Mortgage Loan Pair. These rights will generally include the right to exercise the rights of the Directing Certificateholder set forth in ‘‘Servicing of the Mortgage Loans—General’’, ‘‘—The Directing Certificateholder and the Houston Galleria Operating Advisor’’ and ‘‘—Modifications, Waiver and Amendments’’ in this free writing prospectus as well as certain additional rights relating to, among other things, any release of collateral securing the Jordan Creek AB Mortgage Loan Pair or any release of the related borrower or guarantor; any extension of the maturity date of the Mortgage Loan; any incurrence of additional debt by the borrower or any mezzanine financing by any beneficial owner of the borrower (except as expressly permitted by the terms of the related mortgage loan document with no material discretion by the mortgagee); any workout; the voting on any plan of reorganization, restructuring or similar event in the bankruptcy or similar proceeding of the borrower; any proposed modification or waiver of any provision of the related mortgage loan documents governing the types, nature or amount of insurance coverage required to be obtained and maintained by the borrower, and any renewal or replacement of the then-existing insurance polices (to the extent the mortgagee's approval is required under the related mortgage loan documents); any transfer of all or any portion of the Mortgaged Property or any transfer of any direct or indirect ownership interest in the borrower (except as expressly permitted by the related mortgage loan documents) or any consent to an assignment and assumption of the Mortgage Loan pursuant to the related mortgage loan documents; any acceleration of the Jordan Creek AB Mortgage Loan Pair; any amendment to any single purpose entity provisions of the related mortgage loan documents; any material alteration to the Mortgaged Property (to the extent the mortgagee's consent is required pursuant to the related mortgage loan documents); any determination regarding the use or application of condemnation awards or casualty insurance proceeds, to the extent the mortgagee has discretion thereover; any waiver of any guarantor's obligations under any guaranty or indemnity; approval of out of pocket expenses in connection with the JVC Builder Litigation; and approval of annual budgets and business plans to the extent of any such approval rights in the related mortgage loan documents.

If a Jordan Creek Control Appraisal Period exists or if the holder of more than 50% of the principal balance of the Jordan Creek Subordinate Companion Loan is the borrower or an affiliate of the borrower, the Directing Certificateholder will be entitled to exercise all of the rights under the Pooling and Servicing Agreement with respect to the Jordan Creek AB Mortgage Loan Pair, and the Jordan Creek Subordinate Companion Loan Holder will not be entitled to exercise such rights. A ‘‘Jordan Creek Control Appraisal Period’’ will exist if, and for so long as, the initial principal balance of the Jordan Creek Subordinate Companion Loan minus the sum of (i) any principal payments (whether as scheduled amortization, principal prepayments or otherwise) allocated to, and received on, the Jordan Creek Subordinate Companion Loan, (ii) any appraisal reduction amount allocated to the Jordan Creek Subordinate Companion Loan and (iii) any realized principal losses allocated to the Jordan Creek Subordinate Companion Loan, is less than 25% of (A) its initial principal balance minus (B) any payments of principal (whether as scheduled amortization, principal prepayments or otherwise) allocated to, and received on, the Jordan Creek Subordinate Companion Loan.

In addition, the Jordan Creek Subordinate Companion Loan Holder is entitled to avoid a Jordan Creek Control Appraisal Period caused by application of an appraisal reduction amount upon satisfaction of certain conditions within 30 days of its receipt of a third-party appraisal that indicates a Jordan Creek Control Appraisal Period exists: (i) the Jordan Creek Subordinate Companion Loan Holder must deliver as a supplement to the appraised value of the related Mortgaged Property, in the amount specified in clause (ii) below, to the applicable Master Servicer (in each case together with documentation acceptable to the applicable Master Servicer in accordance with the Servicing Standards to create and perfect a first priority security interest in favor of the Trust Fund in such collateral) cash, government securities, a letter of credit (issued by a bank or other financial institution the long term unsecured debt obligations of which are rated at least ‘‘A’’ by S&P and ‘‘A2’’ by Moody’s or the short term obligations of which are rated at least ‘‘A-1’’ by S&P and ‘‘P-1’’ by Moody’s) or other instruments meeting Rating Agency criteria as ‘‘eligible investments’’ (the ‘‘Jordan Creek Threshold Event Collateral’’), and (ii) the Jordan Creek Threshold Event Collateral must be in an amount which, when added to the appraised value of the related Mortgaged Property, would cause the Jordan Creek Control Appraisal Period with respect to the Jordan Creek Subordinate Companion Loan Holder to cease to exist.

The applicable Master Servicer and the Special Servicer are required to ignore and act without regard to any such advice, direction or objection that the applicable Master Servicer or the Special Servicer, as applicable, has determined, in its reasonable, good faith judgment, will) require or cause the applicable Master Servicer or the Special Servicer to violate any provision of the Jordan Creek Intercreditor Agreement, the related mortgage loan documents or the Pooling and Servicing Agreement (including any REMIC provisions), including the applicable Master Servicer’s or Special Servicer’s obligation to act in accordance with the Servicing Standards.

Termination of Special Servicer. Prior to a Jordan Creek Control Appraisal Period, provided the holder of more than 50% of the principal balance of the Jordan Creek Subordinate Companion Loan is not the borrower or an affiliate of the borrower, the Jordan Creek Subordinate Companion Loan Holder will be entitled to terminate the Special Servicer with respect to the special servicing of the Jordan Creek AB Mortgage Loan Pair at any time, with or without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the Pooling and Servicing Agreement and the Jordan Creek Intercreditor Agreement. The appointment of a successor special servicer will be subject to receipt of written confirmation from the Rating Agencies that such appointment would not cause the downgrade, withdrawal or qualification of the then current ratings of the Certificates.

Cure Rights. In the event that the related borrower fails to make any payment of principal or interest on the Jordan Creek AB Mortgage Loan Pair, resulting in a monetary event of default, or the borrower otherwise defaults with respect to the Jordan Creek AB Mortgage Loan Pair, the Jordan Creek Subordinate Companion Loan Holder will have the right to cure such event of default subject to certain limitations set forth in the Jordan Creek Intercreditor Agreement. The Jordan Creek Subordinate Companion Loan Holder will be limited to six cure payments over the life of the Jordan Creek AB Mortgage Loan Pair and no single cure event may exceed three consecutive months. So long as the Jordan Creek Subordinate Companion Loan Holder is

exercising a cure right, neither the applicable Master Servicer nor the Special Servicer will be permitted to treat such event of default as such for purposes of transferring the Jordan Creek AB Mortgage Loan Pair to special servicing or otherwise.

Purchase Option. In the event that (a) any payment of principal or interest on the Jordan Creek AB Mortgage Loan Pair becomes 90 or more days delinquent, (b) the Jordan Creek AB Mortgage Loan Pair has been accelerated, (c) the principal balance of the Jordan Creek AB Mortgage Loan Pair is not paid at maturity, (d) the related borrower files a petition for bankruptcy or (e) the Jordan Creek AB Mortgage Loan Pair becomes a Specially Serviced Mortgage Loan (and the Jordan Creek AB Mortgage Loan Pair is either in default or a default with respect thereto is reasonably foreseeable), the Jordan Creek Subordinate Companion Loan Holder will have an option to purchase the Jordan Creek Mortgage Loan from the Trust Fund at a price generally equal to the unpaid principal balance of the Jordan Creek Mortgage Loan, plus accrued and unpaid interest on such balance, all unreimbursed Advances, together with accrued and unpaid interest on all Advances and all accrued master servicing fees and special servicing fees and any other amounts payable to the applicable Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement allocable to the Jordan Creek Mortgage Loan, together with interest (provided, that no Liquidation Fee is required to be paid by the Jordan Creek Subordinate Companion Loan Holder if such purchase is within the first 90 days of the Jordan Creek AB Mortgage Loan Pair becoming a Specially Serviced Mortgage Loan).

The Intech One & Two AB Mortgage Loan Pair

General. The Intech One & Two Mortgage Loan, (identified as Loan No. 37 on Annex A-1 to this free writing prospectus), representing 1.1% of the Initial Pool Balance (approximately 1.2% of the Initial Loan Group 1 Balance), is one of two mortgage loans that are part of a split loan structure that are secured by the same mortgage instrument on the Intech One & Two Mortgaged Property. Only the Intech One & Two Mortgage Loan, which is evidenced by promissory note A, is included in the trust fund. The Intech One & Two Mortgage Loan's principal balance as of the Cut-off Date is $44,500,000. The Intech One & Two Subordinate Companion Loan's principal balance as of the Cut-off Date is $5,500,000. The Intech One & Two Subordinate Companion Loan is subordinated in right of payment to the Intech One & Two Mortgage Loan. The Intech One & Two Mortgage Loan and the Intech One & Two Subordinate Companion Loan together are referred to in this free writing prospectus as the ‘‘Intech One & Two AB Mortgage Loan Pair’’.

The Intech One & Two Mortgage Loan and the Intech One & Two Subordinate Companion Loan have the same maturity date and amortization schedule. The Intech One & Two Subordinate Companion Loan is currently held by Nomura Credit & Capital, Inc.

An intercreditor agreement (the ‘‘Intech One & Two Intercreditor Agreement’’) between the holders of the Intech One & Two Mortgage Loan and the Intech One & Two Subordinate Companion Loan sets forth the rights of such noteholders. The Intech One & Two Intercreditor Agreement generally provides that the mortgage loans that comprise the Intech One & Two AB Mortgage Loan Pair will be serviced and administered pursuant to the Pooling and Servicing Agreement by the applicable Master Servicer and Special Servicer, as applicable, according to the applicable Servicing Standards.

Servicing Provisions of the Intech One & Two Intercreditor Agreement. The applicable Master Servicer and the Special Servicer will service and administer the Intech One & Two Mortgage Loan and the Intech One & Two Subordinate Companion Loan pursuant to the Pooling and Servicing Agreement and the Intech One & Two Intercreditor Agreement for so long as the Intech One & Two Mortgage Loan is part of the trust; provided that prior to an acceleration or certain events of default under the related mortgage loan documents as described below, the servicer of the Intech One & Two Subordinate Companion Loan will collect its principal and interest payments directly from the borrower. The applicable Master Servicer and/or the Special Servicer may not enter into amendments, modifications or extensions of the Intech One & Two

Mortgage Loan or the Intech One & Two Subordinate Companion Loan if the proposed amendment, modification or extension adversely affects the holder of the Intech One & Two Subordinate Companion Loan in a material manner without the consent of the holder of the Intech One & Two Subordinate Companion Loan; provided, however, that such consent right will expire when the repurchase period described below expires.

Application of Payments on the Intech One & Two AB Mortgage Loan Pair. Pursuant to the terms of the Intech One & Two Intercreditor Agreement and prior to the occurrence of (i) the acceleration of the Intech One & Two Mortgage Loan or the Intech One & Two Subordinate Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower (each of the foregoing events in clauses (i), (ii) and (iii) being an ‘‘Intech One & Two Event of Default’’), the borrower will make separate monthly payments of principal and interest to the applicable Master Servicer and the servicer of the Intech One & Two Subordinate Companion Loan. Any escrow and reserve payments required in respect of either the Intech One & Two Mortgage Loan or the Intech One & Two Subordinate Companion Loan will be paid to the applicable Master Servicer for application as provided in the related mortgage loan documents.

Following the occurrence and during the continuance of an Intech One & Two Event of Default with respect to the Intech One & Two AB Mortgage Loan Pair (unless and until the holder of the Intech One & Two Subordinate Companion Loan has exercised its option to purchase the Intech One & Two Mortgage Loan), after payment of all amounts then payable or reimbursable under the Pooling and Servicing Agreement, payments and proceeds with respect to the Intech One & Two AB Mortgage Loan Pair will generally be applied in the following manner, in each case to the extent of available funds:

First, to the applicable Master Servicer, Special Servicer or Trustee, up to the amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest thereon;

Second, to the applicable Master Servicer and the Special Servicer, in an amount equal to the accrued and unpaid Servicing Fees earned by such entity;

Third, to the trust, in an amount equal to non-default interest due with respect to the Intech One & Two Mortgage Loan;

Fourth, to the trust, in an amount equal to the principal balance of the Intech One & Two Mortgage Loan until paid in full;

Fifth, to the trust, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Intech One & Two Mortgage Loan;

Sixth, to the holder of the Intech One & Two Subordinate Companion Loan, up to the amount of any unreimbursed costs and expenses paid by the holder of the Intech One & Two Subordinate Companion Loan;

Seventh, to the holder of the Intech One & Two Subordinate Companion Loan, in an amount equal to non-default interest due with respect to the Intech One & Two Subordinate Companion Loan;

Eighth, to the holder of the Intech One & Two Subordinate Companion Loan, in an amount equal to the principal balance of the Intech One & Two Subordinate Companion Loan until paid in full;

Ninth, to the holder of the Intech One & Two Subordinate Companion Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Intech One & Two Subordinate Companion Loan;

Tenth, to the trust and then to the holder of the Intech One & Two Subordinate Companion Loan, in an amount equal to any unpaid default interest accrued on the Intech One & Two Mortgage Loan and the Intech One & Two Subordinate Companion Loan, respectively;

Eleventh, to the trust and the holder of the Intech One & Two Subordinate Companion Loan on a pro rata basis based upon the percentage interests determined as of the date of origination of the Intech One & Two AB Mortgage Loan Pair in an amount equal to late payment charges actually received or collected, other than prepayment premiums or default interest, that are not payable to any of the applicable Master Servicer, the Special Servicer or the Trustee; and

Twelfth, any excess, to the trust as holder of the Intech One & Two Mortgage Loan and the holder of the Intech One & Two Subordinate Companion Loan on a pro rata basis based upon the percentage interests determined as of the date of origination of the Intech One & Two AB Mortgage Loan Pair.

Purchase Option. In the event that (i) any payment of principal or interest on the Intech One & Two AB Mortgage Loan Pair becomes 90 or more days delinquent, (ii) the Intech One & Two AB Mortgage Loan Pair has been accelerated, (iii) the principal balance of the Intech One & Two AB Mortgage Loan Pair is not paid at maturity, (iv) the borrower files a petition for bankruptcy or (v) any other event where the cash flow payment under the Intech One & Two Subordinate Companion Loan has been interrupted and payments are made pursuant to the event of default waterfall, the holder of the Intech One & Two Subordinate Companion Loan will have an option to purchase the Intech One & Two Mortgage Loan from the trust for a period of 30 days after its receipt of a repurchase option notice, subject to certain conditions set forth in the Intech One & Two Intercreditor Agreement. The purchase price will generally equal the unpaid principal balance of the Intech One & Two Mortgage Loan, together with all unpaid interest on the Intech One & Two AB Mortgage Loan (other than default interest) at the related mortgage rate and any outstanding servicing expenses, advances and interest on advances for which the borrower under the Intech One & Two AB Mortgage Loan is responsible. Unless the borrower or an affiliate is purchasing the Intech One & Two AB Mortgage Loan, no prepayment consideration will be payable in connection with such purchase of the Intech One & Two AB Mortgage Loan.

The 30 West Monroe AB Loan Pair

General. The 30 West Monroe AB Mortgage Loan, Loan No. 39, representing 0.8% of the Initial Pool Balance, is one of two mortgage loans that are part of a split loan structure that are secured by the same mortgage instrument on the 30 West Monroe Mortgaged Property. Only the 30 West Monroe AB Mortgage Loan, which is evidenced by the 30 West Monroe Note A, is included in the Trust Fund. The 30 West Monroe Note A's principal balance as of the Cut-off Date is $32,650,000. The 30 West Monroe Subordinate Companion Loan, which is evidenced by the 30 West Monroe Note B, has a principal balance as of the Cut-off Date of $3,600,000. The 30 West Monroe Subordinate Companion Loan is subordinated in right of payment to the 30 West Monroe AB Mortgage Loan. The 30 West Monroe AB Mortgage Loan and the 30 West Monroe Subordinate Companion Loan together are referred to in this free writing prospectus as the ‘‘30 West Monroe AB Loan Pair’’.

The 30 West Monroe AB Mortgage Loan and the 30 West Monroe Subordinate Companion Loan have the same maturity date and amortization schedule. The 30 West Monroe Subordinate Companion Loan is currently held by The Variable Annuity Life Insurance Company.

An intercreditor agreement (the ‘‘30 West Monroe Intercreditor Agreement’’) between the holders of the 30 West Monroe Note A and the 30 West Monroe Subordinate Companion Loan sets forth the rights of such noteholders. The 30 West Monroe Intercreditor Agreement generally provides that the mortgage loans that comprise the 30 West Monroe AB Loan Pair will be serviced and administered pursuant to the Pooling and Servicing Agreement by the applicable Master Servicer and Special Servicer, as applicable, according to the applicable Servicing Standards.

Servicing Provisions of the 30 West Monroe Intercreditor Agreement. The Master Servicer and the Special Servicer will service and administer the 30 West Monroe AB Mortgage Loan and the 30 West Monroe Subordinate Companion Loan pursuant to the Pooling and Servicing

Agreement and the 30 West Monroe Intercreditor Agreement for so long as the 30 West Monroe AB Mortgage Loan is part of the trust.

Application of Payments on the 30 West Monroe AB Loan Pair. Under the terms of the 30 West Monroe Intercreditor Agreement, prior to the occurrence and continuance of a 30 West Monroe Special Event of Default with respect to 30 West Monroe AB Mortgage Loan Pair (or, if such a default has occurred, but the 30 West Monroe Subordinate Companion Loan Holder has cured such a default), after payment of amounts payable or reimbursable under the Pooling and Servicing Agreement, payments and proceeds received with respect to 30 West Monroe AB Loan Pair will generally be applied in the following manner, in each case to the extent of available funds:

First, the 30 West Monroe Note A Holder, will receive accrued and unpaid interest on the 30 West Monroe Note A at its interest rate, less (x) the 30 West Monroe Note A Holder’s pro rata share (based on the respective principal balances of the notes) of the servicing fee (but not any servicing fees in connection with loan having previously been a specially serviced loan), and (y) any fees payable to the trustee, if not included in the servicing fee;

Second, the 30 West Monroe Note A Holder will receive an amount equal to its pro rata portion of all principal payments on the 30 West Monroe AB Loan Pair;

Third, the 30 West Monroe Subordinate Companion Loan Holder will receive all accrued and unpaid interest on the 30 West Monroe Subordinate Companion Loan at its interest rate, less (x) the 30 West Monroe Subordinate Companion Loan Holder’s pro rata share (based on the respective principal balances of the Notes) of the servicing fee (but not any servicing fees in connection with loan having previously been a specially serviced loan), and (y) any fees of the Special Servicer which result from the loan having previously been a specially serviced loan;

Fourth, the 30 West Monroe Subordinate Companion Loan Holder will receive an amount equal to its pro rata portion of all principal payments on the 30 West Monroe AB Loan Pair;

Fifth, the 30 West Monroe Note A Holder will receive an amount equal to any default interest owed to the 30 West Monroe Note A Holder;

Sixth, the 30 West Monroe Subordinate Companion Loan Holder will receive an amount equal to any default interest owed to the 30 West Monroe Subordinate Companion Loan Holder;

Seventh, the 30 West Monroe Subordinate Companion Loan Holder will receive the amount of any unreimbursed costs and expenses relating to the loan incurred by the 30 West Monroe Subordinate Companion Loan Holder in conformance with the 30 West Monroe Intercreditor Agreement, including any unreimbursed cure payments; and

Eighth, any excess, pro rata, to the 30 West Monroe Note A Holder and the 30 West Monroe Subordinate Companion Loan Holder based upon their outstanding principal balances.

A ‘‘30 West Monroe Special Event of Default’’ means (a) a monetary event of default, (b) upon the 30 West Monroe AB Loan Pair becoming a Specially Serviced Mortgage Loan, (c) acceleration of the 30 West Monroe AB Loan Pair, or (d) the occurrence of the maturity date for the 30 West Monroe AB Loan Pair without the repayment in full of the loan.

Following the occurrence and during the continuance of a 30 West Monroe Special Event of Default with respect to the 30 West Monroe AB Loan Pair (unless the 30 West Monroe Subordinate Companion Loan Holder has cured such a default), after payment of all amounts then payable or reimbursable under the Pooling and Servicing Agreement, payments and proceeds with respect to the 30 West Monroe AB Loan Pair will generally be applied in the following manner, in each case to the extent of available funds:

First, the 30 West Monroe Note A Holder, will receive accrued and unpaid interest on the 30 West Monroe Note A at its interest rate, less (x) the 30 West Monroe Note A Holder’s pro rata share (based on the respective principal balances of the notes) of the servicing fee (but not any servicing fees in connection with loan having previously been a specially serviced loan), and (y) any fees payable to the trustee, if not included in the servicing fee;

Second, the 30 West Monroe Note A Holder, will receive an amount equal to the principal balance of the 30 West Monroe Note AB Mortgage Loan until paid in full (provided that if no Event of Default is continuing, or if an Event of Default is continuing but is being cured by the 30 West Monroe Subordinate Companion Loan Holder, then the amount received by the 30 West Monroe Note A Holder will be limited to the amount of principal then due on the 30 West Monroe AB Mortgage Loan);

Third, the 30 West Monroe Subordinate Companion Loan Holder will receive accrued and unpaid interest on the 30 West Monroe Subordinate Companion Loan at its interest rate, less (x) the 30 West Monroe Subordinate Companion Loan Holder’s pro rata share (based on the respective principal balances of the Notes) of the servicing fee (but not any servicing fees in connection with loan having previously been a specially serviced loan), and (y) any fees of the Special Servicer which result from the loan being a specially serviced loan;

Fourth, the 30 West Monroe Subordinate Companion Loan Holder will receive an amount equal to the principal balance of the 30 West Monroe Subordinate Companion Loan will until paid in full (provided that if the 30 West Monroe AB Mortgage Loan principal balance has not been paid in full, then the amount received by the 30 West Monroe Subordinate Companion Loan Holder will be limited to the amount of principal then due to the 30 West Monroe Subordinate Companion Loan Holder);

Fifth, if no event of default is continuing, or if an event of default is continuing but is being cured by the 30 West Monroe Subordinate Companion Loan Holder, to the 30 West Monroe Note A Holder in an amount equal to any involuntary prepayment of the loan from casualty and/or condemnation proceeds not applied to restoration of the Mortgaged Property, until the 30 West Monroe AB Mortgage Loan principal balance has been reduced to zero, and then to the 30 West Monroe Subordinate Companion Loan Holder in an amount equal to any such involuntary prepayment remaining, until the 30 West Monroe Subordinate Companion Loan principal balance has been reduced to zero;

Sixth, to the 30 West Monroe Note A Holder, in an amount equal to any yield maintenance premium, to the extent actually paid, allocable to the 30 West Monroe AB Mortgage Loan;

Seventh, to the 30 West Monroe Subordinate Companion Loan Holder, in an amount equal to any yield maintenance premium, to the extent actually paid, allocable to the 30 West Monroe Subordinate Companion Loan;

Eighth, to the 30 West Monroe Note A Holder in an amount equal to any default interest owed to the 30 West Monroe AB Mortgage Loan;

Ninth, to the 30 West Monroe Subordinate Companion Loan Holder in an amount equal to any default interest owed to the 30 West Monroe Subordinate Companion Loan;

Tenth, to the 30 West Monroe Subordinate Companion Loan Holder up to the amount of any unreimbursed costs and expenses relating to the 30 West Monroe Subordinate Companion Loan;

Eleventh, any excess, pro rata, to the 30 West Monroe Note A Holder and the 30 West Monroe Subordinate Companion Loan Holder based upon the original 30 West Monroe AB Mortgage Loan principal balance and the 30 West Monroe Subordinate Companion Loan principal balance, respectively.

Consent Rights of the 30 West Monroe Subordinate Companion Loan Holder. Unless a 30 West Monroe Control Appraisal Period exists, the 30 West Monroe Subordinate Companion Loan Holder will have the right to direct, provide or withhold consent or provide advice to the applicable Master Servicer or the Special Servicer, as applicable, with respect to the 30 West Monroe AB Mortgage Loan Pair. These rights will generally include the right to exercise the rights of the Directing Certificateholder set forth in ‘‘Servicing of the Mortgage Loans — General’’, ‘‘—The Directing Certificateholder and the Houston Galleria Operating Advisor’’ and ‘‘—Modifications, Waiver and Amendments’’ in this free writing prospectus as well as certain additional rights relating to, among other things, (i) any action to foreclose (or to accept a deed in lieu thereof) to sell or otherwise deal with the Mortgaged Property, (ii) any modification, amendment, consolidation, spreader, restatement or waiver that would change the economic terms of the loan and (iii) the termination of the existing property manager and appointment of a replacement property manager.

A ‘‘30 West Monroe Control Appraisal Period’’ will exist if, and for so long as, the initial principal balance of the 30 West Monroe Subordinate Companion Loan (minus the sum (i) of any principal payments (whether as scheduled amortization, principal prepayments or otherwise) allocated to, and received on, the 30 West Monroe Subordinate Companion Loan, and (ii) any appraisal reduction amount allocated to the 30 West Monroe Subordinate Companion Loan is less than 25% of (A) its initial principal balance minus (B) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the 30 West Monroe Subordinate Companion Loan.

Cure Rights. In the event that the related borrower fails to make any payment of principal or interest on the 30 West Monroe AB Mortgage Loan Pair, resulting in a monetary event of default, or the borrower otherwise defaults with respect to the 30 West Monroe AB Mortgage Loan Pair, the 30 West Monroe Subordinate Companion Loan Holder will have the right to cure such event of default subject to certain limitations set forth in the 30 West Monroe Intercreditor Agreement. The 30 West Monroe Subordinate Companion Loan Holder will be limited to six successive cures of a similar nature within any 12-month period. So long as the 30 West Monroe Subordinate Companion Loan Holder is exercising a cure right, neither the applicable Master Servicer nor the Special Servicer will be permitted to treat such event of default as such for purposes of transferring the 30 West Monroe AB Loan Pair to special servicing or otherwise.

Purchase Options. In the event that 30 West Monroe AB Loan Pair becomes a Specially Serviced Loan, the holder of the 30 West Monroe Subordinate Companion Loan will be entitled to purchase the 30 West Monroe AB Mortgage Loan from the trust for a period of 30 days after its receipt of a repurchase option notice (but in no event more than 45 days after the loan became a Specially Serviced Loan), subject to certain conditions set forth in the 30 West Monroe Intercreditor Agreement. The purchase price will generally equal the unpaid principal balance of the 30 West Monroe AB Mortgage Loan, together with all unpaid interest on the 30 West Monroe AB Mortgage Loan (other than default interest) at the related mortgage rate and any outstanding servicing expenses, advances and interest on advances for which the borrower under the 30 West Monroe AB Mortgage Loan is responsible. No prepayment consideration will be payable in connection with such purchase of the 30 West Monroe AB Mortgage Loan.

The Lincoln Park Town Homes AB Mortgage Loan Pair

General. The Lincoln Park Town Homes AB Mortgage Loan, Loan No. 154, representing 0.1% of the Initial Pool Balance, is one of two mortgage loans that are part of a split loan structure that are secured by the same mortgage instrument on the Lincoln Park Town Homes Mortgaged Property. Only the Lincoln Park Town Homes AB Mortgage Loan, which is evidenced by the Lincoln Park Town Homes Note A, is included in the Trust Fund. The Lincoln Park Town Homes Note A’s principal balance as of the Cut-off Date is $4,080,000. The Lincoln Park Town Homes Subordinate Companion Loan, which is evidenced by the Lincoln Park Town Homes Note B, has a principal balance as of the Cut-off Date of $255,000. The Lincoln Park Town Homes Subordinate Companion Loan is subordinated in right of payment to the Lincoln Park Town Homes AB Mortgage Loan. The Lincoln Park Town Homes AB Mortgage Loan and the Lincoln Park Town Homes Subordinate Companion Loan together are referred to in this free writing prospectus as the ‘‘Lincoln Park Town Homes AB Loan Pair’’.

The Lincoln Park Town Homes AB Mortgage Loan and the Lincoln Park Town Homes Subordinate Companion Loan have the same maturity date and amortization schedule. The Lincoln Park Town Homes Subordinate Companion Loan is currently held by CBA-Mezzanine Capital Finance, LLC.

An intercreditor agreement (the ‘‘Lincoln Park Town Homes Intercreditor Agreement’’) between the holders of the Lincoln Park Town Homes Note A and the Lincoln Park Town Homes

Subordinate Companion Loan sets forth the rights of such noteholders. The Lincoln Park Town Homes Intercreditor Agreement generally provides that the mortgage loans that comprise the Lincoln Park Town AB Mortgage Loan Pair will be serviced and administered pursuant to the Pooling and Servicing Agreement by the applicable Master Servicer and Special Servicer, as applicable, according to the applicable Servicing Standards.

Servicing Provisions of the Lincoln Park Town Homes Intercreditor Agreement. The applicable Master Servicer and the Special Servicer will service and administer the Lincoln Park Town Homes AB Mortgage Loan and the Lincoln Park Town Homes Subordinate Companion Loan pursuant to the Pooling and Servicing Agreement and the Lincoln Park Town Homes Intercreditor Agreement for so long as the Lincoln Park Town Homes AB Mortgage Loan is part of the trust; provided that prior to an acceleration or certain events of default under the related mortgage loan documents as described below, the servicer of the Lincoln Park Town Homes Subordinate Companion Loan will collect its principal and interest payments directly from the borrower. The applicable Master Servicer and/or the Special Servicer may not enter into amendments, modifications or extensions of the Lincoln Park Town Homes AB Mortgage Loan or the Lincoln Park Town Homes Subordinate Companion Loan if the proposed amendment, modification or extension adversely affects the holder of the Lincoln Park Town Homes Subordinate Companion Loan in a material manner without the consent of the holder of the Lincoln Park Town Homes Subordinate Companion Loan; provided, however, that such consent right will expire when the repurchase period described below expires.

Application of Payments on the Lincoln Park Town Homes AB Loan Pair. Pursuant to the Lincoln Park Town Homes Intercreditor Agreement and prior to the occurrence of (i) the acceleration of the Lincoln Park Town Homes AB Mortgage Loan or the Lincoln Park Town Homes Subordinate Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower (each of the foregoing events in clauses (i), (ii) and (iii) being a "Lincoln Park Town Homes Event of Default"), the borrower will make separate monthly payments of principal and interest to the applicable Master Servicer and the servicer of the Lincoln Park Town Homes Subordinate Companion Loan. Any escrow and reserve payments required in respect of the Lincoln Park Town Homes AB Mortgage Loan or the Lincoln Park Town Homes Subordinate Companion Loan will be paid to the applicable Master Servicer for application as provided in the mortgage loan documents.

Following the occurrence and during the continuance of a Lincoln Park Town Homes Event of Default with respect to the Lincoln Park Town Homes AB Mortgage Loan Pair (unless and until the holder of the Lincoln Park Town Homes Subordinate Companion Loan has exercised its option to purchase the Lincoln Park Town Homes AB Mortgage Loan), after payment of all amounts then payable or reimbursable under the Pooling and Servicing Agreement, payments and proceeds with respect to the Lincoln Park Town Homes AB Mortgage Loan Pair will generally be applied in the following manner, in each case to the extent of available funds:

First, to the applicable Master Servicer, Special Servicer or Trustee, up to the amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest thereon;

Second, to the applicable Master Servicer and the Special Servicer, in an amount equal to the accrued and unpaid servicing fees earned by such entity;

Third, to the trust, in an amount equal to non-default interest due with respect to the Lincoln Park Town Homes AB Mortgage Loan;

Fourth, to the trust, in an amount equal to the principal balance of the Lincoln Park Town Homes AB Mortgage Loan until paid in full;

Fifth, to the trust, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Lincoln Park Town Homes AB Mortgage Loan;

Sixth, to the holder of the Lincoln Park Town Homes Subordinate Companion Loan, up to the amount of any unreimbursed costs and expenses paid by the holder of the Lincoln Park Town Homes Subordinate Companion Loan;

Seventh, to the holder of the Lincoln Park Town Homes Subordinate Companion Loan, in an amount equal to non-default interest due with respect to the Lincoln Park Town Homes Subordinate Companion Loan;

Eighth, to the holder of the Lincoln Park Town Homes Subordinate Companion Loan, in an amount equal to the principal balance of the Lincoln Park Town Homes Subordinate Companion Loan until paid in full;

Ninth, to the holder of the Lincoln Park Town Homes Subordinate Companion Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Lincoln Park Town Homes Subordinate Companion Loan;

Tenth, to the trust and then to the holder of the Lincoln Park Town Homes Subordinate Companion Loan, in an amount equal to any unpaid default interest accrued on the Lincoln Park Town Homes AB Mortgage Loan and the Lincoln Park Town Homes Subordinate Companion Loan, respectively;

Eleventh, to the trust and the holder of the Lincoln Park Town Homes Subordinate Companion Loan on a pro rata basis based upon the percentage interests determined as of the date of origination of the Lincoln Park Town Homes AB Mortgage Loan Pair in an amount equal to late payment charges actually received or collected, other than prepayment premiums or default interest, that are not payable to any of the applicable Master Servicer, the Special Servicer or the Trustee; and

Twelfth, any excess, to the trust as holder of the Lincoln Park Town Homes AB Mortgage Loan and the holder of the Lincoln Park Town Homes Subordinate Companion Loan on a pro rata basis based upon the percentage interests determined as of the date of origination of the Lincoln Park Town Homes AB Mortgage Loan Pair.

Purchase Options. In the event that (i) any payment of principal or interest on the Lincoln Park Town Homes AB Mortgage Loan or its Lincoln Park Town Homes Subordinate Companion Loan becomes 90 or more days delinquent, (ii) the principal balance of the Lincoln Park Town Homes AB Mortgage Loan or its Lincoln Park Town Homes Subordinate Companion Loan has been accelerated, (iii) the principal balance of the Lincoln Park Town Homes AB Mortgage Loan or its Lincoln Park Town Homes Subordinate Companion Loan is not paid at maturity, (iv) the borrower under the Lincoln Park Town Homes AB Mortgage Loan or the Lincoln Park Town Homes Subordinate Companion Loan declares bankruptcy or is otherwise the subject of a bankruptcy proceeding or (v) any other event where the cash flow payment under the Lincoln Park Town Homes Subordinate Companion Loan has been interrupted and payments are made pursuant to the event of default waterfall, the holder of the Lincoln Park Town Homes Subordinate Companion Loan will be entitled to purchase the Lincoln Park Town Homes AB Mortgage Loan from the trust for a period of 30 days after its receipt of a repurchase option notice, subject to certain conditions set forth in the Lincoln Park Town Homes Intercreditor Agreement. The purchase price will generally equal the unpaid principal balance of the Lincoln Park Town Homes AB Mortgage Loan, together with all unpaid interest on the Lincoln Park Town Homes AB Mortgage Loan (other than default interest) at the related mortgage rate and any outstanding servicing expenses, advances and interest on advances for which the borrower under the Lincoln Park Town Homes AB Mortgage Loan is responsible. Unless the borrower or an affiliate is purchasing the Lincoln Park Town Homes AB Mortgage Loan, no prepayment consideration will be payable in connection with such purchase of the Lincoln Park Town Homes AB Mortgage Loan.

Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans

The following table shows certain information regarding the fifteen largest mortgage loans or groups of cross-collateralized mortgage loans by Cut-off Date Balance:

Loan Name	Loan Group	Cut-off Date Balance	% of Initial Pool Balance	Loan Per Unit	UW DSCR(1)(2)	Cut-off LTV Ratio(2)	Property Type
Brookdale Office Portfolio	1	$335,000,000	8.0%	$108	1.67x	60.4%	Office
Houston Galleria	1	290,000,000	6.9	$395	2.00x	47.5%	Retail
Selig Office Portfolio	1	242,000,000	5.8	$161	1.53x	71.8%	Office
2 Grand Central Tower	1	190,000,000	4.5	$299	1.75x	72.7%	Office
Jordan Creek	1	174,783,146	4.2	$186	1.71x	55.1%	Retail
Grand Plaza	1	160,000,000	3.8	$332,640	1.22x	63.0%	Multifamily
DRA-CRT Portfolio II	1	138,100,000	3.3	$99	1.52x	76.2%	Office
Bluebird Portfolio	2	130,000,000	3.1	$75,581	1.47x	74.4%	Multifamily
Colony Portfolio	1	127,383,000	3.0	$87	1.62x	61.4%	Various
NEC America Corporate Center	1	102,000,000	2.4	$194	1.33x	80.0%	Office
Atlantic Development Portfolio	1	96,590,000	2.3	$107	1.22x	78.8%	Various
Hanover Mall	1	87,500,000	2.1	$124	1.14x	79.9%	Retail
Chartwell Portfolio	1	87,219,826	2.1	$160,331	1.44x	68.4%	Senior Housing
45 Broadway	1	76,900,000	1.8	$209	1.20x	78.9%	Office
32 & 42 Broadway	1	75,000,000	1.8	$152	1.23x	75.8%	Office
Total/Weighted Average		$2,312,475,972	55.1%		1.56x	66.3%

(1)	The UW DSCR for all partial interest-only loans were calculated based on the first principal and interest payment made into the trust during the term of the loan. Payments on the Hanover Mall Loan (identified as Loan No. 26 on Annex A-1 to this free writing prospectus) wil be interest-only for 48 months, followed by regular amortization based on a 26-year amortization schedule.

(2)	Calculated based upon the aggregate principal balance and debt service of the Houston Galleria Loan and the Houston Galleria Pari Passu Companion Loan as of the Cut-off Date.

For more information regarding the top fifteen mortgage loans and/or loan concentrations and related Mortgaged Properties, see the individual mortgage loan and portfolio descriptions under "Description of Certain Characteristics of the Top 15 Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans" in Annex A-3 to this free writing prospectus. Such descriptions are incorporated by reference into this free writing prospectus.

ARD Loans

Four (4 mortgage loans (the ‘‘ARD Loans’’), representing approximately 1.9% of the Initial Pool Balance (representing approximately 2.1% of the Initial Loan Group 1 Balance), provided that, if after a certain date (each, an ‘‘Anticipated Repayment Date’’), the borrower has not prepaid the respective ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (which rate may continue to increase annually after the Anticipated Repayment Date) (the ‘‘Revised Rate’’) rather than the stated Mortgage Rate (the ‘‘Initial Rate’’). The Anticipated Repayment Date for an ARD Loan is generally 5 to 10 years after the origination of such ARD Loan. The Revised Rate for each ARD Loan is generally equal to the Initial Rate plus at least 2% or the then-current treasury rate corresponding to a term equal to the remaining amortization period of such ARD Loan plus at least 2% per annum. After the Anticipated Repayment Date, these ARD Loans further require that all cash flow available from the related Mortgaged Property after payment of the Periodic Payments required under the terms of the related mortgage loan documents and all escrows and property expenses required under the related mortgage loan documents be used to accelerate amortization of principal on the respective ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the ARD Loans after their Anticipated Repayment Dates, the payment of interest at the excess of the Revised Rate over the Initial Rate for the ARD Loans will be deferred and will be required to be paid, with interest (to the extent permitted under applicable law and the related mortgage loan documents), only after the outstanding principal balance of the respective ARD Loan has been paid in full, at which time the deferred interest will be paid to the holders of the Class S Certificates.

Additionally, generally, an account was established at the origination of each ARD Loan into which the related borrower, property manager and/or tenants is required to deposit rents or other revenues from the related Mortgaged Property. In certain instances, the lockbox structure does not come into effect (i.e., spring) until immediately prior to, or on, the respective Anticipated Repayment Date. See ‘‘—Lockbox Accounts’’ below. The foregoing features, to the extent applicable, are designed to increase the likelihood that the ARD Loans will be prepaid by the respective borrowers on or about their Anticipated Repayment Dates. However, we cannot assure you that the ARD Loans will be prepaid on their respective Anticipated Repayment Dates.

Certain Terms and Conditions of the Mortgage Loans

Mortgage Loans. The mortgage loans have due dates that occur on the day of each month as set forth in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
1	90	$2,020,949,969	48.2%	48.6%	44.6%
5	22	392,888,141	9.4	10.2	2.7
6	6	29,596,682	0.7	0.6	1.3
7	2	16,283,105	0.4	0.2	1.9
10	1	160,000,000	3.8	4.3	0.0
11	74	1,576,708,883	37.6	36.1	49.7
Total	195	$4,196,426,780	100.0%	100.0%	100.0%

The mortgage loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
0	110	$2,220,315,665	52.9%	52.6%	55.4%
5	40	687,416,469	16.4	14.7	30.4
7	37	852,399,000	20.3	21.7	9.0
10	8	436,295,645	10.4	11.0	5.2
Total	195	$4,196,426,780	100.0%	100.0%	100.0%

In some cases, there are exceptions to the strict operation of the grace period (or lack thereof), allowing a notice and cure right, such as, prior to acceleration of the mortgage loan or in the event that the failure to make timely principal and interest payments is relatively infrequent.

The mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (‘‘Actual/360 Basis’’) or accrue interest on the basis of twelve 30-day months, assuming a 360-day year (‘‘30/360 Basis’’), as set forth in the following table:

Interest Accrual Basis

Interest Accrual Basis	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Actual/360	189	$3,893,552,261	92.8%	91.9%	100.0%
30/360	6	302,874,519	7.2	8.1	0.0
Total	195	$4,196,426,780	100.0%	100.0%	100.0%

The mortgage loans have the amortization characteristics set forth in the following table:

Amortization Types

Type of Amortization	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Balloon Loans
Partial Interest Only(1)(2)	71	$1,714,726,036	40.9%	41.7%	33.9%
Interest Only(3)	38	1,441,375,857	34.3	34.1	36.6
Balloon(4)	78	1,009,355,072	24.1	23.4	29.5
Subtotal	187	$4,165,456,965	99.3%	99.2%	100.0%
Fully Amortizing Loans	8	30,969,815	0.7	0.8	0.0
Total	195	$4,196,426,780	100.0%	100.0%	100.0%

(1)	The interest-only periods range from 1 to 84 months.

(2)	Includes 1 partial interest-only ARD loan representing approximately 0.2% of the Initial Pool Balance (approximately 0.3% of the Initial Loan Group 1 Balance).

(3)	Includes 2 interest-only ARD loans representing 0.3% of the Initial Pool Balance (approximately 0.4% of the Initial Loan Group 1 Balance).

(4)	Includes 1 amortizing ARD loan representing 1.3% of the Initial Pool Balance (approximately 1.5% of the Initial Loan Group 1 Balance).

Prepayment Provisions. Each mortgage loan prohibits any prepayments or Defeasance for a specified period of time after its date of origination (a ‘‘Lockout Period’’). In addition, each mortgage loan restricts voluntary prepayments or Defeasance in one of the following ways, subject in each case to any described open periods:

Overview of Prepayment Protection

Prepayment Protection	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Defeasance(1)	171	$3,881,284,385	92.5%	93.1%	87.6%
Yield Maintenance	23	308,267,395	7.3	6.7	12.4
Yield Maintenance or Defeasance	1	6,875,000	0.2	0.2	0.0
Total	195	$4,196,426,780	100.0%	100.0%	100.0%

(1)	Includes one mortgage loan, representing approximately 8.0% of the Initial Pool Balance (approximately 9.0% of the Initial Loan Group 1 Balance), that is prepayable with yield maintenance charges until the expiration of a lockout period and then is subject to defeasance.

With respect to 23 mortgage loans, representing approximately 7.3% of the Initial Pool Balance (18 mortgage loans in Loan Group 1, representing approximately 6.7% of the Initial Loan Group 1 Balance and 5 mortgage loans in Loan Group 2, representing approximately 12.4% of the Initial Loan Group 2 Balance), ‘‘Yield Maintenance Charge’’ will generally, subject to variations, be equal to the greater of (in certain cases, the lesser of), (i) a specified percentage of the amount being prepaid or (ii) the present value as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date or applicable Anticipated Repayment Date (including any balloon payment) determined by discounting such payments at the Discount Rate (or as stated in the related loan documents), less the amount of principal being prepaid. The term ‘‘Discount Rate’’ generally means the yield on a U.S. Treasury security (in the case of certain mortgage loans, plus a specified percentage) that has the most closely corresponding maturity date to the maturity date, Anticipated Repayment Date or remaining weighted average life, as applicable, of the mortgage loan, in some cases converted to a monthly equivalent yield.

With respect to the Brookdale Office Portfolio Mortgage Loan, representing approximately 8.0% of the Initial Pool Balance (approximately 9.0% of the Initial Loan Group 1 Balance), the related mortgage loan documents provide that the related borrower may partially or fully defease the mortgage loan on or after the date that is two years from the closing date, however, the borrower may obtain the release of one or more properties prior to the date that is two years from the closing date by making a partial prepayment in an amount that does not exceed 10% of the aggregate original principal balance of the mortgage loan, which partial prepayment will be subject to a yield maintenance charge generally equal to the remainder of (i) the present value (determined using a discount rate equal to the Treasury Note Rate at such time) of the scheduled payments of principal and interest payable in respect of the principal amount of the mortgage loan being prepaid, including, without limitation, the payments due at maturity of the mortgage loan minus (ii) the principal amount of the mortgage loan being so prepaid. The term "Treasury Note Rate" shall mean, at the time of the prepayment, the rate of interest per annum equal to the yield to maturity (converted by the lender to the equivalent monthly yield using lender's then system of conversion) of the United States Treasury obligations selected by the holder of the note having maturity dates closest to the maturity date of the mortgage loan. See "Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Defeasance; Collateral Substitution; Property Releases" in this free writing prospectus.

Yield Maintenance Charges and prepayment premiums are distributable as described in this free writing prospectus under ‘‘Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums.’’

The mortgage loans generally permit voluntary prepayment without the payment of a Yield Maintenance Charge or any prepayment premium during an ‘‘open period’’ immediately prior to and including the stated maturity date or Anticipated Repayment Date set forth in the following table:

Prepayment Open Periods

Open Period (payments)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
1	14	$556,637,787	13.3%	14.2%	5.2%
2	6	180,249,095	4.3	4.8	0.0
3	60	499,424,280	11.9	11.5	15.3
4	92	2,126,612,470	50.7	51.2	46.4
5	3	155,095,000	3.7	4.1	0.0
6	4	104,402,475	2.5	2.6	1.9
7	14	273,505,674	6.5	3.5	31.2
10	1	290,000,000	6.9	7.7	0.0
25	1	10,500,000	0.3	0.3	0.0
	195	$4,196,426,780	100.0%	100.0%	100.0%

Notwithstanding the foregoing, with respect to 1 mortgage loan (identified as Loan No. 47 on Annex A-1 to this free writing prospectus), representing approximately 0.7% of the Initial Pool Balance (approximately 0.8% of the Initial Loan Group 1 Balance), although the related borrower is prohibited from prepaying the related mortgage loan until April 2011, the sole tenant at the mortgaged property, TRS Inc. – Experian, has the option to acquire the Mortgaged Property at fair market value commencing in October 2010. The mortgagee has received a payment guaranty from Lexington Corp. Property Trust to make up for any shortfall between the value paid by the tenant and the amount necessary to defease the related mortgage loan. In addition, upon the occurrence of a condemnation of (i) the entire Mortgaged Property or (ii) more than 25% of the improvements or 50% of the land comprising the Mortgaged Property, such tenant is required to deliver to the mortgagee a purchase offer at a price set forth in the related leasing documents. The mortgagee may elect to reject the tenant's purchase offer and upon such a rejection, the tenant's lease would terminate as of the termination date set forth in the tenant's purchase offer.

Unless a mortgage loan is relatively near its stated maturity date (or Anticipated Repayment Date) or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of the mortgage loan (due to an increase in the value of the Mortgaged Property or otherwise) and depending on the interest rate environment at the time of prepayment, the Yield Maintenance Charge or prepayment premium may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property. The Yield Maintenance Charge or prepayment premium provision of a mortgage loan creates an economic disincentive for the borrower to prepay its mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay its mortgage loan. However, we cannot assure you that the imposition of a Yield Maintenance Charge or prepayment premium will provide a sufficient disincentive to prevent a voluntary principal prepayment or sufficient compensation to Certificateholders affected by a prepayment.

Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Certain mortgage loans require the payment of Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and Condemnation Proceeds as a result of a casualty or condemnation. Certain other of the mortgage loans do not require the payment of Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and/or Condemnation Proceeds as a result of a casualty or condemnation, provided that no event of default exists. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related Insurance and Condemnation Proceeds to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of Insurance and Condemnation Proceeds. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to Yield Maintenance Charges or prepayment premiums upon an involuntary prepayment is unclear. We cannot assure you that, at the time a Yield Maintenance Charge or prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to pay a Yield Maintenance Charge or prepayment premium will be enforceable under applicable state law. See ‘‘Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments’’ in the Prospectus.

Defeasance; Collateral Substitution; Property Releases. The terms of 172 of the mortgage loans, representing approximately 92.7% of the Initial Pool Balance (129 mortgage loans in Loan Group 1, representing approximately 93.3% of the Initial Loan Group 1 Balance and 43 mortgage loans in Loan Group 2, representing approximately 87.6% of the Initial Loan Group 2 Balance), permit the applicable borrower on any due date after a specified period (the ‘‘Defeasance Lockout Period’’), provided no event of default exists, to obtain a release of all or a portion of a Mortgaged Property from the lien of the related Mortgage in exchange for a grant of a security interest in certain government securities (a ‘‘Defeasance’’). The Defeasance Lockout Period is at least two years from the Closing Date. The release is subject to certain conditions, including, among other conditions, that the borrower:

(a) pays or delivers to the applicable Master Servicer on any due date (the ‘‘Release Date’’) (1) all interest accrued and unpaid on the principal balance of the Mortgage Note to and including the Release Date, (2) all other sums due under the mortgage loan and all other loan documents executed in connection with the related mortgage loan, (3) funds to purchase direct non-callable obligations of the United States of America or, in certain cases, other U.S. government obligations providing payments (x) on or prior to all successive scheduled payment dates from the Release Date to the related maturity date (or, in some cases, the first day of the open period) including the balloon payment (or the Anticipated Repayment Date (or, in some cases, the first day of the open period), including all amounts due and outstanding on the ARD Loan), assuming, in the case of each ARD Loan, a balloon payment that would be due assuming that the mortgage loan is prepaid on the related Anticipated Repayment Date and (y) in amounts at least equal to the scheduled payments due on those dates under the mortgage loan or the related defeased amount of the mortgage loan in the case of a partial defeasance (including any balloon payment), and (4) any costs and expenses incurred in connection with the purchase of the U.S. government obligations; and

(b) delivers a security agreement granting the trust fund a first priority lien on the U.S. government obligations purchased as substitute collateral and an opinion of counsel relating to the enforceability of such security interest.

The mortgage loans secured by one or more Mortgaged Properties that permit release of one or more of the Mortgaged Properties (or portion thereof) without releasing all such Mortgaged Properties by means of partial Defeasance generally require that either (or, in some cases, both) (1) prior to the release of a related Mortgaged Property, a specified percentage (generally between 105% and 125%) of the allocated loan amount for the Mortgaged Property be defeased and/or (2) certain debt service coverage ratio and/or LTV Ratio tests (if applicable) be satisfied with respect to the remaining Mortgaged Properties after the partial Defeasance. See "—Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans" in this free writing prospectus relating to the Colony Portfolio Loan, the Selig Office Portfolio Loan, the DRA-CRT Portfolio II Loan, the Brookdale Office Portfolio Loan and the Grand Plaza Loan.

The related borrower or, if the borrower is not required to do so under the mortgage loan documents, the applicable Master Servicer, will be responsible for purchasing the U.S. government obligations on behalf of the borrower at the borrower’s expense. Simultaneously with these actions, the related Mortgaged Property will be released from the lien of the mortgage loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial Defeasance) will be substituted as the collateral securing the mortgage loan.

In general, a successor borrower established or designated by the related borrower (or, if the borrower is not required or permitted to do so under the mortgage loan documents, established or designated by the applicable Master Servicer) will assume all of the defeased obligations of a borrower exercising a Defeasance option under a mortgage loan and the borrower will be relieved of all of the defeased obligations under the mortgage loan. In other cases, the existing borrower will remain liable for all of the defeased obligations, subject to the mortgage loan documents, after releasing the Mortgaged Property.

Although the collateral substitution provisions related to Defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related mortgage loan, a court could interpret these provisions as being equivalent to an unenforceable Yield Maintenance Charge or prepayment premium. We make no representation as to the enforceability of the defeasance provisions of any mortgage loan.

Certain of the mortgage loans permit a partial release of an unimproved portion (which may have landscaping, parking or other non-income generating improvements) of the related Mortgaged Property or an improved portion of the related Mortgaged Property that was given no value for underwriting purposes for no consideration upon the satisfaction of certain requirements other than pursuant to Defeasance.

‘‘Due-on-Sale’’ and ‘‘Due-on-Encumbrance’’ Provisions.    The mortgage loans contain ‘‘due-on-sale’’ and ‘‘due-on-encumbrance’’ provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the holder of the Mortgage; provided, however, under the terms of many of the mortgage loans, this consent may not be unreasonably withheld, and in some cases must be granted if certain conditions are met. Many of the mortgage loans permit transfers by the related borrower of the Mortgaged Property to purchasers who would then assume the related mortgage loan subject to the reasonable acceptability of the transferee to the mortgagee and the satisfaction of certain conditions provided in the related loan documents. Certain of the mortgage loans permit or, within a specified time period, require the tenants-in-common borrowers to transfer ownership to other tenants-in-common borrowers or into a single-purpose entity. Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See ‘‘—Additional Debt’’ above and ‘‘Risk Factors—Multifamily Properties Have Special Risks’’ in this free writing prospectus.

The applicable Master Servicer, with respect to non-Specially Serviced Mortgage Loans, and the Special Servicer, with respect to Specially Serviced Mortgage Loans, will be required (a) to exercise any right it may have with respect to a mortgage loan containing a ‘‘due-on-sale’’ clause (1) to accelerate the payments on that mortgage loan, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standards or (b) to waive its right to exercise such rights; provided, however, that, with respect to such waiver of rights, (i) with respect to all non-Specially Serviced Mortgage Loans, the applicable Master Servicer has obtained the prior written consent (or deemed consent) of the Special Servicer, (ii) with respect to all Specially Serviced Mortgage Loans, and all non-Specially Serviced Mortgage Loans having a Stated Principal Balance greater than or equal to $2,500,000, the Special Servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder and (iii) with respect to any mortgage loan (x)

with a Stated Principal Balance greater than or equal to $20,000,000, (y) with a Stated Principal Balance greater than or equal to 5% of the aggregate Stated Principal Balance of the mortgage loans then outstanding or (z) that is one of the ten largest mortgage loans (by Stated Principal Balance) outstanding, confirmation from each Rating Agency is obtained that such waiver or consent would not result in the downgrade, withdrawal or qualification of the then-current ratings on any class of outstanding Certificates.

With respect to a mortgage loan with a ‘‘due-on-encumbrance’’ clause, the applicable Master Servicer, with respect to non-Specially Serviced Mortgage Loans, and the Special Servicer, with respect to Specially Serviced Mortgage Loans, will be required (a) to exercise any right it may have with respect to a mortgage loan containing a ‘‘due-on-encumbrance’’ clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standards or (b) to waive its right to exercise such rights, provided that, with respect to such waiver of rights, (i) if the mortgage loan is a non-Specially Serviced Mortgage Loan, the applicable Master Servicer has made a recommendation and obtained the consent (or deemed consent) of the Special Servicer and (ii) the applicable Master Servicer or the Special Servicer, as the case may be, has obtained from each Rating Agency a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then-current ratings on any Class of outstanding Certificates if such mortgage loan (1) has an outstanding principal balance (together with any cross-collateralized mortgage loan) that is greater than or equal to 2% of the aggregate Stated Principal Balance of the mortgage loans or (2) has an LTV Ratio greater than 85% (including any proposed debt) or (3) has a DSCR less than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the mortgage loan and the principal amount of the proposed additional loan) or (4) is one of the ten largest mortgage loans (by Stated Principal Balance) or (5) has a principal balance over $20,000,000. Any confirmation required will be at the related borrower’s expense, to the extent permitted by the related mortgage loan documents; provided that, to the extent the mortgage loan documents are silent as to who bears the costs of any such confirmation, the applicable Master Servicer or the Special Servicer is required to use reasonable efforts to have the related borrower bear such costs and expenses.

Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at its maturity date or Anticipated Repayment Date, as applicable, and increase the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See ‘‘Certain Legal Aspects of Mortgage Loans—Due-on-Sale and Due-on-Encumbrance’’ and ‘‘—Subordinate Financing’’ in the Prospectus.

Hazard, Liability and Other Insurance. The mortgage loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of (a) the outstanding principal balance of the related mortgage loan and (b) 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originator. Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant to self-insure.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. However, in the case of the Four Seasons Miami Loan (identified as Loan No. 32 on Annex A-1 to this free writing prospectus), representing approximately 1.4% of the Initial Pool Balance (representing approximately 1.6% of the Initial Loan Group 1 Balance), the related Mortgaged Property is part of a mixed use complex that is covered by windstorm insurance that is allocable to the Mortgaged Property as well as to the portion of the complex not securing that mortgage loan. The sponsor of this mortgage loan has agreed to indemnify the lender for losses to the extent the damage is in excess of such coverage which is allocated to the related Mortgaged Property. Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the mortgage loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. The Mortgaged Properties securing 20 mortgage loans representing approximately 9.5% of the Initial Pool Balance (13 mortgage loans in Loan Group 1, representing approximately 9.8% of the Initial Loan Group 1 Balance and 7 mortgage loans in Loan Group 2, representing approximately 7.3% of the Initial Loan Group 2 Balance), are located in areas that are considered a high earthquake risk areas (seismic zones 3 or 4). These areas include all or parts of the States of Alaska, California, Oregon and Washington. Except with respect to 2 mortgage loans (identified as Loan Nos. 192 and 194 on Annex A-1 to this free writing prospectus), representing approximately 0.1% of the Initial Pool Balance (approximately 0.5% of the Initial Loan Group 2 Balance), no Mortgaged Property has a probable maximum loss (‘‘PML’’) in excess of 20%.

Generally, such environmental insurance policy obtained in lieu of a Phase I environmental site assessment is a blanket policy covering the mortgage loan seller’s mortgage loans for which such assessments were not obtained which insures the trust fund against losses, with a per incident limit set at 125% of the outstanding balance of the mortgage loan and an aggregate limit equal to a percentage of the aggregate outstanding principal balance of the mortgage loans covered by the policy, resulting from certain known and unknown environmental conditions in violation of applicable environmental standards at the related Mortgaged Property during the applicable policy period, which continues for a period at least equal to the lesser of (a) five years beyond the maturity date of the related mortgage loan and (b) twenty years beyond the date of origination of the related mortgage loan, provided no foreclosure has occurred. Subject to certain conditions and exclusions, such insurance policies, by their terms, generally provide coverage against (i) losses resulting from default under the applicable mortgage loan, up to the amount of the then outstanding loan balance and certain unpaid interest, if on-site environmental conditions in violation of applicable environmental standards are discovered at the related Mortgaged Property during the policy period and no foreclosure of the Mortgaged Property has taken place (ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the Mortgaged Property; and (iii) after foreclosure, costs of clean-up of environmental conditions in violation of applicable environmental standards discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.

See ‘‘Risk Factors—Property Insurance May Not Be Sufficient’’ in this free writing prospectus for information regarding insurance coverage for acts of terrorism.

Additional Mortgage Loan Information

The tables presented in Annex A-2 set forth certain anticipated characteristics of the mortgage loans and the Mortgaged Properties. The sum in any column may not equal the indicated total due to rounding. The descriptions in this free writing prospectus of the mortgage loans and the Mortgaged Properties are based upon the pool of mortgage loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the Cut-off Date will be made and (2) there will be no principal prepayments on or before the Cut-off Date.

Prior to the issuance of the Certificates, one or more mortgage loans (including mortgage loans specifically described in this free writing prospectus) may be removed from the pool of mortgage loans as a result of prepayments, delinquencies, incomplete documentation or for any other reason, if the Depositor or a Mortgage Loan Seller deems the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool of mortgage loans prior to the issuance of the Certificates, unless including those mortgage loans would materially alter the characteristics of the pool of mortgage loans as described in this free writing prospectus. The Depositor believes that the information set forth in this free writing prospectus will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the mortgage loans described in this free writing prospectus may vary.

With respect to mortgage loans secured by more than one Mortgaged Property, the information presented in this free writing prospectus with respect to UW DSCR and LTV Ratios, as applicable, is the UW DSCR or LTV Ratio of the mortgage loan in the aggregate.

For purposes of the statistical information in this free writing prospectus, unless otherwise noted, all numerical and statistical information presented herein, including Cut-off Date Balances, LTV Ratios and UW DSCRs, with respect to each AB Mortgage Loan and the Houston Galleria Loan is calculated without regard to the related Subordinate Companion Loan(s); provided however, the loan amount and debt service payment used in this free writing prospectus for purposes of calculating the loan-to-value ratios and debt service coverage ratios of the Houston Galleria Loan is the aggregate principal balance and aggregate debt service of the Houston Galleria Loan and the Houston Galleria Pari Passu Companion Loan.

A Current Report on Form 8-K (the ‘‘Form 8-K’’) will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission. If mortgage loans are removed from or added to the pool of mortgage loans as set forth above, the removal or addition will be noted in the Form 8-K.

For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis, see Annex A-1.

The ‘‘Underwritten Cash Flow Debt Service Coverage Ratio’’ or ‘‘UW DSCR’’ for any mortgage loan for any period, as presented in this free writing prospectus, including the tables presented on Annex A-1 and Annex A-2 attached to this free writing prospectus, is the ratio of Underwritten Cash Flow calculated for the related Mortgaged Property to the amount of total annual debt service on such mortgage loan. The Underwritten Cash Flow Debt Service Coverage Ratio for all partial interest-only loans were calculated based on the first principal and interest payment made into the trust fund during the term of the loan. With respect to any mortgage loan that is part of a cross-collateralized group of mortgage loans, the Underwritten Cash Flow Debt Service Coverage Ratio is the ratio of the Underwritten Cash Flow calculated for the Mortgaged Properties related to the cross-collateralized group to the total annual debt service for all of the mortgage loans in such cross-collateralized group. ‘‘Underwritten Cash Flow’’ or ‘‘UW NCF’’ means the Underwritten NOI for the related Mortgaged Property decreased by an amount that the related Mortgage Loan Seller has determined to be an appropriate allowance for average annual tenant improvements and leasing commissions and/or replacement reserves for capital items based upon its underwriting guidelines.

‘‘Underwritten NOI’’ or ‘‘UW NOI’’ means the Net Operating Income for the related Mortgaged Property as determined by the related Mortgage Loan Seller in accordance with its underwriting guidelines for similar properties. Revenue from a Mortgaged Property (‘‘Effective Gross Income’’) is generally calculated as follows: rental revenue is calculated using actual rental rates, in some cases adjusted downward to market rates with vacancy rates equal to the higher of the related Mortgaged Property’s historical rate, the market rate or an assumed vacancy rate; other revenue, such as parking fees, laundry fees and other income items are included only if supported by a trend and/or are likely to be recurring. Operating expenses generally reflect the related Mortgaged Property’s historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. Generally, ‘‘Net Operating Income’’ or ‘‘NOI,’’ for a Mortgaged Property equals the operating revenues (consisting principally of rental and related revenue) for that Mortgaged Property minus the operating expenses (such as utilities, repairs and maintenance, general and administrative, management fees, marketing and advertising, insurance and real estate tax expenses) for such Mortgaged Property. NOI generally does not reflect debt service, tenant improvements, leasing commissions, depreciation, amortization and similar non-operating items.

The amounts representing Net Operating Income, Underwritten NOI and Underwritten Cash Flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property’s operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. No representation is made as to the future cash flow of the Mortgaged Properties, nor are the Net Operating Income, Underwritten NOI and Underwritten Cash Flow set forth in this free writing prospectus intended to represent such future cash flow.

The UW NCFs and UW NOIs used as a basis for calculating the UW DSCRs presented in this free writing prospectus, including the tables presented on Annex A-1 and Annex A-2 were derived principally from operating statements obtained from the respective borrowers (the ‘‘Operating Statements’’). With respect to mortgage loans secured by newly constructed Mortgaged Properties, the UW NCFs and UW NOIs used as a basis for calculating UW DSCRs are derived principally from rent rolls, tenant leases and the appraisers’ projected expense levels. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. These adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner. The UW NCF for residential cooperative Mortgaged Properties is based on projected Net Operating Income at the Mortgaged Property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that the Mortgaged Property was operated as a rental property with rents set at prevailing market rates taking into account the presence of, if any, existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves. In the case of 9 mortgage loans (identified as Loan Nos. 4, 35, 36, 41, 48, 50, 51, 68 and 82 on Annex A-1 to this free writing prospectus), representing approximately 10.2% of the Initial Pool Balance (7 mortgage loans representing approximately 10.3% of the Initial Loan Group 1 Balance and 2 mortgage loans representing approximately 9.4% of the Initial Loan Group 2 Balance), the DSCR (and the underlying UW NOI and UW NCF) was calculated taking into account various assumptions regarding the financial performance of the related Mortgaged Property on an as-stabilized basis, that are consistent with the respective performance-related criteria required to obtain the release of a cash escrow or a letter of credit. See Annex A-1 for more information regarding the determination of debt service coverage ratios with respect to these mortgage loans.

The tables presented in Annex A-2 that are entitled ‘‘Cut-off Date LTV Ratios’’ and ‘‘Maturity Date LTV Ratios’’ set forth the range of LTV Ratios of the mortgage loans as of the Cut-off Date and the stated maturity dates or Anticipated Repayment Dates of the mortgage loans. An ‘‘LTV Ratio’’ for any mortgage loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of that date (assuming no defaults or prepayments on the mortgage loan prior to that date), and the denominator of which is the appraised value of the related Mortgaged Property or

Mortgaged Properties as determined by an appraisal of the property obtained at or about the time of the origination of the mortgage loan. In the case of 9 mortgage loans (identified as Loan Nos. 2, 3, 35, 41, 48, 74, 81, 109 and 130 on Annex A-1 to this free writing prospectus), representing approximately 16.3% of the Initial Pool Balance (8 mortgage loans representing approximately 17.9% of the Initial Loan Group 1 Balance and 1 mortgage loan representing approximately 3.1% of the Initial Loan Group 2 Balance), the stabilized appraised values were used as defined in the related appraisals. However, in the event that a mortgage loan is part of a cross-collateralized group of mortgage loans, the LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the mortgage loans in the cross-collateralized group and the denominator of which is the aggregate of the appraised values of all the Mortgaged Properties related to the cross-collateralized group. The LTV Ratio of a mortgage loan as of its stated maturity date or Anticipated Repayment Date, as the case may be, set forth in Annex A-2 was calculated based on the principal balance of the related mortgage loan on the stated maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the mortgage loan’s maturity date or Anticipated Repayment Date, as the case may be (not including the balloon payment), are made. In addition, because it is based on the value of a Mortgaged Property determined as of the related origination date, the information set forth in this free writing prospectus, in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a mortgage loan may be higher than its LTV Ratio at origination even after taking into account amortization since origination.

The characteristics described above and in Annex A-2, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth in Annex A-1 to this free writing prospectus. Certain additional information regarding the mortgage loans is set forth in this free writing prospectus below under ‘‘—Underwriting Guidelines and Processes’’ and in the Prospectus under ‘‘Description of the Trust Funds—Mortgage Loans’’ and ‘‘Certain Legal Aspects of Mortgage Loans’’.

The Mortgage Loan Sellers

The Mortgage Loan Sellers are JPMorgan Chase Bank, N.A., Nomura Credit & Capital, Inc., Eurohypo AG, New York Branch, PNC Bank, National Association, IXIS Real Estate Capital Inc. and AIG Mortgage Capital, LLC. JPMorgan Chase Bank, N.A. is the Initial Swap Counterparty and an affiliate of both the Depositor and of J.P. Morgan Securities Inc., one of the Underwriters. Nomura Credit & Capital, Inc. is an affiliate of Nomura Securities International, Inc., one of the Underwriters. PNC Bank, National Association is an affiliate of PNC Capital Markets LLC, one of the Underwriters and of Midland Loan Services Inc., which is the Special Servicer and one of the Master Servicers. IXIS Real Estate Capital Inc. is an affiliate of IXIS Securities North America Inc., one of the Underwriters.

JPMorgan Chase Bank, N.A.

JPMorgan Chase Bank, National Association (‘‘JPMCB’’) is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation. JPMCB is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. It is chartered, and its business is subject to examination and regulation, by the Office of the Comptroller of the Currency, a bureau of the United States Department of the Treasury. It is a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation.

Effective July 1, 2004, Bank One Corporation merged with and into JPMorgan Chase & Co., the surviving corporation in the merger, pursuant to the Agreement and Plan of Merger dated as of January 14, 2004.

Prior to November 13, 2004, JPMCB was in the legal form of a banking corporation organized under the laws of the State of New York and was named JPMorgan Chase Bank. On that date, it became a national banking association and its name was changed to JPMorgan Chase Bank, National Association (the ‘‘Conversion’’). Immediately after the Conversion, Bank One, N.A. (Chicago) and Bank One, N.A. (Columbus) merged into JPMCB.

JPMCB is also the Swap Counterparty, an affiliate of J.P. Morgan Chase Commercial Mortgage Securities Corp., which is the Depositor, and an affiliate of J.P. Morgan Securities Inc., which is an Underwriter.

Eurohypo AG, New York Branch

Eurohypo AG, New York Branch (‘‘Eurohypo’’) is the New York branch of a German banking corporation and focuses on real estate and public finance banking. As of June 30, 2005, Eurohypo had total assets of approximately 239 billion EUR (U.S. $289 billion) of which approximately 94 billion EUR (U.S. $114 billion) are real estate loans. Eurohypo has three offices in the United States located in New York, Chicago and Los Angeles with over 80 professionals concentrating on real estate investment banking. Eurohypo originates its loans in the United States through its New York branch.

Nomura Credit & Capital, Inc.

Nomura Credit & Capital, Inc. (‘‘NCCI’’) is a Delaware corporation whose principal offices are located in New York, New York. NCCI is a subsidiary of Nomura Holding America Inc., and an indirect subsidiary of Nomura Holdings, Inc., one of the largest global investment banking and securities firms, with a market capitalization of approximately $33 billion. NCCI is a HUD approved mortgagee primarily engaged in the business of originating and acquiring mortgage loans and other assets. NCCI is an affiliate of Nomura Securities International, Inc., which is an Underwriter.

PNC Bank, National Association

PNC Bank, National Association (‘‘PNC’’) is a national banking association with its principal office in Pittsburgh, Pennsylvania. PNC’s business is subject to examination and regulation by United States federal banking authorities. Its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. PNC is a wholly-owned indirect subsidiary of The PNC Financial Services Group, Inc., a Pennsylvania corporation (‘‘PNC Financial’’), and is PNC Financial’s principal bank subsidiary. PNC Financial and its subsidiaries offer a wide range of commercial banking, retail banking and trust and asset management services to its customers. As of December 31, 2004, PNC had total consolidated assets representing approximately 92.58% of PNC Financial’s consolidated assets. PNC is an affiliate of Midland Loan Services, Inc., which is the Special Servicer and one of the Master Servicers, and of PNC Capital Markets LLC, which is an Underwriter.

IXIS Real Estate Capital Inc.

IXIS Real Estate Capital Inc. (‘‘IXIS’’) is a New York corporation whose principal offices are located in New York, New York. IXIS Real Estate Capital Inc., formerly known as CDC Mortgage Capital Inc., is a New York corporation that primarily engages in originating, lending against, purchasing and securitizing commercial and residential mortgage loans. IXIS Real Estate Capital Inc. is a wholly-owned subsidiary of IXIS Capital Markets North America Inc., which is more than a 95% owned subsidiary of IXIS Corporate & Investment Bank (‘‘IXIS CIB’’), a fully licensed bank under French laws.

AIG Mortgage Capital, LLC

AIG Mortgage Capital, LLC (‘‘AIGMC’’) is a Delaware limited liability company. American International Group, Inc., a Delaware corporation (‘‘AIG’’) is the ultimate parent of AIGMC. AIG is also the ultimate parent of AIG Global Investment Corp., a New Jersey corporation (‘‘AIGGIC’’)

which acts as investment advisor to AIGMC in connection with, among other things, AIGMC’s mortgage loan investments. AIGGIC originates commercial mortgage loans through offices in Los Angeles, New York and Houston. AIG is the world’s leading international insurance and financial services organization, with operations in more than 130 countries and jurisdictions. The mortgage loans originated by AIGMC will be transferred to the Depositor from either AIGMC and SOME 1, LLC (an affiliate of AIGMC). AIGMC underwrote and originated each of the AIGMC mortgage loans, will make the representations and warranties with respect to all of the AIGMC mortgage loans and will be the sole responsible party for any breach of such representations and warranties. For the purposes of this free writing prospectus, AIGMC is described as the Mortgage Loan Seller with respect to the mortgage loans sold to the Depositor by AIGMC and SOME 1, LLC.

The information set forth in this free writing prospectus concerning the Mortgage Loan Sellers and their underwriting standards has been provided by the Mortgage Loan Sellers.

Underwriting Guidelines and Processes

Each Mortgage Loan Seller has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. Each Mortgage Loan Seller has confirmed to the Depositor and the Underwriters that its guidelines are generally consistent with those described below. All of the mortgage loans were generally underwritten in accordance with such guidelines. In some instances, one or more provisions of the guidelines were waived or modified by a Mortgage Loan Seller at origination where it was determined not to adversely affect the related mortgage loan in any material respect.

Property Analysis. The related Mortgage Loan Seller generally performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as convenience to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. The related Mortgage Loan Seller assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, the related Mortgage Loan Seller evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. The related Mortgage Loan Seller reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ in this free writing prospectus.

Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, the related Mortgage Loan Seller obtains a current full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (‘‘FIRREA’’). The appraisal is generally based on the highest and best use of the Mortgaged Property and must include an estimate of the then current market value of the property in its then current condition although in certain cases, a Mortgage Loan Seller may also obtain a value on a stabilized basis. The related Mortgage Loan Seller then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value set forth in the appraisal.

Evaluation of Borrower. The Mortgage Loan Seller evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds and breach of environmental or hazardous waste requirements. The related Mortgage Loan Seller evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, the related Mortgage Loan Seller either (i) obtains or updates an environmental site assessment (‘‘ESA’’) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, the related Mortgage Loan Seller reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste. In cases in which the ESA identifies such violations, which would require cleanup, remedial action or other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, the related Mortgage Loan Seller either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition, or (F) receive appropriate assurances that significant remediation activities or other significant response is not necessary or required.

Certain of the mortgage loans may also have lender’s or other environmental policies. See ‘‘—Certain Terms and Conditions of the Mortgage Loans—Hazard, Liability and Other Insurance’’ above.

Physical Assessment Report. Prior to origination, the related Mortgage Loan Seller obtains a physical assessment report (‘‘PAR’’) for each Mortgaged Property prepared by a qualified structural engineering firm. The related Mortgage Loan Seller reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the related Mortgage Loan Seller generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months.

Title Insurance Policy. The borrower is required to provide, and the related Mortgage Loan Seller reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and the related Mortgage Loan Seller reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing ‘‘special’’ form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as the related Mortgage Loan Seller may require based on the specific characteristics of the Mortgaged Property.

Representations and Warranties; Repurchases and Substitutions

In each Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each mortgage loan (including the Houston Galleria Trust Subordinate Companion Loan) (subject to certain exceptions specified in the related Purchase Agreement) sold by that Mortgage Loan Seller as of the Closing Date, or as of another date specifically provided in the representation and warranty, among other things, that:

(a) the mortgage loan is not delinquent 30 days or more in payment of principal and interest (without giving effect to any applicable grace period) as of the Cut-off Date and has not been 30 or more days past due, without giving effect to any applicable grace period;

(b) the mortgage loan is secured by a Mortgage that is a valid and subsisting first priority lien on the Mortgaged Property (or a leasehold interest therein) free and clear of any liens, claims or encumbrances, subject only to certain permitted encumbrances;

(c) the Mortgage, together with any separate security agreement, UCC Financing Statement or similar agreement, if any, establishes a first priority security interest in favor of the Mortgage Loan Seller, in all the related borrower’s personal property used in, and reasonably necessary to the operation of, the Mortgaged Property, and to the extent a security interest may be created therein and perfected by the filing of a UCC Financing Statement, the proceeds arising from the Mortgaged Property and any other collateral securing the Mortgage subject only to certain permitted encumbrances;

(d) there is an assignment of leases and rents provision or agreement creating a first priority security interest in leases and rents arising in respect of the related Mortgaged Property, subject only to certain permitted encumbrances;

(e) to the Mortgage Loan Seller’s actual knowledge, there are no mechanics’ or other similar liens affecting the Mortgaged Property that are or may be prior or equal to the lien of the Mortgage, except those bonded, escrowed for or insured against pursuant to the applicable title insurance policy and except for permitted encumbrances;

(f) the related borrower has good and indefeasible fee simple or leasehold title to the Mortgaged Property subject to certain permitted encumbrances;

(g) the Mortgaged Property is covered by a title insurance policy (or binding commitment therefor) insuring the Mortgage is a valid first lien, subject only to certain permitted encumbrances; no claims have been made under the related title insurance policy and such policy is in full force and effect and will provide that the insured includes the owner of the mortgage loan;

(h) at the time of the assignment of the mortgage loan to the Depositor, the Mortgage Loan Seller had good title to and was the sole owner of the mortgage loan free and clear of any pledge, lien or encumbrance (other than the rights to servicing and related compensation as provided in the Pooling and Servicing Agreement and certain related agreements) and such assignment validly transfers ownership of the mortgage loan to the Depositor free and clear of any pledge, lien or encumbrance (other than the rights to servicing and related compensation as provided in the Pooling and Servicing Agreement and certain related agreements);

(i) the related assignment of mortgage and related assignment of the assignment of leases and rents are legal, valid and binding;

(j) the Mortgage Loan Seller’s endorsement of the related Mortgage Note constitutes the legal and binding assignment of the Mortgage Note, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, insolvency, reorganization or other laws relating to creditors’ rights and general equitable principles, and together with an assignment of mortgage and an assignment of the assignment of leases and rents, legally and validly conveys all right, title and interest in the mortgage loan and related mortgage loan documents;

(k) each Mortgage and Mortgage Note is a legal, valid and binding obligation of the parties thereto (subject to any non-recourse provisions therein), enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, insolvency, reorganization or other laws relating to creditors’ rights and general equitable principles and except that certain provisions of such documents are or may be unenforceable in whole or in part, but the inclusion of such provisions does not render such documents invalid as a whole, and such documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the principal rights and benefits afforded thereby;

(l) the terms of the mortgage loan and related mortgage loan documents have not been modified or waived in any material respect except as set forth in the related mortgage loan file;

(m) the mortgage loan has not been satisfied, canceled, subordinated, released or rescinded and the related borrower has not been released from its obligations under any mortgage loan document;

(n) except with respect to the enforceability of provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges and other creditors’ rights limitations on enforceability, none of the mortgage loan documents is subject to any right of rescission, set-off, valid counterclaim or defense;

(o) the terms of each mortgage loan document complied in all material respects with all applicable local, state or federal laws including usury to the extent non-compliance would have a material adverse effect on the mortgage loan;

(p) to the Mortgage Loan Seller’s knowledge, as of the date of origination of the mortgage loan, based on inquiry customary in the industry, the related Mortgaged Property was, and to the Mortgage Loan Seller’s actual knowledge, as of the Closing Date, the related Mortgaged Property is, in all material respects, in compliance with, and used and occupied in accordance with, all restrictive covenants of record applicable to the Mortgaged Property and applicable zoning laws and all inspections, licenses, permits and certificates of occupancy required by law, ordinance or regulation to be made or issued with regard to the Mortgaged Property have been obtained and are in full force and effect, except to the extent (a) any material non-compliance with applicable zoning laws is insured by an ALTA lender’s title insurance policy (or binding commitment therefor), or the equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy, or (b) the failure to obtain or maintain such inspections, licenses, permits or certificates of occupancy does not materially impair or materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the mortgage loan or the rights of a holder of a related mortgage loan;

(q) to (i) the Mortgage Loan Seller’s knowledge, in reliance on an engineering report, the related Mortgaged Property is in good repair or escrows have been established to cover the estimated costs of repairs and (ii) the Mortgage Loan Seller’s actual knowledge, no condemnation proceedings are pending;

(r) as of the date of origination of the mortgage loan and as of the Closing Date, the Mortgaged Property is covered by insurance policies providing coverage against certain losses or damage;

(s) all escrow amounts required to be deposited by the borrower at origination have been deposited;

(t) to the Mortgage Loan Seller’s knowledge, as of the date of origination of the mortgage loan, there were and to the Mortgage Loan Seller’s actual knowledge, as of the Closing Date, there are no pending actions, suits or proceedings by or before any court or other governmental authority against or affecting the related borrower under the mortgage loan or the Mortgaged Property which, if determined against the borrower or property would materially and adversely affect the value of such property or ability of the borrower or the current use of the Mortgaged Property to generate net cash flow sufficient to pay principal, interest and other amounts due under the mortgage loan; and

(u)    the terms of the Mortgage Loan documents evidencing such Mortgage Loan comply in all material respects with all applicable local, state, and federal laws and regulations and the Mortgage Loan Seller has complied with all material requirements pertaining to the origination, funding and servicing of the Mortgage Loans, including but not limited to, usury and any and all other material requirements of any federal, state or local law to the extent non-compliance would have a material adverse effect on the Mortgage Loan.

If a Mortgage Loan Seller has been notified of a breach of any of the foregoing representations and warranties or of a document defect that in any case materially and adversely affects the value of a mortgage loan (or, if applicable, the Houston Galleria Trust Subordinate Companion Loan), the value of the related Mortgaged Property or the interests of the Certificateholders in the mortgage loan, and if the respective Mortgage Loan Seller cannot cure the breach or defect within a period of 90 days following its receipt of that notice or, in the case of a breach or a defect that would cause the mortgage loan not to be a ‘‘qualified mortgage’’ within the meaning of Section 860G(a)(3) of the Code, if earlier, its discovery of the breach or defect (the ‘‘Initial Resolution Period’’), then the respective Mortgage Loan Seller will be obligated, pursuant to the respective Purchase Agreement (the relevant rights under which will be assigned, together with the mortgage loans, to the Trustee), to (a) repurchase the affected mortgage loan (or, if applicable, the Houston Galleria Trust Subordinate Companion Loan) or the related REO Loan within the Initial Resolution Period (or with respect to certain breaches or document defects, an extended cure period), at a price (the ‘‘Purchase Price’’) equal to the sum of (1) the outstanding principal balance of the mortgage loan (or related REO Loan) as of the date of purchase, (2) all accrued and unpaid interest on the mortgage loan (or the related REO Loan) at the related Mortgage Rate, in effect from time to time (excluding any portion of such interest that represents default interest or additional interest on an ARD Loan), to, but not including, the due date immediately preceding the Determination Date for the Due Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and additional trust fund expenses in respect of the mortgage loan or related REO Loan, if any, (4) solely in the case of a repurchase or substitution by a Mortgage Loan Seller, to the extent not otherwise included in clause (3) above, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the applicable Master Servicer, the Special Servicer, the Depositor or the Trustee in respect of the breach or defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, including, without limitation, legal fees and expenses, and (5) Liquidation Fees, if any, payable with respect to the affected mortgage loan or (b) (other than with respect to the Houston Galleria Loan and the Houston Galleria Trust Subordinate Companion Loan) within 2 years following the Closing Date, substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Purchase Price of the mortgage loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution; provided that the applicable Mortgage Loan Seller generally has an additional 90-day period immediately following the expiration of the Initial Resolution Period to cure the breach or default (or if it cannot cure, to repurchase or substitute as described above) if it is diligently proceeding toward that cure, and has delivered to each

Rating Agency, the applicable Master Servicer, the Special Servicer, the Trustee and the Directing Certificateholder an officer’s certificate that describes the reasons that a cure was not effected within the Initial Resolution Period. Notwithstanding the foregoing, the actions specified in (a) and (b) of the preceding sentence must be taken within 90 days following the earlier of the Mortgage Loan Seller’s receipt of notice or discovery of a breach or defect, with no extension, if such breach or defect would cause the mortgage loan not to be a ‘‘qualified mortgage’’ within the meaning of Section 860G(a)(3) of the Code. In no event shall the applicable Mortgage Loan Seller be permitted to substitute another mortgage loan for the Houston Galleria Loan or the Houston Galleria Trust Subordinate Companion Loan. Any breach of a representation or warranty with respect to a mortgage loan that is cross-collateralized with other mortgage loans may require the repurchase of or substitution for such other mortgage loans to the extent described under ’’—Repurchase or Substitution of Cross-Collateralized Mortgage Loans’’ below.

A ‘‘Qualified Substitute Mortgage Loan’’ is a mortgage loan that must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted mortgage loan; (c) have the same due date and a grace period no longer than that of the deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan; (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have a then-current LTV Ratio not higher than that of the deleted mortgage loan as of the Closing Date and a current LTV Ratio not higher than the then-current LTV Ratio of the deleted mortgage loan, in each case using a ‘‘value’’ for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (‘‘MAI’’); (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) in all material respects with all of the representations and warranties set forth in the applicable Purchase Agreement; (h) have an environmental report with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; (i) have a then-current debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan as of the Closing Date, and a current debt service coverage ratio of not less than the current debt service coverage ratio of the deleted mortgage loan; (j) constitute a ‘‘qualified replacement mortgage’’ within the meaning of Section 860G(a)(4) of the Code as evidenced by an opinion of counsel (provided at the applicable Mortgage Loan Seller’s expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted mortgage loan; (m) not be substituted for a deleted mortgage loan unless the Trustee has received prior confirmation in writing by each Rating Agency that the substitution will not result in the withdrawal, downgrade, or qualification of the then-current rating assigned by such Rating Agency to any class of Certificates then rated by such Rating Agency, respectively (the cost, if any, of obtaining the confirmation to be paid by the applicable Mortgage Loan Seller); (n) have been approved by the Directing Certificateholder; (o) prohibit Defeasance within two years of the Closing Date; (p) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of either the Lower-Tier REMIC or the Upper-Tier REMIC or the imposition of tax on either REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement; (q) have an engineering report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file, and (r) become a part of the same Loan Group as the deleted mortgage loan. In the event that more than one mortgage loan is substituted for a deleted mortgage loan or mortgage loans, then (x) the amounts described in clause (a) of the preceding sentence are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute mortgage loan shall individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee and the Trustee Fee) shall be lower than the highest fixed Pass-Through Rate (and not subject to a cap equal to the WAC Rate) of any class of Certificates having a principal balance then outstanding. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, the applicable Mortgage Loan Seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the Trustee and the Directing Certificateholder.

The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee under the Pooling and Servicing Agreement for any uncured breach of any Mortgage Loan Seller’s representations and warranties regarding the mortgage loans or any uncured document defect; provided, however, if any breach pertains to a representation or warranty that the related mortgage loan documents or any particular mortgage loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such mortgage loan document(s), then the applicable Mortgage Loan Seller will cure such breach within the applicable cure period (as the same may be extended) by reimbursing the trust fund the reasonable amount of any such costs and expenses incurred by the applicable Master Servicer, the Special Servicer, the Trustee or the trust fund that are the basis of such breach and have not been reimbursed by the related borrower; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable Mortgage Loan Seller shall have the option to either repurchase or substitute for the related mortgage loan as provided above or pay such costs and expenses. The applicable Mortgage Loan Seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable Mortgage Loan Seller will be deemed to have cured the breach in all respects. The respective Mortgage Loan Seller will be the sole warranting party in respect of the mortgage loans sold by that Mortgage Loan Seller to the Depositor, and none of the Depositor, the Master Servicers, the Special Servicer, the other Mortgage Loan Sellers, the Trustee, the Underwriters or any of their affiliates will be obligated to repurchase any affected mortgage loan in connection with a breach of the Mortgage Loan Seller’s representations and warranties or in connection with a document defect if the Mortgage Loan Seller defaults on its obligation to do so. However, the Depositor will not include any mortgage loan in the pool of mortgage loans if anything has come to the Depositor’s attention prior to the Closing Date that causes it to believe that the representations and warranties, subject to the exceptions to the representations and warranties, made by a Mortgage Loan Seller regarding the mortgage loan will not be correct in all material respects when made. See ‘‘Description of the Pooling Agreements—Representations and Warranties; Repurchases’’ in the Prospectus.

Repurchase or Substitution of Cross-Collateralized Mortgage Loans

To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected mortgage loan as provided above with respect to a document omission or defect or a breach of a representation or warranty and such mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans (each a ‘‘Crossed Loan’’), such document omission or defect or breach of a representation or warranty will be deemed to affect all such Crossed Loans. In such event, the applicable Mortgage Loan Seller will be required to (1) repurchase or substitute for all such Crossed Loans which are, or are deemed to be, materially and adversely affected by such document defect or omission or breach of a representation or warranty or (2) if the Crossed Loans meet the criteria listed below, repurchase or substitute for only the affected mortgage loan in the manner described above in ’’—Representations and Warranties; Repurchases and Substitutions’’. The Mortgage Loan Seller may (in its discretion) repurchase or substitute for only the affected mortgage loan if (i) the weighted average debt service coverage ratio for all the remaining Crossed Loans, excluding the affected Crossed Loan, for the four most recent reported calendar quarters preceding the repurchase or substitution is not less than the greater of (x) the weighted average debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan for the four most recent reported calendar quarters preceding the repurchase or substitution and (y) 1.25x, and (ii) the weighted average loan-to-value ratio for all of the remaining Crossed Loans, excluding the affected Crossed Loan, based upon the appraised values of the related Mortgaged Properties as of the Cut-off Date, is not greater than the lesser of (x) the weighted average loan-to-value ratio for all such related Crossed Loans, including the affected Crossed Loan as of the Cut-off Date and (y) 75%. Notwithstanding the foregoing, the related Mortgage Loan Seller may, at its option, repurchase or substitute for all of such Crossed Loans as to which the document omission or defect or breach has occurred (or has been deemed to occur).

To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Crossed Loan as described in clause (2) of the immediately preceding paragraph while the Trustee continues to hold any related Crossed Loans, the related Mortgage Loan Seller and the Depositor have agreed in the related Purchase Agreement to forbear from enforcing any remedies against the other’s Primary Collateral (as defined below), but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including with respect to the Trustee, the Primary Collateral securing mortgage loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of the remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related Purchase Agreement to forbear from exercising such remedies until the mortgage loan documents evidencing and securing the relevant mortgage loans can be modified in a manner that complies with the Purchase Agreement to remove the threat of impairment as a result of the exercise of remedies. ‘‘Primary Collateral’’ means the Mortgaged Property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such loan.

Lockbox Accounts

With respect to 107 mortgage loans (the ‘‘Lockbox Loans’’), representing approximately 79.9% of the Initial Pool Balance (90 mortgage loans in Loan Group 1, representing approximately 83.8% of the Initial Loan Group 1 Balance and 17 mortgage loans in Loan Group 2, representing approximately 48.2% of the Initial Loan Group 2 Balance), one or more accounts (collectively, the ‘‘Lockbox Accounts’’) have been or may be established into which the related borrower, property manager and/or tenants directly deposit rents or other revenues from the related Mortgaged Property. Pursuant to the terms of 32 Lockbox Loans, representing approximately 32.6% of the Initial Pool Balance (31 mortgage loans in Loan Group 1, representing approximately 36.2% of the Initial Loan Group 1 Balance and 1 mortgage loan in Loan Group 2, representing approximately 2.5% of the Initial Loan Group 2 Balance) the related Lockbox Accounts were required to be established on the origination dates of the related mortgage loans into which operating lessees are required to make deposits directly and amounts may not be released to the borrowers, unless, with respect to certain Lockbox Loans, all debt service and required reserve account deposits have been made. Pursuant to the terms of 31 Lockbox Loans, representing approximately 25.6% of the Initial Pool Balance (28 mortgage loans in Loan Group 1, representing approximately 27.9% of the Initial Loan Group 1 Balance and 3 mortgage loans in Loan Group 2, representing approximately 6.9% of the Initial Loan Group 2 Balance), a cash management account was required to be established for such mortgage loans on or about the origination date of such mortgage loans into which the operating lessees are required to deposit rents directly, but the related borrower will have withdrawal rights until the occurrence of certain events specified in the related mortgage loan documents. Pursuant to the terms of 19 Lockbox Loans, representing approximately 7.6% of the Initial Loan Pool Balance (10 mortgage loans in Loan Group 1, representing approximately 4.6% of the Initial Loan Group 1 Balance and 9 mortgage loan in Loan Group 2, representing 32.2% of the Initial Loan Group 2 Balance), the borrower is required to deposit rents or other revenues into the related Lockbox Accounts. Pursuant to the terms of 25 Lockbox Loans, representing approximately 14.1% of the Initial Pool Balance (21 mortgage loans in Loan Group 1 representing approximately 15.1% of the Initial Loan Group 1 Balance and 4 mortgage loans in Loan Group 2 representing approximately

6.5% of the Initial Loan Group 2 Balance), the related mortgage loan documents provide for the establishment of a Lockbox Account upon the occurrence of certain events (such as (i) an event of default under the related mortgage loan documents, (ii) the date 3 months prior to the Anticipated Repayment Date or (iii) the related Anticipated Repayment Date). Except as set forth above, the agreements governing the Lockbox Accounts provide that the borrower has no withdrawal or transfer rights with respect to the related Lockbox Account. The Lockbox Accounts will not be assets of either REMIC.

 DESCRIPTION OF THE CERTIFICATES

General

The Certificates will be issued pursuant to a pooling and servicing agreement among the Depositor, the Master Servicers, the Special Servicer and the Trustee (the ‘‘Pooling and Servicing Agreement’’ ) and will represent in the aggregate the entire beneficial ownership interest in the trust fund consisting of: (1) the mortgage loans and the Houston Galleria Trust Subordinate Companion Loan and all payments under and proceeds of the mortgage loans and the Houston Galleria Trust Subordinate Companion Loan received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, in the case of any mortgage loan with a split loan structure, only to the extent of the trust fund’s interest therein; (3) those funds or assets as from time to time are deposited in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Account, the Excess Interest Distribution Account, the Gain on Sale Reserve Account or the REO Account, if established; (4) the rights of the mortgagee under all insurance policies with respect to its mortgage loans; (5) certain rights of the Depositor under the Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the mortgage loans it sold to the Depositor; and (6) certain rights under the Swap Contract with respect to the Class A-2FL Certificates.

The Depositor’s Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5 (the ‘‘Certificates’’) will consist of the following classes (each, a ‘‘Class’’): the Class A-1, Class A-2FL, Class A-2B, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates (collectively, the ‘‘Class A Certificates’’), the Class X-1 and Class X-2 Certificates (collectively, the "Class X Certificates"), and the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class NR, Class HG-1, Class HG-2, Class HG-3, Class HG-4, Class HG-5, Class S, Class R and Class LR Certificates. The Class A Certificates and the Class X Certificates are referred to collectively in this free writing prospectus as the ‘‘Senior Certificates.’’ The Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class NR Certificates are referred to collectively in this free writing prospectus as the ‘‘Subordinate Certificates.’’ The Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates are referred to in this free writing prospectus as the ‘‘Subordinate Offered Certificates.’’ The Class R and Class LR Certificates are referred to collectively in this free writing prospectus as the ‘‘Residual Certificates.’’ The Class HG-1, Class HG-2, Class HG-3, Class HG-4 and Class HG-5 Certificates are referred to collectively in this free writing prospectus as the ‘‘Class HG Certificates’’. The Class HG Certificates will be entitled to receive distributions only from amounts collected or advanced in respect of the Houston Galleria Trust Subordinate Companion Loan in accordance with the Pooling and Servicing Agreement and the Houston Galleria Intercreditor Agreement. The Certificates, other than the Class HG Certificates, are referred to in this free writing prospectus as the ‘‘Pooled Certificates’’.

Only the Class A-1, Class A-2FL, Class A-2B, Class A-3, Class A-4, Class A-SB, Class A-1A, Class X-2, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates are offered hereby (collectively, the ‘‘Offered Certificates’’). The Class X-1, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class NR, Class HG-1, Class HG-2, Class HG-3, Class HG-4, Class HG-5, Class S, Class R and Class LR Certificates (collectively, the ‘‘Non-Offered Certificates’’) have not been registered under the Securities Act of 1933, as amended, and are not offered hereby.

On the Closing Date, the ‘‘Class A-2FL Regular Interest’’ will also be issued by the trust as an uncertificated regular interest in one of the REMICs. The Class A-2FL Regular Interest is not offered hereby. The Depositor will transfer the Class A-2FL Regular Interest to the trust in exchange for the Class A-2FL Certificates. The Class A-2FL Certificates are offered hereby. The Class

A-2FL Certificates will represent all of the beneficial ownership interest in the portion of the trust that consists of the Class A-2FL Regular Interest, the Floating Rate Account and the Swap Contract.

The ‘‘Certificate Balance’’ of any Class of Certificates (other than the Class S Certificates, Class X Certificates and Residual Certificates) and the Class A-2FL Regular Interest (and correspondingly, the Class A-2FL Certificates) outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans (or, in the case of the Class HG Certificates, the Houston Galleria Trust Subordinate Companion Loan) and the other assets in the trust fund. On each Distribution Date, the Certificate Balance of each Class of Certificates (other than the Class S Certificates, Class X Certificates and Residual Certificates) and the Class A-2FL Regular Interest (and correspondingly, the Class A-2FL Certificates) will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit actually allocated to, that Class of Certificates (other than the Class S Certificates, Class X Certificates and Residual Certificates) and the Class A-2FL Regular Interest (and correspondingly, the Class A-2FL Certificates) on that Distribution Date. The Certificate Balance of the Class A-2FL Certificates will be reduced on each Distribution Date in an amount corresponding to any such reduction in the Certificate Balance of the Class A-2FL Regular Interest. The initial Certificate Balance of each Class of Offered Certificates is expected to be the balance set forth on the cover of this free writing prospectus. The initial Certificate Balance of the Class A-2FL Regular Interest will be equal to the initial Certificate Balance of the Class A-2FL Certificates, which is expected to be the balance set forth on the cover of this free writing prospectus. The Class S Certificates, the Class X-1 Certificates, the Class X-2 Certificates and the Residual Certificates will not have Certificate Balances or entitle their holders to distributions of principal.

The Class X Certificates will not have Certificate Balances, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a ‘‘Notional Amount’’). The Notional Amount of the Class X-1 Certificates will equal the aggregate of the Certificate Balances of each Class of Certificates (other than the Class A-2FL, Class X-1, Class X-2, Class HG, Class S, Class R and Class LR Certificates) (the ‘‘Principal Balance Certificates’’) and the Class A-2FL Regular Interest outstanding from time-to-time. The initial Notional Amount of the Class X-1 Certificates will be approximately $4,197,019,779.

The Notional Amount of the Class X-2 Certificates from time to time will equal the sum of the components of the Class X-2 Certificates (each, a "Class X-2 Component"). Each of the Class
X-2 Components will relate to a particular Class of Principal Balance Certificates or Class
A-2FL Regular Interest and, at any time during any of the periods specified on Annex E to this free writing prospectus, will equal the lesser of (a) the specific amount identified in the table on Annex E to this free writing prospectus with respect to the related Class of Principal Balance Certificates or Class A-2FL Regular Interest for that period and (b) the then Certificate Balance of the related Class of Principal Balance Certificates or Class A-2FL Regular Interest. Notwithstanding anything to the contrary in this free writing prospectus, the Notional Amount of the Class X-2 Certificates will be $0 following the Distribution Date in December 2012.

The initial Notional Amount of the Class X-2 Certificates will be approximately $4,112,657,000.

The Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class NR Certificates will have an aggregate initial Certificate Balance of approximately $325,269,779. The Class HG Certificates will have an aggregate initial Certificate Balance of approximately $130,000,000.

The Class S Certificates will not have a Certificate Balance and will be entitled to receive only Excess Interest received on the ARD Loans.

The Offered Certificates (other than the Class X-2 Certificates) will be maintained and transferred in book-entry form and issued in denominations of $10,000 initial Certificate Balance,

and integral multiples of $1 in excess of that amount. The Class X-2 Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amount of not less than $1,000,000, and in integral multiples of $1 in excess thereof. The ‘‘Percentage Interest’’ evidenced by any Certificate (other than the Residual Certificates) is equal to its initial denomination as of the Closing Date, divided by the initial Certificate Balance or Notional Amount of the Class to which it belongs.

The Offered Certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository Trust Company (‘‘DTC’’). The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No person acquiring an interest in the Offered Certificates (this person, a ‘‘Certificate Owner’’) will be entitled to receive an Offered Certificate in fully registered, certificated form, a definitive certificate, representing its interest in that Class, except as set forth under ‘‘—Book-Entry Registration and Definitive Certificates’’ below. Unless and until definitive certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its participating organizations (together with Clearstream Banking, société anonyme (‘‘Clearstream’’) and Euroclear Bank, as operator of the Euroclear System (‘‘Euroclear’’), participating organizations (the ‘‘Participants’’)), and all references in this free writing prospectus to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through DTC and its Participants in accordance with DTC procedures. See ‘‘Description of the Certificates— Book-Entry Registration and Definitive Certificates’’ in the Prospectus.

Until definitive certificates are issued, interests in any Class of Offered Certificates will be transferred on the book-entry records of DTC and its Participants.

Book-Entry Registration and Definitive Certificates

General. Certificate Owners may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants in that system, or indirectly through organizations that are Participants in those systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the ‘‘Depositories’’) which in turn will hold those positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a ‘‘banking organization’’ within the meaning of the New York Banking Law, a member of the Federal Reserve System, a ‘‘clearing corporation’’ within the meaning of the New York Uniform Commercial Code and a ‘‘clearing agency’’ registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations (‘‘Direct Participants’’). Indirect access to the DTC system also is available to others (such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant), either directly or indirectly (‘‘Indirect Participants’’). Transfers between DTC Participants will occur in accordance with DTC rules.

Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream Participant or Euroclear Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time-zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Trustee through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Trustee to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates. Except as otherwise provided under ‘‘—Reports to Certificateholders; Certain Available Information’’ below, Certificate Owners will not be recognized by the Trustee, the Special Servicer or the Master Servicers as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the ‘‘Rules’’), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the Certificates, may be limited due to the lack of a physical certificate for the Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

None of the Depositor, the Master Servicers, the Underwriters, the Special Servicer or the Trustee will have any liability for any actions taken by DTC, Euroclear or Clearstream, their respective Direct or Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest. The information in this free writing prospectus concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of the information.

Definitive Certificates. Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth under ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates’’ in the Prospectus.

Upon the occurrence of an event described in the Prospectus in the second to last paragraph under ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates,’’ the Trustee is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of definitive certificates. Upon surrender by DTC of the global certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will reissue the Offered Certificates as definitive certificates issued in the respective Certificate Balances or Notional Amounts, as applicable, owned by individual Certificate Owners, and thereafter the Trustee, the Special Servicer and the Master Servicers will recognize the holders of those definitive certificates as Certificateholders under the Pooling and Servicing Agreement.

For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates’’ in the Prospectus.

Distributions

Method, Timing and Amount. Distributions on the Certificates are required to be made by the Trustee, to the extent of available funds, on the 15th day of each month or, if the 15th day is not a business day, then on the next succeeding business day, commencing in January 2006 (each, a ‘‘Distribution Date’’). The ‘‘Determination Date’’ for any Distribution Date will be the fourth business day prior to the related Distribution Date. All distributions (other than the final distribution on any Certificate) are required to be made to the Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the ‘‘Record Date’’ will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder has provided the Trustee with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests.

The amount allocated to the Class A-2FL Regular Interest on the business day prior to each Distribution Date will be deposited into the Floating Rate Account on such date, less the portion of such amount, if any, due to the Swap Counterparty under the Swap Contract with respect to such Distribution Date. In addition, amounts payable to the trust by the Swap Counterparty under the Swap Contract with respect to the Distribution Date will be deposited into the Floating Rate Account. See ‘‘Description of the Swap Contract’’ in this free writing prospectus.

Each Master Servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (each or collectively, as applicable, the ‘‘Certificate Account’’)

as described in the Pooling and Servicing Agreement. Each Master Servicer is required to deposit in the Certificate Account on a daily basis (and in no event later than the business day following receipt in available funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the mortgage loans (for which it is acting as Master Servicer) (including, without limitation, all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (the ‘‘Insurance and Condemnation Proceeds’’) and other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (the ‘‘Liquidation Proceeds’’)), and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement. Notwithstanding the foregoing, the collections on the Houston Galleria Loan and the AB Mortgage Loans will be limited to the portion of such amounts that are payable to the holder of the mortgage loan included in the trust fund pursuant to the related intercreditor agreement.

The Trustee is required to establish and maintain accounts (the ‘‘Upper-Tier Distribution Account’’, and the ‘‘Lower-Tier Distribution Account’’, each of which may be sub-accounts of a single account (collectively, the ‘‘Distribution Account’’)), in the name of the Trustee and for the benefit of the Certificateholders. On each Distribution Date, the Trustee is required to apply amounts on deposit in the Upper-Tier Distribution Account (which will include all funds that were remitted by each Master Servicer from the applicable Certificate Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class LR Certificates as set forth in the Pooling and Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount and the Class HG Available Distribution Amount, as applicable, to the Certificateholders (or in respect of the Class A-2FL Regular Interest, as applicable) as described in this free writing prospectus. Each of the Certificate Accounts and the Distribution Account will conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

The Trustee is required to establish and maintain an ‘‘Interest Reserve Account,’’ which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Certificates. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year, the Trustee will be required to deposit amounts remitted by each Master Servicer or P&I Advances made on the related mortgage loans into the Interest Reserve Account during the related interest period, in respect of the mortgage loans (including the Houston Galleria Trust Subordinate Companion Loan) that accrue interest on an Actual/360 Basis (collectively, the ‘‘Withheld Loans’’), in an amount equal to one day’s interest at the Net Mortgage Rate for each Withheld Loan on its Stated Principal Balance as of the Distribution Date in the month preceding the month in which the related Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance is made in respect of the mortgage loans (all amounts so deposited in any consecutive January (if applicable) and February, ‘‘Withheld Amounts’’). On the Master Servicer Remittance Date occurring each March (beginning in 2006), the Trustee will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier Distribution Account.

The Trustee is required to establish and maintain an ‘‘Excess Interest Distribution Account,’’ which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Class S Certificates. Prior to the applicable Distribution Date, each Master Servicer is required to remit to the Trustee for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by that Master Servicer prior to the related Determination Date.

The Trustee is required to establish and maintain an account (the ‘‘Gain on Sale Reserve Account’’), which may be a sub-account of the Distribution Account, in the name of the Trustee on behalf of the Certificateholders. To the extent that gains realized on sales of Mortgaged

Properties, if any, are not used to offset Collateral Support Deficits previously allocated to the Certificates, such gains will be held and applied to offset future Collateral Support Deficits, if any.

The Trustee is required to establish and maintain a ‘‘Floating Rate Account’’, which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Class A-2FL Certificates. Promptly upon receipt of any payment or other receipt in respect of the Class A-2FL Regular Interest or the Swap Contract, the Trustee will deposit the same into the Floating Rate Account. See ‘‘Description of the Swap Contract’’ in this free writing prospectus.

Each Master Servicer is authorized but not required to direct the investment of funds held in its respective Certificate Account in U.S. government securities and other obligations that are acceptable to each of the Rating Agencies (‘‘Permitted Investments’’). Each Master Servicer will be entitled to retain any interest or other income earned on such funds in the Certificate Account maintained by it and each Master Servicer will be required to bear any losses resulting from the investment of such funds in the Certificate Account maintained by it, as provided in the Pooling and Servicing Agreement other than losses resulting from investments directed by or on behalf of a borrower or that result from the insolvency of any financial institution which was an eligible institution under the terms of the Pooling and Servicing Agreement in the month in which the loss occurred and at the time the investment was made. Funds held in the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Gain on Sale Reserve Account and the Excess Interest Distribution Account will not be invested.

The Available Distribution Amount. The aggregate amount available for distribution to Certificateholders (other than the holders of the Class A-2FL, Class HG and Class S Certificates) and the Class A-2FL Regular Interest (and thus to the holders of the Class A-2FL Certificates to the extent described in this free writing prospectus) on each Distribution Date (the ‘‘Available Distribution Amount’’) will, in general, equal the sum of the following amounts (exclusive of any amounts collected or advanced with respect to the Houston Galleria Trust Subordinate Companion Loan pursuant to the Houston Galleria Intercreditor Agreement) (without duplication):

(x) the total amount of all cash received on the mortgage loans and any REO Properties that is on deposit in the Certificate Account, the Lower-Tier Distribution Account and, without duplication, the REO Account, as of the related Determination Date, exclusive of (without duplication):

(1) all scheduled payments of principal and/or interest (the ‘‘Periodic Payments’’) and balloon payments collected but due on a due date subsequent to the related Due Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

(2) all unscheduled payments of principal (including prepayments), unscheduled interest, Liquidation Proceeds, Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each mortgage loan with a due date occurring after the related Determination Date, subsequent to the related due date);

(3) all amounts in the Certificate Account that are due or reimbursable to any person other than the Certificateholders;

(4) with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year, the related Withheld Amount to the extent those funds are on deposit in the Certificate Account;

(5) Excess Interest;

(6) all Yield Maintenance Charges;

(7) all amounts deposited in the Certificate Account, the Lower-Tier Distribution Account and, without duplication, the REO Account in error; and

(8) any accrued interest on a mortgage loan allocable to the default interest rate for such mortgage loan, to the extent permitted by law, as more particularly defined in the related mortgage loan documents, excluding any interest calculated at the Mortgage Rate for the related mortgage loan;

(y) all P&I Advances made by the applicable Master Servicer or the Trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders). See ‘‘Description of the Pooling Agreements—Certificate Account’’ in the Prospectus; and

(z) with respect to the Distribution Date occurring in each March, the related Withheld Amounts (not including any Withheld Amounts in respect of the Houston Galleria Trust Subordinate Companion Loan) required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement.

The Class HG Available Distribution Amount. The aggregate amount available for distribution to the holders of the Class HG Certificates on each Distribution Date (the ‘‘Class HG Available Distribution Amount’’) will, in general, equal the sum of the following amounts (without duplication):

(x) the total amount of all cash received on the Houston Galleria Trust Subordinate Companion Loan and any related REO Property, or allocable share thereof, that is on deposit in the Certificate Account, the Lower-Tier Distribution Account and, without duplication, the REO Account, as of the related Determination Date and payable to the holder of the Houston Galleria Trust Subordinate Companion Loan in accordance with the terms of the Houston Galleria Intercreditor Agreement, exclusive of (without duplication):

(1) all Periodic Payments and balloon payments collected but due on a due date subsequent to the related Due Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

(2) all unscheduled payments of principal (including prepayments), unscheduled interest, Liquidation Proceeds, Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date;

(3) all amounts in the Certificate Account that are due or reimbursable to any person other than the holders of the Class HG Certificates;

(4) with respect to any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year, the related Withheld Amount to the extent those funds are on deposit in the Certificate Account;

(5) all Yield Maintenance Charges;

(6) all amounts deposited in the Certificate Account, the Lower-Tier Distribution Account and, without duplication, the REO Account in error; and

(7) any accrued interest on the Houston Galleria Trust Subordinate Companion Loan allocable to the default interest rate for the Houston Galleria Trust Subordinate Companion Loan, to the extent permitted by law, as more particularly defined in the related mortgage loan documents, excluding any interest calculated at the Mortgage Rate for the Houston Galleria Trust Subordinate Companion Loan;

(y) all P&I Advances made by the applicable Master Servicer or the Trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the holders of the Class HG Certificates). See ‘‘Description of the Pooling Agreements —Certificate Account’’ in the Prospectus; and

(z) with respect to the Distribution Date occurring in each March, the related Withheld Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement.

The Class A-2FL Available Funds. The aggregate amount available for distributions to the holders of the Class A-2FL Certificates on each Distribution Date (the ‘‘Class A-2FL Available Funds’’) will equal the sum of (i) the total amount of all principal and/or interest distributions on or in respect of the Class A-2FL Regular Interest with respect to such Distribution Date and (ii) the amounts, if any, received from the Swap Counterparty pursuant to the Swap Contract for such Distribution Date, less (iii) all amounts required to be paid to the Swap Counterparty pursuant to the Swap Contract for such Distribution Date. See ‘‘Description of the Swap Contract’’ in this free writing prospectus.

The ‘‘Due Period’’ for each Distribution Date and any mortgage loan (including the Houston Galleria Trust Subordinate Companion Loan) will be the period commencing on the day immediately following the due date for the mortgage loan in the month preceding the month in which that Distribution Date occurs and ending on and including the due date for the mortgage loan in the month in which that Distribution Date occurs; provided, that the first Due Period with respect to mortgage loans with their first due date in January 2006 or February 2006 will begin on the Cut-off Date of such mortgage loan.

Notwithstanding the foregoing, in the event that the last day of a Due Period (or applicable grace period) is not a business day, any Periodic Payments received with respect to the mortgage loans (including the Houston Galleria Trust Subordinate Companion Loan) relating to the related Due Period on the business day immediately following that day will be deemed to have been received during that Due Period and not during any other Due Period.

Priority. On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Certificates or the Class A-2FL Regular Interest have not been reduced to zero, the Trustee is required to apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

First, to pay interest, concurrently, (i) on the Class A-1, Class A-2B, Class A-3, Class A-4 and Class A-SB Certificates and the Class A-2FL Regular Interest, pro rata, from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 1 up to an amount equal to the aggregate Interest Distribution Amount for those Classes; (ii) on the Class A-1A Certificates from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 2 up to an amount equal to the aggregate Interest Distribution Amount for such Class; and (iii) on the Class X-1 and Class X-2 Certificates, pro rata, from the Available Distribution Amount for such Distribution Date up to an amount equal to the Interest Distribution Amount for those Classes, without regard to Loan Group, in each case based upon their respective entitlements to interest for that Distribution Date; provided, on any Distribution Date where the Available Distribution Amount (or applicable portion thereof) is not sufficient to make distributions in full to the related Classes of Certificates as described above, the Available Distribution Amount will be allocated among the above Classes of Certificates without regard to Loan Group, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Interest Distribution Amounts in respect of each such Class of Certificates for such Distribution Date.

Second, to the Class A-1, Class A-2B, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates and the Class A-2FL Regular Interest, in reduction of the Certificate Balances of those Classes: concurrently: (i)(A) first, to the Class A-SB Certificates, in an amount equal to the Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount for such Distribution Date remaining after payments specified in clause (ii) below on such Distribution Date, until the Class A-SB Certificates are reduced to the Class A-SB Planned Principal Balance, (B) then to the Class A-1 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distribution on the Class A-SB Certificates pursuant to clause (i)(A)) and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, until the Class A-1 Certificates are reduced to zero, (C) to the Class A-2FL Regular Interest, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-SB Certificates pursuant to clause (i)(A) and the Class A-1 Certificates) and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-SB Certificates pursuant to clause (i)(A) and the Class A-1 Certificates have been made on such Distribution Date, until the Class A-2FL Regular Interest is reduced to zero, (D) to the Class A-2B Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-SB Certificates pursuant to clause (i)(A) and the Class A-1 Certificates and the Class A-2FL Regular Interest) and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A and Class A-SB Certificates pursuant to clause (i)(A) and the Class A-1 Certificates and the Class A-2FL Regular Interest have been made on such Distribution Date, until the Class A-2B Certificates are reduced to zero, (E) to the Class A-3 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-SB Certificates pursuant to clause (i)(A) and the Class A-1 Certificates, the Class A-2FL Regular Interest and the Class A-2B Certificates) and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-SB Certificates pursuant to clause (i)(A) and the Class A-1 Certificates, the Class A-2FL Regular Interest and the Class A-2B Certificates have been made on such Distribution Date, until the Class A-3 Certificates are reduced to zero, (F) to the Class A-4 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-SB Certificates pursuant to clause (i)(A) and the Class A-1 Certificates, the Class A-2FL Regular Interest, the Class A-2B Certificates and the Class A-3 Certificates) and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-SB Certificates pursuant to clause (i)(A) and the Class A-1 Certificates, the Class A-2FL Regular Interest, the Class A-2B Certificates and the Class A-3 Certificates have been made on such Distribution Date, until the Class A-4 Certificates are reduced to zero, and then (G) to the Class A-SB Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 Certificates, the Class A-2FL Regular Interest, the Class A-2B Certificates, Class A-3 Certificates and Class A-4 Certificates) and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after distributions on the Class A-1 Certificates, the Class A-2FL Regular Interest, the Class A-2B Certificates, Class A-3 Certificates and Class A-4 Certificates above and clause (ii) below have been made on such Distribution Date, until the Class A-SB Certificates are reduced to zero; and (ii) to the Class A-1A Certificates, in an amount equal to the Group 2 Principal Distribution Amount and, after the Class A-SB Certificates have been reduced to zero, the Group 1 Principal Distribution Amount remaining after payments to the Class A-1 Certificates, the Class A-2FL Regular Interest, the Class A-2B Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-SB Certificates have been made on such Distribution Date, until the Class A-1A Certificates are reduced to zero;

Third, to the Class A-1, Class A-2B, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates and the Class A-2FL Regular Interest, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each Class), until all amounts of Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full.

Fourth, to the Class A-M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class.

Fifth, following reduction of the Certificate Balances of the Class A Certificates to zero, to the Class A-M Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates on that Distribution Date), until the Class A-M Certificates are reduced to zero;

Sixth, to the Class A-M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class A-M Certificates, but not previously reimbursed, have been reimbursed in full;

Seventh, to the Class A-J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Eighth, following reduction of the Certificate Balances of the Class A Certificates and Class A-M Certificates to zero, to the Class A-J Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates and Class A-M Certificates on that Distribution Date), until that Class is reduced to zero;

Ninth, to the Class A-J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class A-J Certificates, but not previously reimbursed, have been reimbursed in full;

Tenth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Eleventh, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates and Class A-J Certificates to zero, to the Class B Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates and Class A-J Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Twelfth, to the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

Thirteenth, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Fourteenth, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates and Class B Certificates to zero, to the Class C Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates and Class B Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Fifteenth, to the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

Sixteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Seventeenth, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates and Class C Certificates to zero, to the Class D Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates and Class C Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Eighteenth, to the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

Nineteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Twentieth, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates and Class D

Certificates to zero, to the Class E Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates and Class D Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Twenty-first, to the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

Twenty-second, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Twenty-third, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates to zero, to the Class F Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Twenty-fourth, to the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

Twenty-fifth, to the Class G Certificates, in respect of interest up to an amount equal to the Interest Distribution Amount for that Class;

Twenty-sixth, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates to zero, to the Class G Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Twenty-seventh, to the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

Twenty-eighth, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Twenty-ninth, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class G Certificates to zero, to the Class H Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class G Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Thirtieth, to the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

Thirty-first, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Thirty-second, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates,

Class E Certificates, Class F Certificates, Class G Certificates and Class H Certificates to zero, to the Class J Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates and Class H Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Thirty-third, to the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

Thirty-fourth, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Thirty-fifth, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates and Class J Certificates to zero, to the Class K Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates and Class J Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Thirty-sixth, to the Class K Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

Thirty-seventh, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Thirty-eighth, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates to zero, to the Class L Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Thirty-ninth, to the Class L Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

Fortieth, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Forty-first, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates and Class L Certificates to zero, to the Class M Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates and Class L Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Forty-second, to the Class M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

Forty-third, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Forty-fourth, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates and Class M Certificates to zero, to the Class N Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates and Class M Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Forty-fifth, to the Class N Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

Forty-sixth, to the Class O Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Forty-seventh, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates and Class N Certificates to zero, to the Class O Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates and Class N Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Forty-eighth, to the Class O Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class O Certificates, but not previously reimbursed, have been reimbursed in full;

Forty-ninth, to the Class P Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Fiftieth, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class O Certificates to zero, to the Class P Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class O Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Fifty-first, to the Class P Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class P Certificates, but not previously reimbursed, have been reimbursed in full;

Fifty-second, to the Class Q Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Fifty-third, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class O Certificates and Class P Certificates to zero, to the Class Q Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class O Certificates and Class P Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Fifty-fourth, to the Class Q Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class Q Certificates, but not previously reimbursed, have been reimbursed in full;

Fifty-fifth, to the Class NR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Fifty-sixth, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class O Certificates, Class P Certificates and Class Q Certificates to zero, to the Class NR Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class O Certificates, Class P Certificates and Class Q Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Fifty-seventh, to the Class NR Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class NR Certificates, but not previously reimbursed, have been reimbursed in full; and

Fifty-eighth, to the Class R Certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier Distribution Account, and to the Class LR Certificates, the amount, if any, remaining in the Lower-Tier Distribution Account with respect to that Distribution Date.

Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates or Class A-2FL Regular Interest in respect of which a reimbursement is made.

Notwithstanding the distribution priority second set forth above, on and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been reduced to zero as a result of the allocation of mortgage loan losses to those Certificates (that date, the ‘‘Cross-Over Date’’), the Principal Distribution Amount will be distributed pursuant to priority second set forth above, pro rata (based upon their respective Certificate Balances), among the Class A Certificates (other than the Class A-2FL Certificates) and the Class A-2FL Regular Interest without regard to the priorities set forth above and without regard to Loan Group.

Distributions on the Class A-2FL Certificates. On each Distribution Date, for so long as the Certificate Balance of the Class A-2FL Regular Interest and, correspondingly, the Class A-2FL Certificates has not been reduced to zero, the Trustee is required to apply amounts on deposit in the Floating Rate Account to the extent of the Class A-2FL Available Funds, in the following order of priority:

First, to the Class A-2FL Certificates in respect of interest, up to an amount equal to the Class A-2FL Interest Distribution Amount;

Second, to the Class A-2FL Certificates in respect of principal, the Class A-2FL Principal Distribution Amount until the Certificate Balance of that Class is reduced to zero; and

Third, to the Class A-2FL Certificates until all amounts of Collateral Support Deficit previously allocated to the Class A-2FL Certificates, but not previously reimbursed, have been reimbursed in full. See ‘‘Description of the Swap Contract’’ in this free writing prospectus.

Distributions on the Class HG Certificates.

On each Distribution Date, for so long as the aggregate Certificate Balance of the Class HG Certificates has not been reduced to zero, the Trustee is required to apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the Class HG Available Distribution Amount, in the following order of priority:

First, to the Class HG-1 Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Second, to the Class HG-1 Certificates, in reduction of their Certificate Balance, an amount equal to the Class HG Principal Distribution Amount, until the Certificate Balance of that Class is reduced to zero;

Third, to the Class HG-1 Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class HG-1 Certificates, but not previously reimbursed, have been reimbursed in full;

Fourth, to the Class HG-2 Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Fifth, following reduction of the Certificate Balance of the Class HG-1 Certificates to zero, to the Class HG-2 Certificates, in reduction of their Certificate Balance, an amount equal to the Class HG Principal Distribution Amount (or the portion of it remaining after distributions on the Class HG-1 Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Sixth, to the Class HG-2 Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class HG-2 Certificates, but not previously reimbursed, have been reimbursed in full;

Seventh, to the Class HG-3 Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Eighth, following reduction of the Certificate Balances of the Class HG-1 and Class HG-2 Certificates to zero, to the Class HG-3 Certificates, in reduction of their Certificate Balance, an amount equal to the Class HG Principal Distribution Amount (or the portion of it remaining after distributions on the Class HG-1 and Class HG-2 Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Ninth, to the Class HG-3 Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class HG-3 Certificates, but not previously reimbursed, have been reimbursed in full;

Tenth, to the Class HG-4 Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Eleventh, following reduction of the Certificate Balances of the Class HG-1, Class HG-2 and Class HG-3 Certificates to zero, to the Class HG-4 Certificates, in reduction of their Certificate Balance, an amount equal to the Class HG Principal Distribution Amount (or the portion of it remaining after distributions on the Class HG-1, Class HG-2 and Class HG-3 Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Twelfth, to the Class HG-4 Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class HG-4 Certificates, but not previously reimbursed, have been reimbursed in full;

Thirteenth, to the Class HG-5 Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Fourteenth, following reduction of the Certificate Balances of the Class HG-1, Class HG-2, Class HG-3 and Class HG-4 Certificates to zero, to the Class HG-5 Certificates, in reduction of their Certificate Balance, an amount equal to the Class HG Principal Distribution Amount (or the portion of it remaining after distributions on the Class HG-1, Class HG-2, Class HG-3 and Class HG-4 Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Fifteenth, to the Class HG-5 Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class HG-5 Certificates, but not previously reimbursed, have been reimbursed in full; and

Sixteenth, to the Class R Certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier Distribution Account, and to the Class LR Certificates, the amount, if any, remaining in the Lower-Tier Distribution Account with respect to that Distribution Date.

Pass-Through Rates. The interest rate (the ‘‘Pass-Through Rate’’) applicable to each Class of Certificates (other than the Class S Certificates and the Residual Certificates) and the Class A-2FL Regular Interest for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 Certificates is a per annum rate equal to      %.

The Pass-Through Rate on the Class A-2B Certificates is a per annum rate equal to      %.

The Pass-Through Rate on the Class A-2FL Regular Interest is a per annum rate equal to      %.

The Pass-Through Rate on the Class A-2FL Certificates is a per annum rate equal to LIBOR plus      %; provided, however, under certain circumstances described under ‘‘Description of the Swap Contract—The Swap Contract’’ in this free writing prospectus, the Pass-Through Rate on the Class A-2FL Certificates may be effectively reduced or may convert to a per annum rate equal to the Pass-Through Rate on the Class A-2FL Regular Interest.

The Pass-Through Rate on the Class A-3 Certificates is a per annum rate equal to      %.

The Pass-Through Rate on the Class A-4 Certificates is a per annum rate equal to      %.

The Pass-Through Rate on the Class A-SB Certificates is a per annum rate equal to      %.

The Pass-Through Rate on the Class A-1A Certificates is a per annum rate equal to      %.

The Pass-Through Rate on the Class A-M Certificates is a per annum rate equal to      %.

The Pass-Through Rate on the Class A-J Certificates is a per annum rate equal to      %.

The Pass-Through Rate on the Class B Certificates is a per annum rate equal to      %.

The Pass-Through Rate on the Class C Certificates is a per annum rate equal to      %.

The Pass-Through Rate on the Class D Certificates is a per annum rate equal to      %.

The Pass-Through Rate on the Class E Certificates is a per annum rate equal to      %.

The Pass-Through Rate on the Class F Certificates is a per annum rate equal to      %.

The Pass-Through Rate on the Class G Certificates is a per annum rate equal to      %.

The Pass-Through Rate on the Class H Certificates is a per annum rate equal to      %.

The Pass-Through Rate on the Class J Certificates is a per annum rate equal to      %.

The Pass-Through Rate on the Class K Certificates is a per annum rate equal to      %.

The Pass-Through Rate on the Class L Certificates is a per annum rate equal to      %.

The Pass-Through Rate on the Class M Certificates is a per annum rate equal to      %.

The Pass-Through Rate on the Class N Certificates is a per annum rate equal to      %.

The Pass-Through Rate on the Class O Certificates is a per annum rate equal to      %.

The Pass-Through Rate on the Class P Certificates is a per annum rate equal to       %.

The Pass-Through Rate on the Class Q Certificates is a per annum rate equal to       %.

The Pass-Through Rate on the Class NR Certificates is a per annum rate equal to      %.

The Pass-Through Rate on the Class HG-1 Certificates is a per annum rate equal to  %.

The Pass-Through Rate on the Class HG-2 Certificates is a per annum rate equal to  %.

The Pass-Through Rate on the Class HG-3 Certificates is a per annum rate equal to  %.

The Pass-Through Rate on the Class HG-4 Certificates is a per annum rate equal to  %.

The Pass-Through Rate on the Class HG-5 Certificates is a per annum rate equal to  %.

The term ‘‘LIBOR’’ means, with respect to the Class A-2FL Certificates and each Interest Accrual Period, the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on the Dow Jones Market Service (formerly Telerate) Page 3750 as of 11:00 a.m., London time, on the related LIBOR Determination Date. If such rate does not appear on Dow Jones Market Service Page 3750, the rate for that Interest Accrual Period will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by any four major reference banks in the London interbank market selected by the Trustee to provide such bank’s offered quotation of such rates at approximately 11:00 a.m., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of such Interest Accrual Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Trustee will request the principal London office of any four major reference banks in the London interbank market selected by the Trustee to provide a quotation of such rates, as offered by each such bank. If at least two such quotations are provided, the rate for that Interest Accrual Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Accrual Period will be the arithmetic mean of the rates quoted by major banks in New York City selected by the Trustee, at approximately 11:00 a.m., New York City time, on the LIBOR Determination Date with respect to such Interest Accrual Period for loans in U.S. Dollars to leading European banks for a period equal to one month, commencing on the LIBOR Determination Date with respect to such Interest Accrual Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Trustee will determine LIBOR for each Interest Accrual Period, and the determination of LIBOR by the Trustee will be binding absent manifest error.

The ‘‘LIBOR Determination Date’’ for the Class A-2FL Certificates is (i) with respect to the initial Interest Accrual Period, the date that is two LIBOR Business Days prior to the Closing Date, and (ii) with respect to each Interest Accrual Period thereafter, the date that is two LIBOR Business Days prior to the beginning of the related Interest Accrual Period. A ‘‘LIBOR Business Day’’ is any day on which commercial banks are open for international business (including dealings in U.S. Dollar deposits) in London, England.

The Pass-Through Rates applicable to the Class X-1 and Class X-2 Certificates for the initial Distribution Date will equal approximately           % and           % per annum, respectively.

The Pass-Through Rate for the Class X-1 Certificates for each Distribution Date will equal the weighted average of the respective Class X-1 Strip Rates, at which interest accrues from time to time on the respective components (the "Class X-1 Component") of the Class X-1 Certificates

outstanding immediately prior to such Distribution Date (weighted on the basis of the respective balances of those Class X-1 Components immediately prior to the Distribution Date). Each Class X-1 Component will be comprised of all or a designated portion of the Certificate Balance of one of the Classes of Principal Balance Certificates or the Class A-2FL Regular Interest. In general, the Certificate Balance of each Class of Principal Balance Certificates or the Class A-2FL Regular Interest will constitute a separate Class X-1 Component. However, if a portion, but not all, of the Certificate Balance of any particular Class of Principal Balance Certificates or the Class A-2FL Regular Interest is identified under "—General" above as being part of the Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then the identified portion of the Certificate Balance will also represent one or more separate Class X-1 Components for purposes of calculating the Pass-Through Rate of the Class X-1 Certificates, and the remaining portion of the Certificate Balance will represent one or more separate Class X-1 Components for purposes of calculating the Pass-Through Rate of the Class X-1 Certificates. For each Distribution Date through and including the Distribution Date in December 2012, the "Class X-1 Strip Rate" for each Class X-1 Component will be calculated as follows:

(a) if such Class X-1 Component consists of the entire Certificate Balance of any Class of Principal Balance Certificates or the Class A-2FL Regular Interest, and if the Certificate Balance also constitutes, in its entirety, a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (x) with respect to the Class A-3, Class A-4, Class A-SB, Class A-1A, Class A-M and Class A-J Certificates, the sum of (i) the Class X-2 Strip Rate for the applicable Class X-2 Component and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates and (y) for each other Class of Principal Balance Certificates and the Class A-2FL Regular Interest, the greater of (i) the reference rate specified on Annex F for such Distribution Date and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates or the Class A-2FL Regular Interest;

(b) if such Class X-1 Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Principal Balance Certificates or the Class A-2FL Regular Interest, and if the designated portion of the Certificate Balance also constitutes a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b)(x) with respect to the Class A-3, Class A-4, Class A-SB, Class A-1A, Class A-M and Class A-J Certificates, the sum of (i) the Class X-2 Strip Rate for the applicable Class X-2 Component and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates and (y) for each other Class of Principal Balance Certificates and the Class A-2FL Regular Interest, the greater of (i) the reference rate specified on Annex F for such Distribution Date and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates or the Class A-2FL Regular Interest;

(c) if such Class X-1 Component consists of the entire Certificate Balance of any Class of Principal Balance Certificates or the Class A-2FL Regular Interest, and if the Certificate Balance does not, in whole or in part, also constitute a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates or the Class A-2FL Regular Interest; and

(d) if such Class X-1 Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Principal Balance Certificates or the Class A-2FL Regular Interest, and if the designated portion of the Certificate Balance does not also constitute a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates or the Class A-2FL Regular Interest.

For each Distribution Date after the Distribution Date in December 2012, the Certificate Balance of each Class of Principal Balance Certificates and the Class A-2FL Regular Interest will constitute one or more separate Class X-1 Components, and the applicable Class
X-1 Strip Rate with respect to each such Class X-1 Component for each Distribution Date will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the Class of Principal Balance Certificates and the Class A-2FL Regular Interest whose Certificate Balance makes up the applicable Class X-1 Component.

The Pass-Through Rate for the Class X-2 Certificates, for each Distribution Date through and including the Distribution Date in December 2012, will equal the weighted average of the respective Class X-2 Strip Rates, at which interest accrues from time to time on the respective components (each, a "Class X-2 Component") of the Class X-2 Certificates outstanding immediately prior to the Distribution Date (weighted on the basis of the balances of the applicable Class X-2 Components immediately prior to the Distribution Date). Each Class X-2 Component will be comprised of all or a designated portion of the Certificate Balance of a specified Class of Principal Balance Certificates and the Class A-2FL Regular Interest. If all or a designated portion of the Certificate Balance of any Class of Principal Balance Certificates and the Class A-2FL Regular Interest is identified under "—General" above as being part of the Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion of that Certificate Balance) will represent one or more separate Class X-2 Components for purposes of calculating the Pass-Through Rate of the Class X-2 Certificates. For each Distribution Date through and including the Distribution Date in December 2012, the "Class X-2 Strip Rate" for each Class X-2 Component will equal:

(x) with respect to the Class A-3, Class A-4, Class A-SB, Class A-1A, Class A-M and Class A-J Certificates, the lesser of:

(a) the Class X-2 Fixed Strip Rate (as defined in the table below), and

(b) the WAC Rate for such Distribution Date less the Pass-Through Rate in effect on such Distribution Date for the Class of Principal Balance Certificates or Class A-2FL Regular Interest whose Certificate Balance, or a designated portion of that Certificate Balance, comprises such Class X-2 Component, and

(y) with respect to each other Class of Principal Balance Certificates and the Class A-2FL Regular Interest, the excess, if any, of:

(a) the lesser of (a) the reference rate specified on Annex F for such Distribution Date and (b) the WAC Rate for such Distribution Date, over

(b) the Pass-Through Rate in effect on such Distribution Date for the Class of Principal Balance Certificates and the Class A-2FL Regular Interest whose Certificate Balance, or a designated portion of that Certificate Balance, comprises such Class X-2 Component.

After the Distribution Date in December 2012, the Class X-2 Certificates will cease to accrue interest and will have a 0% Pass-Through Rate.

Class X-2 Component Relating to the Following Principal Balance Certificate	Class X-2 Fixed Strip Rate
Class A-1A	%
Class A-3	%
Class A-4	%
Class A-SB	%
Class A-M	%
Class A-J	%

The Pass-Through Rate on each Class of Offered Certificates for the first Distribution Date is expected to be as set forth on the cover of this free writing prospectus. The Pass-Through Rate on the Class A-2FL Regular Interest for the first Distribution Date is expected to be a per annum rate equal to           %.

The ‘‘WAC Rate’’ with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates for the mortgage loans (not including the Houston Galleria Trust Subordinate Companion Loan) weighted on the basis of their respective Stated Principal Balances (not including the Houston Galleria Trust Subordinate Companion Loan) as of the Closing Date, in the case of the first Distribution Date, or, for all other Distribution Dates, the preceding Distribution Date.

The Pass-Through Rate on each Class of Offered Certificates for the first Distribution Date is expected to be as set forth on page S-8 of this free writing prospectus. The Pass-Through Rate on the Class A-2FL Regular Interest for the first Distribution Date is expected to be a per annum rate equal to      %.

The ‘‘Net Mortgage Rate’’ for each mortgage loan is equal to the related Mortgage Rate in effect from time to time, less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the applicable Master Servicer or the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for mortgage loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rate on the Certificates, the Net Mortgage Rate of the mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of the mortgage loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Withheld Loan, the Net Mortgage Rate for the one month period (1) prior to the due dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be the per annum rate stated in the related Mortgage Note less the related Administrative Cost Rate, and (2) prior to the due date in March, will be determined inclusive of the amounts withheld for the immediately preceding February and, if applicable, January.

‘‘Administrative Cost Rate’’ as of any date of determination and with respect to any mortgage loan will be equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate.

‘‘Mortgage Rate’’ with respect to any mortgage loan is the per annum rate at which interest accrues on the mortgage loan as stated in the related Mortgage Note in each case without giving effect to any default rate or an increased interest rate.

‘‘Excess Interest’’ with respect to each ARD Loan is the interest accrued at the related Revised Rate in respect of each ARD Loan in excess of the interest accrued at the related Initial Rate, plus any related interest, to the extent permitted by applicable law.

Interest Distribution Amount. Interest will accrue for each Class of Certificates (other than the Class A-2FL Certificates, the Class S Certificates and Residual Certificates) and the Class A-2FL Regular Interest during the related Interest Accrual Period. The ‘‘Interest Distribution Amount’’ of any Class of Certificates (other than the Class A-2FL Certificates, Class S Certificates and Residual Certificates) or the Class A-2FL Regular Interest for any Distribution Date is an amount equal to all Distributable Certificate Interest in respect of that Class of Certificates or the Class A-2FL Regular Interest for that Distribution Date and, to the extent not previously paid, for all prior Distribution Dates. The ‘‘Class A-2FL Interest Distribution Amount’’ will be, with respect to any Distribution Date, the sum of (a) interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate for the Class A-2FL Certificates on the Certificate Balance of such Class and (b) to the extent not previously paid, amounts of interest distributable on the Class A-2FL Certificates for all previous Distribution Dates. See ‘‘Description of the Swap Contract’’ in this free writing prospectus.

The ‘‘Interest Accrual Period’’ in respect of each Class of Certificates (other than the Class S Certificates, Residual Certificates and the Class A-2FL Certificates) and the Class A-2FL Regular

Interest for each Distribution Date will be the calendar month prior to the calendar month in which that Distribution Date occurs. With respect to the Class A-2FL Certificates, the Interest Accrual Period will be the period from and including the Distribution Date in the month preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date) to, but excluding, the related Distribution Date. Except with respect to the Class A-2FL Certificates, interest will be calculated assuming that each month has 30 days and each year has 360 days. With respect to the Class A-2FL Certificates, the Interest Accrual Period will be calculated on the basis of the actual number of days in the related interest accrual period and assuming each year has 360 days. See ‘‘Description of the Swap Contract’’ in this free writing prospectus.

The ‘‘Distributable Certificate Interest’’ in respect of each Class of Certificates (other than the Class A-2FL Certificates, the Class S Certificates and the Residual Certificates) and the Class A-2FL Regular Interest for each Distribution Date is equal to one month’s interest at the Pass-Through Rate applicable to that Class of Certificates or the Class A-2FL Regular Interest, respectively, for that Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to that Distribution Date, reduced (other than in the case of the Class X Certificates) (to not less than zero) by such Class of Certificates’ or Class A-2FL Regular Interest’s, as the case may be, allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the mortgage loans during the related Due Period that are not covered by the applicable Master Servicer’s Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the ‘‘Net Aggregate Prepayment Interest Shortfall’’).

The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each Class of Certificates (other than the Class A-2FL Certificates, the Class S Certificates, the Residual Certificates, the Class HG Certificates and the Class X Certificates) and the Class A-2FL Regular Interest will equal the product of (a) the Net Aggregate Prepayment Interest Shortfall (resulting from prepayments on the mortgage loans other than the Houston Galleria Trust Subordinate Companion Loan), multiplied by (b) a fraction, the numerator of which is equal to the Interest Distribution Amount in respect of that Class of Certificates or the Class A-2FL Regular Interest, respectively, as the case may be, for the related Distribution Date, and the denominator of which is equal to the aggregate Interest Distribution Amount in respect of all Classes of Certificates (other than the Class A-2FL Certificates, the Class S Certificates, the Residual Certificates, the Class HG Certificates and the Class X Certificates) and the Class A-2FL Regular Interest for the related Distribution Date. The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to any of the Class HG Certificates will equal the product of (a) the Net Aggregate Prepayment Interest Shortfall resulting from prepayment of the Houston Galleria Trust Subordinate Companion Loan, multiplied by (b) a fraction, the numerator of which is equal to the Interest Distribution Amount in respect of that Class of Certificates for the related Distribution Date, and the denominator of which is equal to the aggregate Interest Distribution Amount in respect of the Class HG Certificates for the related Distribution Date. Any allocation of Net Aggregate Prepayment Interest Shortfall to the Class A-2FL Regular Interest will result in a corresponding dollar-for-dollar reduction in interest paid by the Swap Counterparty to the Class A-2FL Certificateholders. See ‘‘Description of the Swap Contract’’ in this free writing prospectus.

Principal Distribution Amount. So long as the Class A-SB Certificates and the Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a Loan Group-by-Loan Group basis. On each Distribution Date after the Certificate Balance of either the Class A-SB Certificates or the Class A-1A Certificates has been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups. The ‘‘Principal Distribution Amount’’ for any Distribution Date is an amount equal to the sum of (a) the Principal Shortfall for that Distribution Date, (b) the Scheduled

Principal Distribution Amount for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for that Distribution Date; provided, that the Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, with interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (ii) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided, that in the case of clause (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the mortgage loans are subsequently recovered on the related mortgage loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

The ‘‘Group 1 Principal Distribution Amount’’ for any Distribution Date is an amount equal to the sum of (but exclusive of any amounts payable to the Class HG Certificates with respect to principal of the Houston Galleria Trust Subordinate Companion Loan) (a) the Group 1 Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan Group 1 for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for Loan Group 1 for that Distribution Date; provided, that the Group 1 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal Distribution Amount for that Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 as described in clauses (i) and (ii) of the definition of ‘‘Group 2 Principal Distribution Amount’’ had the aggregate amount available for distribution of principal with respect to Loan Group 2 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 2 for that Distribution Date (provided, further, (I) that in the case of clauses (i) and (ii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 1 are subsequently recovered on the related mortgage loan, subject to the application of any recovery to increase the Group 2 Principal Distribution Amount as required under clause (II) of the definition of ‘‘Group 2 Principal Distribution Amount’’, such recovery will be applied to increase the Group 1 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs; and (II) that in the case of clause (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 2 are subsequently recovered on the related mortgage loan, such recovery will first be applied to increase the Group 1 Principal Distribution Amount up to such amounts and then to increase the Group 2 Principal Distribution Amount).

The ‘‘Group 2 Principal Distribution Amount’’ for any Distribution Date is an amount equal to the sum of (but exclusive of any amounts payable to the Class HG Certificates with respect to principal of the Houston Galleria Trust Subordinate Companion Loan) (a) the Group 2 Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan Group 2 for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for Loan Group 2 for that Distribution Date; provided, that the Group 2 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal Distribution Amount for that Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 as described in clauses (i) and (ii) of the definition of ‘‘Group 1 Principal Distribution Amount’’ had the aggregate amount available for distribution of principal with respect to Loan Group 1 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 1 for that Distribution Date (provided, further, (I) that, in the case of clauses (i) and (ii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 2 are subsequently recovered on the related mortgage loan, subject to the application of any recovery to increase the Group 1 Principal Distribution Amount as required under clause (II) of the definition of ‘‘Group 1 Principal Distribution Amount’’, such recovery will be applied to increase the Group 2 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs; and (II) that in the case of clause (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 1 are subsequently recovered on the related mortgage loan, such recovery will first be applied to increase the Group 2 Principal Distribution Amount up to such amounts and then to increase the Group 1 Principal Distribution Amount).

The ‘‘Class HG Principal Distribution Amount’’ for any Distribution Date is an amount equal to the sum of (a) after the initial Distribution Date, the aggregate of the Class HG Principal Distribution Amount for the immediately preceding Distribution Date over the aggregate distributions of principal made on the Class HG Certificates on such immediately preceding Distribution Date, (b) the Scheduled Principal Distribution Amount for the Houston Galleria Trust Subordinate Companion Loan for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for the Houston Galleria Trust Subordinate Companion Loan for that Distribution Date.

The ‘‘Scheduled Principal Distribution Amount’’ for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments and Excess Interest) due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Due Period and all Assumed Scheduled Payments for the related Due Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or last day of such grace period, as applicable, or advanced by the applicable Master Servicer or the Trustee, as applicable), and (b) all balloon payments to the extent received on or prior to the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, last day of such grace period, as applicable, to the extent received by the applicable Master Servicer as of the business day preceding the related Master Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower, including late payments in respect of a delinquent balloon payment, regardless of the timing of those late payments, except to the extent those late payments are otherwise reimbursable to the applicable Master Servicer or the Trustee, as applicable, for prior Advances.

The ‘‘Unscheduled Principal Distribution Amount’’ for each Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the mortgage loans (including the Houston Galleria Subordinate Companion Loans) as of the business day preceding the related

Master Servicer Remittance Date and (b) any other collections (exclusive of payments by borrowers) received on the mortgage loans (including the Houston Galleria Subordinate Companion Loans) and any REO Properties subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each mortgage loan (including the Houston Galleria Subordinate Companion Loans), with a due date occurring after the related Determination Date, subsequent to the related due date) whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the applicable Master Servicer as recoveries of previously unadvanced principal of the related mortgage loan (or the related Houston Galleria Subordinate Companion Loan, as applicable); provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds shall be reduced by any unpaid Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related mortgage loan (or the related Houston Galleria Subordinate Companion Loan, as applicable), thus reducing the Unscheduled Principal Distribution Amount.

The ‘‘Assumed Scheduled Payment’’ for any Due Period and with respect to any mortgage loan (or Houston Galleria Subordinate Companion Loan, as applicable) that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on that mortgage loan (or Houston Galleria Subordinate Companion Loan, as applicable) on the related due date based on the constant payment required by the related Mortgage Note or the original amortization schedule of the mortgage loan (or Houston Galleria Subordinate Companion Loan, as applicable) (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a default or a bankruptcy modification, and (b) interest on the Stated Principal Balance of that mortgage loan (or Houston Galleria Subordinate Companion Loan, as applicable) at its Mortgage Rate (net of the applicable rate at which the Servicing Fee is calculated).

For purposes of the foregoing definition of Principal Distribution Amount the term ‘‘Principal Shortfall’’ for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2B, Class A-3, Class A-4, Class A-SB, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class NR Certificates and the Class A-2FL Regular Interest on the preceding Distribution Date. There will be no Principal Shortfall on the first Distribution Date.

For purposes of the foregoing definition of Group 1 Principal Distribution Amount, the term ‘‘Group 1 Principal Shortfall’’ for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 1 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Balance of the Class A-1, Class A-2B, Class A-3, Class A-4 and Class A-SB Certificates and the Class A-2FL Regular Interest, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2B, Class A-3 and Class A-4 and Class A-SB Certificates and the Class A-2FL Regular Interest on the preceding Distribution Date. There will be no Group 1 Principal Shortfall on the first Distribution Date.

For purposes of the foregoing definition of Group 2 Principal Distribution Amount, the term ‘‘Group 2 Principal Shortfall’’ for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 2 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Balance of the Class A-1A Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1A Certificates on the preceding Distribution Date. There will be no Group 2 Principal Shortfall on the first Distribution Date.

The ‘‘Class A-SB Planned Principal Balance’’ for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex G to this free writing prospectus. Such balances were calculated using, among other things, certain weighted average life assumptions.

Based on the assumptions used to calculate the Class A-SB Planned Principal Balance, the Certificate Balance of the Class A-SB Certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex G to this free writing prospectus. There is no assurance, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, there can be no assurance that the Certificate Balance of the Class A-SB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1, Class A-2B, Class A-3 and Class A-4 Certificates and the Class A-2FL Regular Interest have been reduced to zero, any portion of the Principal Distribution Amount remaining on any Distribution Date, will be distributed on the Class A-SB Certificates until the Certificate Balance of that Class has been reduced to zero. See ‘‘Yield and Maturity Considerations—Weighted Average Life’’ in this free writing prospectus.

With respect to any Distribution Date, the ‘‘Class A-2FL Principal Distribution Amount’’ will be an amount equal to the amount of principal allocated in respect of the Class A-2FL Regular Interest on such Distribution Date. See ‘‘Description of the Certificates—Distributions—Priority’’ and ‘‘Description of the Swap Contract’’ in this free writing prospectus.

Certain Calculations with Respect to Individual Mortgage Loans. The Stated Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the applicable Certificateholders. The ‘‘Stated Principal Balance’’ of each mortgage loan will initially equal its Cut-off Date Balance (or with respect to a Qualified Substitute Mortgage Loan substituted for a deleted mortgage loan, its outstanding principal balance after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, whether or not received) and, on each Distribution Date, will be reduced by the amount of principal payments received from the related borrower or advanced for such Distribution Date. The Stated Principal Balance of a mortgage loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See ‘‘Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the Prospectus. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the mortgage loan will be zero.

For purposes of calculating distributions on, and allocations of, Collateral Support Deficit or Houston Galleria Collateral Support Deficit, as applicable, to the Certificates or the Class A-2FL Regular Interest, as well as for purposes of calculating the Servicing Fee and Trustee Fee payable each month, each REO Property will be treated as if there exists with respect to such REO Property an outstanding mortgage loan (or the Houston Galleria Trust Subordinate Companion Loan, as applicable) (an ‘‘REO Loan’’), and all references to mortgage loan, mortgage loans and pool of mortgage loans in this free writing prospectus and in the Prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor mortgage loan, including any portion of it payable or reimbursable to the applicable Master Servicer or the Special Servicer, will continue to be ‘‘due’’ in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the applicable Master Servicer or the Special Servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the applicable Master Servicer as if received on the predecessor mortgage loan.

Excess Interest. On each Distribution Date, the Trustee is required to distribute any Excess Interest received with respect to ARD Loans on or prior to the related Determination Date to the Class S Certificates.

Allocation of Yield Maintenance Charges and Prepayment Premiums

On any Distribution Date, Yield Maintenance Charges, if any, collected in respect of the mortgage loans (not including the Houston Galleria Trust Subordinate Companion Loan) during the related Due Period will be required to be distributed by the Trustee to the holders of each Class of Offered Certificates (excluding the Class A-2FL and the Class X-2 Certificates), the Class A-2FL Regular Interest and the Class G, Class H, Class J and Class K Certificates in the following manner: the holders of each Class of Offered Certificates (excluding the Class A-2FL Certificates and the Class X-2 Certificates), the Class A-2FL Regular Interest and the Class G, Class H, Class J and Class K Certificates will be entitled to receive, with respect to the related Loan Group, as applicable, on each Distribution Date an amount of Yield Maintenance Charges equal to the product of (a) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Certificates (excluding the Class HG Certificates) representing principal payments in respect of mortgage loans in Loan Group 1 or Loan Group 2, as applicable, on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates or the Class A-2FL Regular Interest, as applicable, and (c) the Yield Maintenance Charges collected on such principal prepayment during the related Due Period. If there is more than one such Class of Certificates or the Class A-2FL Regular Interest entitled to distributions of principal, with respect to the related Loan Group, as applicable, on any particular Distribution Date on which Yield Maintenance Charges are distributable, the aggregate amount of such Yield Maintenance Charges will be allocated among all such Classes of Certificates and the Class A-2FL Regular Interest up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with the first sentence of this paragraph. Any Yield Maintenance Charges collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class X-1 Certificates.

The ‘‘Base Interest Fraction’’ with respect to any principal prepayment on any mortgage loan and with respect to any Class of the Class A-1, Class A-2B, Class A-3, Class A-4, Class A-SB, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates and the Class A-2FL Regular Interest is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on such Class of Certificates or the Class A-2FL Regular Interest, as applicable, and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (B) whose denominator is the difference between (i) the Mortgage Rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If such Discount Rate is greater than the Mortgage Rate on the related mortgage loan, then the Base Interest Fraction will equal zero.

On any Distribution Date, for so long as the Swap Contract is in effect, Yield Maintenance Charges distributable in respect of the Class A-2FL Regular Interest will be payable to the Swap Counterparty and on any Distribution Date on which the Swap Contract is not in effect, Yield Maintenance Charges distributable in respect of the Class A-2FL Regular Interest will be payable to the holders of the Class A-2FL Certificates. See ‘‘Description of the Swap Contract’’ in this free writing prospectus.

For a description of Yield Maintenance Charges, see ‘‘Description of the Mortgage Pool— Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this free writing prospectus. See also ‘‘Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions’’ in this free writing prospectus and ‘‘Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments’’ in the Prospectus regarding the enforceability of Yield Maintenance Charges.

Assumed Final Distribution Date; Rated Final Distribution Date

The ‘‘Assumed Final Distribution Date’’ with respect to any Class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance of that Class of Certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date will in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	June 15, 2010
Class A-2FL	August 15, 2010
Class A-2B	May 15, 2011
Class A-3	January 15, 2014
Class A-4	November 15, 2015
Class A-SB	December 15, 2014
Class X-2	December 15, 2012
Class A-1A	December 15, 2015
Class A-M	December 15, 2015
Class A-J	December 15, 2015
Class B	December 15, 2015
Class C	January 15, 2016
Class D	January 15, 2016
Class E	January 15, 2016
Class F	January 15, 2016

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to a reasonable liquidation time with respect to any mortgage loans that may become delinquent. Accordingly, in the event of defaults on the mortgage loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and assuming the ARD Loans are prepaid in full on their respective Anticipated Repayment Dates. Since the rate of payment (including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the trust fund.

The ‘‘Rated Final Distribution Date’’ for each Class of Offered Certificates will be December 15, 2044, the first Distribution Date after the 24th month following the end of the stated amortization term for the mortgage loan that, as of the Cut-off Date, will have the longest remaining amortization term.

Subordination; Allocation of Collateral Support Deficit

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this free writing prospectus, to the rights of holders of the Senior Certificates. The Class HG Certificates will represent interests in, and will be payable only out of payments, advances and other collections on, the Houston Galleria Trust Subordinate Companion Loan. The rights of the holders of the Class HG Certificates will only be subordinated to the rights of the Pooled

Certificates to the extent that the Houston Galleria Trust Subordinate Companion Loan is subordinate to the Houston Galleria Loan. Moreover, to the extent described in this free writing prospectus:

•	the rights of the holders of the Class NR Certificates will be subordinated to the rights of the holders of the Class Q Certificates,

•	the rights of the holders of the Class Q and Class NR Certificates will be subordinated to the rights of the holders of the Class P Certificates,

•	the rights of the holders of the Class P, Class Q and Class NR Certificates will be subordinated to the rights of the holders of the Class O Certificates,

•	the rights of the holders of the Class O, Class P, Class Q and Class NR Certificates will be subordinated to the rights of the holders of the Class N Certificates,

•	the rights of the holders of the Class N, Class O, Class P, Class Q and Class NR Certificates will be subordinated to the rights of the holders of the Class M Certificates,

•	the rights of the holders of the Class M, Class N, Class O, Class P, Class Q and Class NR Certificates will be subordinated to the rights of the holders of the Class L Certificates,

•	the rights of the holders of the Class L, Class M, Class N, Class O, Class P, Class Q and Class NR Certificates will be subordinated to the rights of the holders of the Class K Certificates,

•	the rights of the holders of the Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class NR Certificates will be subordinated to the rights of the holders of the Class J Certificates,

•	the rights of the holders of the Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class NR Certificates will be subordinated to the rights of the holders of the Class H Certificates,

•	the rights of the holders of the Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class NR Certificates will be subordinated to the rights of the holders of the Class G Certificates,

•	the rights of the holders of the Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class NR Certificates will be subordinated to the rights of the holders of the Class F Certificates,

•	the rights of the holders of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class NR Certificates will be subordinated to the rights of the holders of the Class E Certificates,

•	the rights of the holders of the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class NR Certificates will be subordinated to the rights of the holders of the Class D Certificates,

•	the rights of the holders of the Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class NR Certificates will be subordinated to the rights of the holders of the Class C Certificates,

•	the rights of the holders of the Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class NR Certificates will be subordinated to the rights of the holders of the Class B Certificates,

•	the rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class NR Certificates will be subordinated to the rights of the holders of the Class A-J Certificates,

•	the rights of the holders of the Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class NR Certificates will be subordinated to the rights of the holders of the Class A-M Certificates, and

•	the rights of the holders of the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class NR Certificates will be subordinated to the rights of the holders of the Senior Certificates.

In addition, with respect to distributions of amounts collected or advanced on the Houston Galleria Trust Subordinate Companion Loan:

•	the rights of the holders of the Class HG-5 Certificates will be subordinate to the rights of the holders of the Class HG-4 Certificates,

•	the rights of the holders of the Class HG-4 and Class HG-5 Certificates will be subordinate to the rights of the holders of the Class HG-3 Certificates,

•	the rights of the holders of the Class HG-3, Class HG-4 and Class HG-5 Certificates will be subordinate to the rights of the holders of the Class HG-2 Certificates, and

•	the rights of the holders of the Class HG-2, Class HG-3, Class HG-4 and Class HG-5 Certificates will be subordinate to the rights of the holders of the Class HG-1 Certificates.

This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A Certificates of principal in an amount equal to, in each case, the entire Certificate Balance of the Class A Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class A-M Certificates, the holders of the Class A-J Certificates, the holders of the Class B Certificates, the holders of the Class C Certificates, the holders of the Class D Certificates, the holders of the Class E Certificates and the holders of the Class F Certificates of the full amount of interest payable in respect of that Class of Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A-M Certificates, the holders of the Class A-J Certificates, the holders of the Class B Certificates, the holders of the Class C Certificates, the holders of the Class D Certificates, the holders of the Class E Certificates and the holders of the Class F Certificates of principal equal to the entire Certificate Balance of each of those Classes of Certificates.

The protection afforded to the holders of the Class F Certificates by means of the subordination of the Non-Offered Certificates that are Subordinate Certificates (the ‘‘Non-Offered Subordinate Certificates’’), to the holders of the Class E Certificates by the subordination of the Class F Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class D Certificates by the subordination of the Class E and Class F Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class C Certificates by the subordination of the Class D, Class E and Class F Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class B Certificates by the subordination of the Class C, Class D, Class E and Class F Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class A-J Certificates by the subordination of the Class B, Class C, Class D, Class E and Class F Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class A-M Certificates by the subordination of the Class A-J, Class B, Class C, Class D, Class E and Class F Certificates and the Non-Offered Subordinate Certificates, and to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under ‘‘—Distributions’’ above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

After the Cross-Over Date has occurred, allocation of principal will be made to the Class A-1, Class A-2B, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates and the Class A-2FL Regular Interest that are still outstanding, pro rata, without regard to Loan Groups or the Class A-SB Planned Principal Balance until their Certificate Balances have been reduced to zero. Prior to the Cross-Over Date, allocation of principal will be made (i) with respect to Loan Group 1, first to the

Class A-SB Certificates until their Certificate Balance has been reduced to the applicable Class A-SB Planned Principal Balance, second to the Class A-1 Certificates until their Certificate Balances have been reduced to zero, third to the Class  A-2FL Regular Interest until its Certificate Balance has been reduced to zero, fourth to the Class A-2B Certificates until their Certificate Balances have been reduced to zero, fifth to the Class A-3 Certificates until their Certificate Balances have been reduced to zero, sixth to the Class A-4 Certificates until their Certificate Balances have been reduced to zero, seventh to the Class A-SB Certificates until their Certificate Balance has been reduced to zero, and then, if the Class A-1A Certificates are still outstanding, to the Class A-1A Certificates until their Certificate Balances have been reduced to zero and (ii) with respect to Loan Group 2, to the Class A-1A Certificates until their Certificate Balances have been reduced to zero and then, if any of the Class A-1, Class A-2B, Class A-3, Class A-4 or Class A-SB Certificates and the Class A-2FL Regular Interest are still outstanding, to each such Class in the priority described in this paragraph.

Allocation to the Class A-1, Class A-2B, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates and the Class A-2FL Regular Interest , for so long as they are outstanding, of the entire Principal Distribution Amount with respect to the related Loan Group for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2B, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates and the Class A-2FL Regular Interest at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of mortgage loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2B, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates and the Class A-2FL Regular Interest , the percentage interest in the trust fund evidenced by the Class A-1, Class A-2B, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates and the Class A-2FL Regular Interest will be decreased (with a corresponding increase in the percentage interest in the trust fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1, Class A-2B, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates and the Class A-2FL Regular Interest by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2B, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates and the Class A-2FL Regular Interest, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates, in that order, for so long as they are outstanding, will provide a similar benefit to that Class of Certificates as to the relative amount of subordination afforded by the outstanding Classes of Certificates (other than the Class S Certificates, the Class X Certificates, the Class HG Certificates and the Residual Certificates) with later sequential Class designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Trustee is required to calculate the amount, if any, by which (1) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the mortgage loans that were used to reimburse the applicable Master Servicer, the Special Servicer or the Trustee from general collections of principal on the mortgage loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the mortgage loans (not including the Houston Galleria Trust Subordinate Companion Loan) including any REO Loans expected to be outstanding immediately following that Distribution Date is less than (2) the aggregate Certificate Balance of the Certificates (other than the Class A-2FL, Class S, Class X and Class HG Certificates and the Residual Certificates) and the Class A-2FL Regular Interest after giving effect to distributions of principal on that Distribution Date (any deficit, ‘‘Collateral Support Deficit’’). The Trustee will be required to allocate any Collateral Support Deficit among the respective Classes of Certificates as follows: to the Class NR, Class Q, Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B, Class A-J and Class A-M Certificates in that order, and in each case in respect of and until the remaining Certificate Balance of that Class of Certificates has been reduced to zero. Following the reduction of the Certificate Balances of all Classes of Subordinate Certificates to zero, the Trustee will be required to allocate the Collateral Support Deficit among the Classes of Class A-1, Class A-2B, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates and the Class A-2FL Regular Interest, pro rata, without regard to Loan Groups (based upon their respective Certificate Balances), until the remaining Certificate Balances of the Class A-1, Class A-2B, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates and the Class A-2FL Regular Interest have been reduced to zero. Any Collateral Support Deficit allocated to a Class of Certificates will be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced by the respective Certificates.

Mortgage loan losses and Collateral Support Deficits will not be allocated to the Class S, Class R or Class LR Certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amount of the Class X Certificates may be reduced if the related Classes of Certificates are reduced by such loan losses or such Collateral Support Deficits.

Mortgage loan losses (other than mortgage loan losses with respect to the Houston Galleria Trust Subordinate Companion Loan) will not be allocated to any Class of Class HG Certificates. On each Distribution Date, immediately following the distributions to be made to the Class HG Certificates, the Trustee is required to calculate the amount, if any, by which (1) the aggregate Stated Principal Balance of the Houston Galleria Trust Subordinate Companion Loan expected to be outstanding immediately following that Distribution Date is less than (2) the aggregate Certificate Balance of the Class HG Certificates after giving effect to distributions of principal on that Distribution Date (any deficit with respect to the Houston Galleria Trust Subordinate Companion Loan, a ‘‘Houston Galleria Collateral Support Deficit’’ ). The Trustee will be required to allocate any Houston Galleria Collateral Support Deficit, first, to reduce the Certificate Balance of the Class HG-5 Certificates to zero, second, to reduce the Certificate Balance of the Class HG-4 Certificates to zero, third, to reduce the Certificate Balance of the Class HG-3 Certificates to zero, fourth, to reduce the Certificate Balance of the Class HG-2 Certificates to zero, and fifth, to reduce the Certificate Balance of the Class HG-1 Certificates to zero. Any Houston Galleria Collateral Support Deficit allocated to a Class of Certificates will be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced by the respective Certificates.

In general, Collateral Support Deficits (or Houston Galleria Collateral Support Deficits, as applicable) could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans (or the Houston Galleria Trust Subordinate Companion Loan, as applicable), including as a result of defaults and delinquencies on the mortgage loans (or the Houston Galleria Trust Subordinate Companion Loan, as applicable), Nonrecoverable Advances made in respect of the mortgage loans (or the Houston Galleria Trust Subordinate Companion Loan, as applicable), the payment to the Special Servicer of any compensation as described in ‘‘Servicing of the Mortgage Loans—Servicing and Other Compensation and Payment of Expenses’’ in this free writing prospectus, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the Trustee as described under ‘‘Description of the Pooling Agreements—Certain Matters Regarding the Trustee’’ in the Prospectus, certain reimbursements to the Trustee as described under ‘‘Description of the Certificates—The Trustee, Certificate Registrar and Authenticating Agent’’ in this free writing prospectus, certain reimbursements to the Master Servicers and the Depositor as described under ‘‘Description of the Pooling Agreements—Certain Matters Regarding the Master Servicers and the Depositor’’ in the Prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxes That May Be Imposed on the REMIC Pool’’ in the Prospectus. Accordingly, the allocation of Collateral Support Deficits (or Houston Galleria Collateral Support Deficits, as applicable) as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

A Class of Offered Certificates will be considered outstanding until its Certificate Balance is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Collateral Support Deficits (or Houston Galleria Collateral Support Deficit, as applicable) are required thereafter to be made to a Class of Offered Certificates or the Class A-2FL Regular Interest in accordance with the payment priorities set forth in ‘‘—Distributions—Priority’’ above.

Advances

On the business day immediately preceding each Distribution Date (the ‘‘Master Servicer Remittance Date’’), each Master Servicer (with respect to the mortgage loans for which it is acting as Master Servicer) will be obligated, to the extent determined to be recoverable as described below, to make advances (each, a ‘‘P&I Advance’’) out of its own funds or, subject to the replacement of those funds as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for that Distribution Date, in an amount equal to (but subject to reduction as described in the following paragraph) the aggregate of: (1) all Periodic Payments (net of any applicable Servicing Fees), other than balloon payments, that were due on the mortgage loans (including the Houston Galleria Trust Subordinate Companion Loan, but only with respect to interest and not principal) and any REO Loan during the related Due Period and not received as of the business day preceding the Master Servicer Remittance Date; and (2) in the case of each mortgage loan (including the Houston Galleria Trust Subordinate Companion Loan) delinquent in respect of its balloon payment as of the related Master Servicer Remittance Date (including any REO Loan as to which the balloon payment would have been past due) and each REO Loan, an amount equal to its Assumed Scheduled Payment. The applicable Master Servicer’s obligations to make P&I Advances in respect of any mortgage loan (including the Houston Galleria Trust Subordinate Companion Loan) or REO Loan will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the mortgage loan (or Houston Galleria Trust Subordinate Companion Loan, as the case may be) or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a mortgage loan (or Houston Galleria Trust Subordinate Companion Loan, as the case may be) unless the related Periodic Payment is received after the related due date has passed and any applicable grace period has expired or if the related Periodic Payment is received prior to the Master Servicer Remittance Date. To the extent that the applicable Master Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Trustee will make the required P&I Advance in accordance with the terms of the Pooling and Servicing Agreement.

Neither the applicable Master Servicer nor the Trustee will be required to make a P&I Advance for default interest, Yield Maintenance Charges, prepayment premiums or Excess Interest or with respect to a Subordinate Companion Loan (except with respect to the Houston Galleria Trust Subordinate Companion Loan). In addition, neither the applicable Master Servicer nor the Trustee will be required to advance any amounts due to be paid by the Swap Counterparty for distribution to the Class A-2FL Certificates.

If an Appraisal Reduction has been made with respect to any mortgage loan (including the Houston Galleria Trust Subordinate Companion Loan) and such mortgage loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that mortgage loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that mortgage loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction, if any, and the denominator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related

Distribution Date. For purposes of the immediately preceding sentence, the Periodic Payment due on the maturity date for a balloon loan will be the Assumed Scheduled Payment for the related Distribution Date.

In addition to P&I Advances, each Master Servicer (with respect to the mortgage loans for which it is acting as Master Servicer) will also be obligated, and the Special Servicer will have the option, (with respect to emergency advances) (in each case, subject to the limitations described in this free writing prospectus) to make advances (‘‘Servicing Advances’’ and, collectively with P&I Advances, ‘‘Advances’’) in connection with the servicing and administration of any mortgage loan (including the Houston Galleria Whole Loan) in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the applicable Master Servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and the Trustee has notice of this failure, the Trustee will be required to make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement.

The applicable Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to recover any Advance made out of its own funds from any amounts collected in respect of a mortgage loan (or the Houston Galleria Trust Subordinate Companion Loan, as applicable) as to which that Advance was made, whether in the form of late payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise from the related mortgage loan (or the Houston Galleria Trust Subordinate Companion Loan, as applicable) (‘‘Related Proceeds’’). Notwithstanding any statement to the contrary contained herein, none of the Master Servicers, the Special Servicer or the Trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including interest on the Advance) out of Related Proceeds (a ‘‘Nonrecoverable Advance’’).

Each of the Master Servicers, the Special Servicer and the Trustee will be entitled to recover any Advance made by it that it subsequently determines to be a Nonrecoverable Advance out of general funds relating to the mortgage loans on deposit in its Certificate Account (first from principal collections and then from interest collections) or, if amounts in that Master Servicer’s Certificate Account are not sufficient, from the other Master Servicer’s Certificate Account. Notwithstanding the foregoing, amounts collected in respect of the Houston Galleria Trust Subordinate Companion Loan will not be available for the reimbursement of Nonrecoverable Advances to the extent they are unrelated to the Houston Galleria Whole Loan. The Trustee will be entitled to rely conclusively on any non-recoverability determination of the applicable Master Servicer and shall be bound by any non-recoverability determination of the Special Servicer.

If the funds in the Certificate Account relating to the mortgage loans allocable to principal on the mortgage loans are insufficient to fully reimburse the party entitled to reimbursement, then such party may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a consecutive period up to 12 months; provided that no such deferral shall occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

At any time after such a determination to obtain reimbursement over time, the applicable Master Servicer, the Special Servicer and the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such Nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes of Certificateholders shall not, with respect to the applicable Master Servicer or the Special Servicer, constitute a violation of the Servicing Standards or contractual duty under the Pooling and Servicing Agreement and/or with respect to the Trustee, constitute a violation of any fiduciary duty to Certificateholders or contractual duty under the Pooling and Servicing Agreement. If an Advance on the Houston Galleria Trust Subordinate Companion Loan becomes a Nonrecoverable Advance, the applicable Master Servicer (or Trustee, as applicable) will be entitled to recover such amounts from funds otherwise distributable in respect of the Pooled Certificates.

Each of the Master Servicers, the Special Servicer and the Trustee will be entitled to recover any Advance (together with interest thereon) that is outstanding at the time that a mortgage loan (including the Houston Galleria Trust Subordinate Companion Loan) is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a ‘‘Workout-Delayed Reimbursement Amount’’) out of principal collections on the mortgage loans in its Certificate Account or, if amounts in that Master Servicer’s Certificate Account are not sufficient, from the other Master Servicer’s Certificate Account. A Workout-Delayed Reimbursement Amount will constitute a Nonrecoverable Advance when the person making such determination, and taking into account factors such as all other outstanding Advances, either (a) has determined in accordance with the Servicing Standards (in the case of the applicable Master Servicer or the Special Servicer) or its good faith business judgment (in the case of the Trustee) that such Workout-Delayed Reimbursement Amount would not ultimately be recoverable from Related Proceeds, or (b) has determined in accordance with the Servicing Standards (in the case of the applicable Master Servicer or the Special Servicer) or its good faith business judgment (in the case of the Trustee) that such Workout-Delayed Reimbursement Amount, along with any other Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances, would not ultimately be recoverable out of principal collections in the Certificate Account. Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter shall be recoverable as any other Nonrecoverable Advance. To the extent a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount with respect to a mortgage loan is required to be reimbursed from the principal portion of the general collections on the mortgage loans as described in this paragraph, such reimbursement will be made first, from the principal collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the principal collections in such Loan Group are not sufficient to make such reimbursement in full, then from the principal collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts that are related to such other Loan Group).

To the extent a Nonrecoverable Advance with respect to a mortgage loan (including the Houston Galleria Trust Subordinate Companion Loan) is required to be reimbursed from the interest portion of the general collections on the mortgage loans as described in this paragraph, such reimbursement will be made first, from the interest collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the interest collections in such Loan Group are not sufficient to make such reimbursement in full, then from the interest collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances that are related to such other Loan Group). In addition, the Special Servicer may, at its option, make a determination in accordance with the Servicing Standards that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance and may deliver to the applicable Master Servicer and the Trustee notice of such determination which shall be conclusive and binding with respect to such persons. In making such non-recoverability determination, such person will be entitled to consider (among other things) whether the borrower is obligated under the terms of the related mortgage loan as it may have been modified to pay the related Advances, to consider (among other things) the related Mortgaged Properties in their ‘‘as is’’ or then current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries and will be entitled to give due regard to the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the applicable Master Servicer, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain at the expense of the trust any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any such determination that an Advance is or would be a Nonrecoverable Advance will be conclusive and binding on the Certificateholders, the applicable Master Servicer and the Trustee. The Trustee will be entitled to rely conclusively on any non-recoverability determination of the applicable Master Servicer and shall be bound by any non-recoverability determination of the Special Servicer and the applicable Master Servicer shall rely conclusively on any non-recoverability determination of the Special Servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

No P&I Advances will be made on any Subordinate Companion Loan (except with respect to advances of interest only on the Houston Galleria Trust Subordinate Companion Loan). No Servicing Advances will be made with respect to any Subordinate Companion Loan (except with respect to the Houston Galleria Trust Subordinate Companion Loan, to the extent it is still in the Trust) if the related AB Mortgage Loan or Houston Galleria Loan, as applicable, is no longer part of the trust. Any requirement of the applicable Master Servicer, the Special Servicer or the Trustee to make an Advance under the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more mortgage loans. See ‘‘Description of the Certificates—Advances in Respect of Delinquencies’’ and ‘‘Description of the Pooling Agreements—Certificate Account’’ in the Prospectus.

In connection with its recovery of any Advance, each of the Master Servicers, the Special Servicer and the Trustee will be entitled to be paid, out of any amounts relating to the mortgage loans then on deposit in its Certificate Account (or, if amounts in that Master Servicer’s Certificate Account are insufficient, the other Master Servicer’s Certificate Account), interest, compounded annually, at the Prime Rate (the ‘‘Reimbursement Rate’’) accrued on the amount of the Advance from the date made to but not including the date of reimbursement. None of the Master Servicers or the Trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The ‘‘Prime Rate’’ will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

Each Statement to Certificateholders furnished or made available by the Trustee to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this free writing prospectus and ‘‘Description of the Certificates—Reports to Certificateholders’’ in the Prospectus.

Appraisal Reductions

After an Appraisal Reduction Event has occurred with respect to a mortgage loan (including the Houston Galleria Whole Loan), an Appraisal Reduction is required to be calculated. An ‘‘Appraisal Reduction Event’’ will occur on the earliest of:

(1) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan (including the Houston Galleria Trust Subordinate Companion Loan);

(2) the date on which a reduction in the amount of Periodic Payments on a mortgage loan (including the Houston Galleria Trust Subordinate Companion Loan), or a change in any other material economic term of the mortgage loan (other than an extension of its maturity), becomes effective as a result of a modification of the related mortgage loan by the Special Servicer;

(3) the date on which a receiver has been appointed;

(4) 60 days after a borrower declares bankruptcy;

(5) 60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6) 120 days (or 90 days with respect to a Specially Serviced Mortgage Loan) after an uncured delinquency occurs in respect of a balloon payment for a mortgage loan (including the Houston Galleria Trust Subordinate Companion Loan); and

(7) immediately after a mortgage loan becomes an REO Loan.

No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all Classes of Certificates (other than the Class A Certificates) has been reduced to zero.

The ‘‘Appraisal Reduction’’ for any Distribution Date and for any mortgage loan (including the Houston Galleria Whole Loan) as to which any Appraisal Reduction Event has occurred will be an amount calculated by the applicable Master Servicer, as of the first Determination Date that is at least ten Business Days following the date the Special Servicer receives and delivers to the applicable Master Servicer such appraisal equal to the excess of (a) the Stated Principal Balance of that mortgage loan over (b) the excess of (1) the sum of (x) 90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals with respect to that mortgage loan (together with any other mortgage loan cross-collateralized with such loan) with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the applicable Master Servicer as an Advance), or (B) by an internal valuation performed by the Special Servicer with respect to that mortgage loan (together with any other mortgage loan cross-collateralized with that mortgage loan) with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the Special Servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, and (y) all escrows, letters of credit and reserves in respect of that mortgage loan as of the date of calculation over (2) the sum as of the due date occurring in the month of the date of determination of (x) to the extent not previously advanced by the applicable Master Servicer or the Trustee, all unpaid interest on that mortgage loan at a per annum rate equal to the Mortgage Rate, (y) all Advances not reimbursed from the proceeds of such mortgage loan and interest on those Advances at the Reimbursement Rate in respect of that mortgage loan and (z) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under that mortgage loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the applicable Master Servicer, the Special Servicer or the Trustee, as applicable).

The Special Servicer will be required to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event. On the first Determination Date occurring on or after the tenth Business Day following delivery to the applicable Master Servicer of the MAI appraisal or the completion of the valuation, the applicable Master Servicer will be required to calculate and report to the Directing Certificateholder (and, in the case of the Houston Galleria Whole Loan, the Houston Galleria Operating Advisor), the Special Servicer and the Trustee, the Appraisal Reduction, taking into account the results of such appraisal or valuation. In the event that the applicable Master Servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the third preceding paragraph, within 120 days or 90 days, respectively, after the initial delinquency for the related Appraisal Reduction Event), the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related mortgage loan (including the Houston Galleria Whole Loan) until the MAI appraisal is received.

The Houston Galleria Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction with respect to the mortgage loans that comprise such whole loan. Any Appraisal Reduction calculated with respect to the Houston Galleria Whole Loan will be applied first to the Houston Galleria Trust Subordinate Companion Loan (and therefore to the Class HG-5, Class HG-4, Class HG-3, Class HG-2 and Class HG-1 Certificates, in that order). Any Appraisal Reduction in respect of the Houston Galleria Whole Loan that exceeds the aggregate balance of the Houston Galleria Trust Subordinate Companion Loan will be allocated to the Houston Galleria Non-Trust Subordinate Companion Loan. Any Appraisal Reduction that exceeds the aggregate balance of the Houston Galleria Non-Trust Subordinate Companion Loan and the Houston Galleria Trust Subordinate Companion Loan will be allocated to the Houston Galleria Loan (and therefore to the Pooled Certificates) and the Houston Galleria Pari Passu Companion Loan, pro rata.

With respect to the AB Mortgage Loans, Appraisal Reductions will be calculated based on the outstanding principal balance of the related AB Mortgage Loan and the related Subordinate Companion Loan, and all resulting Appraisal Reductions will be allocated to the related Subordinate Companion Loan prior to being allocated to the related AB Mortgage Loan.

As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then outstanding (i.e., first to the Class NR Certificates, then to the Class Q Certificates, then to the Class P Certificates, then to the Class O Certificates, then to the Class N Certificates, then to the Class M Certificates, then to the Class L Certificates, then to the Class K Certificates, then to the Class J Certificates, then to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-J Certificates and then to the Class A-M Certificates; provided that with respect to an Appraisal Reduction on the Houston Galleria Whole Loan, such Appraisal Reduction will be allocated to the Houston Galleria Trust Subordinate Companion Loan (and correspondingly reducing the interest available on the Class HG Certificates), and then to the Houston Galleria Non-Trust Subordinate Companion Loan prior to any application of such Appraisal Reduction to the Houston Galleria Loan and the Houston Galleria Pari Passu Companion Loan (with a corresponding reduction in the amount of interest available to the Regular Certificates). See ‘‘—Advances’’ above.

With respect to each mortgage loan (including the Houston Galleria Whole Loan) as to which an Appraisal Reduction has occurred (unless the mortgage loan has remained current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that mortgage loan during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Servicing Advance, or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation, the applicable Master Servicer is required to redetermine and report to the Directing Certificateholder (and, in the case of the Houston Galleria Whole Loan, the Houston Galleria Operating Advisor so long as no Houston Galleria Non-Trust Control Appraisal Event has occurred and is continuing), the Special Servicer and the Trustee, the recalculated amount of the Appraisal Reduction with respect to the mortgage loan or Companion Loan, as applicable. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an appraisal or valuation with respect to a mortgage loan that is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the Special Servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction with respect to the mortgage loan, provided that the Special Servicer is not aware of any material change to the Mortgaged Property, its earnings potential or risk characteristics, or marketability, or market conditions that has occurred that would affect the validity of the appraisal or valuation and provides notice to the applicable Master Servicer of its intent to use such previous Appraisal or update.

Any mortgage loan (including the Houston Galleria Whole Loan) previously subject to an Appraisal Reduction that becomes current and remains current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

Reports to Certificateholders; Certain Available Information

On each Distribution Date, the Trustee will be required to make available on its website to each holder of a Certificate, the Master Servicers, the Underwriters, the Special Servicer, the Directing Certificateholder, the Houston Galleria Operating Advisor, each Rating Agency, the Swap Counterparty, the Trustee and certain assignees of the Depositor, including certain financial market publishers (which are anticipated to initially be Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc.), if any, a statement (a ‘‘Statement to Certificateholders’’) based in part upon information provided by each Master Servicer in accordance with the Commercial Mortgage Securities Association (or any successor organization reasonably acceptable to the Master Servicers and the Trustee) guidelines setting forth, among other things:

(1) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reduction of the Certificate Balance of the Certificates;

(2) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Distributable Certificate Interest or Class A-2FL Interest Distribution Amount, and with respect to the Class A-2FL Certificates, notification that the amount of interest distributed thereon is the Interest Distribution Amount with respect to the Class A-2FL Regular Interest, which amount is being paid as a result of a Swap Default;

(3) the aggregate amount of P&I Advances made in respect of the Distribution Date;

(4) the aggregate amount of compensation paid to the Trustee and servicing compensation paid to the Master Servicers and the Special Servicer with respect to the Due Period for the Distribution Date;

(5) the aggregate Stated Principal Balance of the mortgage loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

(6) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the mortgage loans as of the end of the related Due Period for the Distribution Date;

(7) the number and aggregate principal balance of mortgage loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) current but specially serviced or in foreclosure but not an REO Property and (E) for which the related borrower is subject to oversight by a bankruptcy court;

(8) the value of any REO Property included in the trust fund as of the Determination Date for the Distribution Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

(9) the Available Distribution Amount and the Class A-2FL Available Funds for the Distribution Date;

(10) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Yield Maintenance Charges;

(11) the Pass-Through Rate for each Class of Certificates for the Distribution Date and the next succeeding Distribution Date;

(12) the Scheduled Principal Distribution Amount and the Unscheduled Principal Distribution Amount for the Distribution Date;

(13) the Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit on the Distribution Date;

(14) the fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Balance or Notional Amount, as the case may be, and the denominator of which is the related initial aggregate Certificate Balance or Notional Amount, as the case may be, for each Class of Certificates (other than the Residual Certificates and the Class S Certificates) immediately following the Distribution Date;

(15) the amount of any Appraisal Reductions effected in connection with the Distribution Date on a loan-by-loan basis and the total Appraisal Reduction effected in connection with such Distribution Date;

(16) the number and Stated Principal Balances of any mortgage loans extended or modified since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) on a loan-by-loan basis;

(17) the amount of any remaining unpaid interest shortfalls for each Class of Certificates as of the Distribution Date;

(18) a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) and the amount and the type of principal prepayment occurring;

(19) a loan-by-loan listing of any mortgage loan that was defeased since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(20) all deposits into, withdrawals from, and the balance of the Interest Reserve Account on the related Master Servicer Remittance Date;

(21) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reimbursement of Collateral Support Deficit or Houston Galleria Collateral Support Deficit;

(22) the aggregate unpaid principal balance of the mortgage loans outstanding as of the close of business on the related Determination Date;

(23) with respect to any mortgage loan as to which a liquidation occurred since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) (other than a payment in full), (A) its loan number, (B) the aggregate of all Liquidation Proceeds which are included in the Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion allocable to distributions on the Certificates) and (C) the amount of any Collateral Support Deficit or Houston Galleria Collateral Support Deficit in connection with the liquidation;

(24) with respect to any REO Property included in the trust as to which the Special Servicer determined, in accordance with the Servicing Standards, that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered since the previous Determination Date, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion allocable to distributions on the Certificates) and (C) the amount of any realized loss in respect of the related REO Loan in connection with that determination;

(25) the aggregate amount of interest on P&I Advances paid to each Master Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(26) the aggregate amount of interest on Servicing Advances paid to each Master Servicer, the Special Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(27) the original and then-current credit support levels for each Class of Certificates;

(28) the original and then-current ratings for each Class of Certificates;

(29) the amount of the distribution on the Distribution Date to the holders of the Residual Certificates;

(30) the aggregate amount of Yield Maintenance Charges collected since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date).

(31) LIBOR as calculated for the related Distribution Date and for the next succeeding Distribution Date;

(32) the amounts received and paid in respect of the Swap Contract;

(33) identification of any Rating Agency Trigger Event or Swap Default as of the close of business on the last day of the immediately preceding calendar month with respect to the Swap Contract;

(34) the amount of any (A) payment by the Swap Counterparty as a termination payment, (B) payment to any successor swap counterparty to acquire a replacement interest rate swap contract, and (C) collateral posted in connection with any Rating Agency Trigger Event; and

(35) the amount of and identification of any payments on the Class A-2FL Certificates in addition to the amount of principal and interest due thereon, such as any termination payment received in connection with the Swap Contract.

The Trustee will make available the Statements to Certificateholders through its website which is initially located at www.etrustee.net. In addition, the Trustee may make certain other information and reports (including the collection of reports specified by The Commercial Mortgage Securities Association (or any successor organization reasonably acceptable to the Trustee and the Master Servicers) known as the ‘‘CMSA Investor Reporting Package’’) related to the mortgage loans available, to the extent that the Trustee receives such information and reports from the Master Servicers, and direction from the Depositor, or is otherwise directed to do so under the Pooling and Servicing Agreement. The Trustee will not make any representations or warranties as to the accuracy or completeness of any information provided by it and may disclaim responsibility for any information for which it is not the original source. In connection with providing access to the Trustee’s website, the Trustee may require registration and acceptance of a disclaimer. The Trustee will not be liable for the dissemination of information made in accordance with the Pooling and Servicing Agreement.

In the case of information furnished pursuant to clauses (1), (2), (10), (17) and (21) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per any definitive certificate. In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing the information set forth in clauses (1) and (2) above as to the applicable Class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the Trustee deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the Trustee will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

The Trustee will be required to provide or make available to certain financial market publishers, which are anticipated initially to be Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc., certain current information with respect to the Mortgaged Properties on a monthly basis, including current and original net operating income, debt service coverage ratio based upon borrowers’ annual Operating Statements and occupancy rates, to the extent it has received the information from each Master Servicer pursuant to the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement requires that the Trustee make available at its offices, during normal business hours, for review by any holder of an Offered Certificate, the Mortgage Loan Sellers, the Depositor, the Special Servicer, the Master Servicers, the Directing Certificateholder, the Houston Galleria Operating Advisor (so long as no Houston Galleria Non-Trust Control Appraisal Event has occurred and is continuing), each Rating Agency, any designee of the Depositor or any other person to whom the Trustee believes the disclosure is appropriate, upon their prior written request, originals or copies of, among other things, the following items:

(1) the Pooling and Servicing Agreement and any amendments to that agreement;

(2) all Statements to Certificateholders made available to holders of the relevant Class of Offered Certificates since the Closing Date;

(3) all officer’s certificates delivered to the Trustee since the Closing Date as described under ‘‘Description of the Pooling Agreements—Evidence as to Compliance’’ in the Prospectus;

(4) all accountants’ reports delivered to the Trustee since the Closing Date as described under ‘‘Description of the Pooling Agreements—Evidence as to Compliance’’ in the Prospectus;

(5) the most recent property inspection report prepared by or on behalf of each Master Servicer or the Special Servicer and delivered to the Trustee in respect of each Mortgaged Property;

(6) copies of the mortgage loan documents;

(7) any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the applicable Master Servicer or the Special Servicer and delivered to the Trustee; and

(8) any and all statements and reports delivered to, or collected by, the Master Servicers or the Special Servicer, from the borrowers, including the most recent annual property Operating Statements, rent rolls and borrower financial statements, but only to the extent that the statements and reports have been delivered to the Trustee.

Copies of any and all of the foregoing items will be available to those named in the above paragraph, from the Trustee, upon request; however, the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies, except that the Directing Certificateholder shall be entitled to receive such items free of charge. Pursuant to the Pooling and Servicing Agreement, the Master Servicers or Special Servicer will use reasonable efforts to collect certain financial and property information required under the mortgage loan documents, such as Operating Statements, rent rolls and financial statements.

With respect to any Companion Loan that is included in a securitization trust that is subject to the provisions of Regulation AB of the Securities Act of 1933, as amended, the applicable Master Servicer, Special Servicer, Trustee and any subservicer will be required to provide such reports and information and otherwise take such commercially reasonable actions with respect to such Companion Loan as is necessary for the depositor, issuing entity, master servicer, special servicer and trustee to comply with all requirements of Regulation AB of the Securities Act of 1933, as amended.

The Pooling and Servicing Agreement will require the Master Servicers and the Trustee, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing Agreement, to provide certain of the reports or, in the case of the Master Servicers and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the Master Servicers or the

Trustee, as the case may be, to any Certificateholder, the Underwriters, the Mortgage Loan Sellers, any Certificate Owner or any prospective investor so identified by a Certificate Owner or an Underwriter, that requests reports or information. However, the Trustee and each Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information, except that, other than for extraordinary or duplicate requests, the Directing Certificateholder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners of Offered Certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master Servicers, the Special Servicer, the Trustee and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the ‘‘Voting Rights’’) will be allocated among the respective Classes of Certificateholders as follows: (1) 4% in the case of the Class X Certificates (allocated pro rata between the Class X-1 and Class X-2 Certificates based upon their Notional Amounts), and (2) in the case of any other Class of Certificates (other than the Class S Certificates, the Residual Certificates and the Class HG Certificates), a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of the Class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance of all Classes of Certificates (other than the Class S Certificates and the Class HG Certificates), each determined as of the prior Distribution Date. None of the Class S, Class R, Class LR or Class HG Certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the Certificate Balance of each Class (other than the Class S Certificates and the Class HG Certificates) will not be reduced by the amount allocated to that Class of any Appraisal Reductions related to mortgage loans as to which Liquidation Proceeds or other final payment have not yet been received. Voting Rights allocated to a Class of Certificateholders will be allocated among the Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, none of the Master Servicers, the Special Servicer or the Depositor will be entitled to exercise any Voting Rights with respect to any Certificates registered in its name, if the consent, approval or waiver would in any way increase its compensation or limit its obligations in the named capacities under the Pooling and Servicing Agreement; provided, however, that the restrictions will not apply to the exercise of the Special Servicer’s rights, if any, as a member of the Controlling Class.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Trustee and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last mortgage loan or REO Property subject thereto, (2) the voluntary exchange of all the then outstanding certificates (other than the Class S and the Residual Certificates) for the mortgage loans remaining in the trust (provided, however, that (a) the Offered Certificates are no longer outstanding, (b) there is only one holder of the then outstanding Certificates (other than the Class S and the Residual Certificates)) and (c) each Master Servicer consents to the exchange or (3) the purchase or other liquidation of all of the assets of the trust fund by the holders of the Controlling Class, the Special Servicer, the applicable Master Servicer or the holders of the Class LR Certificates, in that order of priority. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the Special Servicer, each Master Servicer and the holders of the Class LR Certificates (in that order) will have the right to purchase all of the assets of the trust fund (including the Houston Galleria Trust Subordinate Companion Loan). This purchase of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to the sum of (1) the aggregate Purchase Price of all the mortgage loans (including the Houston Galleria Trust Subordinate Companion Loan) (exclusive of REO Loans) then included in the trust fund and (2) the aggregate fair market value of all REO Properties then included in the trust fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected and mutually agreed upon by the Master Servicers and the Trustee, plus the reasonable out-of-pocket expenses of the applicable Master Servicer related to such purchase, unless the applicable Master Servicer is the purchaser. This purchase will effect early retirement of the then outstanding Offered Certificates, but the rights of the holders of the Controlling Class, the Special Servicer, each Master Servicer or the holders of the Class LR Certificates to effect the termination is subject to the requirement that the then aggregate Stated Principal Balance of the pool of mortgage loans (including the Houston Galleria Trust Subordinate Companion Loan) be less than 1% of the Initial Pool Balance. The voluntary exchange of Certificates, including the Class X Certificates, for the remaining mortgage loans is not subject to the 1% limit but is limited to each Class of outstanding Certificates being held by one Certificateholder who must voluntarily participate and the Master Servicers must consent to the exchange.

On the final Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the Special Servicer, the applicable Master Servicer or the holders of the Class LR Certificates, as the case may be, for the mortgage loans and other assets in the trust fund (if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see ‘‘Description of the Pooling Agreements— Certificate Account’’ in the Prospectus), will be applied generally as described above under ‘‘—Distributions—Priority’’ in this free writing prospectus.

Any optional termination by the holders of the Controlling Class, the Special Servicer, the applicable Master Servicer or the holders of the Class LR Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See ‘‘Yield and Maturity Considerations’’ in this free writing prospectus.

The Trustee, Certificate Registrar and Authenticating Agent

LaSalle Bank National Association, a national banking association, will act as Trustee on behalf of the Certificateholders. The corporate trust office of the Trustee is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Global Securities and Trust Services Group, JP Morgan 2005-LDP5 and its telephone number is (312) 904-1487. As compensation for the performance of its routine duties, the Trustee will be paid a fee (the ‘‘Trustee Fee’’). The Trustee Fee will be payable monthly from amounts received in respect of the mortgage loans and will be equal to the product of a rate equal to 0.0003% per annum (the ‘‘Trustee Fee Rate’’) and the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the related mortgage loan. In addition, the Trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith. See ‘‘Description of the Pooling Agreements—The Trustee’’, ‘‘—Duties of the Trustee’’, ‘‘—Certain Matters Regarding the Trustee’’ and ‘‘—Resignation and Removal of the Trustee’’ in the Prospectus.

The Trustee and its respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust as provided in the Pooling and Servicing Agreement.

 DESCRIPTION OF THE SWAP CONTRACT

General

On the Closing Date, the Depositor will transfer the Class A-2FL Regular Interest to the trust in exchange for the Class A-2FL Certificates, which will represent all of the beneficial interest in the portion of the trust fund consisting of the Class A-2FL Regular Interest, the Swap Contract and the Floating Rate Account.

The Trustee, on behalf of the trust, will enter into an interest rate swap agreement (the ‘‘Swap Contract’’), related to the Class A-2FL Regular Interest, with JPMorgan Chase Bank, N.A. (the ‘‘Swap Counterparty’’). The Swap Contract will have a maturity date of the Distribution Date in December 2044 (the same date as the Rated Final Distribution Date of the Class A-2FL Certificates). The Trustee will make available to the Swap Counterparty the Statement to Certificateholders, which statement will include LIBOR as applicable to the related Interest Accrual Period. See ‘‘Description of the Certificates—Distributions’’ in this free writing prospectus. The Trustee will also calculate the amounts, if any, due from or payable to the Swap Counterparty under the Swap Contract.

The Trustee may make withdrawals from the Floating Rate Account only for the following purposes: (i) to distribute to the holders of the Class A-2FL Certificates the Class A-2FL Available Funds for any Distribution Date; (ii) to withdraw any amount deposited into the Floating Rate Account that was not required to be deposited therein; (iii) to pay any funds required to be paid to the Swap Counterparty under the Swap Contract; and (iv) to clear and terminate the account pursuant to the terms of the Pooling and Servicing Agreement.

The Swap Contract

The Swap Contract will provide that, so long as the Swap Contract is in effect, (a) on each Distribution Date, commencing in January 2006, the Trustee will pay or cause to be paid to the Swap Counterparty (i) any Yield Maintenance Charges in respect of the Class A-2FL Regular Interest for the related Distribution Date and (ii) one month’s interest at the Pass-Through Rate applicable to the Class A-2FL Regular Interest accrued for the related Interest Accrual Period on the Certificate Balance of the Class A-2FL Certificates, and (b) on the business day before each Distribution Date, commencing in January 2006, the Swap Counterparty will pay to the Trustee, for the benefit of the Class A-2FL Certificateholders, one month’s interest at the Pass-Through Rate applicable to the Class A-2FL Certificates accrued for the related Interest Accrual Period on the Certificate Balance of the Class A-2FL Certificates. Such payments will be made on a net basis.

On any Distribution Date for which the funds allocated to payment of the Interest Distribution Amount of the Class A-2FL Regular Interest are insufficient to pay all amounts due to the Swap Counterparty under the Swap Contract for such Distribution Date, the amounts payable by the Swap Counterparty to the trust under the Swap Contract will be reduced, on a dollar-for-dollar basis, by the amount of such shortfall, and holders of the Class A-2FL Certificates will experience a shortfall in their anticipated yield.

If the Swap Counterparty’s long-term rating is not at least, ‘‘A–‘‘ by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. ‘‘A3’’ by Moody’s Investors Service Inc. and ‘‘A–‘‘ by Fitch, Inc. (each, a ‘‘Rating Agency Trigger Event’’), the Swap Counterparty will be required to post collateral or find a replacement Swap Counterparty that would not cause another Rating Agency Trigger Event. In the event that the Swap Counterparty fails to either post acceptable collateral, fails to find an acceptable replacement swap counterparty under a Rating Agency Trigger Event or fails to make a payment to the trust required under the Swap Contract (each such event, a ‘‘Swap Default’’) then the Trustee will be required, subject to the Trustee’s determination that costs of enforcement will be recoverable, to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 25%, by Certificate Balance, of the Class A-2FL Certificates, to enforce the rights of the trust under the Swap Contract as may be permitted by the terms thereof and use any termination fees received from the Swap Counterparty (as described in this free writing prospectus) to enter into a replacement interest rate swap contract on substantially identical terms. If the costs attributable to entering into a replacement interest rate swap contract would exceed the net proceeds of the liquidation of the Swap Contract, a replacement interest rate swap contract will not be entered into and any such proceeds will instead be distributed to the holders of the Class A-2FL Certificates.

Any conversion to distributions equal to distributions on the Class A-2FL Regular Interest pursuant to a Swap Default will become permanent following the determination by either the Trustee or the holders of 25% of the Class A-2FL Certificates not to enter into a replacement interest rate swap contract and distribution of any termination payments to the holders of the Class A-2FL Certificates. Any such Swap Default and the consequent conversion to distributions equal to distributions on the Class A-2FL Regular Interest will not constitute a default under the Pooling and Servicing Agreement. Any such conversion to distributions equal to distributions on the Class A-2FL Regular Interest might result in a temporary delay of payment of the distributions to the holders of the Class A-2FL Certificates if notice of the resulting change in payment terms of the Class A-2FL Certificates is not given to DTC within the time frame in advance of the Distribution Date that DTC requires to modify the payment.

The Trustee will have no obligation on behalf of the trust to pay or cause to be paid to the Swap Counterparty any portion of the amounts due to the Swap Counterparty under the Swap Contract for any Distribution Date unless and until the related interest payment on the Class A-2FL Regular Interest for such Distribution Date is actually received by the Trustee.

Termination Fees

In the event of the termination of the Swap Contract and the failure of the Swap Counterparty to replace the Swap Contract, the Swap Counterparty may be obligated to pay a termination fee to the trust generally designed to compensate the trust for the cost, if any, of entering into a substantially similar interest rate swap contract with another swap counterparty.

The Swap Counterparty

JPMorgan Chase Bank, N.A. (‘‘JPMCB’’) is the Swap Counterparty under the Swap Contract. JPMCB is also a Mortgage Loan Seller, is an affiliate of J.P. Morgan Chase Commercial Mortgage Securities Corp., which is the Depositor, and is an affiliate of J.P. Morgan Securities Inc., which is an Underwriter.

JPMCB is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation. JPMCB is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. It is chartered, and its business is subject to examination and regulation, by the Office of the Comptroller of the Currency, a bureau of the United States Department of the Treasury. It is a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation.

The long-term certificates of deposit of JPMCB are rated ‘‘AA–‘‘, ‘‘Aa2’’ and ‘‘A–‘‘ by S&P, Moody’s and Fitch, respectively.

JPMorgan Chase & Co. files reports with the Securities and Exchange Commission that are required under the Securities Exchange Act of 1934. Such reports include additional financial information regarding the Swap Counterparty and may be obtained at the website maintained by the Securities and Exchange Commission at http://www.sec.gov.

 SERVICING OF THE MORTGAGE LOANS

General

The servicing of the mortgage loans (including the Houston Galleria Trust Subordinate Companion Loan) and any REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties. For purposes of the following summaries, references to mortgage loans include the Houston Galleria Trust Subordinate Companion Loan, unless otherwise noted. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement. Reference is made to the Prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties.

In general, the Houston Galleria Companion Loans will be serviced and administered under the Pooling and Servicing Agreement consistent with the Houston Galleria Intercreditor Agreement as if they were mortgage loans included in the trust.

Each of the Master Servicers (directly or through one or more sub-servicers) and the Special Servicer will be required to service and administer the mortgage loans for which it is responsible. The applicable Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans to one or more third-party sub-servicers (although the applicable Master Servicer will remain primarily responsible for the servicing of those mortgage loans). Except in certain limited circumstances set forth in the Pooling and Servicing Agreement, the Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

The Master Servicers and the Special Servicer will be required to service and administer the mortgage loans for which it is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the mortgage loan documents (and in the case of each AB Mortgage Loan or mezzanine loan, the terms of the related Intercreditor Agreement) and, to the extent consistent with the foregoing, in accordance with the applicable Servicing Standards. The "Servicing Standards" means the General Servicing Standard or the GMAC Servicing Standard, as applicable. The "General Servicing Standard" means with respect to any Master Servicer (other than GMAC Commercial Mortgage Corporation) or Special Servicer the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the applicable Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the applicable Master Servicer or the Special Servicer, as the case may be, services and administers commercial, multifamily and manufactured housing community mortgage loans owned by the applicable Master Servicer or the Special Servicer, as the case may be, in either case, with a view to the maximization of recovery of principal and interest on a net present value basis on the mortgage loans or Specially Serviced Mortgage Loans, as applicable, and the best interests of the trust and the Certificateholders (and in the case of each mortgage loan with one or more Subordinate Companion Loans the holder of the related Subordinate Companion Loan taking into account the subordinate nature of the subject Subordinate Companion Loan, subject to any rights contained in the related Intercreditor Agreement) as a collective whole, as determined by the applicable Master Servicer or Special Servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent institutional, multifamily and commercial loan servicers but without regard to:

(A) any relationship that the applicable Master Servicer or the Special Servicer, or any of their respective affiliates, as the case may be, may have with the related borrower or any borrower affiliate, any Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement;

(B) the ownership of any Certificate or, if applicable, a Companion Loan, by the applicable Master Servicer or the Special Servicer or any of their respective affiliates, as the case may be;

(C) the applicable Master Servicer's obligation to make Advances;

(D) the applicable Master Servicer or the Special Servicer's, as the case may be, right to receive compensation (or the adequacy thereof) for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

(E) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the applicable Master Servicer or the Special Servicer, as the case may be;

(F) any option to purchase any mortgage loan or Companion Loan it may have; and

(G) any debt that the applicable Master Servicer or the Special Servicer or any of their respective affiliates, as the case may be, has extended to any borrower or any of their respective affiliates.

The "GMAC Servicing Standard" means, with respect to GMAC Commercial Mortgage Corporation, (1) with the same skill, care and diligence as is normal and usual in its mortgage servicing activities on behalf of third parties or on behalf of itself, whichever is higher with respect to mortgage loans that are comparable to the mortgage loans it is servicing under the Pooling and Servicing Agreement, (2) with a view to the timely collection of all scheduled payments of principal and interest under the mortgage loans and (3) without regard to:

(A) any relationship that such Master Servicer or any of its affiliates, as the case may be, may have with the related borrower;

(B) the ownership of any Certificate or, if applicable, a mezzanine loan or the Companion Loan, by such Master Servicer or any of its affiliates, as the case may be;

(C) such Master Servicer's obligation to make Advances; and

(D) the right of such Master Servicer to receive compensation payable to it under the Pooling and Servicing Agreement or with respect to any particular transaction.

Except in certain limited circumstances set forth in the Pooling and Servicing Agreement, the Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

Except as otherwise described under ‘‘—Inspections; Collection of Operating Information’’ below, each Master Servicer will be responsible initially for the servicing and administration of mortgage loans for which it is acting as Master Servicer (including the Houston Galleria Whole Loan and each AB Mortgage Loan Pair). Each Master Servicer will be required to transfer its servicing responsibilities to the Special Servicer with respect to any mortgage loan (and any related Subordinate Companion Loan):

(1) as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date; or in the case of a balloon payment, such payment is delinquent and the related borrower has not provided the applicable Master Servicer (who shall promptly notify the Special Servicer and the Directing Certificateholder of such delinquency) on or prior to the related maturity date (or, with respect to a mortgage loan where the borrower continues to make its Assumed Scheduled Payment and diligently pursues financing, prior to the 60th day after the related maturity date) with a bona fide written commitment for refinancing reasonably satisfactory in form and substance to the applicable Master Servicer, which provides that such refinancing will occur within 120 days, provided that if such refinancing does not occur within such period, the related mortgage loan will become a Specially Serviced Mortgage Loan at the end of the 120-day period (or at the end of any shorter period beyond the date on which that balloon payment was due within which the refinancing is scheduled to occur);

(2) as to which any Periodic Payment (other than a balloon payment or other payment due at maturity) is more than 60 days delinquent (unless, prior to such Periodic Payment becoming more than 60 days delinquent, in the case of the mortgage loans with one or more Subordinate Companion Loans or mortgage loans with mezzanine debt, the holder of the related Subordinate Companion Loan or mezzanine loan cures such delinquency;

(3) as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for that proceeding (provided that if the appointment, decree or order is stayed or discharged, or the case dismissed within 60 days that mortgage loan will not be considered a Specially Serviced Mortgage Loan during that period), or the related borrower has admitted in writing its inability to pay its debts generally as they become due;

(4) as to which the applicable Master Servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property;

(5) as to which, in the judgment of the applicable Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Directing Certificateholder), as applicable, a payment default is imminent and is not likely to be cured by the borrower within 60 days;

(6) as to which a default of which the applicable Master Servicer or the Special Servicer, as applicable, has notice (other than a failure by the related borrower to pay principal or interest) and which the applicable Master Servicer or Special Servicer (in the case of the Special Servicer, with the consent of the Directing Certificateholder), determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders (or, with respect to the mortgage loans with one or more Subordinate Companion Loans, the interest of the holder of the related Companion Loan has occurred and remains unremediated for the applicable grace period specified in the mortgage loan documents, other than the failure to maintain terrorism insurance if such failure constitutes an Acceptable Insurance Default (or if no grace period is specified for events of default which are capable of cure, 60 days); or

(7) as to which the applicable Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Directing Certificateholder) determines that (i) a default (other than as described in clause (5) above) under the mortgage loan is imminent, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the mortgage loan or otherwise materially adversely affect the interests of Certificateholders (or, with respect to the mortgage loans with one or more Subordinate Companion Loans, the holder of the related Companion Loan(s)), and (iii) the default will continue unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the mortgage loan); provided that any determination that a special servicing transfer event has occurred under this clause (7), with respect to any mortgage loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism, may only be made by the Special Servicer (with the consent of the Directing Certificateholder) as described under ‘‘—Maintenance of Insurance’’ below.

However, the applicable Master Servicer will be required to continue to (w) receive payments on the mortgage loan (including the Houston Galleria Whole Loan) (including amounts collected by the Special Servicer), (x) make certain calculations with respect to the mortgage loan, (y) make remittances and prepare certain reports to the Certificateholders with respect to the mortgage loan and (z) receive the Servicing Fee in respect of the mortgage loan at the Servicing Fee Rate. If the related Mortgaged Property is acquired in respect of any mortgage loan (including the

Houston Galleria Whole Loan) (upon acquisition, an ‘‘REO Property’’) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for its operation and management. The mortgage loans (including the Houston Galleria Whole Loan) serviced by the Special Servicer and any mortgage loans (including the Subordinate Companion Loans and the Houston Galleria Whole Loan) that have become REO Loans are referred to in this free writing prospectus as the ‘‘Specially Serviced Mortgage Loans.’’ If any Companion Loan becomes specially serviced, then the related mortgage loan will become a Specially Serviced Mortgage Loan. If any mortgage loan with one or more Companion Loans becomes a Specially Serviced Mortgage Loan, then the related Companion Loan(s) will become a Specially Serviced Mortgage Loan. Each Master Servicer will have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement. Any mortgage loan that is cross-collateralized with a Specially Serviced Mortgage Loan will become a Specially Serviced Mortgage Loan.

If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes performing for at least 3 consecutive Periodic Payments (provided no additional event of default is foreseeable in the reasonable judgment of the Special Servicer), the Special Servicer will be required to return servicing of that mortgage loan (a ‘‘Corrected Mortgage Loan’’) to the applicable Master Servicer.

The Special Servicer will be required to prepare a report (an ‘‘Asset Status Report’’) for each mortgage loan which becomes a Specially Serviced Mortgage Loan not later than 45 days after the servicing of such mortgage loan is transferred to the Special Servicer. Each Asset Status Report will be required to be delivered to the Directing Certificateholder, the Houston Galleria Operating Advisor (and the holder of the Houston Galleria Non-Trust Subordinate Companion Loan, if such holder is not the Houston Galleria Controlling Holder), the applicable Master Servicer, the applicable Mortgage Loan Seller(s), the Trustee and each Rating Agency. If the Directing Certificateholder (or with respect to the Houston Galleria Whole Loan, the Houston Galleria Operating Advisor) does not disapprove an Asset Status Report within ten business days, the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report. The Directing Certificateholder may object to any Asset Status Report within ten business days of receipt; provided, however, that the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standards that the objection is not in the best interest of all the Certificateholders. If the Directing Certificateholder disapproves the Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The Special Servicer will be required to revise the Asset Status Report until the Directing Certificateholder (or with respect to the Houston Galleria Whole Loan, the Houston Galleria Operating Advisor) fails to disapprove the revised Asset Status Report as described above or until the Special Servicer makes a determination that the objection is not in the best interests of the Certificateholders; provided, however, in the event that the Directing Certificateholder and the Special Servicer have not agreed upon an Asset Status Report with respect to a Specially Serviced Mortgage Loan within 90 days of the Directing Certificateholder’s (or with respect to the Houston Galleria Whole Loan, the Houston Galleria Operating Advisor’s) receipt of the initial Asset Status Report with respect to such Specially Serviced Mortgage Loan, the Special Servicer will implement the actions described in the most recent Asset Status Report submitted to the Directing Certificateholder by the Special Servicer. Each final Asset Status Report will be required to be delivered to the applicable Master Servicer, the Trustee (upon request) and each Rating Agency.

With respect to the Houston Galleria Whole Loan, to the extent a Houston Galleria Non-Trust Control Appraisal Event has not occurred and is continuing, the Houston Galleria Operating Advisor, instead of the Directing Certificateholder, will have the rights of the Directing Certificateholder described in this free writing prospectus, solely with respect to the Houston Galleria Whole Loan.

The Directing Certificateholder and the Houston Galleria Operating Advisor

The Directing Certificateholder will be entitled to advise the applicable Master Servicer or the Special Servicer with respect to the following actions and others more particularly described in the Pooling and Servicing Agreement and, except as otherwise described below, the applicable Master Servicer or the Special Servicer, as applicable, will not be permitted to take any of the following actions as to which the Directing Certificateholder has objected in writing within ten business days of having been notified of the proposed action (provided that if such written objection has not been received by the applicable Master Servicer or the Special Servicer, as applicable, within the ten day period, the Directing Certificateholder will be deemed to have approved such action):

(i)   any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the mortgage loans as come into and continue in default;

(ii)   any modification or consent to a modification of any monetary term or other material term of a mortgage loan or any extension of the maturity date of such mortgage loan;

(iii)   any proposed sale of a defaulted mortgage loan or REO Property (other than in connection with the termination of the trust as described under ‘‘Description of the Certificates—Termination; Retirement of Certificates’’ in this free writing prospectus) for less than the applicable Purchase Price;

(iv)   any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(v)   any release of material real property collateral or any acceptance of substitute or additional collateral for a mortgage loan or any consent to either of the foregoing, other than pursuant to the specific terms of the related mortgage loan and there is no material lender discretion;

(vi)   certain waivers of ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clauses with respect to a mortgage loan or consent to such waiver;

(vii)   any management company changes (with respect to mortgage loans with a principal balance greater than $2,500,000) or franchise changes for which the lender is required to consent or approve;

(viii)   releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than as required pursuant to the specific terms of the mortgage loan and there is no material lender discretion;

(ix)   any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan other than pursuant to the specific terms of such mortgage loan; and

(x)   any determination by the Special Servicer of an Acceptable Insurance Default;

provided that in the event that the applicable Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the applicable Master Servicer or the Special Servicer, as applicable, may take any such action without waiting for the Directing Certificateholder’s response.

In addition, the Directing Certificateholder may direct the applicable Master Servicer and/or the Special Servicer to take, or to refrain from taking, other actions with respect to a mortgage loan, as the Directing Certificateholder may reasonably deem advisable; provided that the applicable Master Servicer and/or the Special Servicer will not be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder that would cause it to violate applicable law, the related loan documents, the Pooling and Servicing Agreement, including the Servicing Standards or the REMIC Provisions (and, with respect to the mortgage loans with one or more Companion Loans, subject to the rights of the holder(s) of the related Companion Loan(s) as described under ‘‘Description of the Mortgage Pool —AB Mortgage Loan Pairs’’ in this free writing prospectus).

With respect to the Houston Galleria Whole Loan only, so long as no Houston Galleria Non-Trust Control Appraisal Event has occurred and is continuing, the Directing Certificateholder will not be entitled to exercise the above-described rights, but such rights will be exercisable by the Houston Galleria Operating Advisor; provided, nothing precludes the Directing Certificateholder from consulting with any Special Servicer, regardless of whether the Houston Galleria Operating Advisor is entitled to exercise such rights.

The ‘‘Directing Certificateholder’’ will be the Controlling Class Certificateholder selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Certificate Registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

A ‘‘Controlling Class Certificateholder’’ is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate Owner).

The ‘‘Controlling Class’’ will be as of any time of determination the most subordinate Class of Certificates (other than the Class X Certificates and the Class HG Certificates) then outstanding that has a Certificate Balance at least equal to 25% of the initial Certificate Balance of that Class. For purposes of determining the identity of the Controlling Class, the Certificate Balance of each Class will not be reduced by the amount allocated to that Class of any Appraisal Reductions. The Controlling Class as of the Closing Date will be the Class NR Certificates.

Neither the Master Servicers nor the Special Servicer will be required to take or refrain from taking any action pursuant to instructions from the Directing Certificateholder or the Houston Galleria Operating Advisor that would cause either the Master Servicers or the Special Servicer to violate applicable law, the related mortgage loan documents, the Pooling and Servicing Agreement, including the Servicing Standards, the Houston Galleria Intercreditor Agreement or the REMIC Provisions.

Upon the occurrence and continuance of a Houston Galleria Non-Trust Control Appraisal Event, the Directing Certificateholder and the holder of the Houston Galleria Pari Passu Companion Loan (or if any such loan has been securitized, a representative appointed by the controlling class of that securitization) will instead concurrently be entitled to exercise rights and powers substantially similar to those of the Houston Galleria Operating Advisor, but in the event that the Directing Certificateholder and the holder of the Houston Galleria Pari Passu Companion Loan (or if any such loan has been securitized, a representative appointed by the controlling class of that securitization) give conflicting consents or directions to the applicable Master Servicer or the Special Servicer, as applicable, and all such directions satisfy the Servicing Standards, the applicable Master Servicer or the Special Servicer, as applicable, will be required to follow the directions of the Directing Certificateholder.

Limitation on Liability of Directing Certificateholder and Houston Galleria Operating Advisor

The Directing Certificateholder (and with respect to the Houston Galleria Whole Loan, the Houston Galleria Operating Advisor) will not be liable to the trust fund or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder (and with respect to the Houston Galleria Whole Loan, the Houston Galleria Operating Advisor) will not be protected against any liability to the trust fund or the Certificateholders which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Directing Certificateholder (and, with respect to the Houston Galleria Whole Loan, the Houston Galleria Operating Advisor):

(a)   may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates,

(b)   may act solely in the interests of the holders of the Controlling Class (or, with respect to the Houston Galleria Operating Advisor, the Houston Galleria Controlling Holder),

(c)   does not have any liability or duties to the holders of any Class of Certificates other than the Controlling Class (or, with respect to the Houston Galleria Operating Advisor, the Houston Galleria Controlling Holder),

(d)   may take actions that favor the interests of the holders of the Controlling Class (or with respect to the Houston Galleria Operating Advisor, the Houston Galleria Controlling Holder) over the interests of the holders of one or more other classes of Certificates,

(e)   will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the Controlling Class (or with respect to the Houston Galleria Operating Advisor, the Houston Galleria Controlling Holder), and

(f)   will have no liability whatsoever for having so acted and that no Certificateholder may take any action whatsoever against the Directing Certificateholder (or, with respect to the Houston Galleria Whole Loan, the Houston Galleria Operating Advisor) or any director, officer, employee, agent or principal of the Directing Certificateholder (or, with respect to the Houston Galleria Whole Loan, the Houston Galleria Operating Advisor) for having so acted.

The taking of, or refraining from the taking of, any action by either of the Master Servicers or the Special Servicer in accordance with the direction or approval of the Directing Certificateholder that does not violate any law or the Servicing Standards or any other provisions of the Pooling and Servicing Agreement will not result in any liability on the part of either of the Master Servicers or the Special Servicer.

Generally, the holder of the Subordinate Companion Loans and its designee will have limitations on liability with respect to actions taken in connection with the related AB Mortgage Loan similar to the limitations of the Directing Certificateholder described above.

The Master Servicers

There will be two master servicers under the Pooling and Servicing Agreement, Midland Loan Servicers, Inc. and GMAC Commercial Mortgage Corporation (each, a ‘‘Master Servicer’’ ).

Name	No. of Loans	% of Initial Pool Balance
Midland Loan Services, Inc.	85	42.0%
GMAC Commercial Mortgage Corporation	110	58.0%

Midland Loan Services, Inc. (‘‘Midland’’) is a Delaware corporation and a wholly-owned subsidiary of PNC Bank, National Association. Midland's address is 10851 Mastin, Suite 700, Building 82, Overland Park, Kansas 66210.

As of September 30, 2005, Midland was servicing approximately 16,457 commercial and multifamily loans with a total principal balance of approximately $126.5 billion. The collateral for these loans is located in all fifty states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 11,924 of the loans, with a total principal balance of approximately $91.6 billion, pertain to commercial and multifamily mortgage-backed securities. The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties.

Midland is approved as a master servicer, special servicer and primary servicer for investment-grade rated commercial and multifamily mortgage-backed securities rated by Moody's, Fitch and S&P and has received the highest rankings as a master, primary and special servicer from Fitch and S&P.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains updated performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the Certificates and other appropriate parties may obtain access to CMBS Investor Insight® through Midland's website at www.midlandls.com. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight®. Specific questions about portfolio, loan and property performance may be sent to Midland via e-mail at askmidland@midlandls.com.

GMAC Commercial Mortgage Corporation is a California corporation with its principal offices located at 200 Witmer Road, Horsham, Pennsylvania 19044. As of September 30, 2005, GMAC Commercial Mortgage Corporation was the servicer of a portfolio of multifamily and commercial loans totaling approximately $215.7 billion in aggregate outstanding principal balance.

GMAC Commercial Mortgage Corporation ("GMACCM") will act as a master servicer under the Pooling and Servicing Agreement. GMACCM is an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc., which is a wholly-owned direct subsidiary of General Motors Acceptance Corporation. General Motors Acceptance Corporation has entered into a definitive agreement to sell a sixty percent equity interest in GMAC Commercial Holding Corp., the parent of GMACCM, to a consortium of investors comprising affiliates of Five Mile Capital Partners, Kohlberg Kravis Roberts & Co., Goldman Sachs Capital Partners and Dune Capital Management LP. Members of the current GMAC Commercial Holding Corp. management team will also invest in GMAC Commercial Holding Corp. shortly after the transaction is completed. The agreement is subject to regulatory approvals, consents and other conditions, and is expected to close by the end of the first quarter of 2006. No assurance can be made that the transaction will not result in changes in the structure, operations or personnel of GMACCM or as to the impact of any such changes.

The information set forth in the immediately preceding paragraphs concerning the Master Servicers has been provided by the applicable Master Servicer. The Master Servicers make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the mortgage loans, this free writing prospectus or related documents.

The Special Servicer

Midland is a Delaware corporation and a wholly-owned subsidiary of PNC Bank, National Association, one of the Mortgage Loan Sellers. Midland's address is 10851 Mastin, Suite 700, Building 82, Overland Park, Kansas 66210.

As of September 30, 2005, Midland was servicing approximately 16,457 commercial and multifamily loans with a total principal balance of approximately $126.5 billion. The collateral for these loans is located in all fifty states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 11,924 of the loans, with a total principal balance of approximately $91.6 billion, pertain to commercial and multifamily mortgage-backed securities. The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties.

Midland is approved as a master servicer, special servicer and primary servicer for investment-grade rated commercial and multifamily mortgage-backed securities rated by S&P, Moody’s and Fitch and has received the highest rankings as a master, primary and special servicer from S&P and Fitch.

As of September 30, 2005, Midland was the named special servicer in approximately 97 commercial mortgage backed securities transactions with an aggregate outstanding principal balance of approximately $63.3 billion. With respect to such transactions as of such date, Midland was administering approximately 118 assets with an outstanding principal balance of approximately $773 million.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains updated performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the Certificates and other appropriate parties may obtain access to CMBS Investor Insight® through Midland’s website at www.midlandls.com. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight®. Specific questions about portfolio, loan and property performance may be sent to Midland via e-mail at askmidland@midlandls.com.It is anticipated that an affiliate or affiliates of Midland may acquire certain of the Certificates not offered hereunder and may be the initial Controlling Class Representative.

The information set forth in this free writing prospectus concerning the Special Servicer has been provided by the Special Servicer.

Replacement of the Special Servicer

The Special Servicer may be removed, and a successor Special Servicer appointed, at any time by the Directing Certificateholder, provided that each Rating Agency confirms in writing that the replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrade of the then-current ratings assigned to any Class of Certificates.

Servicing and Other Compensation and Payment of Expenses

The fee of each Master Servicer (the ‘‘Servicing Fee’’) will be payable monthly from amounts received in respect of the mortgage loans that it services and, if provided under the related Intercreditor Agreement, any Subordinate Companion Loan will accrue at a rate (the ‘‘Servicing Fee Rate’’), equal to a per annum rate ranging from 0.020000% to 0.110000%. As of the Cut-off Date the weighted average Servicing Fee Rate will be approximately 0.026626% per annum. Pursuant to the terms of the Pooling and Servicing Agreement, Midland Loan Services, Inc. will be entitled to retain a portion of the Servicing Fee with respect to each mortgage loan it is responsible for servicing and, if provided under an Intercreditor Agreement, any related Subordinate Companion Loan notwithstanding any termination or resignation of Midland Loan Services, Inc. as Master Servicer; provided, that Midland Loan Services, Inc. may not retain any portion of the Servicing Fee to the extent required to appoint a successor master servicer. In addition, Midland Loan Services, Inc. will have the right to assign and transfer its right to receive that retained portion of its Servicing Fee to another party. In addition to the Servicing Fee, each Master Servicer will be entitled to retain, as additional servicing compensation, (1) a specified percentage of application, defeasance and certain non-material modification, waiver and consent fees, provided, with respect to the non-material modification, waiver and consent fees, the consent of the Special Servicer is not required for the related transaction, (2) a specified percentage of all assumption (subject to certain subservicing agreements), extension, material modification, waiver, consent and earnout fees, in each case, with respect to all mortgage loans and, if provided under the related Intercreditor Agreement, the Subordinate Companion Loans that are not Specially Serviced Mortgage Loans, but arise from a transaction that requires the approval of the Special Servicer and (3) late payment charges and default interest paid by the borrowers (that were collected while the related mortgage loans and, if provided under the related Intercreditor Agreement, the related Subordinate Companion Loans, were not Specially Serviced Mortgage Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related mortgage loan or the related Subordinate Companion Loans since the Closing Date. Each Master Servicer also is authorized but not required to invest or direct the investment of funds held in the applicable Certificate Account in Permitted Investments, and the applicable Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. Each Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

The Servicing Fee is calculated on the Stated Principal Balance of the mortgage loans (including the Houston Galleria Whole Loan) and the Subordinate Companion Loans and in the same manner as interest is calculated on the mortgage loans and the Subordinate Companion Loans. The Servicing Fee for each mortgage loan is included in the Administrative Cost Rate listed for that mortgage loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on a 30/360 Basis for purposes of calculating the Net Mortgage Rate. Notwithstanding the foregoing, with respect to the Subordinate Companion Loans, the Servicing Fee, if any, will be computed as provided in the Intercreditor Agreement.

The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The ‘‘Special Servicing Fee’’ will accrue with respect to each Specially Serviced Mortgage Loan (including the Houston Galleria Whole Loan) at a rate equal to 0.25% per annum (the ‘‘Special Servicing Fee Rate’’), in each case calculated on the basis of the Stated Principal Balance of the related Specially Serviced Mortgage Loans and in the same manner as interest is calculated on the Specially Serviced Mortgage Loans, and will be payable monthly, first from Liquidation Proceeds and Insurance and Condemnation Proceeds and then from general collections on all the mortgage loans and any REO Properties in the trust fund.

The ‘‘Workout Fee’’ will generally be payable with respect to each Corrected Mortgage Loan (including the Houston Galleria Whole Loan) and will be calculated by application of a ‘‘Workout Fee Rate’’ of 1.0% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the respective mortgage loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the mortgage loan again becomes a Corrected Mortgage Loan.

If the Special Servicer is terminated or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to a mortgage loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and remained a Corrected Mortgage Loan at the time of that termination or resignation, but such fee will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the Special Servicer resigns or is terminated, it will receive any Workout Fees payable on Specially Serviced Mortgage Loans for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Mortgage Loan solely because the borrower had not made three consecutive timely Periodic Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the borrower making such three consecutive timely Periodic Payments.

A ‘‘Liquidation Fee’’ will be payable with respect to each Specially Serviced Mortgage Loan (including the Houston Galleria Whole Loan) as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds or Insurance and Condemnation Proceeds. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a ‘‘Liquidation Fee Rate’’ of 1.0% to the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with (i) the repurchase of any mortgage loan by a Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation within the time period (or extension thereof) provided for such repurchase in the related mortgage loan purchase agreement or if such repurchase occurs after such time period, only if the Mortgage

Loan Seller was acting in good faith to resolve such breach or defect, (ii) the purchase of any Specially Serviced Mortgage Loan by the majority holder of the Controlling Class within the first 90 days after the Special Servicer’s initial determination of the fair value of such Specially Serviced Mortgage Loan, the Special Servicer, within the first 90 days after the Special Servicer’s initial determination of the fair value of such Specially Serviced Mortgage Loan, or its assignee (other than an unaffiliated assignee of the Special Servicer which purchases such Specially Serviced Mortgage Loan more than 90 days following the Special Servicer’s initial determination of the fair value of such Specially Serviced Mortgage Loan) or the applicable Master Servicer, (iii) the purchase of all of the mortgage loans and REO Properties in connection with an optional termination of the trust fund, (iv) the purchase of the Houston Galleria Loan or the Houston Galleria Trust Subordinate Companion Loan pursuant to the Houston Galleria Intercreditor Agreement within the first 90 days after either such loan becomes a Specially Serviced Mortgage Loan, (v) the purchase of an AB Mortgage Loan by the holder of the related Subordinate Companion Loan generally within the first 90 days after such AB Mortgage Loan becomes a Specially Serviced Mortgage Loan pursuant to the related intercreditor agreement or the purchase of the Brookdale Office Portfolio Mortgage Loan prior to the existence of a Brookdale Office Portfolio Control Appraisal Period or (vi) the purchase of any loan by a related mezzanine lender, provided that a Liquidation Fee will be payable with respect to any purchase by a mezzanine lender, if such purchase by the related mezzanine lender does not occur within 90 days following the date the related mortgage loan becomes a Specially Serviced Mortgage Loan. The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a mortgage loan.

The Special Servicer will also be entitled to additional servicing compensation in the form of all application fees or other fees with respect to assumptions, extensions and modifications and all defeasance fees, in each case, received with respect to the Specially Serviced Mortgage Loans, and a specified percentage of all application, assumption, extension, material modification, waiver, consent and earnout fees received with respect to all mortgage loans that are not Specially Serviced Mortgage Loans and for which the Special Servicer’s consent or approval is required. The Special Servicer will also be entitled to late payment charges and default interest paid by the borrowers and collected while the related mortgage loans were Specially Serviced Mortgage Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related mortgage loan since the Closing Date. The Special Servicer will not be entitled to retain any portion of Excess Interest paid on the ARD Loans.

Although each Master Servicer and the Special Servicer are each required to service and administer the pool of mortgage loans in accordance with the Servicing Standards above and, accordingly, without regard to their rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide each Master Servicer or the Special Servicer, as the case may be, with an economic disincentive to comply with this standard.

As and to the extent described in this free writing prospectus under ‘‘Description of the Certificates—Advances,’’ the applicable Master Servicer and the Special Servicer, as applicable, will be entitled to receive interest on its Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

Each of the Master Servicers and the Special Servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement. Neither the Master Servicers nor the Special Servicer will be entitled to reimbursement for any expenses incurred by it except as expressly provided in the Pooling and Servicing Agreement. Each Master Servicer will be responsible for all fees payable to any sub-servicer of a mortgage loan that the applicable Master Servicer is responsible for servicing. See ‘‘Description of the Certificates—Distributions—Method, Timing and Amount’’ in this free writing prospectus and ‘‘Description of the Pooling Agreements —Certificate Account’’ and ‘‘—Servicing Compensation and Payment of Expenses’’ in the Prospectus.

If a borrower prepays a mortgage loan (including the Houston Galleria Loan), in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a ‘‘Prepayment Interest Excess.’’ Conversely, if a borrower prepays a mortgage loan (including the Houston Galleria Loan), in whole or in part, after the Determination Date (or, with respect to each mortgage loan with a due date occurring after the related Determination Date, the related due date) in any calendar month and does not pay interest on such prepayment through the following due date, then the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a ‘‘Prepayment Interest Shortfall.’’ Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the mortgage loans (including the Houston Galleria Loan) will be retained by the applicable Master Servicer as additional servicing compensation, as determined on a pool-wide aggregate basis.

The applicable Master Servicer will be required to deliver to the Trustee for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a ‘‘Compensating Interest Payment’’) in an amount equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary Principal Prepayments received in respect of the mortgage loans (including the Houston Galleria Loan) (other than a Specially Serviced Mortgage Loan or a mortgage loan on which the Special Servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and (ii) the aggregate of (A) that portion of its Servicing Fees for the related Distribution Date that is, in the case of each and every mortgage loan and REO Loan for which such Servicing Fees are being paid in such Due Period, calculated at 0.005% per annum, (B) all Prepayment Interest Excesses in respect of the mortgage loans for the related Distribution Date and (C) to the extent earned solely on principal payments, net investment earnings received by the applicable Master Servicer during such Due Period with respect to the mortgage loans and related Companion Loan subject to such prepayment. If a Prepayment Interest Shortfall occurs as a result of the applicable Master Servicer’s allowing the related borrower to deviate from the terms of the related mortgage loan documents regarding principal prepayments (other than (X) subsequent to a default under the related mortgage loan documents, (Y) pursuant to applicable law or a court order, or (Z) at the request or with the consent of the Directing Certificateholder), then, for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the amount in clause (ii) above shall be the aggregate of (A) all Servicing Fees payable to the applicable Master Servicer for such Due Period, (B) all Prepayment Interest Excesses payable to the applicable Master Servicer and (C) to the extent earned on principal prepayments, net investment earnings received by the applicable Master Servicer during such Due Period with respect to the mortgage loan subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

Maintenance of Insurance

To the extent permitted by the related mortgage loan and required by the Servicing Standards, the applicable Master Servicer will be required to use efforts consistent with the Servicing Standards to cause each borrower to maintain for the related Mortgaged Property all insurance coverage required by the terms of the mortgage loan documents, except to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below). This insurance coverage is required to be in the amounts, and from an insurer meeting the requirements, set forth in the related mortgage loan documents. If the borrower does not maintain such coverage, subject to its recoverability determination with respect to any required Servicing Advance, the applicable Master Servicer (with respect to mortgage loans) will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates in accordance with the Servicing Standards, and the Trustee has an insurable interest; provided that the applicable Master Servicer will not be obligated to maintain insurance against property damage resulting from terrorist or similar acts if the borrower’s failure is an Acceptable Insurance Default as determined by the Special Servicer; provided further, that the applicable Master Servicer shall not itself be required to maintain any insurance coverage with respect to a Mortgaged Property that is not available at commercially reasonable rates (and the Directing Certificateholder will have the right to consent to any such determination) or as to which the Trustee, as mortgagee, does not have an insurable interest. The coverage of that kind of policy will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing that mortgage loan or the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any co-insurance clause unless otherwise noted in the related mortgage loan documents. After the applicable Master Servicer determines that a Mortgaged Property is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the applicable Master Servicer will be required to use efforts consistent with the Servicing Standards to (1) cause each borrower to maintain (to the extent required by the related mortgage loan documents), and if the borrower does not so maintain, will be required to (2) itself maintain to the extent the Trustee, as mortgagee, has an insurable interest in the Mortgaged Property and is available at commercially reasonable rates (as determined by the applicable Master Servicer in accordance with the Servicing Standards) a flood insurance policy in an amount representing coverage not less than the lesser of (1) the outstanding principal balance of the related mortgage loan and (2) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, but only to the extent that the related mortgage loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standards. The Directing Certificateholder shall have no liability with respect to that determination.

Notwithstanding the foregoing, with respect to the mortgage loans that either (x) require the borrower to maintain ‘‘all risk’’ property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such mortgage loan reasonably requires from time to time in order to protect its interests, the applicable Master Servicer will be required to, consistent with the Servicing Standards, (A) actively monitor whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies prior to September 11, 2001 (‘‘Additional Exclusions’’), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the Special Servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the applicable Master Servicer pursuant to clause (B) above. If the Special Servicer determines in accordance with the Servicing Standards that such failure is not an Acceptable Insurance Default, the Special Servicer will be required to notify the applicable Master Servicer and the applicable Master Servicer will be required to use efforts consistent with the Servicing Standards to cause the borrower to maintain such insurance. If the Special Servicer determines that such failure is an Acceptable Insurance Default, it will be required to inform each Rating Agency as to such conclusions for those mortgage loans that (i) have one of the ten (10) highest outstanding principal balances of the mortgage loans then included in the trust or (ii) comprise more than 5% of the outstanding principal balance of the mortgage loans then included in the trust.

‘‘Acceptable Insurance Default’’ means, with respect to any mortgage loan, a default under the related mortgage loan documents arising by reason of any failure on the part of the related borrower to maintain with respect to the related mortgaged real property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or any failure on the part of the related borrower to maintain with respect to the related mortgaged real property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, as to which default the applicable Master Servicer and the Special Servicer may forbear taking any enforcement action; provided that the Special Servicer has determined, in its reasonable judgment, based on inquiry consistent with the Servicing Standards and with the Directing Certificateholder’s consent (or with respect to the Houston Galleria Whole Loan, so long as no Houston Galleria Non-Trust Control Appraisal has occurred and is continuing consultation with the Houston Galleria Operating Advisor), that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged real property and located in or around the region in which such related mortgaged real property is located, or (b) such insurance is not available at any rate; provided, however, the Directing Certificateholder (or with respect to the Houston Galleria Whole Loan, so long as no Houston Galleria Non-Trust Control Appraisal has occurred and is continuing consultation with the Houston Galleria Operating Advisor) will not have more than 30 days to respond to the Special Servicer’s request for consent; provided, further, that upon the Special Servicer’s determination, consistent with the Servicing Standards, that exigent circumstances do not allow the Special Servicer to wait for the consent of the Directing Certificateholder or the Houston Galleria Operating Advisor, if applicable, the Special Servicer will not be required to do so. The Special Servicer shall be entitled to rely on insurance consultants in making the determinations described above and the cost of such consultants shall be paid from the Certificate Account as a Servicing Advance.

During the period that the Special Servicer is evaluating the availability of such insurance, none of the Special Servicer, the applicable Master Servicer or the Directing Certificateholder will be liable for any loss related to the failure to require the borrower to maintain such insurance and will not be in default of its obligations as a result of such failure.

The Special Servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property, to the extent obtainable at commercially reasonable rates, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, or (2) the outstanding principal balance owing on the related mortgage loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the Special Servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standards), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

The Pooling and Servicing Agreement provides that the applicable Master Servicer and the Special Servicer may satisfy their respective obligations to cause each borrower to maintain a hazard insurance policy by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the mortgage loans and REO Properties. Any losses incurred with respect to mortgage loans or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the applicable Master Servicer or the Special Servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the applicable Master Servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the mortgage loan documents to maintain earthquake insurance on any Mortgaged Property and the Special Servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the Special Servicer will be paid out of a segregated custodial account created and maintained by the Special Servicer on behalf of the Trustee in trust for the Certificateholders (and the holder of the Houston Galleria Pari Passu Companion Loan, if applicable) (the ‘‘REO Account’’) or advanced by the applicable Master Servicer as a Servicing Advance.

The costs of the insurance may be recovered by the applicable Master Servicer or the Trustee, as applicable, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the Pooling and Servicing Agreement.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to FHA insurance.

Modifications, Waiver and Amendments

Except as otherwise set forth in this paragraph, the Special Servicer (or, with respect to non-material modifications, waivers and amendments, the applicable Master Servicer) may not waive, modify or amend (or consent to waive, modify or amend) any provision of a mortgage loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and Servicing Agreement, and (2) any waiver, modification or amendment more than three months after the Closing Date that would not be a ‘‘significant modification’’ of the mortgage loan within the meaning of Treasury Regulations Section 1.860G-2(b). The applicable Master Servicer will not be permitted under the Pooling and Servicing Agreement to agree to any modifications, waivers and amendments without the consent of the Special Servicer except certain non-material consents and waivers described in the Pooling and Servicing Agreement. The Special Servicer will have the sole authority (but may be required under the Pooling and Servicing Agreement to take direction from and obtain the approval of the Directing Certificateholder) to approve any assumptions, transfers of interest, material modifications, management company changes, franchise affiliation changes, releases of performance escrows, additional indebtedness, due-on-sale or due-on-encumbrance provisions with respect to all mortgage loans (other than non-material modifications, waivers and amendments).

If, and only if, the Special Servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of the Specially Serviced Mortgage Loan, then the Special Servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below (and with respect to the mortgage loans with Subordinate Companion Loans, subject to any rights of the holder of the related Subordinate Companion Loan to consent to such modification, waiver or amendment).

The Special Servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified mortgage loan prior to the Rated Final Distribution Date. The Special Servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if that modification, waiver or amendment would:

(1) extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Mortgage Loan is secured by a leasehold estate and not the related fee interest, the date twenty years or, to the extent consistent with the Servicing Standards, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any unilateral options to extend; or

(2) provide for the deferral of interest unless (A) interest accrues on the mortgage loan, generally, at the related Mortgage Rate and (B) the aggregate amount of deferred interest does not exceed 10% of the unpaid principal balance of the Specially Serviced Mortgage Loan.

In the event of a modification that creates a deferral of interest on a mortgage loan and a capitalization of such interest deferral, the Pooling and Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the Class or Classes of Certificates (other than the Class S and Class X Certificates) or Class A-2FL Regular Interest with the latest sequential designation then outstanding, and to the extent so allocated, will be added to the Certificate Balance of the Class or Classes. Notwithstanding the foregoing, any such deferral of interest with respect to the Houston Galleria Loan will first be allocated to the Class HG Certificates (in reverse sequential order) and then the Houston Galleria Non-Trust Subordinate Companion Loan prior to any other Classes of Certificates. In addition, no such deferral of interest with respect to any other mortgage loan will be allocated to the Class HG Certificates.

The Special Servicer or the applicable Master Servicer, as the case may be, will be required to notify each other, the Directing Certificateholder (or, in the case of the Houston Galleria Whole Loan, the Houston Galleria Operating Advisor and the holder of the Houston Galleria Pari Passu Companion Loan), the applicable Mortgage Loan Seller, each Rating Agency, the Trustee of any modification, waiver or amendment of any term of any mortgage loan and will be required to deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, all as set forth in the Pooling and Servicing Agreement. Copies of each agreement whereby the modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this free writing prospectus.

The modification, waiver or amendment of each AB Mortgage Loan is subject to certain limitations set forth in the related AB Mortgage Loan documents and the related Intercreditor Agreement.

Realization Upon Defaulted Mortgage Loans

Within 30 days after a mortgage loan has become a Specially Serviced Mortgage Loan, the Special Servicer will be required to order an appraisal (which will not be required to be received within that 30-day period) and, not more than 30 days after receipt of such appraisal, determine the fair value of the mortgage loan in accordance with the Servicing Standards. The Special Servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a mortgage loan in default based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standards.

In the event a mortgage loan is in default, the Directing Certificateholder and the Special Servicer will each have an assignable option (a ‘‘Purchase Option’’) to purchase the mortgage loan in default from the trust fund ((i) with respect to the AB Mortgage Loans, subject to the purchase right of the holder of the related Subordinate Companion Loan, (ii) in the case of the Houston Galleria Whole Loan, subject to the right of the Houston Galleria Controlling Holder to repurchase the Houston Galleria Loan and (iii) in the case of any mortgage loan with a mezzanine loan, subject to the purchase rights of the holders of the mezzanine debt described under any related intercreditor agreement) at a price (the ‘‘Option Price’’) equal to, if the Special Servicer has not yet determined the fair value of the mortgage loan in default, (i) (a) the unpaid principal balance of the mortgage loan in default, plus (b) accrued and unpaid interest on such balance, plus (c) all Yield Maintenance Charges and/or prepayment penalties then due (except if the Purchase Option is exercised by the Controlling Class Certificateholder), plus (d) all related unreimbursed Advances, together with accrued and unpaid interest on all Advances, all accrued Special Servicing Fees allocable to such mortgage loan in default whether paid or unpaid, and any unreimbursed trust fund expenses in respect of such mortgage loan, or (ii) the fair value of the mortgage loan in default as determined by the Special Servicer, if the Special Servicer has made such fair value determination. The Directing Certificateholder will have an exclusive right to exercise the Purchase Option for a specified period of time.

The party that exercises the Purchase Option with respect to the Houston Galleria Loan will also be required to purchase each of the Houston Galleria Companion Loans at the related Option Price.

Unless and until the Purchase Option with respect to a mortgage loan in default is exercised or expires, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standards and the REMIC Provisions, but the Special Servicer will not be permitted to sell the mortgage loan in default other than pursuant to the exercise of the Purchase Option.

If not exercised sooner, the Purchase Option with respect to any mortgage loan in default will automatically terminate upon (i) the related borrower’s cure of all defaults on the mortgage loan in default, (ii) the acquisition on behalf of the trust fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off (full or discounted) of the mortgage loan in default in connection with a workout and (iv) in the case of the mortgage loans with Subordinate Companion Loans, the purchase of such mortgage loan by the holder of the related Subordinate Companion Loan. In addition, the Purchase Option with respect to a mortgage loan in default held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

If (a) a Purchase Option is exercised with respect to a mortgage loan in default and the person expected to acquire the mortgage loan in default pursuant to such exercise is a Controlling Class Certificateholder, the Special Servicer, or any of their respective affiliates (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer’s determination of the fair value of the mortgage loan in default, then the applicable Master Servicer (or, if the applicable Master Servicer is an affiliate of the Special Servicer, an independent third party appointed by the Trustee) will be required to determine if the Option Price represents a fair value for the mortgage loan in default. The applicable Master Servicer (or the independent third party, as applicable) will be entitled to receive, out of general collections on the mortgage loans and any REO Properties in the trust fund, a reasonable one-time fee for such determination not to exceed $1,000 per mortgage loan plus reasonable out-of-pocket costs and expenses.

The Purchase Option with respect to each AB Mortgage Loan (and the purchase price) is subject to the rights of the holder of the related Subordinate Companion Loan to exercise its option to purchase the AB Mortgage Loan following a default as described under the related Intercreditor Agreement (and such purchase price is subject to the terms of the related Intercreditor Agreement). See ‘‘Description of the Mortgage Pool—Houston Galleria Whole Loan’’ and ‘‘—AB Mortgage Loan Pairs’’ in this free writing prospectus. The Purchase Option with respect to each mortgage loan with a mezzanine loan is subject to the rights of the holder of the related mezzanine debt to exercise its option to purchase the related mortgage loan following a default as described under the related intercreditor agreement (and such purchase price is subject to the terms of the related intercreditor agreement). See ‘‘Description of the Mortgage Pool—Additional Debt—Mezzanine Debt’’ in this free writing prospectus.

If title to any Mortgaged Property is acquired by the trust fund, the Special Servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (the ‘‘IRS’’) grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three-year period will not result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the trust fund (or either the Upper-Tier REMIC or the Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the trust fund is administered so that it constitutes ‘‘foreclosure property’’ within the meaning of Code Section 860G(a)(8) at all times and that the sale of the property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the trust fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

Generally, neither the Upper-Tier REMIC nor the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes ‘‘rents from real property,’’ within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings that are of similar class are customarily with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are ‘‘customary’’ within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the trust fund would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute ‘‘net income from foreclosure property’’, which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn ‘‘net income from foreclosure property’’ that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See ‘‘Certain Federal Income Tax Consequences’’ and ‘‘Federal Income Tax Consequences for REMIC Certificates—Taxes That May Be Imposed on the REMIC Pool’’ in the Prospectus.

To the extent that Liquidation Proceeds collected with respect to any mortgage loan are less than the sum of: (1) the outstanding principal balance of the mortgage loan, (2) interest accrued on the mortgage loan and (3) the aggregate amount of expenses reimbursable to the applicable Master Servicer, the Special Servicer or the Trustee or paid out of the trust fund that were not reimbursed by the related borrower (including any unpaid servicing compensation, unreimbursed Servicing Advances and unpaid and accrued interest on all Advances and additional trust fund expenses) incurred with respect to the mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The Trustee, the applicable Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any mortgage loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all

amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed Advances (including interest thereon) made with respect to the mortgage loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the applicable Master Servicer, the Special Servicer or the Trustee on these Advances.

If any Mortgaged Property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the applicable Master Servicer will not be required to advance the funds to effect the restoration unless (1) the Special Servicer determines that the restoration will increase the proceeds to Certificateholders on liquidation of the mortgage loan after reimbursement of the Special Servicer or the applicable Master Servicer, as the case may be, for its expenses and (2) the applicable Master Servicer has not determined that the advance would be a Nonrecoverable Advance.

Inspections; Collection of Operating Information

The applicable Master Servicer will be required to perform or cause to be performed (at its own expense), physical inspections of each Mortgaged Property securing a Mortgage Note with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2006 unless a physical inspection has been performed by the Special Servicer within the last calendar year, in which case the applicable Master Servicer will not be required to perform or cause to be performed such physical inspection; provided further, however, that if any scheduled payment becomes more than 60 days delinquent on the related mortgage loan, the Special Servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the mortgage loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the mortgage loan remains a Specially Serviced Mortgage Loan (the cost of which inspection will be reimbursed first from default interest and late charges constituting additional compensation of the Special Servicer on the related mortgage loan and then from the Certificate Account as an expense of the trust fund, in the case of the AB Mortgage Loans, as an expense of the holder of the related Subordinate Companion Loan to the extent provided by the related Intercreditor Agreement and in the case of the Houston Galleria Loan, as an expense of the holder of the Houston Galleria Subordinate Companion Loans to the extent provided by the Houston Galleria Intercreditor Agreement). The Special Servicer or the applicable Master Servicer, as the case may be, will be required to prepare a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property of which it has knowledge, of any sale, transfer or abandonment of the Mortgaged Property, of any material change in the condition of the Mortgaged Property, or of any material waste committed on the Mortgaged Property.

With respect to each mortgage loan that requires the borrower to deliver Operating Statements, the Special Servicer or the applicable Master Servicer, as the case may be, is also required to use reasonable efforts to collect and review the annual Operating Statements of the related Mortgaged Property. Most of the mortgage loan documents obligate the related borrower to deliver annual property Operating Statements. However, we cannot assure you that any Operating Statements required to be delivered will in fact be delivered, nor is the Special Servicer or the applicable Master Servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

Copies of the inspection reports and Operating Statements referred to above that are delivered to the Directing Certificateholder and the Trustee will be available for review by Certificateholders during normal business hours at the offices of the Trustee. See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this free writing prospectus.

Certain Matters Regarding the Master Servicers, the Special Servicer and the Depositor

The Pooling and Servicing Agreement permits each Master Servicer and the Special Servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each Rating Agency that the resignation and appointment will not, in and of itself, cause a downgrade, withdrawal or qualification of the rating assigned by such Rating Agency to any Class of Certificates; and the approval of such successor by the Directing Certificateholder, which approval shall not be unreasonably withheld, or (b) a determination that their respective obligations are no longer permissible with respect to the applicable Master Servicer or the Special Servicer, as the case may be, under applicable law. No resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will provide that none of the Master Servicers, the Special Servicer, the Depositor or any member, manager, director, officer, employee or agent of any of them will be under any liability to the trust fund or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Master Servicers, the Special Servicer, the Depositor or similar person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of negligent disregard of the obligations and duties. The Pooling and Servicing Agreement will also provide that the Master Servicers, the Special Servicer, the Depositor and their respective affiliates and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund against any loss, liability or expense incurred in connection with any legal action or claim that relates to the Pooling and Servicing Agreement or the Certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of negligent disregard of such party’s obligations or duties, or in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law.

In addition, the Pooling and Servicing Agreement will provide that none of the Master Servicers, the Special Servicer or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement or that in its opinion may involve it in any expense or liability not reimbursed by the trust. However, each of the Master Servicers, the Special Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders (and in the case of the AB Mortgage Loan Pairs or the Houston Galleria Whole Loan, the rights of the Certificateholders and the holder(s) of the related Subordinate Companion Loan(s) (as a collective whole)) under the Pooling and Servicing Agreement; provided, however, that if the Houston Galleria Whole Loan and/or holders of the Class HG Certificates are involved, such expenses, costs and liabilities will be payable out of funds related to the Houston Galleria Whole Loan and will also be payable out of the other funds in the Certificate Account if amounts on deposit with respect to the Houston Galleria Whole Loan are insufficient therefor but, if the amount relates to the Houston Galleria Loan, then any subsequent recovery on that mortgage loan will be used to reimburse the trust for the reimbursement that the trust made. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Certificateholders, and the applicable Master Servicer, the Special Servicer or the Depositor, as the case may be, will be entitled to charge the Certificate Account for the expenses.

Pursuant to the Pooling and Servicing Agreement, the applicable Master Servicer and Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, each of the Master Servicers and the Special Servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

Any person into which the applicable Master Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the applicable Master Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the applicable Master Servicer, the Special Servicer or the Depositor, will be the successor of the applicable Master Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement. The applicable Master Servicer and the Special Servicer may have other normal business relationships with the Depositor or the Depositor’s affiliates.

Events of Default

‘‘Events of Default’’ under the Pooling and Servicing Agreement with respect to the applicable Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a) (i) any failure by the applicable Master Servicer to make a required deposit to the Certificate Account on the day such deposit was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the applicable Master Servicer to deposit into, or remit to the Trustee for deposit into, the Distribution Account (or Companion Distribution Account, as applicable) any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)   any failure by the Special Servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the applicable Master Servicer for deposit in the Certificate Account any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and Servicing Agreement;

(c)   any failure by the applicable Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for thirty days (fifteen days in the case of the applicable Master Servicer’s failure to make a Servicing Advance or fifteen days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement) after written notice of the failure has been given to the applicable Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement or Companion Holder, or to the applicable Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing as to that Class, Percentage Interests aggregating not less than 25%; provided, however, if that failure is capable of being cured and the applicable Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(d)   any breach on the part of the applicable Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement which materially and adversely affects the interests of any Class of Certificateholders or Companion Holder and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the applicable Master Servicer or the Special Servicer, as the case may be, by the Depositor or the Trustee, or to the applicable Master Servicer, the Special Servicer, the Depositor and the Trustee by the Certificateholders of any Class, evidencing as to that Class, Percentage Interests aggregating not less than 25%; provided, however, if that breach is capable of being cured and the applicable Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)   certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the applicable Master Servicer or the Special Servicer, and certain actions by or on behalf of the applicable Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f) any Master Servicer ceases to be rated at least CMS3 by Fitch or the Special Servicer ceases to be rated at least CSS3 by Fitch and the rating is not restored within 30 days after the subject downgrade or removal;

(g)   a servicing officer of the applicable Master Servicer or the Special Servicer, as applicable, obtains actual knowledge that Moody’s has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (ii) has placed one or more Classes of Certificates on ‘‘watch status’’ in contemplation of a ratings downgrade or withdrawal (and such ‘‘watch status’’ placement shall not have been withdrawn by Moody’s within 60 days of the date such servicing officer obtained such actual knowledge) and, in the case of either of clauses (i) or (ii), cited servicing concerns with the applicable Master Servicer or Special Servicer, as applicable, as the sole or material factor in such rating action; or

(h)   the applicable Master Servicer or the Special Servicer is no longer listed on S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and any of the ratings assigned to the Certificates have been qualified, downgraded or withdrawn in connection with such a delisting.

Rights Upon Event of Default

If an Event of Default occurs with respect to the applicable Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, then, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the written direction of Certificateholders entitled to not less than 51% of the Voting Rights or the Directing Certificateholder, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer or Special Servicer, as applicable (other than certain rights in respect of indemnification and certain items of servicing compensation), under the Pooling and Servicing Agreement. The Trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the Trustee is unwilling or unable so to act, it may (or, at the written request of the Directing Certificateholder or Certificateholders entitled to not less than 51% of the Voting Rights, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by any Rating Agency to act as successor to the applicable Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement and that has been approved by the Directing Certificateholder, which approval shall not be unreasonably withheld.

Notwithstanding anything to the contrary contained in the section, if an Event of Default on the part of the applicable Master Servicer affects only the Houston Galleria Companion Loans, the Houston Galleria Operating Advisor may not cause the applicable Master Servicer to be terminated, but the Trustee (acting at the direction of the Houston Galleria Operating Advisor, so long as no Houston Galleria Non-Trust Control Appraisal Event has occurred and is continuing) may require the applicable Master Servicer to appoint a sub-servicer that will be responsible for servicing the related loans.

No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Certificates or the Pooling and Servicing Agreement unless the applicable holder previously has given to the Trustee written notice of default and the continuance of the default and unless the holders of Certificates of any Class evidencing not less than 25% of the aggregate Percentage Interests constituting the Class have made written request upon the Trustee to institute a proceeding in its own name (as Trustee) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

If any Master Servicer is terminated based upon an Event of Default set forth in clause (h) under "—Events of Default" above, then such Master Servicer shall have the right to enter into a sub-servicing agreement or primary servicing agreement with the applicable successor master servicer with respect to all applicable mortgage loans that are not then subject to a sub-servicing agreement or primary servicing agreement, so long as such terminated Master Servicer is on the approved list of commercial mortgage loan primary servicers maintained by S&P and the Operating Advisor has consented to such primary servicing or sub-servicing arrangement.

Amendment

The Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates:

(a)   to cure any ambiguity to the extent the ambiguity does not materially and adversely affect the interests of any Certificateholder;

(b)   to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in this free writing prospectus with respect to the Certificates, the trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder;

(c)   to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or the REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the business day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder or the holder of the Houston Galleria Pari Passu Companion Loan, if applicable, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency, as evidenced by a letter from any Rating Agency;

(d)   to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of either of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, to maintain the grantor trust portion of the trust fund as a grantor trust or to avoid or minimize the risk of imposition of any tax on the trust fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided, that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee

(see ‘‘Certain Federal Income Tax Consequences’’ and ‘‘Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates’’ in the Prospectus);

(e)   to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by any Rating Agency; and

(f)   to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by such Rating Agency.

Notwithstanding the foregoing, no amendment may be made that changes in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of the applicable Mortgage Loan Seller.

The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each Class affected thereby evidencing, in each case, not less than 66% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans that are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate or which are required to be distributed to a holder of a Subordinate Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of the holder of the related Subordinate Companion Loan, without the consent of the holders of all Certificates of that Class then outstanding or the holder of the related Subordinate Companion Loan, as applicable, (3)  adversely affect the Voting Rights of any Class of Certificates, without the consent of the holders of all Certificates of that Class then outstanding, (4)  change in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of the applicable Mortgage Loan Seller, or (5)  amend the Servicing Standards without, in each case, the consent of 100% of the holders of Certificates and the holder of the related Subordinate Companion Loan or written confirmation that such amendment would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by any Rating Agency.

Notwithstanding the foregoing, no party will be required to consent to any amendment to the Pooling and Servicing Agreement without the Trustee having first received an opinion of counsel (which may be at the trust fund’s expense) to the effect that the amendment is permitted under the Pooling and Servicing Agreement and that the amendment or the exercise of any power granted to the applicable Master Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund or cause either the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC or cause the grantor trust portion of the trust fund to fail to qualify as a grantor trust.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General. The yield on any Offered Certificate will depend on: (1) the Pass-Through Rate for the Certificate; (2) the price paid for the Certificate and, if the price was other than par, the rate and timing of payments of principal on the Certificate (or, in the case of the Class X-2 Certificates, the Notional Amounts of the related Class X-2 Components); (3) the aggregate amount of distributions on the Certificate, or in the case of the Class X-2 Certificates, reduction of the Notional Amount of the Class X-2 Components as a result of such distributions; and (4) the aggregate amount of Collateral Support Deficit amounts allocated to a Class of Offered Certificates (or, in the case of the Class X-2 Certificates, in reduction of the Notional Amounts of the related Class X-2 Components).

Pass-Through Rate. The Pass-Through Rate applicable to each Class of Offered Certificates, except the Class A-2FL Certificates, for any Distribution Date will equal the rate set forth on the cover of this free writing prospectus. The initial Pass-Through Rate on the Class A-2FL Certificates will equal the rate set forth on the cover of this free writing prospectus; provided, however, under certain circumstances described under ‘‘Description of the Swap Contract—The Swap Contract’’ in this free writing prospectus, the Pass-Through Rate on the Class A-2FL Certificates may be effectively reduced or may convert to a per annum rate equal to the Pass-Through Rate on the Class A-2FL Regular Interest. See ‘‘Description of the Certificates’’ in this free writing prospectus. The yield to investors in the Class A-2FL Certificates will be highly sensitive to changes in LIBOR such that decreasing levels of LIBOR will have a negative impact on the yield to investors in such Class of Certificates. See ‘‘Description of the Swap Contract’’ in this free writing prospectus.

Rate and Timing of Principal Payments. The yield to holders of Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). As described in this free writing prospectus, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first, in respect of the Class A-SB Certificates until their Certificate Balance is reduced to the Class A-SB Planned Principal Balance, second in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, third, in respect of the Class A-2FL Regular Interest (and correspondingly the Class A-2FL Certificates) until the Certificate Balance thereof is reduced to zero, fourth, in respect of the Class A-2B Certificates until the Certificate Balance thereof is reduced to zero; fifth, in respect of the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero; sixth, in respect of the Class A-4 Certificates until the Certificate Balance thereof is reduced to zero; and seventh, in respect of the Class A-SB Certificates until the Certificate Balance thereof is reduced to zero; and the Group 2 Principal Distribution Amount (and, after the Class A-SB Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates until their Certificate Balance is reduced to zero. After those distributions, the remaining Principal Distribution Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates and then the Non-Offered Certificates (other than the Class X-1 Certificates), in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. Consequently, the rate and timing of principal payments on the mortgage loans will in turn be affected by their amortization schedules, Lockout Periods, Yield Maintenance Charges, the dates on which balloon payments are due, any extensions of maturity dates by the applicable Master Servicer or the Special Servicer and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the trust fund). Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2B, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates and the Class A-2FL Regular Interest (and correspondingly, the Class A-2FL Certificates) will generally be based upon the particular Loan Group in which the related mortgage loan is deemed to be included, the yield on the Class A-1, Class A-2FL, Class A-2B, Class A-3, Class A-4 and Class A-SB Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2. With respect to the Class A-SB Certificates, the extent to which the Class A-SB Planned Principal Balances are achieved and the sensitivity of the Class A-SB Certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2B, Class A-3 and Class A-4 Certificates and the Class A-2FL Regular Interest remain outstanding. In particular, once such Classes of Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Group 2 Principal Distribution Amount and/or Group 1 Principal Distribution Amount, as applicable, will be distributed on the Class A-SB Certificates until their Certificate Balance is reduced to zero. As such, the Class A-SB Certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2B, Class A-3 and Class A-4 Certificates and the Class A-2FL Regular Interest were outstanding. Furthermore, because the Class X-2 Certificates are not entitled to distributions of principal, the yield on such Certificates will be extremely sensitive to prepayments on the mortgage loans to the extent distributed to reduce the Notional Amounts of the related Class X-2 Components. In addition, although the borrowers under the ARD Loans may have certain incentives to prepay the ARD Loans on their Anticipated Repayment Dates, we cannot assure you that the borrowers will be able to prepay the ARD Loans on their Anticipated Repayment Dates. The failure of a borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of the ARD Loans, and pursuant to the terms of the Pooling and Servicing Agreement, neither the applicable Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower’s failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the respective ARD Loan; provided, that the applicable Master Servicer or the Special Servicer, as the case may be, may take action to enforce the trust fund’s right to apply excess cash flow to principal in accordance with the terms of the ARD Loan documents. See ‘‘Risk Factors—Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date’’ in this free writing prospectus.

Prepayments and, assuming the respective stated maturity dates for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See ‘‘Servicing of the Mortgage Loans—Modifications, Waiver and Amendments’’ and ‘‘—Realization Upon Defaulted Mortgage Loans’’ in this free writing prospectus and ‘‘Certain Legal Aspects of Mortgage Loans—Foreclosure’’ in the Prospectus. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate of principal payments or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans (with respect to the Class A-1, Class A-2FL, Class A-2B, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates, the Loan Group in which such mortgage loan is deemed to be included)

are in turn distributed on the Certificates, or, in the case of the Class X-2 Certificates, applied to reduce the Notional Amounts of the related Class X-2 Components. An investor should consider, in the case of any Offered Certificate (other than the Class X-2 Certificates) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

Because the Notional Amount of the Class X-2 Certificates is based upon all or some of the outstanding principal balance of some of the other Classes of Certificates or applicable portions thereof, the yield to maturity on the Class X-2 Certificates will be extremely sensitive to the rate and timing of prepayments of principal.

Principal prepayments on the mortgage loans may also affect the yield on each of the Class A-1A, Class A-2FL, Class A-2B, Class A-3, Class A-4, Class A-SB, Class A-M, Class A-J, Class X-2, Class B, Class C, Class D, Class E and Class F Certificates because each such Class of Certificates has a Pass-Through Rate equal to, based on, or limited by the WAC Rate to the extent that mortgage loans with higher mortgage rates prepay faster than mortgage loans with lower mortgage rates. The Pass-Through Rates on those Classes of Certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will generally be borne by (i) with respect to the Houston Galleria Loan, the holders of the Class HG Certificates and then the holders of the Class NR, Class Q, Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B, Class A-J and Class A-M Certificates, in that order, and in each case to the extent of amounts otherwise distributable in respect of the Class of Certificates and (ii) with respect to any other mortgage loan, the holders of the Class NR, Class Q, Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B, Class A-J and Class A-M Certificates in that order and in each case to the extent of amounts otherwise distributable in respect of the Class of Certificates. In the event of the reduction of the Certificate Balances of all those Classes of Certificates to zero, the resulting losses and shortfalls will then be borne, pro rata, by the Class A Certificates. Although losses will not be allocated to the Class X-2 Certificates directly, they will reduce the Notional Amount of the related Class X-2 Components to the extent such losses are allocated to the related Classes of Principal Balance Certificates and the Class A-2FL Regular Interest, and therefore the Class X-2 Notional Amount, which will reduce the yield on such Certificates. In addition, although losses will not be directly allocated to the Class A-2FL Certificates, losses allocated to the Class A-2FL Regular Interest will result in a corresponding reduction of the Certificate Balance of the Class A-2FL Certificates.

Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-on-sale clauses, Lockout Periods or Yield Maintenance Charges and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See ‘‘Risk

Factors’’ and ‘‘Description of the Mortgage Pool’’ in this free writing prospectus and ‘‘Risk Factors’’ and ‘‘Yield and Maturity Considerations—Yield and Prepayment Considerations’’ in the Prospectus.

The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans, voluntary prepayments are subject to Lockout Periods and/or Yield Maintenance Charges. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this free writing prospectus. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of Yield Maintenance Charges or prepayment premiums, or that involuntary prepayments will not occur.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

Delay in Payment of Distributions. Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Unpaid Distributable Certificate Interest. As described under ‘‘Description of the Certificates—Distributions—Priority’’ in this free writing prospectus, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates or the Class A-2FL Regular Interest on any Distribution Date is less than the Distributable Certificate Interest then payable for that Class of Certificates or the Class A-2FL Regular Interest, as applicable, the shortfall will be distributable to holders of that Class of Certificates or the Class A-2FL Regular Interest, as applicable, on subsequent Distribution Dates, to the extent of available funds. Any shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the related Class of Certificates for so long as it is outstanding. Any such shortfall distributed to the Class A-2FL Regular Interest will be distributed to the holders of the Class A-2FL Certificates to the extent such shortfall is not otherwise payable to the Swap Counterparty pursuant to the Swap Contract.

Pass-Through Rate of the Class A-2FL Certificates. The yield to investors in the Class A-2FL Certificates will be highly sensitive to changes in the level of one-month LIBOR. Investors in the Class A-2FL Certificates should consider the risk that lower than anticipated levels of one-month LIBOR could result in actual yields that are lower than anticipated yields on the Class A-2FL Certificates. In addition, because interest payments on the Class A-2FL Certificates may be reduced or the Pass-Through Rate may convert to a fixed rate in connection with certain events discussed in this free writing prospectus, the yield to investors in the Class A-2FL Certificates under those circumstances may not be as high as that offered by other LIBOR based investments that are not subject to such interest rate restrictions. In general, the earlier a change in the level of one-month LIBOR, the greater the effect on the yield to maturity to an investor in the Class A-2FL Certificates. As a result, the effect on such investor's yield to maturity of a level of one-month LIBOR that is higher (or lower) than the rate anticipated by such investor during the period immediately following the issuance of the Class A-2FL Certificates is not likely to be offset by a subsequent like reduction (or increase) in the level of one-month LIBOR.

Weighted Average Life

The weighted average life of an Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the Certificate is distributed to the related investor. The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. As described in this free writing prospectus, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first, in respect of the Class A-SB Certificates until their Certificate Balance is reduced to the applicable Class A-SB Planned Principal Balance, second, in respect of the Class A-1 Certificates until their Certificate Balance is reduced to zero, third, in respect of the Class A-2FL Regular Interest (and correspondingly the Class A-2FL Certificates) until their Certificate Balance is reduced to zero, fourth, in respect of the Class A-2B Certificates until their Certificate Balance is reduced to zero, fifth, in respect of the Class A-3 Certificates until their Certificate Balance is reduced to zero, sixth, in respect of the Class A-4 Certificates until their Certificate Balance is reduced to zero, and seventh, in respect of the Class A-SB Certificates until their Certificate Balance is reduced to zero; and the Group 2 Principal Distribution Amount (and, after the Class A-SB Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable in respect of the Class A-1A Certificates until their Certificate Balance is reduced to zero. After those distributions, the remaining Principal Distribution Amount with respect to all the mortgage loans will generally be distributable entirely in respect of the Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates and then the Non-Offered Certificates (other than the Class X-1 Certificates), in that order, in each case until the Certificate Balance of each such Class of Certificates is reduced to zero. A reduction in the Certificate Balance of the Class A-2FL Regular Interest will result in a corresponding reduction of the Certificate Balance of the Class A-2FL Certificates.

Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this free writing prospectus is the ‘‘Constant Prepayment Rate’’ or ‘‘CPR’’ model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed ‘‘0% CPR’’ assumes that none of the mortgage loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed ‘‘0% CPR,’’ ‘‘25% CPR,’’ ‘‘50% CPR,’’ ‘‘75% CPR’’ and ‘‘100% CPR’’ assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any Lockout Period and any applicable period in which Defeasance is permitted or any applicable period in which prepayment is permitted if accompanied by a Yield Maintenance Charge. We cannot assure you, however, that prepayments of the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the levels of CPR shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each Class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each Class of Certificates. The tables have been prepared on the basis of the following assumptions, among others:

(a) scheduled periodic payments including payments due at maturity of principal and/or interest on the mortgage loans will be received on a timely basis and will be distributed on the 15th day of the related month, beginning in January 2006;

(b) the Mortgage Rate in effect for each mortgage loan as of the Cut-off Date will remain in effect to the maturity date or the Anticipated Repayment Date, as the case may be, and will be adjusted as required pursuant to the definition of Mortgage Rate;

(c) no Mortgage Loan Seller will be required to repurchase any mortgage loan, and none of the holders of the Controlling Class (or any other Certificateholder), the Special Servicer, the applicable Master Servicer or the holders of the Class LR Certificates will exercise its option to purchase all of the mortgage loans and thereby cause an early termination of the trust fund, and the holders of any Subordinate Companion Loan will not exercise their option to purchase the Houston Galleria Loan or the related AB Mortgage Loan, as applicable, and the holder of any mezzanine loan or other indebtedness will not exercise its option to purchase the related mortgage loan;

(d) any principal prepayments on the mortgage loans will be received on their respective due dates after the expiration of any applicable Lockout Period and/or Defeasance Lockout Period and Yield Maintenance period at the respective levels of CPR set forth in the tables and no principal prepayments on the Brookdale Office Portfolio Mortgage Loan will be received during the applicable lockout period;

(e) no Yield Maintenance Charges or prepayment premiums are included in any allocations or calculations;

(f) the Closing Date is December 28, 2005;

(g) the ARD Loans prepay in full on their Anticipated Repayment Dates;

(h) the Pass-Through Rates, initial Certificate Balances and initial Notional Amounts of the respective Classes of Certificates are as described in this free writing prospectus;

(i) the Administrative Cost Rate is calculated on the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans;

(j) the optional termination of the trust will not be exercised; and

(k) the Swap Contract is not subject to a Swap Default.

To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, a Class of Offered Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each Class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the Class of the Offered Certificate that would be outstanding after each of the dates shown at the indicated CPRs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
December 15, 2006	95	95	95	95	95
December 15, 2007	88	88	88	88	88
December 15, 2008	80	78	76	73	14
December 15, 2009	5	5	5	5	5
December 15, 2010	0	0	0	0	0
December 15, 2011	0	0	0	0	0
December 15, 2012	0	0	0	0	0
December 15, 2013	0	0	0	0	0
December 15, 2014	0	0	0	0	0
December 15, 2015	0	0	0	0	0
Weighted Average Life (years)(1)	2.98	2.97	2.96	2.94	2.81

(1)	The weighted average life of the Class A-1 Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 Certificates.

Percent of the Initial Certificate Balance
of the Class A-2FL Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
December 15, 2006	100	100	100	100	100
December 15, 2007	100	100	100	100	100
December 15, 2008	100	100	100	100	100
December 15, 2009	100	100	100	100	100
December 15, 2010	0	0	0	0	0
December 15, 2011	0	0	0	0	0
December 15, 2012	0	0	0	0	0
December 15, 2013	0	0	0	0	0
December 15, 2014	0	0	0	0	0
December 15, 2015	0	0	0	0	0
Weighted Average Life (years)(1)	4.55	4.54	4.52	4.49	4.30

(1)	The weighted average life of the Class A-2FL Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2FL Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2FL Certificates.

Percent of the Initial Certificate Balance
of the Class A-2B Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
December 15, 2006	100	100	100	100	100
December 15, 2007	100	100	100	100	100
December 15, 2008	100	100	100	100	100
December 15, 2009	100	100	100	100	100
December 15, 2010	21	20	18	17	9
December 15, 2011	0	0	0	0	0
December 15, 2012	0	0	0	0	0
December 15, 2013	0	0	0	0	0
December 15, 2014	0	0	0	0	0
December 15, 2015	0	0	0	0	0
Weighted Average Life (years)(1)	4.90	4.89	4.88	4.87	4.73

(1)	The weighted average life of the Class A-2B Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2B Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2B Certificates.

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
December 15, 2006	100	100	100	100	100
December 15, 2007	100	100	100	100	100
December 15, 2008	100	100	100	100	100
December 15, 2009	100	100	100	100	100
December 15, 2010	100	100	100	100	100
December 15, 2011	100	98	95	93	81
December 15, 2012	39	39	37	36	26
December 15, 2013	26	24	22	19	0
December 15, 2014	0	0	0	0	0
December 15, 2015	0	0	0	0	0
Weighted Average Life (years)(1)	7.08	7.05	7.02	6.98	6.76

(1)	The weighted average life of the Class A-3 Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3 Certificates.

Percent of the Initial Certificate Balance
of the Class A-4 Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
December 15, 2006	100	100	100	100	100
December 15, 2007	100	100	100	100	100
December 15, 2008	100	100	100	100	100
December 15, 2009	100	100	100	100	100
December 15, 2010	100	100	100	100	100
December 15, 2011	100	100	100	100	100
December 15, 2012	100	100	100	100	100
December 15, 2013	100	100	100	100	100
December 15, 2014	100	99	98	97	89
December 15, 2015	0	0	0	0	0
Weighted Average Life (years)(1)	9.67	9.64	9.61	9.57	9.38

(1)	The weighted average life of the Class A-4 Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4 Certificates.

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
December 15, 2006	100	100	100	100	100
December 15, 2007	100	100	100	100	100
December 15, 2008	100	100	100	100	100
December 15, 2009	100	100	100	100	100
December 15, 2010	92	92	92	92	92
December 15, 2011	71	71	71	71	71
December 15, 2012	49	49	49	49	49
December 15, 2013	25	25	25	25	25
December 15, 2014	0	0	0	0	0
December 15, 2015	0	0	0	0	0
Weighted Average Life (years)(1)	6.90	6.90	6.90	6.90	6.90

(1)	The weighted average life of the Class A-SB Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-SB Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-SB Certificates.

Percent of the Initial Certificate Balance
of the Class A-1A Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
December 15, 2006	100	100	100	100	100
December 15, 2007	99	99	99	99	99
December 15, 2008	99	99	99	99	99
December 15, 2009	98	98	98	98	98
December 15, 2010	90	90	90	90	90
December 15, 2011	89	89	89	89	89
December 15, 2012	56	56	56	56	56
December 15, 2013	55	55	55	55	55
December 15, 2014	54	54	54	54	54
December 15, 2015	0	0	0	0	0
Weighted Average Life (years)(1)	8.20	8.17	8.15	8.09	7.91

(1)	The weighted average life of the Class A-1A Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1A Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1A Certificates.

Percent of the Initial Certificate Balance
of the Class A-M Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
December 15, 2006	100	100	100	100	100
December 15, 2007	100	100	100	100	100
December 15, 2008	100	100	100	100	100
December 15, 2009	100	100	100	100	100
December 15, 2010	100	100	100	100	100
December 15, 2011	100	100	100	100	100
December 15, 2012	100	100	100	100	100
December 15, 2013	100	100	100	100	100
December 15, 2014	100	100	100	100	100
December 15, 2015	0	0	0	0	0
Weighted Average Life (years)(1)	9.96	9.96	9.93	9.89	9.71

(1)	The weighted average life of the Class A-M Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-M Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-M Certificates.

Percent of the Initial Certificate Balance
of the Class A-J Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
December 15, 2006	100	100	100	100	100
December 15, 2007	100	100	100	100	100
December 15, 2008	100	100	100	100	100
December 15, 2009	100	100	100	100	100
December 15, 2010	100	100	100	100	100
December 15, 2011	100	100	100	100	100
December 15, 2012	100	100	100	100	100
December 15, 2013	100	100	100	100	100
December 15, 2014	100	100	100	100	100
December 15, 2015	0	0	0	0	0
Weighted Average Life (years)(1)	9.96	9.96	9.96	9.96	9.74

(1)	The weighted average life of the Class A-J Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-J Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-J Certificates.

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
December 15, 2006	100	100	100	100	100
December 15, 2007	100	100	100	100	100
December 15, 2008	100	100	100	100	100
December 15, 2009	100	100	100	100	100
December 15, 2010	100	100	100	100	100
December 15, 2011	100	100	100	100	100
December 15, 2012	100	100	100	100	100
December 15, 2013	100	100	100	100	100
December 15, 2014	100	100	100	100	100
December 15, 2015	0	0	0	0	0
Weighted Average Life (years)(1)	9.96	9.96	9.96	9.96	9.80

(1)	The weighted average life of the Class B Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B Certificates.

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
December 15, 2006	100	100	100	100	100
December 15, 2007	100	100	100	100	100
December 15, 2008	100	100	100	100	100
December 15, 2009	100	100	100	100	100
December 15, 2010	100	100	100	100	100
December 15, 2011	100	100	100	100	100
December 15, 2012	100	100	100	100	100
December 15, 2013	100	100	100	100	100
December 15, 2014	100	100	100	100	100
December 15, 2015	82	40	0	0	0
December 15, 2016	0	0	0	0	0
Weighted Average Life (years)(1)	10.03	10.00	9.96	9.96	9.80

(1)	The weighted average life of the Class C Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C Certificates.

Percent of the Initial Certificate Balance
of the Class D Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
December 15, 2006	100	100	100	100	100
December 15, 2007	100	100	100	100	100
December 15, 2008	100	100	100	100	100
December 15, 2009	100	100	100	100	100
December 15, 2010	100	100	100	100	100
December 15, 2011	100	100	100	100	100
December 15, 2012	100	100	100	100	100
December 15, 2013	100	100	100	100	100
December 15, 2014	100	100	100	100	100
December 15, 2015	100	100	77	0	0
December 15, 2016	0	0	0	0	0
Weighted Average Life (years)(1)	10.05	10.05	10.03	9.96	9.80

(1)	The weighted average life of the Class D Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class D Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class D Certificates.

Percent of the Initial Certificate Balance
of the Class E Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
December 15, 2006	100	100	100	100	100
December 15, 2007	100	100	100	100	100
December 15, 2008	100	100	100	100	100
December 15, 2009	100	100	100	100	100
December 15, 2010	100	100	100	100	100
December 15, 2011	100	100	100	100	100
December 15, 2012	100	100	100	100	100
December 15, 2013	100	100	100	100	100
December 15, 2014	100	100	100	100	100
December 15, 2015	100	100	100	0	0
December 15, 2016	0	0	0	0	0
Weighted Average Life (years)(1)	10.05	10.05	10.05	9.96	9.80

(1)	The weighted average life of the Class E Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class E Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class E Certificates.

Percent of the Initial Certificate Balance
of the Class F Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
December 15, 2006	100	100	100	100	100
December 15, 2007	100	100	100	100	100
December 15, 2008	100	100	100	100	100
December 15, 2009	100	100	100	100	100
December 15, 2010	100	100	100	100	100
December 15, 2011	100	100	100	100	100
December 15, 2012	100	100	100	100	100
December 15, 2013	100	100	100	100	100
December 15, 2014	100	100	100	100	100
December 15, 2015	100	100	100	92	0
December 15, 2016	0	0	0	0	0
Weighted Average Life (years)(1)	10.05	10.05	10.05	10.04	9.87

(1)	The weighted average life of the Class F Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class F Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class F Certificates.

Effect of Loan Groups

Generally, the Class A-1, Class A-2B, Class A-3, Class A-4 and Class A-SB Certificates and the Class A-2FL Regular Interest will only be entitled to receive distributions of principal collected or advanced with respect to the mortgage loans in Loan Group 1 until the Certificate Balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in

Loan Group 2 until the Certificate Balances of the Class A-4 and Class A-SB Certificates have been reduced to zero. Accordingly, holders of the Class A-1A Certificates will be greatly affected by the rate and timing of payments and other collections of principal on the mortgage loans in Loan Group 2 and, in the absence of losses, should be largely unaffected by the rate and timing of payments and other collections of principal on the mortgage loans in Loan Group 1. Investors should take this into account when reviewing this ‘‘Yield and Maturity Considerations’’ section.

Yield Sensitivity of the Class X-2 Certificates

The yield to maturity of the Class X-2 Certificates will be highly sensitive to the rate and timing of principal payments including by reason of prepayments, principal losses and other factors described above. Investors in the Class X-2 Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

Any optional termination by the holders of the Controlling Class, the Special Servicer, the applicable Master Servicer or the holders of the Class LR Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X-2 Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X-2 Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See "Description of the Certificates—Termination; Retirement of Certificates" in this free writing prospectus.

 CERTAIN FEDERAL INCOME TAX CONSEQUENCES

Upon the issuance of the Certificates, Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement and (3) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the ‘‘Code’’), including the REMIC Provisions, for federal income tax purposes, designated portions of the trust fund will qualify as two separate real estate mortgage investment conduits (the ‘‘Upper-Tier REMIC’’ and the ‘‘Lower-Tier REMIC’’, respectively, and each, a ‘‘REMIC’’) within the meaning of Sections 860A through 860G (the ‘‘REMIC Provisions’’) of the Code, and (1) the Class A-1, Class A-2B, Class A-3, Class A-4, Class A-SB, Class A-1A, Class X-1, Class X-2, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class NR and Class HG Certificates and the Class A-2FL Regular Interest will evidence the ‘‘regular interests’’ in the Upper-Tier REMIC and (2) the Class R Certificates will represent the sole class of ‘‘residual interest’’ in the Upper-Tier REMIC and the Class LR Certificates will represent the sole class of ‘‘residual interests’’ in the Lower-Tier REMIC, within the meaning of the REMIC Provisions. The Certificates (other than the Class S, Class R and Class LR Certificates) are ‘‘Regular Certificates’’ as defined in the Prospectus. In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, the portion of the trust fund consisting of the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code and the Class S Certificates will represent undivided beneficial interests in such portion of the grantor trust. The grantor trust will also hold the Class A-2FL Regular Interest, the Swap Contract and the Floating Rate Account, and the Class A-2FL Certificates will represent undivided beneficial interests in such portion of the grantor trust.

The Lower-Tier REMIC will hold the mortgage loans and their proceeds, and the trust fund’s allocable share of any property that secured a mortgage loan that was acquired by foreclosure or deed in lieu of foreclosure (in the case of the Houston Galleria Loan and the Houston Galleria Trust Subordinate Companion Loan, a beneficial interest in an allocable portion of the property securing the Houston Galleria Whole Loan and in the case of the AB Mortgage Loans, an allocable portion of the property securing the AB Mortgage Loan Pairs), and will issue certain uncertificated classes of regular interests (the ‘‘Lower-Tier REMIC Regular Interests’’) and the Class LR Certificates, which will represent the sole class of residual interest in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier REMIC Regular Interests and their proceeds and will issue the Regular Certificates as regular interests in the Upper-Tier REMIC and the Class R certificates as the sole class of residual interest in the Upper-Tier REMIC.

Because they represent regular interests, each Class of Offered Certificates (other than the Class A-2FL Certificates) and the Class A-2FL Regular Interest generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the Classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder’s usual method of accounting.

It is anticipated that the Offered Certificates, other than the Class A-2FL and Class X-2 Certificates, and the Class A-2FL Regular Interest will be issued at a [premium] for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, and market discount or whether any such discount is de minimis, and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; provided that it is assumed that the ARD Loans prepay on their Anticipated Repayment Dates (the ‘‘Prepayment Assumption’’). No representation is made that the mortgage loans will prepay at that rate or at any other rate. See ‘‘Certain Federal Income Tax Consequences’’ and ‘‘Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates’’ in the Prospectus. For purposes of this discussion and the discussion in the Prospectus, holders of the Class A-2FL Certificates will be required to allocate their purchase prices and disposition proceeds between their interest in the Class A-2FL

Regular Interest and the Swap Contract for purposes of accruing discount or premium or computing gain or loss upon disposition of the Class A-2FL Regular Interest, and with respect to the Class A-2FL Certificates, references in such discussion to the ‘‘regular interests’’ are to the Class A-2FL Regular Interest and amounts allocable thereto.

Although unclear for federal income tax purposes, it is anticipated that the Class X-2 Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon (assuming the weighted average Net Mortgage Rate changes in accordance with the initial prepayment assumption in the manner set forth in the Prospectus), over their respective issue prices (including accrued interest from December 1, 2005). Any "negative" amounts of original issue discount on the Class X-2 Certificates attributable to rapid prepayments with respect to the mortgage loans will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. Finally, a holder of any Class X-2 Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the "noncontingent bond method" of the OID Regulations, as defined in the Prospectus, may be promulgated with respect to these Certificates.

Yield Maintenance Charges actually collected will be distributed among the holders of the respective Classes of Certificates as described under ‘‘Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums’’ in this free writing prospectus. It is not entirely clear under the Code when the amount of Yield Maintenance Charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the applicable Master Servicer’s actual receipt of a Yield Maintenance Charge. Yield Maintenance Charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of Yield Maintenance Charges. Any Yield Maintenance Charge paid to the Swap Counterparty with respect to the Class A-2FL Regular Interest will be treated as received by the holders of the Class A-2FL Certificates and paid as a periodic payment by the holders of the Class A-2FL Certificates under the Swap Contract. See ‘‘—Taxation of the Swap Contract’’ below.

Except as provided below, the Offered Certificates, other than the portion of the basis of the Class A-2FL Certificates allocable to the Swap Contract, will be treated as ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust or ‘‘REIT’’ and interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code, and the Offered Certificates will be treated as ‘‘loans . .. . secured by an interest in real property which is . . . residential real property’’ under Section 7701(a)(19)(C)(v) of the Code for a domestic building and loan association to the extent the mortgage loans are secured by multifamily and manufactured housing community properties. As of the Cut-off Date, mortgage loans representing approximately 20.8% of the Initial Pool Balance are secured by multifamily properties and manufactured housing community properties. Holders of the Offered Certificates should consult their own tax advisors whether the foregoing percentage or some other percentage applies to their certificates. Mortgage loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. Moreover, the Offered Certificates, other than the Class A-2FL Certificates, which represent interests in the Swap Contract in addition to the Class A-2FL Regular Interest, will be ‘‘qualified mortgages’’ for another REMIC within the meaning of Section 860G(a)(3) of the Code. See ‘‘Certain Federal Income Tax Consequences’’ and "Federal Income Tax Consequences for REMIC Certificates’’ in the Prospectus.

Taxation of the Swap Contract

Each holder of a Class A-2FL Certificate will be treated for federal income tax purposes as having entered into its proportionate share of the rights of such Class under the Swap Contract. Holders of the Class A-2FL Certificates must allocate the price they pay for their Certificates between their interests in the Class A-2FL Regular Interest and the Swap Contract based on their relative market values. The portion, if any, allocated to the Swap Contract will be treated as a swap premium (the ‘‘Swap Premium’’) paid or received by the holders of the Class A-2FL Certificates, as applicable. If the Swap Premium is paid by a holder, it will reduce the purchase price allocable to the Class A-2FL Regular Interest. If the Swap Premium is received by holders, it will be deemed to have increased the purchase price for the Class A-2FL Regular Interest. If the Swap Contract is ‘‘on-market’’, no amount of the purchase price will be allocable to it. Based on the anticipated issue prices of the Class A-2FL Certificates and the Class A-2FL Regular Interest, it is anticipated that the Class A-2FL Regular Interest will be issued at a [premium] and that a Swap Premium will be deemed to be paid to the holders of the Class A-2FL Certificates. The holder of a Class A-2FL Certificate will be required to amortize any Swap Premium under a level payment method as if the Swap Premium represented the present value of a series of equal payments made or received over the life of the Swap Contract (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Swap Premium (or some other reasonable rate). Prospective purchasers of Class A-2FL Certificates should consult their own tax advisors regarding the appropriate method of amortizing any Swap Premium. Regulations promulgated by the U.S. Department of Treasury (‘‘Treasury’’) treat a non-periodic payment made under a swap contract as a loan for federal income tax purposes if the payment is ‘‘significant’’. It is not known whether any Swap Premium would be treated in part as a loan under Treasury regulations.

Under Treasury regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the Swap Contract must be netted against payments made under the Swap Contract and deemed made or received as a result of the Swap Premium over the recipient’s taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisors prior to investing in the Class A-2FL Certificates.

Any amount of proceeds from the sale, redemption or retirement of a Class A-2FL Certificate that is considered to be allocated to the holder’s rights under the Swap Contract or that the holder is deemed to have paid to the purchaser would be considered a ‘‘termination payment’’ allocable to that Class A-2FL Certificate under Treasury regulations. A holder of a Class A-2FL Certificate will have gain or loss from such a termination equal to (A)(i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Swap Premium paid (or deemed paid) by the holder upon entering into or acquiring its interest in the Swap Contract or (B)(i) any termination payment it paid or is deemed to have paid minus (ii) the unamortized portion of any Swap Premium received upon entering into or acquiring its interest in the Swap Contract. Gain or loss realized upon the termination of the Swap Contract will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss as ordinary.

The Class A-2FL Certificates, representing a beneficial ownership in the Class A-2FL Regular Interest and in the Swap Contract, may constitute positions in a straddle, in which case the straddle rules of Section 1092 of the Code would apply. A selling holder’s capital gain or loss with respect to such regular interest would be short term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the Swap Contract would be short term. If the holder of a Class A-2FL Certificate incurred or continued to incur indebtedness to acquire or hold such Class A-2FL Certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the Swap Contract.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see ‘‘Certain Federal Income Tax Consequences—" and ‘‘Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates’’ in the Prospectus.

 CERTAIN RELATIONSHIPS AMONG PARTIES

This free writing prospectus and the Prospectus may be used by the Depositor, J.P. Morgan Securities Inc., Nomura Securities International, Inc., IXIS Securities North America Inc., PNC Capital Markets LLC, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Capital Markets, LLC (collectively, the "Underwriters"), and any of their affiliates in connection with offers and sales of the Offered Certificates or in furtherance of market-making activities in the Offered Certificates. J.P. Morgan Securities Inc. or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise. The Depositor and the Mortgage Loan Sellers have severally agreed to indemnify the Underwriters and the Underwriters have severally agreed to indemnify the Depositor, against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

 LEGAL MATTERS

The validity of the Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, and for the Underwriters by Thacher Proffitt & Wood LLP, New York, New York. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP.

 RATINGS

It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (‘‘S&P’’), Moody’s Investors Service, Inc. (‘‘Moody’s’’) and Fitch, Inc. (‘‘Fitch’’ and, together with S&P and Moody’s, the ‘‘Rating Agencies’’):

Class	S&P	Moody’s	Fitch
Class A-1	AAA	Aaa	AAA
Class A-2FL	AAA	Aaa	AAA
Class A-2B	AAA	Aaa	AAA
Class A-3	AAA	Aaa	AAA
Class A-4	AAA	Aaa	AAA
Class A-SB	AAA	Aaa	AAA
Class A-1A	AAA	Aaa	AAA
Class X-2	AAA	Aaa	AAA
Class A-M	AAA	Aaa	AAA
Class A-J	AAA	Aaa	AAA
Class B	AA+	Aa1	AA+
Class C	AA	Aa2	AA
Class D	AA–	Aa3	AA–
Class E	A+	A1	A+
Class F	A	A2	A

A rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by the Rated Final Distribution Date. The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates. The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, payment of prepayment premiums, payment of Excess Interest, Yield Maintenance Charges or net default interest. Also, the rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class X-2 Certificateholders might not fully recover their investments in the event of rapid prepayments of the mortgage loans (including both voluntary and involuntary prepayments). As described herein, the amounts payable with respect to the Class X-2 Certificates consist only of interest. If the entire pool were to prepay in the initial month, with the result that the Class X-2 Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Certificateholders will nevertheless have been paid, and such result is consistent with the ratings received on the Class X-2 Certificates. The Notional Amounts upon which interest is calculated with respect to the Class X-2 Certificates are subject to reduction in connection with each reduction of a corresponding component whether as a result of principal payments or the allocation of Collateral Support Deficits. The ratings on the Class X-2 Certificates do not address the timing or magnitude of reduction of such Notional Amounts, but only the obligation to pay interest timely on such Notional Amounts as so reduced from time to time. Accordingly, the ratings on the Class X-2 Certificates should be evaluated independently from similar ratings on other types of securities.

A rating on the Class A-2FL Certificates does not represent any assessment of whether the floating interest rate on such Certificates will convert to a fixed rate. With respect to the Class A-2FL Certificates, the Rating Agencies are only rating the receipt of interest up to the Pass-Through Rate applicable to the Class A-2FL Regular Interest, and are not rating the receipt of interest accrued at LIBOR plus       %. None of S&P’s, Moody's or Fitch's ratings address any shortfalls or delays in payment that investors in the Class A-2FL Certificates may experience as a result of the conversion of the Pass-Through Rate on the Class A-2FL Certificates from a rate based on LIBOR to a fixed rate.

In addition, none of S&P’s, Moody's or Fitch's ratings of the Certificates address the application of Net Aggregate Prepayment Interest Shortfalls to the Certificates.

We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class of Offered Certificates and, if so, what the rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by the Rating Agencies.

The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

 LEGAL INVESTMENT

The Offered Certificates will not constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, is subject to significant interpretive uncertainties.

No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

See ‘‘Legal Investment’’ in the Prospectus.

 CERTAIN ERISA CONSIDERATIONS

A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended (‘‘ERISA’’), or Section 4975 of the Code (an ‘‘ERISA Plan’’) or which is a governmental plan, as defined in Section 3(32) of ERISA, or a church plan, as defined in Section 3(33) of ERISA and for which no election has been made under Section 410(d) of the Code, subject to any federal, state or local law (‘‘Similar Law’’) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a ‘‘Plan’’) should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The U.S. Department of Labor has issued to J.P. Morgan Securities Inc. an individual prohibited transaction exemption, PTE 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002) (the ‘‘Exemption’’). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the trust, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by J.P. Morgan Securities Inc., provided that certain conditions set forth in the Exemption are satisfied.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by S&P, Moody’s or Fitch. Third, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an Underwriter. The ‘‘Restricted Group’’ consists of any Underwriter, the Depositor, the Trustee, each Master Servicer, the Special Servicer, any sub-servicer, the Swap Counterparty, any entity that provides insurance or other credit support to the trust fund and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by each Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the Pooling and Servicing Agreement and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

It is a condition of the issuance of the Offered Certificates that they have the ratings specified on the cover page. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the related Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

Further, the Exemption imposes additional requirements for purchases by Plans of classes of Certificates subject to swap contracts, such as the Class A-2FL Certificates which benefit from the Swap Contract:

(a) Each swap contract must be an ‘‘eligible swap’’ with an ‘‘eligible swap counterparty’’ (as each term is defined in PTE 2000-58);

(b) If a swap contract ceases to be an eligible swap and the swap contract cannot be replaced, the Trustee must notify Certificateholders that the Exemption will cease to apply with respect to the class or classes of Certificates subject to such swap contract; and

(c) The fiduciary of a Plan purchasing any class of Certificates subject to a swap contract must be either:

•	a ‘‘qualified professional asset manager’’ (as defined in PTE 84-14);

•	an ‘‘in-house asset manager’’ (as defined in PTE 96-23); or

•	a Plan fiduciary with total assets under management of at least $100 million at the time of the acquisition of the Certificates by the Plan.

The Depositor believes that the Swap Contract will meet all of the relevant requirements to be considered an ‘‘eligible swap’’ as of the Closing Date. However, any Plan contemplating purchase of the Class A-2FL Certificates must make its own determination that all of the additional requirements of the Exemption are satisfied as of the date of such purchase and during the time that the Plan holds the Class A-2FL Certificates.

The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories of S&P, Moody’s or Fitch for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the Depositor, any of the Underwriters, the Trustee, either Master

Servicer, the Special Servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an ‘‘Excluded Plan’’ by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this free writing prospectus, an ‘‘Excluded Plan’’ is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions and the other requirements set forth in the Exemption would be satisfied at the time of purchase. In addition to making its own determination as to the availability of the exemptive relief in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law. See ‘‘Certain ERISA Considerations’’ in the Prospectus. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief by an exemption may not cover all acts which might be construed as prohibited transactions.

Persons who have an ongoing relationship with the Washington State Investment Board or the California Public Employees Retirement System, which are governmental plans, should note that these plans own equity interests in certain of the borrowers. Such persons should consult with counsel regarding whether either of these relationships would affect their ability to purchase and hold Certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

INDEX OF PRINCIPAL DEFINITIONS

Page
30 West Monroe AB Loan Pair	S-111
30 West Monroe AB Mortgage Loan	S-85
30 West Monroe Control Appraisal Period	S-114
30 West Monroe Intercreditor Agreement	S-111
30 West Monroe Special Event of Default	S-112
30/360 Basis	S-119
AB Mortgage Loan	S-85
AB Mortgage Loan Pair	S-85
AB Subordinate Companion Loan	S-85
Acceptable Insurance Default	S-195
actual/360 basis	S-17
Actual/360 Basis	S-119
Additional Exclusions	S-195
Administrative Cost Rate	S-159
Advances	S-172
AIG	S-129
AIGGIC	S-129
AIGMC	S-129
Anticipated Repayment Date	S-117
Appraisal Reduction	S-175
Appraisal Reduction Event	S-174
ARD Loans	S-117
Asset Status Report	S-186
Assumed Final Distribution Date	S-166
Assumed Scheduled Payment	S-163
Available Distribution Amount	S-145
Base Interest Fraction	S-165
Brookdale Office Portfolio AB Mortgage Loan	S-85
Brookdale Office Portfolio AB Mortgage Loan Pair	S-99
Brookdale Office Portfolio Control Appraisal Period	S-103
Brookdale Office Portfolio Intercreditor Agreement	S-100
Brookdale Office Portfolio Mortgage Loan	S-99
Brookdale Office Portfolio Note A Holder	S-100
Brookdale Office Portfolio Subordinate Companion Loan Holder	S-100
Brookdale Office Portfolio Threshold Event Collateral	S-103
Brookdale Portfolio Subordinate Companion Loan	S-99
Brookdale Special Event of Default	S-101
Certificate Account	S-143
Certificate Balance	S-140
Certificate Owner	S-141
Certificateholders	S-84
Certificates	S-139
Class	S-139
Class A Certificates	S-139
Class A-2FL Available Funds	S-147
Class A-2FL Interest Distribution Amount	S-159
Class A-2FL Principal Distribution Amount	S-164
Class A-2FL Regular Interest	S-139
Class A-SB Planned Principal Balance	S-163
Class HG Available Distribution Amount	S-146
Class HG Certificates	S-139
Class HG Principal Distribution Amount	S-162
Class X Certificates	S-139
Class X-1 Component	S-156
Class X-1 Strip Rate	S-157
Class X-2 Component	S-140, S-158
Class X-2 Strip Rate	S-158
Clearstream	S-141
Closing Date	S-84
CMSA Investor Reporting Package	S-179
Code	S-221
Collateral Support Deficit	S-169
Companion Loan	S-86
Compensating Interest Payment	S-194
Constant Prepayment Rate	S-211
Controlling Class	S-188
Controlling Class Certificateholder	S-188
Conversion	S-129
Corrected Mortgage Loan	S-186
CPR	S-211
Crossed Loan	S-136
Cross-Over Date	S-153
Cut-off Date Balance	S-83
Cut-off Date LTV Ratios	S-127

Page
Defeasance	S-122
Defeasance Lockout Period	S-122
Depositor	S-84
Depositories	S-141
Determination Date	S-143
Direct Participants	S-141
Directing Certificateholder	S-188
Discount Rate	S-120
Distributable Certificate Interest	S-160
Distribution Account	S-144
Distribution Date	S-143
DSCR	S-86
DTC	S-141
Due Period	S-147
Effective Gross Income	S-126
ERISA	S-226
ERISA Plan	S-226
ESA	S-131
Euroclear	S-141
Eurohypo	S-129
Events of Default	S-203
Excess Interest	S-159
Excess Interest Distribution Account	S-144
Excluded Plan	S-228
Exemption	S-226
FIRREA	S-130
Fitch	S-224
Floating Rate Account	S-145
Form 8-K	S-126
FSMA	S-3
Gain on Sale Reserve Account	S-144
General Servicing Standard	S-183
GMAC Servicing Standard	S-184
GMACCM	S-190
Group 1 Principal Distribution Amount	S-161
Group 1 Principal Shortfall	S-163
Group 2 Principal Distribution Amount	S-161
Group 2 Principal Shortfall	S-163
Houston Galleria Collateral Support Deficit	S-170
Houston Galleria Companion Loans	S-89
Houston Galleria Intercreditor Agreement	S-89
Houston Galleria Loan	S-88
Houston Galleria Non-Trust Subordinate Companion Loan	S-88
Houston Galleria Pari Passu Companion Loan	S-88
Houston Galleria Pari Passu Loans	S-88
Houston Galleria Subordinate Companion Loans	S-89
Houston Galleria Trust Subordinate Companion Loan	S-89
Houston Galleria Whole Loan	S-89
Indirect Participants	S-141
Initial Loan Group 1 Balance	S-83
Initial Loan Group 2 Balance	S-83
Initial Pool Balance	S-83
Initial Rate	S-117
Initial Resolution Period	S-134
Insurance and Condemnation Proceeds	S-144
Intech One & Two AB Mortgage Loan	S-85
Intech One & Two AB Mortgage Loan Pair	S-109
Intech One & Two Event of Default	S-110
Intech One & Two Intercreditor Agreement	S-109
Intercreditor Agreement	S-99
Interest Accrual Period	S-159
Interest Distribution Amount	S-159
Interest Reserve Account	S-144
IRS	S-199
IXIS	S-129
IXIS CIB	S-129
Jordan Creek AB Mortgage Loan	S-85
Jordan Creek AB Mortgage Loan Pair	S-104
Jordan Creek Control Appraisal Period	S-108
Jordan Creek Intercreditor Agreement	S-105
Jordan Creek Mortgage Loan	S-104
Jordan Creek Note A Holder	S-105
Jordan Creek Special Event of Default	S-106
Jordan Creek Subordinate Companion Loan	S-104
Jordan Creek Subordinate Companion Loan Holder	S-105
Jordan Creek Threshold Event Collateral	S-108
JPMCB	S-128, S-182

Page
JVC Builders Litigation	S-106
LIBOR	S-156
LIBOR Business Day	S-156
LIBOR Determination Date	S-156
Lincoln Park Town Homes AB Loan Pair	S-114
Lincoln Park Town Homes AB Mortgage Loan	S-86
Lincoln Park Town Homes Event of Default	S-115
Lincoln Park Town Homes Intercreditor Agreement	S-114
Liquidation Fee	S-192
Liquidation Fee Rate	S-192
Liquidation Proceeds	S-144
Loan Group 1	S-83
Loan Group 2	S-83
Loan Groups	S-83
Lockbox Accounts	S-137
Lockbox Loans	S-137
Lockout Period	S-119
Lower-Tier Distribution Account	S-144
Lower-Tier REMIC	S-221
Lower-Tier REMIC Regular Interests	S-221
LTV	S-86
LTV Ratio	S-127
MAI	S-135
Master Servicer	S-189
Master Servicer Remittance Date	S-171
Maturity Date LTV Ratios	S-127
Midland	S-189
Moody’s	S-224
Mortgage	S-83
Mortgage Loan Sellers	S-84
Mortgage Note	S-83
Mortgage Rate	S-159
Mortgaged Property	S-84
NCCI	S-129
Net Aggregate Prepayment Interest Shortfall	S-160
Net Mortgage Rate	S-159
Net Operating Income	S-127
NOI	S-127
Non-Offered Certificates	S-139
Non-Offered Subordinate Certificates	S-168
Nonrecoverable Advance	S-172
Notional Amount	S-140
Offered Certificates	S-139
Operating Statements	S-127
Option Price	S-198
PAR	S-131
Participants	S-141
Pass-Through Rate	S-155
Percentage Interest	S-141
Periodic Payments	S-145
Permitted Investments	S-145
Plan	S-226
PML	S-125
PNC	S-129
PNC Financial	S-129
Pooled Certificates	S-139
Pooling and Servicing Agreement	S-139
Prepayment Assumption	S-221
Prepayment Interest Excess	S-194
Prepayment Interest Shortfall	S-194
Primary Collateral	S-137
Prime Rate	S-174
Principal Balance Certificates	S-140
Principal Distribution Amount	S-160
Principal Shortfall	S-163
Prospectus	S-2
Prospectus Directive	S-3
Purchase Agreements	S-84
Purchase Option	S-198
Purchase Price	S-134
P&I Advance	S-171
Qualified Substitute Mortgage Loan	S-135
Rated Final Distribution Date	S-166
Rating Agencies	S-224
Rating Agency Trigger Event	S-181
Record Date	S-143
Regular Certificates	S-221
Reimbursement Rate	S-174
REIT	S-222
Related Proceeds	S-172
Release Date	S-122
Relevant Implementation Date	S-3
Relevant Member State	S-3
Relevant Persons	S-3
REMIC	S-221
REMIC Provisions	S-221
REO Account	S-196
REO Loan	S-164
REO Property	S-186
Residual Certificates	S-139
Restricted Group	S-226
Revised Rate	S-117

Page
Rules	S-142
Scheduled Principal Distribution Amount	S-162
Senior Certificates	S-139
Servicing Advances	S-172
Servicing Fee	S-191
Servicing Fee Rate	S-191
Servicing Standards	S-183
Similar Law	S-226
Special Servicing Fee	S-192
Special Servicing Fee Rate	S-192
Specially Serviced Mortgage Loans	S-186
Stated Principal Balance	S-164
Statement to Certificateholders	S-177
Subordinate Certificates	S-139
Subordinate Companion Loans	S-86
Subordinate Offered Certificates	S-139
Swap Contract	S-181
Swap Counterparty	S-181
Swap Default	S-181
Swap Premium	S-223
S&P	S-224
Treasury	S-223
Treasury Note Rate	S-120
Trustee	S-84
Trustee Fee	S-182
Trustee Fee Rate	S-182
Underwriters	S-224
Underwritten Cash Flow	S-126
Underwritten Cash Flow Debt Service Coverage Ratio	S-126
Underwritten NOI	S-126
Unscheduled Principal Distribution Amount	S-162
Upper-Tier Distribution Account	S-144
Upper-Tier REMIC	S-221
UW DSCR	S-126
UW NCF	S-126
UW NOI	S-126
Voting Rights	S-181
WAC Rate	S-159
Withheld Amounts	S-144
Withheld Loans	S-144
Workout Fee	S-192
Workout Fee Rate	S-192
Workout-Delayed Reimbursement Amount	S-173
Yield Maintenance Charge	S-120

ANNEX E
CLASS X-2 COMPONENT NOTIONAL AMOUNTS(1)

	Class A-1	Class A-2FL	Class A-2B	Class A-3	Class A-4	Class A-SB	Class A-1A	Class A-M	Class A-J	Class B	Class C	Class D
Period Ending
June 15, 2006	219,397,000.00	200,000,000.00	297,502,000.00	171,451,000.00	1,395,870,000.00	169,455,000.00	452,338,000.00	419,702,000.00	299,038,000.00	26,231,000.00	73,448,000.00	41,970,000.00
December 15, 2006	212,672,000.00	200,000,000.00	297,502,000.00	171,451,000.00	1,395,870,000.00	169,455,000.00	451,486,000.00	419,702,000.00	299,038,000.00	26,231,000.00	73,448,000.00	41,970,000.00
June 15, 2007	141,982,000.00	200,000,000.00	297,502,000.00	171,451,000.00	1,395,870,000.00	169,455,000.00	443,161,000.00	419,702,000.00	299,038,000.00	26,231,000.00	73,448,000.00	41,970,000.00
December 15, 2007	58,020,000.00	200,000,000.00	297,502,000.00	171,451,000.00	1,395,870,000.00	169,455,000.00	433,587,000.00	419,702,000.00	299,038,000.00	26,231,000.00	73,448,000.00	41,970,000.00
June 15, 2008	0.00	141,279,000.00	297,502,000.00	171,451,000.00	1,395,870,000.00	169,455,000.00	422,531,000.00	419,702,000.00	299,038,000.00	26,231,000.00	73,448,000.00	41,970,000.00
December 15, 2008	0.00	60,520,000.00	297,502,000.00	171,451,000.00	1,395,870,000.00	169,455,000.00	388,786,000.00	419,702,000.00	299,038,000.00	26,231,000.00	73,448,000.00	41,970,000.00
June 15, 2009	0.00	0.00	10,490,000.00	171,451,000.00	1,395,870,000.00	169,455,000.00	379,439,000.00	419,702,000.00	299,038,000.00	26,231,000.00	73,448,000.00	41,970,000.00
December 15, 2009	0.00	0.00	0.00	110,490,000.00	1,395,870,000.00	169,455,000.00	370,463,000.00	419,702,000.00	299,038,000.00	26,231,000.00	73,448,000.00	41,970,000.00
June 15, 2010	0.00	0.00	0.00	0.00	1,238,274,000.00	169,455,000.00	362,132,000.00	419,702,000.00	299,038,000.00	26,231,000.00	73,448,000.00	41,970,000.00
December 15, 2010	0.00	0.00	0.00	0.00	1,039,523,000.00	158,412,000.00	310,841,000.00	419,702,000.00	299,038,000.00	26,231,000.00	73,448,000.00	41,970,000.00
June 15, 2011	0.00	0.00	0.00	0.00	955,566,000.00	140,802,000.00	303,627,000.00	419,702,000.00	299,038,000.00	26,231,000.00	73,448,000.00	41,970,000.00
December 15, 2011	0.00	0.00	0.00	0.00	894,287,000.00	123,291,000.00	296,694,000.00	419,702,000.00	299,038,000.00	26,231,000.00	73,448,000.00	41,970,000.00
June 15, 2012	0.00	0.00	0.00	0.00	838,543,000.00	104,688,000.00	199,660,000.00	419,702,000.00	299,038,000.00	26,231,000.00	73,448,000.00	41,970,000.00
December 15, 2012	0.00	0.00	0.00	0.00	781,284,000.00	86,156,000.00	182,888,000.00	419,702,000.00	299,038,000.00	26,231,000.00	73,448,000.00	41,970,000.00

	Class E	Class F	Class G	Class H	Class J	Class K	Class L	Class M	Class N	Class O	Class P	Class Q
Period Ending
June 15, 2006	20,985,000.00	52,463,000.00	36,724,000.00	52,463,000.00	41,970,000.00	62,955,000.00	26,232,000.00	15,739,000.00	15,738,000.00	5,247,000.00	5,246,000.00	10,493,000.00
December 15, 2006	20,985,000.00	52,463,000.00	36,724,000.00	52,463,000.00	41,970,000.00	62,955,000.00	26,232,000.00	15,739,000.00	15,738,000.00	5,247,000.00	5,246,000.00	10,493,000.00
June 15, 2007	20,985,000.00	52,463,000.00	36,724,000.00	52,463,000.00	41,970,000.00	62,955,000.00	26,232,000.00	15,739,000.00	15,738,000.00	5,247,000.00	5,246,000.00	10,493,000.00
December 15, 2007	20,985,000.00	52,463,000.00	36,724,000.00	52,463,000.00	41,970,000.00	62,955,000.00	26,232,000.00	15,739,000.00	15,738,000.00	5,247,000.00	5,246,000.00	2,734,000.00
June 15, 2008	20,985,000.00	52,463,000.00	36,724,000.00	52,463,000.00	41,970,000.00	62,955,000.00	26,232,000.00	12,794,000.00	0.00	0.00	0.00	0.00
December 15, 2008	20,985,000.00	52,463,000.00	36,724,000.00	52,463,000.00	41,970,000.00	62,955,000.00	8,154,000.00	0.00	0.00	0.00	0.00	0.00
June 15, 2009	20,985,000.00	52,463,000.00	36,724,000.00	52,463,000.00	41,970,000.00	41,469,000.00	0.00	0.00	0.00	0.00	0.00	0.00
December 15, 2009	20,985,000.00	52,463,000.00	36,724,000.00	52,463,000.00	41,970,000.00	12,776,000.00	0.00	0.00	0.00	0.00	0.00	0.00
June 15, 2010	20,985,000.00	52,463,000.00	36,724,000.00	52,463,000.00	27,416,000.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
December 15, 2010	20,985,000.00	52,463,000.00	36,724,000.00	52,463,000.00	2,965,000.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
June 15, 2011	20,985,000.00	52,463,000.00	36,724,000.00	33,955,000.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
December 15, 2011	20,985,000.00	52,463,000.00	36,724,000.00	13,612,000.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
June 15, 2012	20,985,000.00	52,463,000.00	31,283,000.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
December 15, 2012	20,985,000.00	52,463,000.00	12,981,000.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Annex E-1

TOTAL
Period Ending
June 15, 2006	4,112,657,000
December 15, 2006	4,105,080,000
June 15, 2007	4,026,065,000
December 15, 2007	3,924,770,000
June 15, 2008	3,765,063,000
December 15, 2008	3,619,687,000
June 15, 2009	3,233,168,000
December 15, 2009	3,124,048,000
June 15, 2010	2,820,301,000
December 15, 2010	2,534,765,000
June 15, 2011	2,404,511,000
December 15, 2011	2,298,445,000
June 15, 2012	2,108,011,000
December 15, 2012	1,997,146,000

(1)	The total notional amount of the Class X-2 Certificates from time to time will equal the sum of the components set forth in the table above. Each of those components of the total Notional Amount of the Class X-2 Certificates will relate to a particular Class of Series 2005-LDP5 Principal Balance Certificates (i.e., Classes A-1, A-2FL, A-2B, A-3, A-4, A-SB, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P and Q, respectively). At any particular time during each indicated period through and including the related Distribution Date on which such period ends, the component of the Notional Amount of the Class X-2 Certificates relating to each indicated Class of Series 2005-LDP5 Principal Balance Certificates will equal the lesser of (a) the amount stated in the table above for that Class and period and (b) the then actual total principal balance of that Class.

Annex E-2

ANNEX F
CLASS X-2 REFERENCE RATES

Distribution Date	Reference Rate
January 2006	%
February 2006	%
March 2006	%
April 2006	%
May 2006	%
June 2006	%
July 2006	%
August 2006	%
September 2006	%
October 2006	%
November 2006	%
December 2006	%
January 2007	%
February 2007	%
March 2007	%
April 2007	%
May 2007	%
June 2007	%
July 2007	%
August 2007	%
September 2007	%
October 2007	%
November 2007	%
December 2007	%
January 2008	%
February 2008	%
March 2008	%
April 2008	%
May 2008	%
June 2008	%
July 2008	%
August 2008	%
September 2008	%
October 2008	%
November 2008	%
December 2008	%
January 2009	%
February 2009	%
March 2009	%
April 2009	%
May 2009	%
June 2009	%
July 2009	%
August 2009	%
September 2009	%
October 2009	%
November 2009	%

Annex F-1

Distribution Date	Reference Rate
December 2009	%
January 2010	%
February 2010	%
March 2010	%
April 2010	%
May 2010	%
June 2010	%
July 2010	%
August 2010	%
September 2010	%
October 2010	%
November 2010	%
December 2010	%
January 2011	%
February 2011	%
March 2011	%
April 2011	%
May 2011	%
June 2011	%
July 2011	%
August 2011	%
September 2011	%
October 2011	%
November 2011	%
December 2011	%
January 2012	%
February 2012	%
March 2012	%
April 2012	%
May 2012	%
June 2012	%
July 2012	%
August 2012	%
September 2012	%
October 2012	%
November 2012	%
December 2012	%

Annex F-2

The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

We are not offering these certificates in any jurisdiction where the offer is not permitted.

TABLE OF CONTENTS

Free Writing Prospectus

Important Notice Regarding the Offered Certificates	S-2
Important Notice About Information Presented in this Free Writing Prospectus	S-2
European Economic Area	S-3
United Kingdom	S-3
Notice to United Kingdom Investors	S-3
Summary of Terms	S-10
Risk Factors	S-38
Description of the Mortgage Pool	S-85
Description of the Certificates	S-141
Description of the Swap Contract	S-183
Servicing of the Mortgage Loans	S-188
Yield and Maturity Considerations	S-212
Certain Federal Income Tax Consequences	S-226
Certain Relationships Among Parties	S-229
Legal Matters	S-229
Ratings	S-229
Legal Investment	S-230
Certain ERISA Considerations	S-231
Index of Principal Definitions	S-234
Prospectus
Summary of Prospectus	1
Risk Factors	9
Description of the Trust Funds	22
Yield and Maturity Considerations	29
The Depositor	35
Use of Proceeds	35
Description of the Certificates	36
Description of the Pooling Agreements	57
Description of Credit Support	69
Certain Legal Aspects of Mortgage Loans	72
Certain Federal Income Tax Consequences	84
Federal Income Tax Consequences for REMIC Certificates	84
Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made	108
State and Other Tax Considerations	115
Certain ERISA Considerations	116
Legal Investment	118
Method of Distribution	120
Incorporation of Certain Information by Reference	121
Legal Matters	122
Financial Information	122
Rating	122
Index of Defined Terms	123

$3,871,750,000
(Approximate)

J.P. Morgan Chase
Commercial Mortgage
Securities Corp.

Commercial Mortgage
Pass-Through Certificates,
Series 2005-LDP5

Class A-1 Certificates	$250,560,000
Class A-2FL Certificates	$200,000,000
Class A-2B Certificates	$297,502,000
Class A-3 Certificates	$171,451,000
Class A-4 Certificates	$1,395,870,000
Class A-SB Certificates	$169,455,000
Class A-1A Certificates	$453,075,000
Class X-2 Certificates	$4,112,657,000
Class A-M Certificates	$419,702,000
Class A-J Certificates	$299,038,000
Class B Certificates	$26,231,000
Class C Certificates	$73,448,000
Class D Certificates	$41,970,000
Class E Certificates	$20,985,000
Class F Certificates	$52,463,000

FREE WRITING PROSPECTUS

JPMorgan

NOMURA

IXIS Securities North America Inc.
PNC Capital Markets LLC
Deutsche Bank Securities
Merrill Lynch & Co.
Wachovia Securities

December 19, 2005